                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-81262

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                               DATED APRIL 2, 2002

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 2, 2002)

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      GERMAN AMERICAN CAPITAL CORPORATION,
                           BEAR, STEARNS FUNDING, INC.
                   AND BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                              MORTGAGE LOAN SELLERS
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-1

                            -------------------------

     GE Capital Commercial Mortgage Corporation is offering certain classes of the Series 2002-1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 137 mortgage loans secured by first liens on 143 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-1 certificates are not obligations of GE Capital Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                            -------------------------

  Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------------------
             INITIAL CLASS CERTIFICATE   INITIAL PASS-       PASS-
                BALANCE OR NOTIONAL         THROUGH      THROUGH RATE       ASSUMED FINAL       EXPECTED RATINGS      RATED FINAL
                     AMOUNT (1)               RATE        DESCRIPTION   DISTRIBUTION DATE (5)     MOODY'S/FITCH    DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1 ..      $235,605,000                %            Fixed          July 10, 2011             Aaa/AAA      December 10, 2035
 Class A-2 ..      $595,249,000                %          Fixed (3)        April 10, 2012            Aaa/AAA      December 10, 2035
 Class B ....      $ 36,349,000                %          Fixed (3)        April 10, 2012            Aa2/AA       December 10, 2035
 Class C ....      $ 22,070,000                %          Fixed (3)        April 10, 2012             A1/A+       December 10, 2035
 Class D ....      $ 16,877,000                %          Fixed (3)        April 10, 2012             A2/A        December 10, 2035
 Class E ....      $ 10,385,000                %          Fixed (3)        April 10, 2012            A3/A--       December 10, 2035
------------------------------------------------------------------------------------------------------------------------------------

----------
(Footnotes to table on page S-6)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                            -------------------------

GE Capital Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                            -------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc., will purchase the offered certificates from GE Capital Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc. are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about April 18, 2002. We expect to receive from this offering
approximately [    ]% of the initial principal amount of the offered
certificates, plus accrued interest from April 1, 2002, before deducting expenses payable by us.

DEUTSCHE BANK                                           BEAR, STEARNS & CO. INC.
Joint Book Running Manager                            Joint Book Running Manager

JPMORGAN                       MERRILL LYNCH & CO.          SALOMON SMITH BARNEY

APRIL   , 2002

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-1

                             [MAP OF UNITED STATES]

Texas ....................       21 Properties    $153,959,266   14.82% of total
California ...............       22 Properties    $116,930,356   11.26% of total
Maryland .................       18 Properties    $100,400,660    9.67% of total
Virginia .................       12 Properties     $75,935,007    7.31% of total
New Jersey ...............        6 Properties     $70,379,785    6.78% of total
Florida ..................        9 Properties     $64,997,990    6.26% of total
Massachusetts ............        5 Properties     $60,012,962    5.78% of total
Michigan .................        1 Property       $57,516,449    5.54% of total
New York .................        7 Properties     $41,240,003    3.97% of total
North Carolina ...........        6 Properties     $40,130,802    3.86% of total
Georgia ..................        3 Properties     $39,794,841    3.83% of total
Pennsylvania .............        4 Properties     $33,814,726    3.26% of total
Arizona ..................        6 Properties     $32,657,495    3.14% of total
Oregon ...................        1 Property       $31,000,000    2.98% of total
Arkansas .................        3 Properties     $26,957,054    2.60% of total
Ohio .....................        2 Properties     $23,522,926    2.26% of total
New Mexico ...............        1 Property       $10,333,959    1.00% of total
Colorado .................        2 Properties      $9,454,547    0.91% of total
Oklahoma .................        1 Property        $8,289,142    0.80% of total
Missouri .................        1 Property        $8,250,000    0.79% of total
Nevada ...................        2 Properties      $6,495,279    0.63% of total
Washington ...............        1 Property        $6,432,584    0.62% of total
Louisiana ................        3 Properties      $6,210,160    0.60% of total
Wisconsin ................        2 Properties      $3,992,370    0.38% of total
Nebraska .................        1 Property        $2,590,268    0.25% of total
Mississippi ..............        1 Property        $2,570,475    0.25% of total
District of Columbia .....        1 Property        $2,548,538    0.25% of total
Tennessee ................        1 Property        $2,150,000    0.21% of total

GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                                                     [PHOTO]



                [PHOTO]              POTOMAC PLACE SHOPPING CENTER, Potomac, MD



                                                     [PHOTO]



FAIRFAX RIDGE, Fairfax, VA           LA QUINTA SHOPPING CENTER, La Quinta, CA



                [PHOTO]                              [PHOTO]



438 SUMMIT AVE, Jersey City, NJ      GATEWAY SQUARE APARTMENTS, Temple Hills, MD



                [PHOTO]



GRANDE PROMENADE, Charlotte, NC

                [PHOTO]

                                                          [PHOTO]

HIGHLAND GREENS APARTMENTS, Lithonia, GA



                [PHOTO]                      15555 LUNDY PARKWAY, Dearborn, MI



ROOKWOOD OFFICE TOWER, Norwood, OH



                [PHOTO]                                   [PHOTO]



KIRKWOOD APARTMENTS, Hyattsville, MD         CAMERON CROSSING, McKinney, TX



                                     [PHOTO]



SCHOLLS FERRY BOULEVARD, Beaverton, OR

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-1 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-27 of this prospectus supplement, which describe risks that apply to the Series 2002-1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-136 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                               TABLE OF CONTENTS

SUMMARY OF CERTIFICATES ................................................   S-6
SUMMARY OF TERMS .......................................................   S-7
RISK FACTORS ...........................................................   S-27
   Geographic Concentration Entails Risks ..............................   S-27
   Risks Relating to Loan Concentrations ...............................   S-27
   Mortgage Loans with Related Borrowers ...............................   S-28
   Borrower Single Purpose Entities ....................................   S-28
   Ability to Incur Other Borrowings Entails Risk ......................   S-29
   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Prepayment Date .....................   S-30
   Commercial, Multifamily and Manufactured Housing Community
      Lending Is Dependent Upon Net Operating Income ...................   S-31
   Tenant Concentration Entails Risk ...................................   S-32
   Certain Additional Risks Relating to Tenants ........................   S-32
   Dependence on Leases Has Special Risks Related to the
      Creditworthiness of the Tenant ...................................   S-33
   Mortgaged Properties Leased to Multiple Tenants Also Have Risks .....   S-33
   Tenant Bankruptcy Entails Risks .....................................   S-33
   Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ....   S-33
   Risks to the Mortgaged Properties Relating to Recent Terrorist
      Attacks ..........................................................   S-34
   Retail Properties Have Special Risks ................................   S-34
   Office Properties Have Special Risks ................................   S-35
   Multifamily Properties Have Special Risks ...........................   S-35
   Properties with Condominium Ownership Have Special Risks ............   S-36
   Self-Storage Properties Have Special Risks ..........................   S-36
   Manufactured Housing Community Properties Have Special Risks ........   S-37
   Industrial Properties Have Special Risks ............................   S-38
   Lack of Skillful Property Management Entails Risks ..................   S-38
   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses .................................................   S-38
   Mortgage Loans Secured By Leasehold Interests May Expose Investors
      to Greater Risks of Default and Loss .............................   S-39
   Limitations of Appraisals ...........................................   S-39
   Your Lack of Control Over the Trust Fund Can Create Risks ...........   S-39
   Potential Conflicts of Interest .....................................   S-39
   Directing Certificateholder May Direct Special Servicer Actions .....   S-40
   Bankruptcy Proceedings Entail Certain Risks .........................   S-40
   Risks Relating to Prepayments and Repurchases .......................   S-41
   Risks Relating to Enforceability of Yield Maintenance Charges or
      Defeasance Provisions ............................................   S-42
   Risks Relating to Borrower Default ..................................   S-42
   Risks Relating to Certain Payments ..................................   S-43
   Risks of Limited Liquidity and Market Value .........................   S-43
   Different Timing of Mortgage Loan Amortization Poses Certain Risks ..   S-43
   Subordination of Subordinate Offered Certificates ...................   S-43
   Environmental Risks Relating to the Mortgaged Properties ............   S-44
   Tax Considerations Relating to Foreclosure ..........................   S-44
   Risks Associated with One Action Rules...............................   S-45
   Property Insurance ..................................................   S-45
   Zoning Compliance and Use Restrictions ..............................   S-45
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations ......................................................   S-46
   No Reunderwriting of the Mortgage Loans .............................   S-46
   Litigation ..........................................................   S-46
   Book-Entry Registration .............................................   S-47
   Risks of Inspections Relating to Properties .........................   S-47
   Other Risks .........................................................   S-47
DESCRIPTION OF THE MORTGAGE POOL .......................................   S-48
   General .............................................................   S-48
   Affiliated Borrower Concentrations ..................................   S-49
   Significant Mortgage Loans ..........................................   S-50
   APD Loans ...........................................................   S-50
   Loans with Bond Type Leases .........................................   S-50
   Certain Terms and Conditions of the Mortgage Loans ..................   S-51
   Additional Mortgage Loan Information ................................   S-54
   Underwritten Net Cash Flow ..........................................   S-64
   Assessments of Property Condition ...................................   S-66
   The Mortgage Loan Sellers ...........................................   S-67

   Underwriting Standards ..............................................   S-67
   GECC's Underwriting Standards .......................................   S-67
   GACC's Underwriting Standards .......................................   S-69
   BSFI's and BSCMI's Underwriting Standards ...........................   S-70
   Representations and Warranties; Repurchases and Substitutions .......   S-72
   Lock Box Accounts ...................................................   S-81
DESCRIPTION OF THE CERTIFICATES ........................................   S-83
   General .............................................................   S-83
   Certificate Registrar and Authenticating Agent ......................   S-84
   Book-Entry Registration and Definitive Certificates .................   S-84
   Distributions .......................................................   S-86
   Allocation of Yield Maintenance Charges and Prepayment Penalty
      Charges ..........................................................   S-95
   Assumed Final Distribution Date; Rated Final Distribution Date ......   S-95
   Subordination; Allocation of Collateral Support Deficit .............   S-96
   Advances ............................................................   S-98
   Appraisal Reductions ................................................   S-100
   Reports to Certificateholders; Certain Available Information ........   S-101
   Voting Rights .......................................................   S-105
   Termination; Retirement of Certificates..............................   S-105
   The Trustee .........................................................   S-106
SERVICING OF THE MORTGAGE LOANS ........................................   S-107
   General .............................................................   S-107
   The Master Servicer .................................................   S-110
   The Special Servicer ................................................   S-110
   Replacement of the Special Servicer .................................   S-110
   Servicing and Other Compensation and Payment of Expenses ............   S-110
   Maintenance of Insurance ............................................   S-112
   Modifications, Waiver and Amendments ................................   S-113
   Limitation on Liability of Directing Certificateholder ..............   S-116
   Realization Upon Defaulted Mortgage Loans ...........................   S-116
   Inspections; Collection of Operating Information ....................   S-119
   Certain Matters Regarding the Master Servicer, the Special Servicer
      and the Depositor ................................................   S-119
   Events of Default ...................................................   S-120
   Rights Upon Event of Default ........................................   S-122
   Amendment ...........................................................   S-122
YIELD AND MATURITY CONSIDERATIONS ......................................   S-124
   Yield Considerations ................................................   S-124
   Weighted Average Life ...............................................   S-126
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................   S-130
METHOD OF DISTRIBUTION .................................................   S-131
LEGAL MATTERS ..........................................................   S-132
RATINGS ................................................................   S-133
LEGAL INVESTMENT .......................................................   S-133
ERISA CONSIDERATIONS ...................................................   S-133
INDEX OF PRINCIPAL DEFINITIONS .........................................   S-136

ANNEX A CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES ANNEX A-2 CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS AND
  MORTGAGED PROPERTIES
ANNEX B SUMMARIES OF SIGNIFICANT MORTGAGE LOANS
ANNEX C COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
             INITIAL
              CLASS                                                         INITIAL                                       PRINCIPAL
           CERTIFICATE                         PASS-            ASSUMED      PASS-     WEIGHTED                              OR
            BALANCE OR                        THROUGH            FINAL      THROUGH     AVERAGE             EXPECTED      NOTIONAL
             NOTIONAL      APPROXIMATE         RATE          DISTRIBUTION     RATE       LIFE    CUSIP       RATINGS      PRINCIPAL
 CLASS      AMOUNT (1)   CREDIT SUPPORT     DESCRIPTION        DATE (5)    (APPROX.)  (YRS.) (6)   NO.   (MOODY'S/FITCH)  WINDOW (6)
------------------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
   A-1   $  235,605,000      20.000%          Fixed         July 10, 2011      %          5.72               Aaa/AAA        1-111
   A-2   $  595,249,000      20.000%        Fixed (3)      April 10, 2012      %          9.70               Aaa/AAA       111-120
    B    $   36,349,000      16.500%        Fixed (3)      April 10, 2012      %          9.98                Aa2/AA       120-120
    C    $   22,070,000      14.375%        Fixed (3)      April 10, 2012      %          9.98                A1/A+        120-120
    D    $   16,877,000      12.750%        Fixed (3)      April 10, 2012      %          9.98                 A2/A        120-120
    E    $   10,385,000      11.750%        Fixed (3)      April 10, 2012      %          9.98                A3/A-        120-120
------------------------------------------------------------------------------------------------------------------------------------
NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                        Variable Interest
   X-1   $1,038,567,644        N/A           Only (2)            N/A           %          N/A      N/A       Aaa/AAA         N/A
                                        Variable Interest
   X-2   $  825,087,000        N/A           Only (2)            N/A           %          N/A      N/A       Aaa/AAA         N/A
    F    $   12,983,000      10.500%        Fixed (3)            N/A           %          9.98     N/A      Baa1/BBB+      120-120
    G    $   18,174,000       8.750%        Fixed (3)            N/A           %          9.98     N/A       Baa2/BBB      120-120
    H    $   10,386,000       7.750%        Fixed (3)            N/A           %          9.98     N/A      Baa3/BBB--     120-120
    J    $   18,175,000       6.000%        Fixed (4)            N/A           %          9.98     N/A       Ba1/BB+       120-120
    K    $   16,877,000       4.375%        Fixed (4)            N/A           %          9.98     N/A        Ba2/BB       120-120
    L    $    6,491,000       3.750%        Fixed (4)            N/A           %          9.98     N/A       Ba3/BB--      120-120
    M    $    7,789,000       3.000%        Fixed (4)            N/A           %         10.17     N/A        B1/B+        120-129
    N    $   10,386,000       2.000%        Fixed (4)            N/A           %         11.64     N/A         B2/B        129-150
    O    $    5,193,000       1.500%        Fixed (4)            N/A           %         12.88     N/A        B3/B--       150-159
    P    $   15,578,644       0.000%        Fixed (4)            N/A           %         14.20     N/A        NR/NR        159-179
------------------------------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the Stated Principal Balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement.

(3) The Class A-2, B, C, D, E, F, G and H certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

(4) It is anticipated that the Pass-Through rate applicable to the Class J through Class P certificates on each distribution date will be fixed, subject to a cap at the weighted average of the net interest rates on the mortgage loans.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is December 10, 2035. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

      The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates are not offered by this prospectus supplement. The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor...................   GE Capital Commercial Mortgage Corporation, a
                               Delaware corporation. The principal executive offices of the depositor are located at 292 Long
                               Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric
                               Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric
                               Company. See "The Depositor" in the prospectus.

Master Servicer.............   GEMSA Loan Services, L.P., a Delaware limited
                               partnership. The master servicer's principal address is 1500 City West Boulevard, Suite 200,
                               Houston, Texas 77042, and its telephone number is
                               (713) 458-7000. The master servicer is owned equally by GECIA Holdings, Inc., an affiliate of the Depositor, and affiliates of L.J. Melody &
                               Company. The master servicer will be responsible for the primary servicing of the mortgage loans.
                               Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers on certain of the mortgage loans.
                               See "Servicing of the Mortgage Loans--The Master
                               Servicer" in this prospectus supplement.

Special Servicer............   GMAC Commercial Mortgage Corporation, a
                               California corporation. The principal executive offices of the special servicer are located at 200 Witmer Road, Horsham, Pennsylvania 19044. See
                               "Servicing of the Mortgage Loans--The Special
                               Servicer" in this prospectus supplement.

Trustee.....................   Wells Fargo Bank Minnesota, N.A., a national
                               banking association. The trustee's address is (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
                               55479, and (ii) for all other purposes, 11000
                               Broken Land Parkway, Columbia, Maryland
                               21044-3562, and its telephone number is (410)
                               884-2000. See "Description of the
                               Certificates--The Trustee" in this prospectus supplement.

Mortgage Loan Sellers.......   General Electric Capital Corporation, a
                               Delaware corporation, which is contributing approximately 60.11% of the mortgage loans by aggregate principal balance as of the cut-off date, German American Capital Corporation, a
                               Maryland corporation, which is contributing approximately 22.45% of the mortgage loans by aggregate principal balance as of the cut-off date, and Bear, Stearns Funding, Inc., a Delaware corporation, and Bear Stearns
                               Commercial Mortgage, Inc., a New York
                               corporation, which together are contributing approximately 17.44% of the mortgage loans by aggregate principal balance as of the cut-off date. General Electric Capital Corporation is an affiliate of the master servicer, and the parent of the depositor. German American Capital
                               Corporation is an affiliate of Deutsche Bank
                               Securities Inc., one of the underwriters. Bear, Stearns Funding, Inc. and Bear Stearns
                               Commercial Mortgage, Inc. are affiliates of Bear, Stearns & Co. Inc., one of the underwriters. See "Description of the Mortgage
                               Pool--The Mortgage Loan Sellers" in this prospectus supplement.

Cut-off Date................   April 1, 2002.

Closing Date................   On or about April 18, 2002.

Distribution Date...........   The 10th day of each month or, if such 10th day
                               is not a business day, the business day
                               immediately following such 10th day, beginning in May 2002.

Interest Accrual Period.....   Interest will accrue on the offered
                               certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period..................   The period commencing on the second day of the
                               month preceding the month in which the related distribution date occurs and ending on the first day of the month in which the related distribution date occurs.

Determination Date..........   The earlier of (i) the sixth day of the month
                               in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

                              OFFERED SECURITIES

General.....................   We are offering the following six classes of
                               commercial mortgage Pass-Through certificates as part of Series 2002-1:

                               o   Class A-1
                               o   Class A-2
                               o   Class B
                               o   Class C
                               o   Class D
                               o   Class E

                               Series 2002-1 will consist of a total of 21 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR.

                               The Series 2002-1 certificates will collectively represent beneficial ownership interests in a trust created by GE Capital Commercial Mortgage Corporation. The trust's assets will primarily be 137 mortgage loans secured by first liens on 143 commercial, multifamily and manufactured housing community properties.

Certificate Principal
 Amounts.....................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                               Class A-1 ......... $235,605,000 principal amount
                               Class A-2 ......... $595,249,000 principal amount
                               Class B ........... $36,349,000 principal amount
                               Class C ........... $22,070,000 principal amount
                               Class D ........... $16,877,000 principal amount
                               Class E ........... $10,385,000 principal amount

                               See "Description of the Certificates--General" in this prospectus supplement.

Pass-Through Rates

A.  Offered Certificates....   Your certificates will accrue interest at an
                               annual rate called a Pass-Through rate which is set forth below for each class of certificates:

                               Class A-1 .........................        %
                               Class A-2 .........................        %(1)
                               Class B ...........................        %(1)
                               Class C ...........................        %(1)
                               Class D ...........................        %(1)
                               Class E ...........................        %(1)

                               ----------
                               (1) The Class A-2, B, C, D and E certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

B.  Interest Rate Calculation
    Convention..............   Interest on your certificates will be
                               calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis).

                               For purposes of calculating the limit on the Pass-Through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, all of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed, also known as an actual/360 basis; except that two mortgage loans, representing approximately 0.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, also known as a "30/360" basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                               Rates" in this prospectus supplement. See
                               "Description of the Certificates--Distributions-- Pass-Through Rates" and "--Distributions-- Interest Distribution Amount" in this prospectus supplement.

Distributions

A.  Amount and Order of
    Distributions...........   On each distribution date, funds from the
                               mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2, Class X-1 and Class X-2: To interest on Class A-1, Class A-2, Class X-1 and Class X-2, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1 and Class A-2: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates until the Class A-1 Certificates are reduced to zero and (ii) then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata.

                               Third/Class A-1 and Class A-2: To reimburse
                               Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1 and Class A-2), to principal on Class B until reduced to zero; and
                               (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                               Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                               Sixth/Class D: To Class D in a manner analogous to the Class B allocations of priority Fourth above.

                               Seventh/Class E: To Class E in a manner
                               analogous to the Class B allocations of priority Fourth above

                               Eighth/Non-offered Certificates (other than the Class X-1 and Class X-2 Certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions-- Priority" in this prospectus supplement.

B.  Interest and Principal
    Entitlements............   A description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates --Distributions--Principal Distribution Amount" in this prospectus supplement.

C.  Yield Maintenance
    Charges and Prepayment
    Premiums................

                               Yield maintenance charges with respect to the related mortgage loans will be allocated between the Class A through Class H certificates and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                               For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                               See "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Penalty Charges" in this prospectus supplement.

Subordination

A.  General.................   The chart below describes the manner in which
                               the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.
                               The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2,
                               Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-1 certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                               X-2 certificates and, therefore, the amount of interest they accrue.

                                                   [CHART]

                                       -------------------------------
                                       Class A-1, Class A-2, Class X-1
                                               and Class X-2*
                                       -------------------------------
                                                      |
                                       -------------------------------
                                                   Class B
                                       -------------------------------
                                                      |
                                       -------------------------------
                                                   Class C
                                       -------------------------------
                                                      |
                                       -------------------------------
                                                   Class D
                                       -------------------------------
                                                      |
                                       -------------------------------
                                                   Class E
                                       -------------------------------
                                                      |
                                       -------------------------------
                                                   private
                                               certificates**
                                       -------------------------------

                               * The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                               ** Other than the Class S, Class R and Class LR certificates.

                               No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                               Any allocation of a loss to a class of
                               certificates will reduce the principal amount of that class.

                               See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in Available
   Funds....................   The following types of shortfalls in available
                               funds will reduce distributions to the classes of certificates with the lowest payment priorities:
                               shortfalls resulting from additional
                               compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described herein); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                               See "Description of the Certificates--
                               Distributions--Priority" in this prospectus supplement.

                               Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X, Class S, Class R and Class LR certificates). In each case, such allocations will be made prorata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "Description of the Certificates--Distributions" in this prospectus supplement.

Advances

A.  P&I Advances............   The master servicer is required to advance
                               delinquent periodic mortgage loan payments if it determines that the advance will be recoverable.
                               The master servicer will not be required to advance balloon payments due at maturity in excess of a regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See
                               "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Servicing Advances.......   The master servicer may be required to make
                               advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the
                               Certificates--Advances" in this prospectus supplement.

C.  Interest on Advances....   The master servicer and the trustee, as
                               applicable, will be entitled to interest on all advances, at the "Prime Rate" as published in The
                               Wall Street Journal as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                               See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

Reports to
Certificateholders...........  On each distribution date, the following reports, among others, will be available to
                               certificateholders and will contain the
                               information described under "Description of the Certificates-- Reports to Certificateholders; Certain Available Information" in this prospectus supplement:

                                      o  Delinquent Loan Status Report,
                                      o  Historical Liquidation Report,
                                      o  Historical Loan Modification Report,
                                      o  REO Status Report,
                                      o  Servicer Watch List, and
                                      o  Comparative Financial Status Report.

                               It is expected that each report will be in the form recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

                              THE MORTGAGE LOANS

The Mortgage Pool...........   The trust's primary assets will be 137 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 143 commercial, multifamily and manufactured housing community properties.
                               Summaries of the ten largest mortgage loans can be found in Annex B to this prospectus supplement.

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in April 2002 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                               The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:


  Aggregate principal balance(1) .....   $1,038,567,644
  Aggregate maturity principal
  balance(2) .........................   $854,200,405
  Number of mortgage loans ...........   137
  Number of mortgaged properties......   143
  Number of balloon mortgage
  loans ..............................   132
  Number of mortgage loans with
  anticipated prepayment dates........   3
  Number of fully amortizing
  mortgage loans .....................   2
  Range of mortgage loans
  principal balances .................   $1,326,564 to $57,516,449
  Average mortgage loan principal
  balance ............................   $7,580,786
  Range of mortgage rates ............   6.160% to 8.867%
  Weighted average mortgage rate......   7.233%


  Range of original terms to
  maturity(2) .........................   60 months to 180 months
  Weighted average original term to
  maturity(2) .........................   120 months
  Range of remaining terms to
  maturity(2) .........................   56 months to 179 months
  Weighted average remaining term
  to maturity(2) ......................   117 months
  Range of original amortization          180 months to 360
  terms ...............................   months
  Weighted average original
  amortization term ...................   341 months
  Range of remaining amortization         176 months to 360
  terms ...............................   months
  Weighted average remaining
  amortization term ...................   338 months
  Range of loan-to-value ratios as of
  the cut-off date ....................   19.19% to 80.59%
  Weighted average loan-to-value
  ratio as of the cut-off date ........   71.08%
  Range of loan-to-value ratios as of
  the maturity date(2) ................   0.00% to 75.48%
  Weighted average loan-to-value
  ratio as of the maturity date(2).....   58.34%
  Range of occupancy rates ............   68.40% to 100.00%
  Weighted average occupancy
  rate ................................   95.07%
  Range of debt service coverage
  ratios ..............................   1.22x to 5.64x
  Weighted average debt service
  coverage ratio ......................   1.48x

                               ----------
                               (1) Subject to a permitted variance of plus or
                                   minus 10%.
                               (2) In the case of three mortgage loans, the
                                   anticipated prepayment date.

                         SELLERS OF THE MORTGAGE LOANS

                                 NUMBER OF   AGGREGATE PRINCIPAL
                                  MORTGAGE     BALANCE OF THE     % OF INITIAL
             SELLER                LOANS       MORTGAGE LOANS     POOL BALANCE
             ------                -----       --------------     ------------
  General Electric Capital
  Corporation .................      94        $  624,269,945         60.11%
  German American
  Capital Corporation .........      26           233,184,944         22.45
  Bear, Stearns Funding,
  Inc. ........................      13           148,041,536         14.25
  Bear Stearns
  Commercial
  Mortgage, Inc. ..............       4            33,071,218          3.18
                                    ---        --------------        ------
  Total .......................     137        $1,038,567,644        100.00%
                                    ===        ==============        ======

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                              NUMBER OF   AGGREGATE PRINCIPAL   % OF INITIAL
                              MORTGAGED      BALANCE OF THE         POOL
        CURRENT USE          PROPERTIES      MORTGAGE LOANS       BALANCE
        -----------          ----------      --------------       -------
  Retail ..................       46         $  373,397,715         35.95%
  Multifamily .............       33            258,065,275         24.85
  Office ..................       27            252,342,098         24.30
  Self-Storage ............       26             79,593,499          7.66
  Mixed Use (2) ...........        1             31,000,000          2.98
  Manufactured Housing.....        7             25,677,364          2.47
  Industrial ..............        2             13,270,143          1.28
  Hotel ...................        1              5,221,551          0.50
                                 ---         --------------        ------
  Total ...................      143         $1,038,567,644        100.00%
                                 ===         ==============        ======

                               ----------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                               (2)   Includes both retail and office.

                                 PROPERTY TYPE

                                               [PIE CHART]

                                    Retail                   35.95%
                                    Multifamily              24.85%
                                    Office                   24.30%
                                    Self Storage              7.66%
                                    Mixed Use                 2.98%
                                    Manufactured Housing      2.47%
                                    Industrial                1.28%
                                    Hotel                     0.50%

                               The mortgaged properties are located in 27 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                        GEOGRAPHIC DISTRIBUTION (1)

                                                  AGGREGATE
                                                  PRINCIPAL
                                 NUMBER OF        BALANCE OF       % OF INITIAL
                                 MORTGAGED       THE MORTGAGE          POOL
            STATE               PROPERTIES          LOANS            BALANCE
            -----               ----------          -----            -------
  Texas ....................         21       $  153,959,266           14.82%
  California ...............         22          116,930,356           11.26
  Maryland .................         18          100,400,660            9.67
  Virginia .................         12           75,935,007            7.31
  New Jersey ...............          6           70,379,785            6.78
  Florida ..................          9           64,997,990            6.26
  Massachusetts ............          5           60,012,962            5.78
  Michigan .................          1           57,516,449            5.54
  Other (including
  Washington D.C.) .........         49          338,435,170           32.59
                                     --       --------------          ------
  Total ....................        143       $1,038,567,644          100.00%
                                    ===       ==============          ======

                               ----------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                             RANGE OF MORTGAGE RATES

                                                   AGGREGATE
                                                   PRINCIPAL
                                  NUMBER OF     BALANCE OF THE     % OF INITIAL
                                   MORTGAGE        MORTGAGE            POOL
    RANGE OF MORTGAGE RATES         LOANS            LOANS           BALANCE
    -----------------------         -----            -----           -------
  6.1600% to 6.9999% .........        25       $  247,967,147          23.88%
  7.0000% to 7.0999% .........        12           77,686,954           7.48
  7.1000% to 7.1999% .........        14           83,641,911           8.05
  7.2000% to 7.2999% .........        17           85,775,821           8.26
  7.3000% to 7.3999% .........        13          200,510,737          19.31
  7.4000% to 7.4999% .........        17          118,417,529          11.40
  7.5000% to 7.5999% .........        14           52,154,998           5.02
  7.6000% to 7.6999% .........        12           81,157,025           7.81
  7.7000% to 7.7999% .........         7           47,033,884           4.53
  7.8000% to 7.8999% .........         3           26,134,000           2.52
  7.9000% to 7.9999% .........         1            3,182,666           0.31
  8.0000% to 8.0999% .........         1           11,932,793           1.15
  8.1000% to 8.8670% .........         1            2,972,178           0.29
                                      --       --------------         ------
  Total ......................       137       $1,038,567,644         100.00%
                                     ===       ==============         ======

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                      AGGREGATE
                                                      PRINCIPAL
                                       NUMBER OF   BALANCE OF THE   % OF INITIAL
           RANGE OF CUT-OFF             MORTGAGE      MORTGAGE          POOL
            DATE BALANCES                LOANS          LOANS         BALANCE
            -------------                -----          -----         -------
  $1,326,564 to $1,999,999...........       9     $   14,827,026         1.43%
  $2,000,000 to $3,999,999...........      46        135,955,548        13.09
  $4,000,000 to $5,999,999...........      29        140,893,160        13.57
  $6,000,000 to $7,999,999...........      10         68,652,877         6.61
  $8,000,000 to $9,999,999...........      13        115,024,544        11.08
  $10,000,000 to $11,999,999.........       5         53,294,832         5.13
  $12,000,000 to $13,999,999.........       5         65,991,944         6.35
  $14,000,000 to $15,999,999.........       6         90,544,764         8.72
  $16,000,000 to $17,999,999.........       1         16,471,319         1.59
  $18,000,000 to $19,999,999.........       3         56,037,617         5.40
  $20,000,000 to $29,999,999.........       7        161,774,608        15.58
  $30,000,000 to $57,516,449.........       3        119,099,406        11.47
                                           --     --------------       ------
  Total .............................     137     $1,038,567,644       100.00%
                                          ===     ==============       ======

                                 RANGE OF DSCRS

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
       RANGE OF DSCRS             LOANS            LOANS           BALANCE
       --------------             -----            -----           -------
  1.218x to 1.249x .........         9       $  124,441,923          11.98%
  1.250x to 1.299x .........        33          322,915,188          31.09
  1.300x to 1.349x .........        26          228,985,662          22.05
  1.350x to 1.399x .........        20           87,040,697           8.38
  1.400x to 1.449x .........        11           62,647,055           6.03
  1.450x to 1.499x .........         4           19,740,084           1.90
  1.500x to 1.549x .........         5           32,689,567           3.15
  1.550x to 1.599x .........         6           24,188,852           2.33
  1.600x to 1.649x .........         2           23,242,000           2.24
  1.650x to 1.699x .........         3            5,633,110           0.54
  1.700x to 1.749x .........         1            4,047,582           0.39
  1.750x to 5.640x .........        17          102,995,924           9.92
                                    --       --------------         ------
  Total ....................       137       $1,038,567,644         100.00%
                                   ===       ==============         ======

                              RANGE OF LTV RATIOS

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
     RANGE OF LTV RATIOS          LOANS            LOANS           BALANCE
     -------------------          -----            -----           -------
  19.19% to 40.00% .........         7       $   53,900,000           5.19%
  40.01% to 50.00% .........         6           16,661,146           1.60
  50.01% to 60.00% .........        11           50,292,495           4.84
  60.01% to 65.00% .........        13           75,647,907           7.28
  65.01% to 70.00% .........        13           53,396,301           5.14
  70.01% to 75.00% .........        38          295,107,376          28.41
  75.01% to 80.00% .........        48          479,862,420          46.20
  80.01% to 80.59% .........         1           13,700,000           1.32
                                    --       --------------         ------
  Total ....................       137       $1,038,567,644         100.00%
                                   ===       ==============         ======

                    RANGE OF REMAINING TERM TO MATURITY DATE
                         OR ANTICIPATED PREPAYMENT DATE

                                           AGGREGATE
                                           PRINCIPAL
                          NUMBER OF     BALANCE OF THE     % OF INITIAL
  RANGE OF REMAINING       MORTGAGE        MORTGAGE            POOL
     TERMS (MOS.)           LOANS            LOANS           BALANCE
     ------------           -----            -----           -------
  59 to  60 ..........         4       $   32,929,195           3.17%
  61 to  84 ..........         3           43,709,129           4.21
  85 to 120 ..........       127          896,263,602          86.30
  121 to 179 .........         3           65,665,719           6.32
                             ---       --------------         ------
  Total ..............       137       $1,038,567,644         100.00%
                             ===       ==============         ======

                               All of the mortgage loans bear interest at fixed rates.

                               All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One mortgage loan (identified as Loan No. 24 on Annex A to this prospectus supplement), representing approximately 1.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, does not permit a grace period. 136 mortgage loans, representing approximately 98.74% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for a grace period of five days. Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than five days, after which time default interest may be levied or other remedies pursued. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               135 of the mortgage loans, representing
                               approximately 99.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on an actual/360 basis and two of the mortgage loans, representing 0.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on a 30/360 basis.

                               See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                              AMORTIZATION TYPES

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
    TYPE OF AMORTIZATION          LOANS            LOANS           BALANCE
    --------------------          -----            -----           -------
  Balloon Loans ............       132       $  947,802,376          91.26%
  Fully Amortizing .........         2           59,285,320           5.71
  APD Loans ................         3           31,479,949           3.03
                                   ---       --------------         ------
  Total ....................       137       $1,038,567,644         100.00%
                                   ===       ==============         ======

                               Three mortgage loans, representing approximately 3.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                               In addition, after the anticipated prepayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment dates. In general, the remaining amortization term of these mortgage loans is the same as the remaining term to maturity if the mortgage loans are not prepaid on their anticipated prepayment dates.

                               One mortgage loan (identified as Loan No. 34 on Annex A to this prospectus supplement), representing approximately 0.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pays interest only for the first 12 scheduled payments of its term.

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans.

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                  AGGREGATE
                                                  PRINCIPAL
                                 NUMBER OF     BALANCE OF THE     % OF INITIAL
                                  MORTGAGE        MORTGAGE            POOL
    PREPAYMENT PROTECTION          LOANS            LOANS           BALANCE
    ---------------------          -----            -----           -------
  Lockout period followed
  by Defeasance .............       132       $  967,968,132          93.20%
  Lockout period followed
  by Yield
  Maintenance ...............         4           65,149,512           6.27
  Yield Maintenance only.....         1            5,450,000           0.52
                                    ---       --------------         ------
  Total .....................       137       $1,038,567,644         100.00%
                                    ===       ==============         ======

                               Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                               Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                               Four mortgage loans (identified as Loan Nos. 3, 12, 24 and 113 on Annex A to this prospectus supplement), representing approximately 6.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment (subject to payment of a yield maintenance charge) following a lockout period ranging from 12 to 60 scheduled payments of principal and interest. One mortgage loan (identified as Loan No. 61 on Annex A to this prospectus supplement), representing approximately 0.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits voluntary prepayment (subject to payment of a yield maintenance charge) at any time during the term of such mortgage loan.

                               136 of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to five scheduled payments and one mortgage loan permits such prepayment for 62 scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable).

                               All of the mortgage loans that permit
                               prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information," "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                                SIGNIFICANT LOANS

                           TEN LARGEST MORTGAGE LOANS

                                                                       % OF
                                          NUMBER OF      CUT-OFF     INITIAL
                                          MORTGAGED       DATE         POOL
PROPERTY NAME                            PROPERTIES      BALANCE     BALANCE
-------------                            ----------      -------     -------
15555 Lundy Parkway ...................       1      $ 57,516,449      5.54%
Scholls Ferry Boulevard ...............       1        31,000,000      2.98
Fresh Pond Shopping Center ............       1        30,582,957      2.94
Plaza at Cedar Hill-MCA ...............       1        27,951,483      2.69
Inverrary Gardens .....................       1        23,984,766      2.31
Cameron Crossing ......................       1        23,864,630      2.30
38 Chauncy Street .....................       1        22,200,005      2.14
Rockwood Office Tower .................       1        21,427,919      2.06
Gates of Arlington ....................       1        21,345,805      2.06
Potomac Place Shopping Center .........       1        21,000,000      2.02
                                              -      ------------     -----
Total/Weighted Average ................      10      $280,874,015     27.04%
                                             ==      ============     =====

                                                                  WEIGHTED AVERAGES
                                                   -----------------------------------------------
                                                      STATED
                                                    REMAINING               CUT-OFF       LTV
                                         MORTGAGE      TERM                DATE LTV    RATIO AT
PROPERTY NAME                              RATE     (MOS.)(1)     DSCR       RATIO    MATURITY(1)
--------------------------------------- ---------- ----------- ---------- ---------- ------------
15555 Lundy Parkway ...................    7.300%      176         1.22x     76.69%       0.00%
Scholls Ferry Boulevard ...............    7.615%      120         1.28x     74.70%      66.20%
Fresh Pond Shopping Center ............    7.370%      119         1.35x     71.46%      62.98%
Plaza at Cedar Hill-MCA ...............    7.380%      118         1.26x     78.52%      69.24%
Inverrary Gardens .....................    6.950%      119         1.27x     74.95%      65.35%
Cameron Crossing ......................    7.740%      111         1.26x     76.98%      68.81%
38 Chauncy Street .....................    7.340%      112         1.23x     76.95%      68.06%
Rockwood Office Tower .................    7.450%      115         1.27x     77.59%      68.69%
Gates of Arlington ....................    6.880%      117         1.31x     75.96%      66.19%
Potomac Place Shopping Center .........    6.960%       84         1.64x     63.06%      58.01%
Total/Weighted Average ................    7.315%      126         1.30x     74.97%      52.47%

----------
(1) Calculated with respect to the Anticipated Prepayment Date, where applicable.

Summaries of the ten largest mortgage loans and a summary of the largest concentrations of loans to affiliated borrowers under common ownership can be found in Annex B to this prospectus supplement.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations...............   The offered certificates will be offered in
                               minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement.................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders.........   On each distribution date, the trustee will
                               make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

Deal Information/Analytics...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                               o  Bloomberg, L.P.

                               o  the trustee's website at www.
                                  ctslink.com/cmbs.

Optional Termination........   On any distribution date on which the aggregate
                               principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the interest only certificates (provided, however, that the Class A through Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of offered certificates would have to voluntarily participate in such exchange.

                               See "Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status..................   Elections will be made to treat designated
                               portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates (and the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates) will represent "regular interests" in the Upper-Tier REMIC.

                               o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                               o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                               o One or more classes of offered certificates may be issued with original issue discount.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment............   The offered certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                               See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Moody's Investors Service, Inc. and Fitch Ratings:

                          MOODY'S     FITCH
                          -------     -----
  Class A-1 ..........      Aaa        AAA
  Class A-2 ..........      Aaa        AAA
  Class B ............      Aa2        AA
  Class C ............       A1        A+
  Class D ............       A2         A
  Class E ............       A3        A-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations," "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, California, Maryland, Virginia, New Jersey, Florida, Massachusetts and Michigan represent approximately 14.8%, 11.3%, 9.7%, 7.3%, 6.8%, 6.3%, 5.8%, and 5.5%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 5.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex B to this prospectus supplement.

     o The five largest mortgage loans represent, in the aggregate, approximately 16.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The ten largest mortgage loans represent, in the aggregate, approximately 27.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans not described above represents less than approximately 2.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                          PROPERTY TYPE CONCENTRATIONS

                                      AGGREGATE         % OF
                     NUMBER OF         CUT-OFF        INITIAL
                     MORTGAGED           DATE           POOL     # OF UNITS
  PROPERTY TYPE   PROPERTIES (1)     BALANCE (1)      BALANCE      OR NRA
  -------------   --------------     -----------      -------      ------
Retail (3) .....         46        $  373,397,715       35.95%   3,256,795
Multifamily ....         33           258,065,275       24.85        7,981
Office .........         27           252,342,098       24.30    2,619,325
Self-Storage....         26            79,593,499        7.66    1,621,826
Mixed Use ......          1            31,000,000        2.98      203,235
Manufactured
 Housing .......          7            25,677,364        2.47        1,639
Industrial .....          2            13,270,143        1.28      192,733
Hotel ..........          1             5,221,551        0.50           90
                         --        --------------      ------    ---------
Total/
 Weighted
 Average: ......        143        $1,038,567,644      100.00%
                        ===        ==============      ======

                                                          WEIGHTED AVERAGES
                               -----------------------------------------------------------------------
                    CUT-OFF
                      DATE
                    BALANCE                  STATED                            CUT-OFF
                    PER # OF               REMAINING                             DATE      LTV RATIO
                    UNITS OR    MORTGAGE      TERM                               LTV           AT
  PROPERTY TYPE       NRA         RATE     (MOS) (2)   OCCUPANCY     DSCR       RATIO     MATURITY (2)
---------------- ------------- ---------- ----------- ----------- ---------- ----------- -------------
Retail (3) .....  $    133.33     7.432%      114         97.41%      1.35x      74.61%       65.73%
Multifamily ....    42,911.61     6.847%      117         96.17%      1.77x      67.55%       58.95%
Office .........       112.24     7.240%      124         96.85%      1.40x      71.00%       47.02%
Self-Storage....        65.43     7.350%      117         87.32%      1.47x      64.79%       52.68%
Mixed Use ......       152.53     7.615%      120         96.58%      1.28x      74.70%       66.20%
Manufactured
 Housing .......    24,229.90     7.126%      113         86.85%      1.49x      69.50%       59.78%
Industrial .....        69.40     7.490%      117         94.73%      1.31x      77.38%       68.47%
Hotel ..........    58,017.23     7.650%      115         82.70%      1.49x      64.46%       52.86%
                  -----------     -----       ---         -----       ----       -----        -----
Total/
 Weighted
 Average: ......                  7.233%      117         95.07%      1.48x      71.08%       58.34%

----------
(1) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Calculated with respect to the anticipated prepayment date for the mortgage loans with anticipated prepayment dates.

(3) 37 of such mortgage loans, representing approximately 31.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (Loan Nos. 9, 18, 25, 46, 57, 66, 71 and 72 on Annex A to this prospectus supplement) represents approximately 5.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Three mortgage loans, representing approximately 2.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

BORROWER SINGLE PURPOSE ENTITIES

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. In addition, the terms of two mortgage loans (identified as Loan Nos. 71 and 72 on Annex A to this prospectus supplement), representing approximately 0.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not require the related borrower to be a single-purpose entity. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans (other than the two mortgage loans (identified as Loan Nos. 71 and 72 on Annex A to this prospectus supplement), representing approximately 0.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with respect to which the related borrowers do not meet single-purpose entity criteria) generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. As of the date hereof, the mortgage loan sellers have informed us that they are aware of the following actual or potential indebtedness with respect to the mortgage loans.

     o With respect to one mortgage loan (identified as Loan No. 62 on Annex A to this prospectus supplement), representing approximately 0.50% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has unsecured debt in the amount of $276,048 payable to an unrelated third party. Although the debt has not been expressly subordinated to the mortgage loan, an escrow was established at closing in the amount of the outstanding principal balance of such debt for the benefit of the mortgage loan.

     o With respect to one mortgage loan (identified as Loan No. 23 on Annex A to this prospectus supplement), representing approximately 1.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has unsecured debt in the amount of $500,000 payable to a third party. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds as additional security for the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     All of the mortgage loans (other than the two mortgage loans (identified as Loan Nos. 71 and 72 on Annex A to this prospectus supplement), representing approximately 0.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with respect to which the related borrowers do not meet single-purpose entity criteria) either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. As of the date hereof, the mortgage loan sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.06% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the direct and indirect owners of the related borrower have pledged their direct and indirect interest in such borrower to secure $3,756,500 of mezzanine debt.

     o With respect to one mortgage loan (identified as Loan No. 54 on Annex A to this prospectus supplement), representing approximately 0.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers have the ability to incur up to $300,000 of future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     132 of the mortgage loans, representing approximately 91.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and three mortgage loans, representing approximately 3.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have a substantial balance outstanding at their anticipated prepayment dates. 93 of the mortgage loans, representing approximately 59.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have either a maturity date or anticipated prepayment date in the year 2012. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "APD Loans" or "balloon loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time.

     A borrower's ability to repay a loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o    dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control laws;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. Nine mortgage loans (identified as Loan Nos. 1, 52, 84, 87, 105, 106, 113, 118 and 131 on Annex A to this prospectus supplement), representing approximately 8.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. All of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for office, retail and industrial properties are set forth on Annex A to this prospectus supplement. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

DEPENDENCE ON LEASES HAS SPECIAL RISKS RELATED TO THE CREDITWORTHINESS OF THE TENANT

     One of the mortgage loans (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 5.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that is dependent upon a bond type lease to Ford Motor Company, a rated tenant. Mortgage loans backed by these leases may be underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been the case if the underlying real properties had been leased to less creditworthy tenants. The payment of interest and principal on such loans depends principally on the payment by the tenant and/or its guarantor of monthly rental payments and other payments due under its lease. In the event that the tenant defaults in its obligations under its lease, the underlying real property may not be relet for sufficiently high rent to support debt service on the related mortgage loan or funds received in liquidation of that property may not be sufficient to satisfy the borrower's obligations under the mortgage loan.

     Any rating assigned to the tenant under such a lease, an affiliate of that tenant or another guarantor of that tenant's obligations under the lease, as applicable, by a rating agency generally will reflect only the rating agency's current assessment of the creditworthiness of that entity. In addition, the assigning rating agency may downgrade, withdraw or qualify that rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of such action. A downgrade, withdrawal or qualification in the rating of such a tenant and/or its guarantor may have a related adverse effect on the ratings of the certificates even if there is no default under the related mortgage loan. See Annex B to this prospectus supplement for further information with respect to this mortgage loan.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, its certificates. See "--Property Insurance" below.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 46 of the mortgage loans representing approximately 35.95% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. This does not include one mortgage loan representing approximately 2.98% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date which is classified as mixed use and contains a retail component.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-seven of the mortgage loans, representing approximately 31.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Nine of the mortgage loans, representing approximately 4.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored," and one of such mortgage loans (identified as Loan No. 105 on Annex A to the prospectus supplement), representing approximately 0.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a theatre.

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores at the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    need to make major improvements to satisfy tenants; and

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 27 of the mortgage loans representing approximately 24.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. This does not include one mortgage loan representing approximately 2.98% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date which is classified as mixed use and contains an office component.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past 24 months a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 33 of the mortgage loans representing approximately 24.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o    local employer relocations and military base closings;

     o the location of the property, for example, a change in the neighborhood over time;

     o    capability of management in renting units;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the colleges or universities to which they relate, as well as physical layouts which may not be readily convertible to traditional multifamily use;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    local competitive conditions;

     o    quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain of the mortgaged properties may have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     One mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 2.31% of the aggregate principal balance of the pool of loans as of the cut-off date, is secured in part by the related borrower's ownership interest in a majority of the units in a residential condominium and the related voting rights in the owners' association of the project. No money has been escrowed for common charges. The related borrower has a controlling vote in the owners' association. Two of the mortgage loans (identified as Loan Nos. 73 and 99 on Annex A to this prospectus supplement), representing approximately 0.75% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by the related borrower's ownership interest in all or a majority of the units in a condominium project and the related voting rights in the owners' association for the project. Although the related borrower does not have a controlling vote in the owners' association, the duties of the condominium association do not materially affect the use or operation of the related mortgaged property.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

SELF-STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self-storage properties secure 26 of the mortgage loans representing approximately 7.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Self-storage properties are considered

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vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure seven of the mortgage loans representing approximately 2.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    site built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure two of the mortgage loans representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Two of the mortgage loans (identified as Loan Nos. 20 and 106 on Annex A to this prospectus supplement), representing approximately 1.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are secured by liens on the related borrower's leasehold interest in all or a portion of the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Additionally, one mortgage loan (identified as Loan No. 122 on Annex A to this prospectus supplement), representing 0.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by both a fee simple estate and a leasehold estate in the commercial property. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor and the master servicer and the special servicer may purchase a portion of the Series 2002-1 certificates. This could cause a conflict between the master servicer's and the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2002-1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds Series 2002-1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-1 non-offered certificates.

     Additionally, the master servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the mortgage loans, the directing certificateholder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or the special servicer to take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standards) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any Class of certificates whose pass-through rate is affected by the weighted average net mortgage rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions, fixed penalty provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     The mortgage loans do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 14.8%, 11.3% and 6.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California and Florida, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Most state regulators have permitted insurance carriers admitted in their states to exclude terrorism risks from coverage under certain lines of commercial insurance. Insurance carriers in those states where regulators have not allowed an exclusion for terrorism risks may withdraw from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to mortgaged properties. There can be no certainty that insurance policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties may be renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future. Such policies may also not provide full coverage for biological, chemical or nuclear events.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. However, this proposal has been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered.

     If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on the certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties. The existing use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of April 1, 2002 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in April 2002. The trust will consist primarily of 137 mortgage loans secured by 143 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,038,567,644 (the "Initial Pool Balance") as of the Cut-off Date, subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

          (2) with respect to one mortgage loan (identified as Loan No. 122 on Annex A to this prospectus supplement), representing approximately 0.21% of the Initial Pool Balance on both a fee simple estate and a leasehold estate in the commercial property; or

          (3) with respect to two mortgage loans (identified as Loan Nos. 20 and 106 on Annex A to this prospectus supplement), representing approximately 1.64% of the Initial Pool Balance, on a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least ten years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about April 18, 2002 (the "Closing Date"), GE Capital Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC"), Bear, Stearns Funding, Inc. ("BSFI") and Bear Stearns Commercial Mortgage, Inc., ("BSCMI" and, collectively with GECC, GACC and BSFI, the "Mortgage Loan Sellers") pursuant to four mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between July 24, 2000 and March 29, 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 62 on Annex A to this prospectus supplement), representing approximately 0.50% of the Initial Pool Balance, the related borrower has unsecured debt in the amount of $276,048 payable to an unrelated third party. Although the debt has not been expressly subordinated to the mortgage loan, an escrow was established at closing in the amount of the outstanding principal balance of such debt for the benefit of the mortgage loan.

     o With respect to one mortgage loan (identified as Loan No. 23 on Annex A to this prospectus supplement), representing approximately 1.30% of the Initial Pool Balance, the related borrower has unsecured debt in the amount of $500,000 payable to a third party. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain of the mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds as additional security for the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     All of the mortgage loans (other than the two mortgage loans (identified as Loan Nos. 71 and 72 on Annex A to this prospectus supplement), representing approximately 0.89% of the Initial Pool Balance, with respect to which the related borrowers do not meet single-purpose entity criteria) either prohibit future unsecured subordinated debt or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage generally permit, subject to certain limitations, the pledging of a less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.06% of the Initial Pool Balance, the direct and indirect owners of the related borrower have pledged their direct and indirect interest in such borrower to secure $3,756,500 of mezzanine debt.

     o With respect to one mortgage loan (identified as Loan No. 54 on Annex A to this prospectus supplement), representing approximately 0.57% of the Initial Pool Balance, the related borrowers have the ability to incur up to $300,000 of future mezzanine debt, subject to the satisfaction of certain criteria set forth in the loan documents.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of mortgage loans with affiliated borrowers comprises seven mortgage loans (identified as Loan Nos. 18, 25, 46, 57, 66, 71 and 72 on Annex A to this prospectus supplement) representing approximately 5.19% of the Initial Pool Balance. The primary sponsors under such mortgage loans are Jack and Ina Kay. As of November 27, 2001, the Kays' stated net worth was approximately $100 million, including cash and marketable securities in the amount of $20 million. Jack Kay has over 40 years of experience in commercial real estate, primarily with multifamily properties. Mr. Kay has owned the Mortgaged Properties securing these seven mortgage loans for over 15 years. He also owns a company that currently manages 12,000 apartment units in 35 properties. Mr. Kay is the owner of 29 of such 35 properties under management.

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 5.54% of the Initial Pool Balance. See Annex B to this prospectus supplement for a description of the ten largest loans.

APD LOANS

     Three mortgage loans (identified as Loan Nos. 17, 23 and 105 on Annex A to this prospectus supplement) (the "APD Loans"), representing approximately 3.03% of the Initial Pool Balance, provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 120 months after the origination date for the APD Loans (except in the case of one mortgage loan (identified as Loan No. 23 on Annex A to this prospectus supplement, representing approximately 1.30% of the Initial Pool Balance, for which the APD is approximately 60 months after its origination date). The Revised Rate for the APD Loans is equal to the Initial Rate, plus 2% per annum. After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective APD Loan has been paid in full. Additionally, the terms of the APD Loans provide that the springing lockbox accounts established on or about origination into which the related property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property become hard lock boxes after the Anticipated Prepayment Date or other trigger events; a lockbox be established six months prior to the Anticipated Prepayment Date which becomes a hard lockbox after the Anticipated Prepayment Date; a lockbox be established two months prior to the Anticipated Prepayment Date which becomes a hard lockbox after the Anticipated Prepayment Date; or a hard lockbox from origination. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by the respective borrower on or about their Anticipated Prepayment Dates.

LOANS WITH BOND TYPE LEASES

     One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 5.54% of the Initial Pool Balance, is secured by a Mortgaged Property that is subject to a bond type lease to Ford Motor Company (the "Ford Lease"). Ford Motor Company's obligations, including the obligation to pay rent, under the Ford Lease are absolute and are not subject to offset rights or other remedies if the landlord fails to perform its obligations under the Ford Lease. Furthermore, Ford may terminate the lease only in the event of a major casualty or condemnation of the related Mortgaged Property, and then only if it makes a payment of the stipulated loss value in an amount equal to at least the principal balance of the Mortgage Loan plus accrued interest. Scheduled monthly rent payments under the Ford Lease were determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the Mortgage Loan while maintaining at all times a DSCR of no less than 1.22x. The appraisal determined that the lease payments under the Ford Lease were at a market level. The Mortgage Loan is fully amortizing over its 15-year original term to maturity and had an LTV Ratio as of the Cut-off Date of 76.7%.

     Ford Motor Company possesses senior long term unsecured debt ratings of "Baa1" from Moody's and "BBB+" from Fitch. Upon BSFI's request, both Moody's and Fitch factored into their analyses a stressed scenario involving a two notch downgrade in the rating of Ford Motor Company's long term unsecured debt (i.e., to "Baa3" and "BBB-", respectively). BSFI has informed the Depositor that such scenario, if it were to occur, should not have an adverse impact on the ratings of any of the certificates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One mortgage loan (identified as Loan No. 24 on Annex A to this prospectus supplement), representing approximately 1.26% of the Initial Pool Balance, does not permit a grace period. 136 mortgage loans, representing approximately 98.74% of the Initial Pool Balance, provide for a grace period of five days. Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than five days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. 135 of the mortgage loans, representing 99.30% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), and two of the mortgage loans, representing 0.70% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 Basis"). 135 mortgage loans, representing approximately 94.29% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. One of the mortgage loans described above has an interest-only period prior to the commencement of the amortization of the mortgage loan. Such mortgage loan (identified as Loan No. 34 on Annex A to this prospectus supplement), representing approximately 0.88% of the Initial Pool Balance, initially provides for monthly payments of interest-only for the first 12 scheduled payments of the term of the mortgage loan and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan.

     Prepayment Provisions. Other than one mortgage loan (identified as Loan No. 61 on Annex A to this prospectus supplement), representing approximately 0.52% of the Initial Pool Balance, which provides for yield maintenance without a lockout period, each mortgage loan prohibits any prepayments (or defeasance) for a specified period of time after its date of origination (a "Lockout Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

          (1) 132 of the mortgage loans, representing approximately 93.20% of the Initial Pool Balance, permit only defeasance after the expiration of the Lock-out Period. In the case of certain loans that are secured by multiple properties, partial defeasance is permitted.

          (2) Four of the mortgage loans (identified as Loan Nos. 3, 12, 24 and 113 on Annex A to this prospectus supplement), representing approximately 6.27% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" with respect to four mortgage loans (identified as Loan Nos. 12, 24, 61 and 113 on Annex A to this prospectus supplement) will be the greater of (i) 1% of the principal amount being prepaid or (ii) the excess, if any, of (a) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the anticipated prepayment date or maturity date, as applicable, discounted at a rate, which, when compounded monthly, equals the U.S. Securities Rate over (b) the principal amount being prepaid. "U.S. Securities Rate" means the rate most recently published in the "Treasury Bonds, Notes and Bills" section of The Wall Street Journal, or if not published therein the rate published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates", for the most recently issued U.S. Treasury Security with a term closest to, but not exceeding, the remaining term to the anticipated prepayment date or maturity date, as applicable, as of the date of the prepayment and with respect to one mortgage loan (identified as Loan No. 3 on Annex A to this prospectus supplement) will be the greater of (i) 1% of the principal amount being prepaid or (ii) the sum of the present values on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below), converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan to its stated maturity date. "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in Federal Reserve Statistical Release

H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate. "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12. "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Penalty Charges."

     136 of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to five scheduled payments and one mortgage loan permits such prepayment for 62 scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of yield maintenance charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of yield maintenance charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. Except with respect to five mortgage loans (identified as Loan Nos. 3, 12, 24, 61 and 113 on Annex A to this prospectus supplement), representing approximately 6.80% of the Initial Pool Balance, the terms of all of the mortgage loans permit the applicable borrower on any due date (except, with respect to the mortgage loans sold to the Depositor by BSFI and BSCMI, which are not restricted to a due date) after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lock-out Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the loan documents, including, among other things, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (except, with respect to the mortgage loans sold to the Depositor by BSFI and BSCMI, which are not restricted to a due date) (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the anticipated prepayment date), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or anticipated repayment date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Performance Escrows. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels or realizing lease execution, occupancy or rent payment milestones. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, certain of such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, the servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would be inconsistent with the Servicing Standards, in which case the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your certificates. Certain mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans, or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standards; provided, that with respect to certain of the largest mortgage loans (as set forth in the Pooling and Servicing Agreement), neither the Master Servicer nor the Special Servicer will waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Moody's and Fitch.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder fails to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or
(b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, that, with respect to certain of the largest mortgage loans (as set forth in the Pooling and Servicing Agreement), neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Moody's and Fitch.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder has failed to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the anticipated prepayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in April 2002 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date. A summary of the ten largest mortgage loans as of the Cut-off Date is included in Annex B hereto.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                         TYPE OF MORTGAGED PROPERTIES

                                                                                        CUT-OFF DATE
                                                                   % OF                   BALANCE
                                  NUMBER OF      AGGREGATE       INITIAL    NUMBER OF     PER # OF
                                  MORTGAGED     CUT-OFF DATE       POOL      UNITS OR     UNITS OR
PROPERTY TYPE                    PROPERTIES     BALANCE (1)      BALANCE     NRA (2)      NRA (2)
------------------------------- ------------ ----------------- ----------- ----------- -------------
Retail(4) .....................       46      $  373,397,715       35.95%   3,256,795   $    133.33
Multifamily ...................       33         258,065,275       24.85        7,981     42,911.61
Office ........................       27         252,342,098       24.30    2,619,325        112.24
Self-Storage ..................       26          79,593,499        7.66    1,621,826         65.43
Mixed Use (5) .................        1          31,000,000        2.98      203,235        152,53
Manufactured Housing ..........        7          25,677,364        2.47        1,639     24,229.90
Industrial ....................        2          13,270,143        1.28      192,733         69.40
Hotel .........................        1           5,221,551        0.50           90     58,017.23
                                      --      --------------      ------    ---------   -----------
TOTAL/WEIGHTED AVERAGE ........      143      $1,038,567,644      100.00%                   NAP
                                     ===      ==============      ======    =========   ===========
                                                               WEIGHTED AVERAGES
                                -------------------------------------------------------------------------------
                                                STATED
                                 MORTGAGE      REMAINING                            CUT-OFF DATE   LTV RATIO AT
PROPERTY TYPE                      RATE     TERM (MOS) (3)   OCCUPANCY     DSCR       LTV RATIO    MATURITY (3)
------------------------------- ---------- ---------------- ----------- ---------- -------------- -------------
Retail(4) .....................    7.432%         114           97.41%      1.35x       74.61%         65.73%
Multifamily ...................    6.847%         117           96.17%      1.77x       67.55%         58.95%
Office ........................    7.240%         124           96.85%      1.40x       71.00%         47.02%
Self-Storage ..................    7.350%         117           87.32%      1.47x       64.79%         52.68%
Mixed Use (5) .................    7.615%         120           96.58%      1.28x       74.70%         66.20%
Manufactured Housing ..........    7.126%         113           86.85%      1.49x       69.50%         59.78%
Industrial ....................    7.490%         117           94.73%      1.31x       77.38%         68.47%
Hotel .........................    7.650%         115           82.70%      1.49x       64.46%         52.86%
TOTAL/WEIGHTED AVERAGE ........    7.233%         117           95.07%      1.48x       71.08%         58.34%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self-storage and parking garage properties.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(4) Thirty-seven of such mortgage loans, representing approximately 31.66% of the Initial Pool Balance, are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored" retail Mortgaged Properties.

(5)   Includes both retail and office.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                               % OF
                                             AGGREGATE       INITIAL
                              NUMBER OF     CUT-OFF DATE       POOL
RATES                           LOANS         BALANCE        BALANCE
---------------------------- ----------- ----------------- -----------
6.1600% to 6.9999% .........      25      $  247,967,147       23.88%
7.0000% to 7.0999% .........      12          77,686,954        7.48
7.1000% to 7.1999% .........      14          83,641,911        8.05
7.2000% to 7.2999% .........      17          85,775,821        8.26
7.3000% to 7.3999% .........      13         200,510,737       19.31
7.4000% to 7.4999% .........      17         118,417,529       11.40
7.5000% to 7.5999% .........      14          52,154,998        5.02
7.6000% to 7.6999% .........      12          81,157,025        7.81
7.7000% to 7.7999% .........       7          47,033,884        4.53
7.8000% to 7.8999% .........       3          26,134,000        2.52
7.9000% to 7.9999% .........       1           3,182,666        0.31
8.0000% to 8.0999% .........       1          11,932,793        1.15
8.1000% to 8.8670% .........       1           2,972,178        0.29
                                  --      --------------      ------
Total/Weighted Average .....     137      $1,038,567,644      100.00%
                                 ===      ==============      ======
                                                       WEIGHTED AVERAGES
                             ----------------------------------------------------------------------
                                             STATED
                              MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
RATES                           RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
---------------------------- ---------- ---------------- ---------- -------------- ----------------
6.1600% to 6.9999% .........    6.723%         109           1.94x       62.36%          54.98%
7.0000% to 7.0999% .........    7.021%         120           1.38x       74.14%          64.06%
7.1000% to 7.1999% .........    7.119%         117           1.38x       72.69%          62.58%
7.2000% to 7.2999% .........    7.248%         119           1.37x       72.65%          61.62%
7.3000% to 7.3999% .........    7.337%         129           1.29x       75.73%          47.41%
7.4000% to 7.4999% .........    7.451%         118           1.33x       72.59%          63.24%
7.5000% to 7.5999% .........    7.540%         114           1.33x       73.97%          64.73%
7.6000% to 7.6999% .........    7.636%         118           1.34x       72.27%          62.44%
7.7000% to 7.7999% .........    7.744%         113           1.28x       75.92%          66.94%
7.8000% to 7.8999% .........    7.832%         120           1.28x       73.93%          65.64%
7.9000% to 7.9999% .........    7.900%         111           1.33x       77.63%          69.64%
8.0000% to 8.0999% .........    8.020%         104           1.36x       74.58%          67.70%
8.1000% to 8.8670% .........    8.867%         100           1.84x       48.72%          41.87%
Total/Weighted Average .....    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                       MORTGAGED PROPERTIES BY STATE (1)

                                                              % OF
                             NUMBER OF      AGGREGATE       INITIAL
                             MORTGAGED     CUT-OFF DATE       POOL
STATE                       PROPERTIES       BALANCE        BALANCE
-------------------------- ------------ ----------------- -----------
Texas ....................       21      $  153,959,266       14.82%
California ...............       22         116,930,356       11.26
Maryland .................       18         100,400,660        9.67
Virginia .................       12          75,935,007        7.31
New Jersey ...............        6          70,379,785        6.78
Florida ..................        9          64,997,990        6.26
Massachusetts ............        5          60,012,962        5.78
Michigan .................        1          57,516,449        5.54
New York .................        7          41,240,003        3.97
North Carolina ...........        6          40,130,802        3.86
Georgia ..................        3          39,794,841        3.83
Pennsylvania .............        4          33,814,726        3.26
Arizona ..................        6          32,657,495        3.14
Oregon ...................        1          31,000,000        2.98
Arkansas .................        3          26,957,054        2.60
Ohio .....................        2          23,522,926        2.26
New Mexico ...............        1          10,333,959        1.00
Colorado .................        2           9,454,547        0.91
Oklahoma .................        1           8,289,142        0.80
Missouri .................        1           8,250,000        0.79
Nevada ...................        2           6,495,279        0.63
Washington ...............        1           6,432,584        0.62
Louisiana ................        3           6,210,160        0.60
Wisconsin ................        2           3,992,370        0.38
Nebraska .................        1           2,590,268        0.25
Mississippi ..............        1           2,570,475        0.25
District of Columbia .....        1           2,548,538        0.25
Tennessee ................        1           2,150,000        0.21
                                 --      --------------      ------
Total/Weighted
 Average .................      143      $1,038,567,644      100.00%
                                ===      ==============      ======
                                                     WEIGHTED AVERAGES
                           ----------------------------------------------------------------------
                                           STATED
                            MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
STATE                         RATE     TERM (MOS) (2)     DSCR       LTV RATIO    AT MATURITY (2)
-------------------------- ---------- ---------------- ---------- -------------- ----------------
Texas ....................    7.299%         110           1.39x       73.93%          65.33%
California ...............    7.272%         116           1.39x       71.74%          61.72%
Maryland .................    6.824%         111           2.42x       51.88%          45.28%
Virginia .................    7.015%         120           1.64x       65.09%          55.95%
New Jersey ...............    7.290%          95           1.39x       73.07%          65.48%
Florida ..................    7.123%         117           1.34x       74.22%          64.89%
Massachusetts ............    7.350%         114           1.31x       73.95%          65.42%
Michigan .................    7.300%         176           1.22x       76.69%           0.00%
New York .................    7.261%         126           1.34x       73.01%          61.15%
North Carolina ...........    7.547%         117           1.48x       67.99%          59.57%
Georgia ..................    7.021%         117           1.30x       78.38%          68.57%
Pennsylvania .............    7.401%         119           1.31x       72.89%          62.67%
Arizona ..................    7.428%         113           1.35x       75.69%          66.57%
Oregon ...................    7.615%         120           1.28x       74.70%          66.20%
Arkansas .................    6.999%         118           1.36x       78.16%          68.27%
Ohio .....................    7.428%         115           1.28x       77.59%          68.64%
New Mexico ...............    7.220%         119           1.27x       78.89%          69.26%
Colorado .................    7.717%         112           1.29x       75.58%          65.43%
Oklahoma .................    7.000%         116           1.33x       75.36%          65.91%
Missouri .................    7.280%         120           1.28x       72.37%          58.41%
Nevada ...................    7.267%         119           1.59x       66.67%          56.65%
Washington ...............    7.510%         117           1.25x       79.27%          70.18%
Louisiana ................    7.678%         117           1.41x       74.16%          60.73%
Wisconsin ................    6.780%         118           2.26x       49.59%          43.06%
Nebraska .................    7.250%         115           1.26x       74.01%          65.19%
Mississippi ..............    7.400%         118           1.43x       64.26%          52.14%
District of Columbia .....    7.280%         119           1.29x       69.63%          61.23%
Tennessee ................    7.850%         120           1.26x       72.88%          62.19%
Total/Weighted
 Average .................    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                 RANGE OF REMAINING TERMS TO MATURITY DATE (1)

                                                      % OF
                                     AGGREGATE       INITIAL
RANGE OF REMAINING    NUMBER OF     CUT-OFF DATE      POOL
TERMS (MOS)(1)          LOANS         BALANCE        BALANCE
-------------------- ----------- ----------------- ----------
59 to 60 ...........       4      $   32,929,195       3.17%
79 to 84 ...........       3          43,709,129       4.21
100 to 120 .........     127         896,263,602      86.30
176 to 179 .........       3          65,665,719       6.32
                         ---      --------------     ------
TOTAL/WEIGHTED
 AVERAGE ...........     137      $1,038,567,644     100.00%
                         ===      ==============     ======
                                               WEIGHTED AVERAGES
                     ----------------------------------------------------------------------
                                     STATED
RANGE OF REMAINING    MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
TERMS (MOS)(1)          RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
-------------------- ---------- ---------------- ---------- -------------- ----------------
59 to 60 ...........    7.182%          57           1.46x       75.31%          71.60%
79 to 84 ...........    6.769%          82           1.81x       61.16%          56.20%
100 to 120 .........    7.255%         117           1.48x       71.08%          61.82%
176 to 179 .........    7.276%         176           1.24x       75.60%           5.57%
TOTAL/WEIGHTED
 AVERAGE ...........    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                             YEARS OF MATURITY (1)

                                                     % OF
                                    AGGREGATE       INITIAL
                     NUMBER OF     CUT-OFF DATE      POOL
YEARS OF MATURITY      LOANS         BALANCE        BALANCE
------------------- ----------- ----------------- ----------
2006 ..............       1      $   13,507,770       1.30%
2007 ..............       3          19,421,424       1.87
2008 ..............       1          18,915,798       1.82
2009 ..............       2          24,793,331       2.39
2010 ..............       2          14,904,972       1.44
2011 ..............      32         259,326,934      24.97
2012 ..............      93         622,031,696      59.89
2016 ..............       2          63,896,848       6.15
2017 ..............       1           1,768,870       0.17
                         --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE: .........     137      $1,038,567,644     100.00%
                        ===      ==============     ======
                                              WEIGHTED AVERAGES
                    ---------------------------------------------------------------------
                                    STATED
                     MORTGAGE      REMAINING                CUT-OFF DATE     LTV RATIO
YEARS OF MATURITY      RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY(1)
------------------- ---------- ---------------- ---------- -------------- ---------------
2006 ..............    6.990%          56           1.53x       70.72%          67.19%
2007 ..............    7.316%          58           1.41x       78.50%          74.66%
2008 ..............    6.450%          79           2.08x       56.47%          51.69%
2009 ..............    7.012%          84           1.60x       64.75%          59.63%
2010 ..............    8.189%         103           1.46x       69.42%          62.55%
2011 ..............    7.245%         114           1.34x       75.04%          65.69%
2012 ..............    7.236%         119           1.54x       69.47%          60.19%
2016 ..............    7.277%         176           1.23x       76.44%           5.70%
2017 ..............    7.230%         179           1.66x       45.36%           0.91%
TOTAL/WEIGHTED
 AVERAGE: .........    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                          TEN LARGEST MORTGAGE LOANS




                                                        % OF
                           NUMBER OF     AGGREGATE     INITIAL
                           MORTGAGED   CUT-OFF DATE     POOL
PROPERTY NAME             PROPERTIES      BALANCE      BALANCE
------------------------ ------------ -------------- ----------
1555 Lundy Parkway .....       1       $ 57,516,449      5.54%
Scholls Ferry
 Boulevard .............       1         31,000,000      2.98
Fresh Pond Shopping
 Center ................       1         30,582,957      2.94
Plaza at Cedar
 Hill-MCA ..............       1         27,951,483      2.69
Inverrary Gardens ......       1         23,984,766      2.31
Cameron Crossing .......       1         23,864,630      2.30
38 Chauncy Street ......       1         22,200,005      2.14
Rookwood Office
 Tower .................       1         21,427,919      2.06
Gates of Arlington .....       1         21,345,805      2.06
Potomac Place
 Shopping Center .......       1         21,000,000      2.02
                               -       ------------     -----
TOTAL/WEIGHTED
 AVERAGE ...............      10       $280,874,015     27.04%
                              ==       ============     =====
                                                   WEIGHTED AVERAGES
                         ----------------------------------------------------------------------
                                         STATED
                          MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
PROPERTY NAME               RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
------------------------ ---------- ---------------- ---------- -------------- ----------------
1555 Lundy Parkway .....    7.300%         176           1.22x       76.69%           0.00%
Scholls Ferry
 Boulevard .............    7.615%         120           1.28x       74.70%          66.20%
Fresh Pond Shopping
 Center ................    7.370%         119           1.35x       71.46%          62.98%
Plaza at Cedar
 Hill-MCA ..............    7.380%         118           1.26x       78.52%          69.24%
Inverrary Gardens ......    6.950%         119           1.27x       74.95%          65.35%
Cameron Crossing .......    7.740%         111           1.26x       76.98%          68.81%
38 Chauncy Street ......    7.340%         112           1.23x       76.95%          68.06%
Rookwood Office
 Tower .................    7.450%         115           1.27x       77.59%          68.69%
Gates of Arlington .....    6.880%         117           1.31x       75.96%          66.19%
Potomac Place
 Shopping Center .......    6.960%          84           1.64x       63.06%          58.01%
TOTAL/WEIGHTED
 AVERAGE ...............    7.315%         126           1.30x       74.97%          52.47%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

     The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to one mortgage loan (identified as Loan No. 34 on Annex A to this prospectus supplement), representing approximately 0.88% of the Initial Pool Balance, where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 30-year amortization schedule. For this mortgage loan, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period.

     See "--Certain Terms and Conditions of the Mortgage Loans" above.

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                           % OF
                                         AGGREGATE       INITIAL
RANGE OF DEBT SERVICE     NUMBER OF     CUT-OFF DATE       POOL
COVERAGE RATIOS             LOANS         BALANCE        BALANCE
------------------------ ----------- ----------------- -----------
1.218 to 1.249 .........       9      $  124,441,923       11.98%
1.250 to 1.299 .........      33         322,915,188       31.09
1.300 to 1.349 .........      26         228,985,662       22.05
1.350 to 1.399 .........      20          87,040,697        8.38
1.400 to 1.449 .........      11          62,647,055        6.03
1.450 to 1.499 .........       4          19,740,084        1.90
1.500 to 1.549 .........       5          32,689,567        3.15
1.550 to 1.599 .........       6          24,188,852        2.33
1.600 to 1.649 .........       2          23,242,000        2.24
1.650 to 1.699 .........       3           5,633,110        0.54
1.700 to 1.749 .........       1           4,047,582        0.39
1.750 to 5.640 .........      17         102,995,924        9.92
                              --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE: ..............     137      $1,038,567,644      100.00%
                             ===      ==============      ======
                                                   WEIGHTED AVERAGES
                         ----------------------------------------------------------------------
                                         STATED
RANGE OF DEBT SERVICE     MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
COVERAGE RATIOS             RATE     TERM (MOS) (1)   DSCR (2)     LTV RATIO    AT MATURITY (1)
------------------------ ---------- ---------------- ---------- -------------- ----------------
1.218 to 1.249 .........    7.403%         144           1.23x       75.82%          35.50%
1.250 to 1.299 .........    7.336%         116           1.27x       76.99%          67.75%
1.300 to 1.349 .........    7.262%         117           1.32x       74.89%          65.30%
1.350 to 1.399 .........    7.437%         118           1.37x       72.57%          62.09%
1.400 to 1.449 .........    7.308%         105           1.43x       71.11%          61.54%
1.450 to 1.499 .........    7.466%         108           1.47x       67.26%          58.05%
1.500 to 1.549 .........    7.053%          93           1.52x       71.47%          63.97%
1.550 to 1.599 .........    7.207%         118           1.59x       62.03%          52.18%
1.600 to 1.649 .........    7.024%          87           1.64x       63.25%          57.52%
1.650 to 1.699 .........    7.071%         136           1.67x       55.30%          36.18%
1.700 to 1.749 .........    7.150%         119           1.73x       62.27%          54.58%
1.750 to 5.640 .........    6.501%         111           2.78x       42.83%          37.08%
TOTAL/WEIGHTED
 AVERAGE: ..............    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(2) Calculated after the interest only period for the one mortgage loan which has an interest only period.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Prepayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                             % OF
                                            AGGREGATE       INITIAL
RANGE OF LTV RATIOS AS       NUMBER OF     CUT-OFF DATE      POOL
OF THE CUT-OFF DATE            LOANS         BALANCE        BALANCE
--------------------------- ----------- ----------------- ----------
19.19% to 40.00% ..........       7      $   53,900,000       5.19%
40.01% to 50.00% ..........       6          16,661,146       1.60
50.01% to 55.00% ..........       3           6,577,885       0.63
55.01% to 60.00% ..........       8          43,714,610       4.21
60.01% to 65.00% ..........      13          75,647,907       7.28
65.01% to 70.00% ..........      13          53,396,301       5.14
70.01% to 75.00% ..........      38         295,107,376      28.41
75.01% to 80.59% ..........      49         493,562,420      47.52
                                 --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE: .................     137      $1,038,567,644     100.00%
                                ===      ==============     ======
                                                      WEIGHTED AVERAGES
                            ----------------------------------------------------------------------
                                            STATED
RANGE OF LTV RATIOS AS       MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
OF THE CUT-OFF DATE            RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
--------------------------- ---------- ---------------- ---------- -------------- ----------------
19.19% to 40.00% ..........    6.160%         120           3.48x       32.81%          27.96%
40.01% to 50.00% ..........    7.393%         121           1.94x       47.97%          36.50%
50.01% to 55.00% ..........    7.047%         117           2.02x       51.81%          41.63%
55.01% to 60.00% ..........    6.749%         100           1.86x       57.17%          49.56%
60.01% to 65.00% ..........    7.249%         109           1.53x       62.74%          53.16%
65.01% to 70.00% ..........    7.487%         117           1.41x       68.11%          57.62%
70.01% to 75.00% ..........    7.412%         115           1.32x       73.27%          64.14%
75.01% to 80.59% ..........    7.253%         121           1.29x       77.83%          60.79%
                               -----          ---           ----        -----           -----
TOTAL/WEIGHTED
 AVERAGE: .................    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

          RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES (1)

                                                             % OF
RANGE OF LTV RATIOS AS                      AGGREGATE       INITIAL
OF MORTGAGE LOAN             NUMBER OF     CUT-OFF DATE      POOL
MATURITY DATES                 LOANS         BALANCE        BALANCE
--------------------------- ----------- ----------------- ----------
0.00% to 20.00% ...........       3      $   64,985,320       6.26%
20.01% to 30.00% ..........       3          21,200,000       2.04
30.01% to 40.00% ..........       6          34,927,727       3.36
40.01% to 45.00% ..........       7          17,625,094       1.70
45.01% to 50.00% ..........       6          36,432,116       3.51
50.01% to 55.00% ..........      16          69,512,177       6.69
55.01% to 60.00% ..........      13          81,768,254       7.87
60.01% to 65.00% ..........      20         128,664,311      12.39
65.01% to 70.00% ..........      50         489,915,489      47.17
70.01% to 75.48% ..........      13          93,537,157       9.01
                                 --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE: .................     137      $1,038,567,644     100.00%
                                ===      ==============     ======

                                                      WEIGHTED AVERAGES
                            ----------------------------------------------------------------------
RANGE OF LTV RATIOS AS                      STATED
OF MORTGAGE LOAN             MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
MATURITY DATES                 RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
--------------------------- ---------- ---------------- ---------- -------------- ----------------
0.00% to 20.00% ...........    7.198%         171           1.62x       70.79%           1.46%
20.01% to 30.00% ..........    6.160%         120           3.62x       30.87%          26.31%
30.01% to 40.00% ..........    6.393%         119           2.68x       39.53%          33.39%
40.01% to 45.00% ..........    7.313%         115           1.91x       53.36%          42.36%
45.01% to 50.00% ..........    7.162%         117           1.60x       58.82%          48.60%
50.01% to 55.00% ..........    7.117%         107           1.65x       61.81%          52.58%
55.01% to 60.00% ..........    7.276%         114           1.44x       69.20%          58.09%
60.01% to 65.00% ..........    7.404%         118           1.34x       71.71%          62.73%
65.01% to 70.00% ..........    7.302%         115           1.31x       76.50%          67.59%
70.01% to 75.48% ..........    7.282%         105           1.31x       79.59%          71.21%
TOTAL/WEIGHTED
 AVERAGE: .................    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                     % OF
                                                    AGGREGATE       INITIAL
RANGE OF CUT-OFF                     NUMBER OF     CUT-OFF DATE      POOL
DATE BALANCES                          LOANS         BALANCE        BALANCE
----------------------------------- ----------- ----------------- ----------
$1,326,564 to $1,999,999...........       9      $   14,827,026       1.43%
$2,000,000 to $3,999,999...........      46         135,955,548      13.09
$4,000,000 to $5,999,999...........      29         140,893,160      13.57
$6,000,000 to $7,999,999...........      10          68,652,877       6.61
$8,000,000 to $9,999,999...........      13         115,024,544      11.08
$10,000,000 to $11,999,999.........       5          53,294,832       5.13
$12,000,000 to $13,999,999.........       5          65,991,944       6.35
$14,000,000 to $15,999,999.........       6          90,544,764       8.72
$16,000,000 to $17,999,999.........       1          16,471,319       1.59
$18,000,000 to $19,999,999.........       3          56,037,617       5.40
$20,000,000 to $29,999,999.........       7         161,774,608      15.58
$30,000,000 to $57,516,449.........       3         119,099,406      11.47
                                         --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE: .........................     137      $1,038,567,644     100.00%
                                        ===      ==============     ======
                                                              WEIGHTED AVERAGES
                                    ----------------------------------------------------------------------
                                                    STATED
RANGE OF CUT-OFF                     MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
DATE BALANCES                          RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
----------------------------------- ---------- ---------------- ---------- -------------- ----------------
$1,326,564 to $1,999,999...........    7.239%         125           1.59x       61.34%          45.72%
$2,000,000 to $3,999,999...........    7.381%         113           1.46x       67.64%          57.34%
$4,000,000 to $5,999,999...........    7.273%         117           1.77x       67.10%          58.60%
$6,000,000 to $7,999,999...........    7.117%         122           1.54x       70.73%          61.38%
$8,000,000 to $9,999,999...........    7.222%         118           1.33x       75.73%          65.48%
$10,000,000 to $11,999,999.........    7.295%         114           1.42x       73.84%          65.25%
$12,000,000 to $13,999,999.........    6.909%          94           1.74x       69.01%          62.50%
$14,000,000 to $15,999,999.........    7.139%         119           1.57x       66.68%          57.83%
$16,000,000 to $17,999,999.........    7.360%         118           1.31x       76.61%          67.53%
$18,000,000 to $19,999,999.........    6.965%         104           1.54x       68.73%          61.12%
$20,000,000 to $29,999,999.........    7.253%         111           1.32x       75.08%          66.50%
$30,000,000 to $57,516,449.........    7.400%         147           1.27x       74.83%          33.40%
TOTAL/WEIGHTED
 AVERAGE: .........................    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                    RANGE OF CURRENT OCCUPANCY RATES (1)(2)

                                                              % OF
                              NUMBER OF      AGGREGATE       INITIAL
RANGE OF CURRENT              MORTGAGED     CUT-OFF DATE      POOL
OCCUPANCY RATES              PROPERTIES       BALANCE        BALANCE
--------------------------- ------------ ----------------- ----------
68.40% to 80.00% ..........        7      $   19,852,839       1.91%
80.01% to 85.00% ..........        4          11,704,669       1.13
85.01% to 90.00% ..........       14          76,082,120       7.33
90.01% to 95.00% ..........       26         159,648,845      15.37
95.01% to 100.00% .........       92         771,279,172      74.26
                                  --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE ..................      143      $1,038,567,644     100.00%
                                 ===      ==============     ======
                                                      WEIGHTED AVERAGES
                            ----------------------------------------------------------------------
                                            STATED
RANGE OF CURRENT             MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
OCCUPANCY RATES                RATE     TERM (MOS) (3)     DSCR       LTV RATIO    AT MATURITY (3)
--------------------------- ---------- ---------------- ---------- -------------- ----------------
68.40% to 80.00% ..........    7.365%         119           1.59x       64.63%          52.60%
80.01% to 85.00% ..........    7.411%         117           1.56x       59.84%          48.68%
85.01% to 90.00% ..........    7.373%         118           1.34x       71.59%          61.68%
90.01% to 95.00% ..........    7.038%         112           1.58x       68.20%          59.09%
95.01% to 100.00% .........    7.254%         118           1.47x       71.97%          58.15%
TOTAL/WEIGHTED
 AVERAGE ..................    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                     RANGE OF YEARS BUILT/RENOVATED (1)(2)

                                                         % OF
RANGE OF YEARS           NUMBER OF      AGGREGATE       INITIAL
BUILT/                   MORTGAGED     CUT-OFF DATE      POOL
RENOVATED(1)            PROPERTIES       BALANCE        BALANCE
---------------------- ------------ ----------------- ----------
1930 -- 1969 .........        4      $   67,464,668       6.50%
1970 -- 1979 .........        9          46,643,164       4.49
1980 -- 1989 .........       29         131,890,011      12.70
1990 -- 1994 .........       10          70,698,026       6.81
1995 -- 1999 .........       36         236,540,576      22.78
2000 -- 2001 .........       55         485,331,199      46.73
                             --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE .............      143      $1,038,567,644     100.00
                            ===      ==============     ======
                                                 WEIGHTED AVERAGES
                       ----------------------------------------------------------------------
RANGE OF YEARS                         STATED
BUILT/                  MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
RENOVATED(1)              RATE     TERM (MOS) (3)     DSCR       LTV RATIO    AT MATURITY (3)
---------------------- ---------- ---------------- ---------- -------------- ----------------
1930 -- 1969 .........    7.154%         117           1.33x       72.92%          64.04%
1970 -- 1979 .........    7.000%         118           1.39x       74.44%          64.82%
1980 -- 1989 .........    7.389%         111           1.39x       72.65%          63.25%
1990 -- 1994 .........    7.202%         114           1.48x       67.10%          57.62%
1995 -- 1999 .........    7.326%         127           1.38x       71.65%          45.74%
2000 -- 2001 .........    7.183%         115           1.58x       70.38%          61.83%
TOTAL/WEIGHTED
 AVERAGE .............    7.233%         117           1.48x       71.08%          58.34%

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                         % OF
                                       AGGREGATE       INITIAL
PREPAYMENT              NUMBER OF     CUT-OFF DATE       POOL
PROVISION                 LOANS         BALANCE        BALANCE
---------------------- ----------- ----------------- -----------
Lockout Period
 followed by
 Defeasance ..........     132      $  967,968,132       93.20%
Lockout Period
 followed by Yield
 Maintenance .........       4          65,149,512        6.27
Yield Maintenance
 only ................       1           5,450,000        0.52
                           ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE .............     137      $1,038,567,644      100.00%
                           ===      ==============      ======
                                                 WEIGHTED AVERAGES
                       ----------------------------------------------------------------------
                                       STATED
PREPAYMENT              MORTGAGE      REMAINING                CUT-OFF DATE      LTV RATIO
PROVISION                 RATE     TERM (MOS) (1)     DSCR       LTV RATIO    AT MATURITY (1)
---------------------- ---------- ---------------- ---------- -------------- ----------------
Lockout Period
 followed by
 Defeasance ..........    7.241%         119           1.47x       71.30%          58.10%
Lockout Period
 followed by Yield
 Maintenance .........    7.101%          95           1.58x       68.75%          62.29%
Yield Maintenance
 only ................    7.470%         120           1.60x       60.56%          53.47%
TOTAL/WEIGHTED
 AVERAGE .............    7.233%         117           1.48x       71.08%          58.34%

----------
(1)  Calculated with respect to the Anticipated Prepayment Date for the APD
     Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and, except with respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 5.54% of the Initial Pool Balance, which is secured by a mortgaged property that is net leased to a single tenant for the term of the mortgage loan that is currently investment grade, reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by Moody's and Fitch for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue (except with respect to single tenant properties, where a minimum of 3.0% of gross receipts was generally assumed, and with respect to self-storage properties, where a minimum of 5% of gross receipts was generally assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 20 Mortgaged Properties, securing mortgage loans representing approximately 10.96% of the Initial Pool Balance, located primarily in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Three of the 20 Mortgaged Properties described above (identified as Loan Nos. 47, 58 and 120 on Annex A to this prospectus supplement), representing approximately 1.43% of the Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 17 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC, BSFI and BSCMI. GECC is an affiliate of GEMSA Loan Services, L.P., the Master Servicer, and the parent corporation of the Depositor. See "The Depositor" in the prospectus. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. BSFI and BSCMI are affiliates of Bear, Stearns & Co. Inc., one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. BSFI and BSCMI directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from BSFI or BSCMI, respectively.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

GECC'S UNDERWRITING STANDARDS

     General. Through its GE Capital Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $23.4 billion of assets. GE Capital Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big five" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                           DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------
     Multifamily ...................          1.20x                 80%
     Office ........................          1.20x                 80%
     Anchored Retail ...............          1.20x                 80%
     Unanchored Retail .............          1.25x                 80%
     Self-storage ..................          1.25x                 75%
     Industrial/Warehouse ..........          1.20x                 80%
     Hotel .........................          1.40x                 70%
     Manufactured Housing ..........          1.20x                 80%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:


  Multifamily ........................... $250 per unit
  Office ................................ $0.20 per square foot
  Retail ................................ $0.15 per square foot
  Industrial/Warehouse .................. $0.10-0.15 per square foot
  Hotel ................................. 4.5% of gross revenue
  Manufactured Housing .................. $50-100 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

GACC'S UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, office, industrial, multifamily, self-storage, hotel and warehouse properties as well as manufactured housing communities located in the United States.

     Loan Analysis. In connection with the origination or acquisition of the Mortgage Loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the Mortgage Loans secured by office and retail properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                        DSCR GUIDELINE   LTV RATIO GUIDELINE
-------------                        --------------   -------------------
    Multifamily ...................        1.20x               80%
    Office ........................        1.25x               75%
    Anchored Retail ...............        1.25x               75%
    Unanchored Retail .............        1.30x               70%
    Self-storage ..................        1.30x               70%
    Hotel .........................        1.40x               70%
    Industrial/Warehouse ..........        1.25x               75%
    Manufactured Housing ..........        1.20x               80%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination.

In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:


        Multifamily ............................ $250 per unit
        Office ................................. $0.20 per square foot
        Retail ................................. $0.20 per square foot
        Self-storage ........................... $0.15 per square foot
        Hotel .................................. 4.5% of gross revenue
        Industrial/Warehouse ................... $0.20 per square foot
        Manufactured Housing Community ......... $50-100 per pad

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

BSFI'S AND BSCMI'S UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the Depositor by BSFI and BSCMI were originated by BSFI or BSCMI, respectively, in each case, generally in accordance with the underwriting criteria described herein. BSFI and BSCMI originate loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSFI and BSCMI originate and underwrite loans through four offices located throughout the United States. BSFI's and BSCMI's loan origination and underwriting professionals, who are all full-time Bear Stearns employees, are compensated based on loan performance.

     Loan Analysis. The BSFI or BSCMI credit underwriting team for each mortgage loan was comprised of Bear Stearns real estate professionals. The underwriting team for each loan is required to conduct an extensive review of the related Mortgaged Property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSFI or BSCMI underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSFI, BSCMI and their affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSFI's and BSCMI's underwriting standards generally require the following minimum debt service coverage ratios and loan to value ratios for each of the indicated property types:

PROPERTY TYPE                                 DSCR GUIDELINE   LTV RATIO GUIDELINE
-------------------------------------------- ---------------- --------------------
   Multifamily .............................        1.20x               80%
   Office ..................................        1.25x               75%
   Anchored Retail .........................        1.20x               80%
   Unanchored Retail .......................        1.30x               75%
   Self-storage ............................        1.30x               75%
   Hotel ...................................        1.40x               70%
   Industrial ..............................        1.25x               75%
   Manufactured Housing Community ..........        1.25x               80%

     The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     Escrow Requirements. BSFI and BSCMI generally require a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSFI or BSCMI are as follows:

     o Taxes and Insurance--Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSFI or BSCMI or the following minimum amounts:


      Multifamily ............................ $250 per unit
      Office ................................. $0.20 per square foot
      Retail ................................. $0.15 per square foot
      Self-storage ........................... $0.15 per square foot
      Hotel .................................. 5% of gross revenue
      Industrial ............................. $0.10 -- $0.15 per square foot
      Manufactured Housing Community ......... $50 per pad

     o Deferred Maintenance/Environmental Remediation--An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     o Re-tenanting--In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good and indefeasible title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, claims, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the schedule of mortgage loans attached to the applicable Purchase Agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, claims, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

          (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

          (4) each related Mortgage Note, Mortgage, assignment of leases and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or

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     first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property. No person other than the related borrower owns any interest in any payments due under the related leases. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and
     (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and none of which is a mortgage lien that is pari passu or senior to the mortgage loan; and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

          (9) all taxes and governmental assessments or charges that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

          (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below;

          (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no encroachments of any part of the building thereon over easements and (c) that the area shown on the survey is the same as the property described in the Mortgage;

          (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone
     V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance

     Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a probable of greater than twenty percent (20%) calculated using at least a 450-year look back with a 10% probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non-conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from S&P, Moody's or Fitch of not less than "A-minus" (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to
     (1) the repair or restoration of the related Mortgaged Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the related borrower maintain insurance as described above;

          (13) other than payments due but not yet 30 days or more delinquent
     (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage;

          (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

          (15) each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

          (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date,
     (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

          (17) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

          (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof. To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non-controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgaged loans or multi-property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

          (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

          (20) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents, (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of conditions that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, lender, or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan;

          (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of APD Loans, assuming the Anticipated Prepayment Date is the Maturity Date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

          (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a mortgage loan was or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property); and

          (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

               (A) such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

               (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

               (C) the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

               (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

               (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

               (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

               (G) such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than 20 years beyond the amortization term of the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

               (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

               (I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
          (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

               (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

               (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

               (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to
(a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan,
(4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related Mortgage Loan Seller repurchases the mortgage loan following the expiration of the 90-day cure period discussed in the preceding sentence, then the Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses".

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged Properties directly corresponding thereto; provided, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, such cross-collateralized group is required to be treated as a single Mortgage Loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of Moody's or Fitch to any class of Certificates then rated by Moody's or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) has been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the Closing Date; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 20 mortgage loans (the "Lock Box Loans"), representing approximately 28.56% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of the Lock Box Loans, upon the occurrence of certain trigger events, the borrower will not have access to the funds on deposit therein (except with respect to nine mortgage loans, representing approximately 13.56% of the Initial Pool Balance, with respect to which a hard lockbox is currently in place and the borrower does not currently have access to the funds on deposit therein). The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-1 (the "Certificates") will consist of the following 21 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates") and the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B, Class C, Class D and Class E Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of the other Certificates (other than the Class X-2, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in August 2005 will be an amount equal to the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and a portion of the Class A-1 Certificates. The Notional Amount of the Class X-2 Certificates at any time after the Distribution Date occurring in August 2005 and on or before the Distribution Date occurring in April 2007 will be an amount equal to the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time. After the April 2007 Distribution Date and on or before the April 2009 Distribution Date, the Class X-2 Notional Amount is equal to the sum of the certificate Balances Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and a portion of the Class A-2 Certificates and a portion of the Class G Certificates. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $122,032,644.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in May 2002 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an account (the "Lower-Tier Distribution Account") and subaccount thereof (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso therein) minus the Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and Fitch ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (w) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

               (3) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges and fixed penalties; and

               (7) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

          (x) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus;

          (y) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

          (z) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date.

     The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, to the Class A-1 and A-2 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first, to the Class A-1 Certificates until the Class A-1 Certificates are reduced to zero, (B) then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero; the portion of the Principal Distribution Amount distributed to the holders of the Class A-2 Certificates hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:
Forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to [ ]%.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to [ ]%.

     The Class A-2, B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. It is anticipated that the Pass-Through rate applicable to the Class J through Class P Certificates on each distribution date will be fixed, subject to a cap at the weighted average of the net interest rates on the mortgage loans.

     Interest accrues on the Class X Certificates in aggregate for any Distribution Date in an amount generally equal to interest accrued on the Stated Principal Balance of the Mortgage Loans at the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     A "Prepayment Interest Shortfall" with respect to any Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Master Servicer, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such amounts were applied to the unpaid balance of such Mortgage Loan and ending on the day preceding the next due date.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than Class S and the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date reduced by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class of any shortfalls in interest that result from a reduction in the interest rate on any Mortgage Loan.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the Servicing Fee attributable to such Mortgage Loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan, a prepayment due to insurance or condemnation proceeds, a prepayment subsequent to a default or a prepayment accepted with the consent of the Directing Certificateholder) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (other than any Principal Shortfall) for that date that is attributable to that mortgage loan, including the principal portion of any P&I Advances. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an

"REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Due Period to the Class S Certificates.

     Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PENALTY CHARGES

     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A through Class H Certificates in the following manner:
The holders of each Class of the Class A through Class H Certificates will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A through Class H Certificates, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such mortgage loan then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of yield maintenance charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

CLASS DESIGNATIONS                               ASSUMED FINAL DISTRIBUTION DATE
------------------                               -------------------------------
Class A-1 .....................................            July 10, 2011
Class A-2 .....................................            April 10, 2012
Class B .......................................            April 10, 2012
Class C .......................................            April 10, 2012
Class D .......................................            April 10, 2012
Class E .......................................            April 10, 2012

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in December 2035, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, Class E Certificates and the Non-Offered Subordinate Certificates to the holders of the Class B Certificates, by means of the subordination of the Class C Certificates, Class D Certificates and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred), first to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, Class S and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed

Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. None of the Master Servicer or the Trustee will be required to make a P&I Advance for default interest, yield maintenance charges or Excess Interest.

     In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus. With respect to the payment of insurance premiums and delinquent tax assessments, neither the Master Servicer or the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would be a Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such Advance would be a Nonrecoverable Advance. The Special Servicer will then be required to determine (with the reasonable assistance of the Master Servicer) whether or not such Advance would nonetheless be in the best interests of the Certificateholders. If the Special Servicer determines that such Advance would be in the best interests of the Certificateholders, the Special Servicer will be required to direct the Master Servicer to make such Advance, who will then be required to make such Advance from funds in the general trust fund account.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the Special Servicer (in consultation with the Master Servicer). An "Appraisal Reduction Event" will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of such mortgage loan by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of such mortgage loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan by the Special Servicer;

          (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

          (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

          (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the related borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder); and

          (8) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause
(2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). By the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause
(2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received and the Appraisal Reduction is calculated. The "Determination Date" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated, by the Special Servicer by the first

Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance), or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has become a Corrected Mortgage Loan), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property that materially effects the value of such Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or valuation, the Special Servicer is required to redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the pool of mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred during the related due period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Due Period;

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Due Period;

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates;

          (29) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

          (30) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to any interested person via its internet website initially located at "www.ctslink.com/cmbs", (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund (or, with respect to item 6 below, at its office located at 751 Kasota Avenue, Minneapolis, Minnesota 55414), during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, Moody's, Fitch or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) any property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) the mortgage loan files;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

          (9) trustee exception reports;

          (10) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

          (11) an explanation of the calculation of any Prepayment Interest Shortfall.

Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund.

This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the Certificates and all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any yield maintenance charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the Trust is located (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at (a) prior to May 7, 2002, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS GECCMC 2002-1) and (b) on and after May 7, 2002, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services (CMBS GECCMC 2002-1). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0022% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer will be permitted to appoint sub-servicers with respect to its servicing obligations and duties and they intend to use one or more sub-servicers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer (in the event that the Special Servicer is not GMAC Commercial Mortgage Corporation) will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; (F) any obligation of the Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and
(G) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (the foregoing, collectively referred to as the "Master Servicing Standards").

     Notwithstanding the foregoing, if the Special Servicer is GMAC Commercial Mortgage Corporation, then the Special Servicer will service and administer the mortgage loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing

Agreement and the terms of the respective mortgage loans, and, to the extent consistent with the foregoing, further as follows: (1) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement and (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related net mortgage rate); and (3) without regard to (A) any relationship that the Special Servicer or any affiliate thereof may have with the related borrower, (B) the ownership of any Certificate by the Special Servicer, or by any affiliate thereof, (C) the Special Servicer's obligation to direct the Master Servicer to make Advances, and (D) the right of the Special Servicer (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "GMAC Special Servicing Standards").

     As used in this document, the term "Servicing Standards" refers to either
(a) with respect to the Master Servicer and any Special Servicer other than GMAC Commercial Mortgage Corporation, the Master Servicing Standards, or (b) with respect to the Special Servicer, in the event that GMAC Commercial Mortgage Corporation is the Special Servicer, the GMAC Special Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be reponsible for the servicing and administration of the entire pool of mortgage loans. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its assumed payment and diligently pursues refinancing, the Master Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Directing Certificateholder has given its consent, 150 days) following such payment default. In addition, at the sole option of the Directing Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special

Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or for any action or failure to take any action that arises as a result of the difference between the Master Servicing Standards and the GMAC Servicing Standards. The Special Servicer will have no responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), Moody's and Fitch. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interests of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standards, or the REMIC Provisions or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

     GEMSA Loan Services, L.P. will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042. As of February 28, 2002, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $58 billion.

     The Master Servicer is the successor by merger to GE Capital Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. The Master Servicer is owned by GECIA Holdings, Inc. and affiliates of L.J. Melody Company. The merger of GECLS into the Master Servicer was completed on August 1, 2001.

     The Master Servicer will be responsible for the primary servicing of the mortgage loans. The Master Servicer may elect to subservice some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation will initially be appointed as special servicer of the Mortgage Loans and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans (in such capacity, the "Special Servicer").

     GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM") will initially be appointed as special servicer of the mortgage loans. As of February 28, 2002, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate outstanding principal balance of approximately $68.5 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from Moody's and Fitch that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate of 0.05% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing

Agreement, (2) 100% of all NSF check charges on the mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related Mortgage Loan that have been incurred and interest on Advances that has been incurred during the period set forth in the Pooling and Servicing Agreement with respect to the related Mortgage Loan to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that the Special Servicer has been terminated and, as of the time of such termination, a Specially Serviced Mortgage Loan would be a Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then the Special Servicer will be paid the related Workout Fee in the event such Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.

     A "Liquidation Fee" will be payable (a) with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds attributable to principal (provided, however, that a Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property), and (b) in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a certain cure period set forth in the Pooling and Servicing Agreement. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds; provided, however, that with respect to the Liquidation Fee payable in connection with the repurchase of a mortgage loan by the Mortgage Loan Seller as described in the preceding sentence, such Liquidation Fee Rate will be 0.25%. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder or the Special Servicer, or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include condemnation awards or insurance proceeds.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application, extension, modification, consent, waiver and earnout fees, NSF check charges, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans and 50% of such fees (other than application fees, change for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related Mortgage Loan to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates-- Advances," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable efforts to (1) cause each borrower to maintain, and if the borrower does not maintain or cause to be maintained, will be required to (2) itself maintain to the extent the Trustee as mortgagee has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property, unless the Master Servicer determines (consistent with the Servicing Standards) that such insurance coverage is not available at commercially reasonable rates and the Directing Certificateholder consents to such determination. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of
(1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions unless the Special Servicer determines (consistent with the Servicing Standards) that such insurance coverage is not available at commercially reasonable rates and the Directing Certificateholder consents to such determination. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that if the Master Servicer or Special Servicer, as applicable, reasonably determines the direction of the Directing Certificateholder conflicts with the Servicing Standards, then neither the Master Servicer nor the Special Servicer, as applicable, will be under any obligation to comply with such direction of the Directing Certificateholder and neither the Master Servicer nor the Special Servicer will be in default under the Pooling and Servicing Agreement or bear any liability to any Certificateholder for failure to comply with such direction of the Directing Certificateholder.

     The Pooling and Servicing Agreement also provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement. However, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held by the trust fund if it determines that such payment would be in the best interests of the Certificateholders.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan that is neither (a) a Specially Serviced Mortgage Loan nor (b) a

Defaulted Mortgage Loan or a mortgage loan as to which default is reasonably foreseeable; except that any extension entered into by the Master Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date ten years prior to the expiration of the leasehold estate. If the extension would extend the maturity date of a mortgage loan for more than twelve months (or such longer period not to exceed five years if, upon receipt of (a) a written recommendation and analysis received from the Master Servicer and (b) such documents as reasonably requested are delivered to the Special Servicer, the Special Servicer has determined that such longer period will result in a greater recovery on a net present value basis for the trust fund) from and after the original maturity date of the mortgage loan, the Master Servicer must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any Mortgage Loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not respond to such recommendation within ten Business Days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standards, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification, the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such approval and of the Master Servicer's and its own approval of such material modification and (c) the Directing Certificateholder has also approved such material modification; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 Business Days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; and, provided, further, that if the Directing Certificateholder does not respond to such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the Servicing Standards, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section, neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification".

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date ten years prior to the expiration of the leasehold;

          (2) reduce the related Net Mortgage Rate to less than the lesser of
     (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates); or

          (3) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, Moody's, Fitch and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     With respect to the following actions,

          (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

          (ii) the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

          (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related Mortgage Loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

          (iv) the incurrence by a borrower of any debt other than the Mortgage Loan and trade debt incurred in the normal operation of the related Mortgaged Property;

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer, (b) the Special Servicer has approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and
(c) the Directing Certificateholder has also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 Business Days) its receipt of all

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of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; and, provided, further, that if the Directing Certificateholder does not respond to such recommendation within 5 Business
Days of its receipt of the Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer or Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standards), the Special Servicer or Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, Moody's and Fitch.

     See also "--General" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

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          (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan becomes a Defaulted Mortgage Loan (or, in the case of a balloon loan, 150 days after such balloon loan becomes a Defaulted Mortgage Loan), the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standards. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder, the Special Servicer and the Master Servicer (only ifthe Master Servicer is not an affiliate of a Mortgage Loan Seller) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standards, whether the Option Price represents a fair price. The Master Servicer may retain, at the

                                     S-117
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expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property as soon as commercially reasonable, but in any event prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

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     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2003; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid by the Master Servicer as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and Fitch that the

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resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by Moody's or Fitch to any class of certificates, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

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          (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. (New York City time) on the relevant Distribution Date; provided, however, that if the Master Servicer fails to make any remittance so required, including any advance, to be made by the Master Servicer on the day such deposit was required to be made (without regard to any grace period), the Master Servicer will be required to pay to the Trustee, for the account of the Trustee, interest on such late remittance at the overnight rate from and including the day such deposit was required to be made to but excluding the date such remittance is made;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates;

          (g) the Trustee has received written notice from Moody's to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such action, if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, will have sixty days to resolve such matters to the satisfaction of Moody's (or such longer time period as may be agreed in writing by Moody's) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any class of Certificates; and

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          (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Moody's or Fitch, as evidenced by a letter from each of Moody's and Fitch;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates", "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (unless the affected Certificateholder consents in writing to such amendment), as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; or

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Moody's or Fitch.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standards without the consent of the holders of all Certificates of the classes then outstanding.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period, Defeasance and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on the tenth day of each month, beginning in May 2002;

          (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

          (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (f) the Closing Date is April 18, 2002;

          (g) the APD Loans prepay on their Anticipated Prepayment Dates; and

          (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR     25% CPR     50% CPR     75% CPR   100% CPR
----                                     ------     -------     -------     -------   --------
Initial Percent ........................ 100         100         100         100        100
April 10, 2003 .........................  95          95          95          95         95
April 10, 2004 .........................  90          90          90          90         90
April 10, 2005 .........................  85          85          85          85         85
April 10, 2006 .........................  79          79          79          79         79
April 10, 2007 .........................  59          59          59          59         59
April 10, 2008 .........................  52          52          52          52         52
April 10, 2009 .........................  28          28          28          28         28
April 10, 2010 .........................  20          20          20          20         20
April 10, 2011 .........................   4           4           4           3          2
April 10, 2012 .........................   0           0           0           0          0
Weighted Average Life (Years)(1) ....... 5.72        5.71        5.71        5.71       5.68
Estimated Month of First Principal ..... May 2002    May 2002    May 2002    May 2002   May 2002
Estimated Month of Maturity ............ July 2011   June 2011   June 2011   May 2011   May 2011

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
           OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS SET
                                 FORTH BELOW:

DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% CPR
----                                          ------       -------      -------      -------      --------
Initial Percent ............................. 100          100          100          100          100
April 10, 2003 .............................. 100          100          100          100          100
April 10, 2004 .............................. 100          100          100          100          100
April 10, 2005 .............................. 100          100          100          100          100
April 10, 2006 .............................. 100          100          100          100          100
April 10, 2007 .............................. 100          100          100          100          100
April 10, 2008 .............................. 100          100          100          100          100
April 10, 2009 .............................. 100          100          100          100          100
April 10, 2010 .............................. 100          100          100          100          100
April 10, 2011 .............................. 100          100          100          100          100
April 10, 2012 ..............................   0            0            0            0            0
Weighted Average Life (Years)(1) ............ 9.70         9.69         9.68         9.66         9.53
Estimated Month of First Principal .......... July 2011    June 2011    June 2011    May 2011     May 2011
Estimated Month of Maturity ................. April 2012   April 2012   April 2012   March 2012   January 2012

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% CPR
----                                          ------       -------      -------      -------      --------
Initial Percent ............................. 100          100          100          100          100
April 10, 2003 .............................. 100          100          100          100          100
April 10, 2004 .............................. 100          100          100          100          100
April 10, 2005 .............................. 100          100          100          100          100
April 10, 2006 .............................. 100          100          100          100          100
April 10, 2007 .............................. 100          100          100          100          100
April 10, 2008 .............................. 100          100          100          100          100
April 10, 2009 .............................. 100          100          100          100          100
April 10, 2010 .............................. 100          100          100          100          100
April 10, 2011 .............................. 100          100          100          100          100
April 10, 2012 ..............................   0            0            0            0            0
Weighted Average Life (Years)(1) ............ 9.98         9.98         9.98         9.94         9.73
Estimated Month of First Principal .......... April 2012   April 2012   April 2012   March 2012   January 2012
Estimated Month of Maturity ................. April 2012   April 2012   April 2012   April 2012   January 2012

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% CPR
----                                          ------       -------      -------      -------      --------
Initial Percent ............................. 100          100          100          100          100
April 10, 2003 .............................. 100          100          100          100          100
April 10, 2004 .............................. 100          100          100          100          100
April 10, 2005 .............................. 100          100          100          100          100
April 10, 2006 .............................. 100          100          100          100          100
April 10, 2007 .............................. 100          100          100          100          100
April 10, 2008 .............................. 100          100          100          100          100
April 10, 2009 .............................. 100          100          100          100          100
April 10, 2010 .............................. 100          100          100          100          100
April 10, 2011 .............................. 100          100          100          100          100
April 10, 2012 ..............................   0            0            0            0            0
Weighted Average Life (Years)(1) ............ 9.98         9.98         9.98         9.98         9.73
Estimated Month of First Principal .......... April 2012   April 2012   April 2012   April 2012   January 2012
Estimated Month of Maturity ................. April 2012   April 2012   April 2012   April 2012   January 2012

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% CPR
----                                          ------       -------      -------      -------      --------
Initial Percent ............................. 100          100          100          100          100
April 10, 2003 .............................. 100          100          100          100          100
April 10, 2004 .............................. 100          100          100          100          100
April 10, 2005 .............................. 100          100          100          100          100
April 10, 2006 .............................. 100          100          100          100          100
April 10, 2007 .............................. 100          100          100          100          100
April 10, 2008 .............................. 100          100          100          100          100
April 10, 2009 .............................. 100          100          100          100          100
April 10, 2010 .............................. 100          100          100          100          100
April 10, 2011 .............................. 100          100          100          100          100
April 10, 2012 ..............................   0            0            0            0            0
Weighted Average Life (Years)(1) ............ 9.98         9.98         9.98         9.98         9.73
Estimated Month of First Principal .......... April 2012   April 2012   April 2012   April 2012   January 2012
Estimated Month of Maturity ................. April 2012   April 2012   April 2012   April 2012   January 2012

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% CPR
----                                          ------       -------      -------      -------      --------
Initial Percent ............................. 100          100          100          100          100
April 10, 2003 .............................. 100          100          100          100          100
April 10, 2004 .............................. 100          100          100          100          100
April 10, 2005 .............................. 100          100          100          100          100
April 10, 2006 .............................. 100          100          100          100          100
April 10, 2007 .............................. 100          100          100          100          100
April 10, 2008 .............................. 100          100          100          100          100
April 10, 2009 .............................. 100          100          100          100          100
April 10, 2010 .............................. 100          100          100          100          100
April 10, 2011 .............................. 100          100          100          100          100
April 10, 2012 ..............................   0            0            0            0            0
Weighted Average Life (Years)(1) ............ 9.98         9.98         9.98         9.98         9.73
Estimated Month of First Principal .......... April 2012   April 2012   April 2012   April 2012   January 2012
Estimated Month of Maturity ................. April 2012   April 2012   April 2012   April 2012   January 2012

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It
is anticipated that the [     ] Certificates will be issued [at a premium]
[with de minimis original issue discount] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates-- Allocation of Yield Maintenance Charges and Prepayment Penalty Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 33 and seven mortgage loans, representing approximately 24.85% and 2.47% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(4)(A), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                        DEUTSCHE BANK      BEAR, STEARNS       J.P. MORGAN       MERRILL LYNCH     SALOMON SMITH
CLASS                  SECURITIES INC.       & CO. INC.      SECURITIES INC.         & CO.          BARNEY INC.
-----                  ---------------       ----------      ---------------         -----          -----------
Class A-1 .........
Class A-2 .........
Class B ...........
Class C ...........
Class D ...........
Class E ...........

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be
approximately $[   ], will be [ ]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Bear, Stearns & Co. Inc. is an affiliate of BSFI and BSCMI, two of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Thacher Proffitt and Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch"):

      CLASS                                                MOODY'S     FITCH
      -----                                                -------     -----
   A-1 ..................................................   Aaa         AAA
   A-2 ..................................................   Aaa         AAA
   B ....................................................   Aa2         AA
   C ....................................................   A1          A+
   D ....................................................   A2          A
   E ....................................................   A3          A--

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Bear, Stearns & Co., Inc., Prohibited Transaction Exemption ("PTE") 90-30, 55 Fed. Reg. 21,461 (May 24, 1990), J.P. Morgan Securities Inc., PTE 90-33, 55 Fed. Reg. 23,151 (June 6,
1990), Merrill Lynch & Co., PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990) and
Salomon Smith Barney Inc., PTE 89-89, 54 Fed. Reg. 42,569 (October 17, 1989), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997) and PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage Pass-Through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services ("S&P"), Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a Mortgage Loan on the terms described in this prospectus supplement if the terms and conditions have been approved by Moody's and Fitch and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis ......................................................         S-51
Actual/360 Basis ..................................................         S-51
Administrative Cost Rate ..........................................         S-93
Advances ..........................................................         S-99
Anticipated Prepayment Date .......................................         S-50
APD Loans .........................................................         S-50
Appraisal Reduction ...............................................        S-100
Appraisal Reduction Amount ........................................        S-101
Appraisal Reduction Event .........................................        S-100
Asset Status Report ...............................................        S-109
Assumed Final Distribution Date ...................................         S-95
Assumed Scheduled Payment .........................................         S-94
Authenticating Agent ..............................................         S-84
Available Distribution Amount .....................................         S-87
Baa3 ..............................................................         S-50
Base Interest Fraction ............................................         S-95
BBB- ..............................................................         S-50
BSCMI .............................................................         S-48
BSFI ..............................................................         S-48
Certificate Account ...............................................         S-87
Certificate Balance ...............................................         S-83
Certificate Owner .................................................         S-84
Certificate Registrar .............................................         S-84
Certificateholders ................................................         S-48
Certificates ......................................................         S-83
Class A Certificates ..............................................         S-83
Class X Certificates ..............................................         S-83
Clearstream, Luxembourg ...........................................         S-84
Closing Date ......................................................         S-48
Code ..............................................................        S-130
Collateral Support Deficit ........................................         S-98
Condemnation Proceeds .............................................         S-87
Constant Prepayment Rate ..........................................        S-126
Controlling Class .................................................        S-110
Controlling Class Certificateholder ...............................        S-109
Corrected Mortgage Loan ...........................................        S-109
CPR ...............................................................        S-126
Cross-Over Date ...................................................         S-91
Cut-off Date ......................................................         S-48
Cut-off Date Balance ..............................................         S-48
Debt Service Coverage Ratio .......................................         S-60
Defaulted Mortgage Loan ...........................................        S-117
Defeasance Loan ...................................................         S-77
Defeasance Lock-out Period ........................................         S-52
Defeasance Option .................................................         S-52
Depositor .........................................................         S-48
Depositories ......................................................         S-84
Determination Date ................................................        S-100
Direct Participants ...............................................         S-84
Directing Certificateholder .......................................        S-109
Distributable Certificate Interest ................................         S-93
Distribution Account ..............................................         S-87
Distribution Date .................................................         S-86
DSCR ..............................................................         S-60
DTC ...............................................................         S-84
Due Period ........................................................         S-88
Environmental Report ..............................................         S-76
ERISA .............................................................        S-133
ERISA Plan ........................................................        S-133
Euroclear .........................................................         S-84
Events of Default .................................................        S-120
Excess Interest ...................................................         S-93
Excess Interest Distribution Account ..............................         S-87
Excess Liquidation Proceeds .......................................         S-95
Excluded Plan .....................................................        S-135
Exemption .........................................................        S-134
Fee Interest ......................................................         S-78
FIRREA ............................................................         S-66
Fitch .............................................................        S-133
Ford Lease ........................................................         S-50
Form 8-K ..........................................................         S-55
GACC ..............................................................         S-48
GECC ..............................................................         S-48
GECLS .............................................................        S-110
GMAC Special Servicing Standards ..................................        S-108
GMACCM ............................................................        S-110
Ground Lease ......................................................         S-78
Indirect Participants .............................................         S-84
Initial Pool Balance ..............................................         S-48
Initial Rate ......................................................         S-50
Insurance Proceeds ................................................         S-87
Interest Reserve Account ..........................................         S-87
IRS ...............................................................        S-118
Liquidation Fee ...................................................        S-111
Liquidation Fee Rate ..............................................        S-111
Liquidation Proceeds ..............................................         S-87
Lock Box Accounts .................................................         S-81
Lock Box Loans ....................................................         S-81
Lockout Period ....................................................         S-51
Lower-Tier Distribution Account ...................................         S-87
Lower-Tier REMIC ..................................................        S-130
LTV Ratio .........................................................         S-61
MAI ...............................................................        S-101
Master Servicer ...................................................        S-110
Master Servicing Standards ........................................        S-107
Monthly Interest Shortfall ........................................         S-52
Moody's ...........................................................        S-133
Mortgage ..........................................................         S-48
Mortgage Loan Sellers .............................................         S-48
Mortgage Note .....................................................         S-48
Mortgage Rate .....................................................         S-93
Mortgaged Property ................................................         S-48

                                                                            PAGE
                                                                            ----
Net Mortgage Rate .................................................         S-92
Non-Offered Certificates ..........................................         S-83
Non-Offered Subordinate Certificates ..............................         S-97
Nonrecoverable Advance ............................................         S-99
Notional Amount ...................................................         S-83
Offered Certificates ..............................................         S-83
OID ...............................................................        S-130
Option Price ......................................................        S-117
P&I Advance .......................................................         S-98
Participants ......................................................         S-84
Pass-Through Rate .................................................         S-92
Percentage Interest ...............................................         S-84
Periodic Payments .................................................         S-60
Permitted Investments .............................................         S-87
Plan ..............................................................        S-133
Pooling and Servicing Agreement ...................................         S-83
Prepayment Assumption .............................................        S-131
Prepayment Interest Shortfall .....................................         S-93
Prime Rate ........................................................         S-99
Principal Distribution Amount .....................................         S-93
Principal Shortfall ...............................................         S-94
Privileged Person .................................................        S-103
PTE ...............................................................        S-134
Purchase Agreements ...............................................         S-48
Purchase Option ...................................................        S-117
Purchase Price ....................................................         S-80
Qualified Substitute Mortgage Loan ................................         S-81
Rated Final Distribution Date .....................................         S-96
Record Date .......................................................         S-86
Reimbursement Rate ................................................         S-99
Related Proceeds ..................................................         S-99
Release Date ......................................................         S-52
REMIC .............................................................        S-130
REMIC Provisions ..................................................        S-130
REO Account .......................................................        S-113
REO Loan ..........................................................         S-95
REO Property ......................................................        S-108
Replacement Treasury Rate .........................................         S-51
Residual Certificates .............................................         S-83
Restricted Group ..................................................        S-134
Revised Rate ......................................................         S-50
Risk Factors ......................................................         S-27
Rules .............................................................         S-85
S&P ...............................................................        S-134
Scheduled Principal Distribution Amount ...........................         S-94
Senior Certificates ...............................................         S-83
Servicer Remittance Date ..........................................         S-98
Servicer Reports ..................................................        S-103
Servicing Advances ................................................         S-99
Servicing Fee .....................................................        S-110
Servicing Fee Rate ................................................        S-110
Servicing Standards ...............................................        S-108
SFH Area ..........................................................         S-74
Similar Law .......................................................        S-133
Special Servicer ..................................................        S-110
Special Servicing Fee .............................................        S-111
Special Servicing Fee Rate ........................................        S-111
Specially Serviced Mortgage Loans .................................        S-109
Stated Principal Balance ..........................................         S-94
Statement to Certificateholders ...................................        S-101
Subordinate Certificates ..........................................         S-83
Subordinate Offered Certificates ..................................         S-83
Terms and Conditions ..............................................         S-86
Title Exception ...................................................         S-73
Title Exceptions ..................................................         S-73
Title Insurance Policy ............................................         S-74
Trustee ...........................................................  S-48, S-106
Trustee Fee .......................................................        S-106
Trustee Fee Rate ..................................................        S-106
U.S. Securities Rate ..............................................         S-51
Uncovered Prepayment Interest Shortfall ...........................         S-93
Underwriters ......................................................        S-131
Underwriting Agreement ............................................        S-131
Underwritten Net Cash Flow ........................................         S-64
Unscheduled Principal Distribution Amount .........................         S-94
Upper-Tier Distribution Account ...................................         S-87
Upper-Tier REMIC ..................................................        S-130
Voting Rights .....................................................        S-105
WAC Rate ..........................................................         S-92
Weighted Average Life .............................................         S-52
Withheld Amounts ..................................................         S-87
Withheld Loans ....................................................         S-87
Workout Fee .......................................................        S-111
Workout Fee Rate ..................................................        S-111
Yield Maintenance Charge ..........................................         S-51
Yield Maintenance Period ..........................................         S-51

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2002-1

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                       % OF                       MORTGAGE                            CUT-OFF
                                                   INITIAL POOL       # OF          LOAN         ORIGINAL               DATE
   ID                  PROPERTY NAME                  BALANCE      PROPERTIES    SELLER (1)       BALANCE             BALANCE
--------------------------------------------------------------------------------------------------------------------------------
   1     15555 Lundy Parkway (2)                       5.54%           1            BSFI        58,000,000           57,516,449
   2     Scholls Ferry Boulevard                       2.98%           1            GACC        31,000,000           31,000,000
   3     Fresh Pond Shopping Center                    2.94%           1            GECC        30,600,000           30,582,957
   4     Plaza at Cedar Hill-MCA                       2.69%           1            GECC        28,000,000           27,951,483
   5     Inverrary Gardens                             2.31%           1            GACC        24,000,000           23,984,766
--------------------------------------------------------------------------------------------------------------------------------
   6     Cameron Crossing (3)                          2.30%           1            GECC        24,000,000           23,864,630
   7     38 Chauncy Street (4)                         2.14%           1            GECC        22,313,439           22,200,005
   8     Rookwood Office Tower                         2.06%           1            GECC        21,505,000           21,427,919
   9     Gates of Arlington                            2.06%           1            GECC        21,400,000           21,345,805
   10    Potomac Place Shopping Center                 2.02%           1           BSCMI        21,000,000           21,000,000
--------------------------------------------------------------------------------------------------------------------------------
   11    Highland Greens Apartments                    1.84%           1            GECC        19,200,000           19,111,819
   12    801 Travis Street                             1.82%           1            BSFI        19,000,000           18,915,798
   13    Sudley North Office Center (5)                1.73%           5            GACC        18,010,000           18,010,000
  13a    7869 Ashton Ave.                              0.62%                        GACC         6,388,561            6,388,561
  13b    7848 Donegan Drive                            0.59%                        GACC         6,101,435            6,101,435
--------------------------------------------------------------------------------------------------------------------------------
  13c    7699 Ashton Ave.                              0.26%                        GACC         2,713,344            2,713,344
  13d    7698 Donegan Drive                            0.17%                        GACC         1,794,540            1,794,540
  13e    7701 Donegan Drive                            0.10%                        GACC         1,012,120            1,012,120
   14    Culver Center                                 1.59%           1            GECC        16,500,000           16,471,319
   15    Grande Promenade                              1.53%           1            GACC        15,938,000           15,938,000
--------------------------------------------------------------------------------------------------------------------------------
   16    Tri-City Plaza                                1.52%           1            GECC        15,800,000           15,740,859
   17    438 Summit Avenue                             1.44%           1            GACC        15,000,000           15,000,000
   18    London Park Towers Apartments                 1.44%           1            GACC        15,000,000           15,000,000
   19    Eagle Crest Apartments                        1.41%           1            GACC        14,600,000           14,600,000
   20    20 E. 46th Street (4)                         1.37%           1            GECC        14,274,690           14,265,905
--------------------------------------------------------------------------------------------------------------------------------
   21    Centennial Valley Apts.                       1.32%           1            GECC        13,750,000           13,707,054
   22    Walden Landing Apts.                          1.32%           1            GECC        13,700,000           13,700,000
   23    Brighton Office Center                        1.30%           1            BSFI        13,550,000           13,507,770
   24    East Gate Square Shopping Center - Ph. IV     1.26%           1            BSFI        13,100,000           13,077,120
   25    Londonderry Apartments                        1.16%           1            GACC        12,000,000           12,000,000
--------------------------------------------------------------------------------------------------------------------------------
   26    The Cornerstone (4)                           1.15%           1            GECC        11,996,354           11,932,793
   27    Commerce & Design Building                    1.01%           1            GECC        10,500,000           10,449,574
   28    LaGuna Seca Shopping Center                   1.00%           1            GECC        10,340,000           10,333,959
   29    Indio Plaza Shopping Center                   0.99%           1            GECC        10,360,000           10,328,478
   30    Broadway Market Center                        0.99%           1            GECC        10,256,000           10,250,027
--------------------------------------------------------------------------------------------------------------------------------
   31    La Quinta Shopping Center                     0.94%           1            GACC         9,775,000            9,757,430
   32    Town Center West (4)                          0.94%           1            GECC         9,788,035            9,751,761
   33    Forest Place Apartments                       0.91%           1            GACC         9,500,000            9,500,000
   34    College Club Apartments (6)                   0.88%           1            GECC         9,100,000            9,100,000
   35    Chatham Executive Center                      0.87%           1            GECC         9,059,000            9,054,036
--------------------------------------------------------------------------------------------------------------------------------
   36    Storage USA- Fordham (4)                      0.85%           1            GECC         8,891,688            8,859,842
   37    Center @ Monocacy                             0.85%           1            GECC         8,800,000            8,780,205
   38    Glendale Safeway Shopping Center              0.83%           1            GECC         8,670,000            8,670,000
   39    500 S. Gravers Road                           0.83%           1            BSFI         8,600,000            8,571,176
   40    Publix@ Laguna Isles                          0.81%           1            GECC         8,400,000            8,394,953
--------------------------------------------------------------------------------------------------------------------------------
   41    Campus Park Apts - Oklahoma                   0.80%           1            GECC         8,315,000            8,289,142
   42    Lakeview Terrace MHC                          0.79%           1            GECC         8,250,000            8,250,000
   43    1044 Market                                   0.77%           1            GECC         8,046,000            8,046,000
   44    Longfellow Apartments                         0.72%           1            GECC         7,539,000            7,504,297
   45    Timberview Apartments                         0.71%           1            GECC         7,369,000            7,335,080
--------------------------------------------------------------------------------------------------------------------------------
   46    Top of the Hill Apartments                    0.68%           1            GACC         7,100,000            7,100,000
   47    Eastlake Village                              0.67%           1            BSFI         7,000,000            6,984,596
   48    The Grand Reserve                             0.67%           1            GECC         7,000,000            6,983,022
   49    Trafalgar Plaza                               0.65%           1            GECC         6,824,000            6,794,386
   50    Fairfax Ridge                                 0.65%           1            GECC         6,800,000            6,788,512
--------------------------------------------------------------------------------------------------------------------------------
   51    Bonney Lake Shopping Center                   0.62%           1            GECC         6,447,000            6,432,584
   52    Costco Ground Lease (7)                       0.61%           1            BSFI         6,400,000            6,380,399
   53    Brandon Mills Apartments                      0.61%           1            GECC         6,350,000            6,350,000
   54    Davie Self Storage                            0.57%           1            GECC         5,920,000            5,886,019
   55    Campus Executive Office Park                  0.56%           1            GECC         5,863,000            5,859,200
--------------------------------------------------------------------------------------------------------------------------------
   56    Cedarfield Apartments                         0.55%           1            GACC         5,740,000            5,736,751
   57    Kirkwood Apartments                           0.55%           1            GACC         5,700,000            5,700,000
   58    Rosecrans Center                              0.54%           1            BSFI         5,650,000            5,644,302
   59    Federal Heights SC (4)                        0.54%           1            GECC         5,627,527            5,604,547
   60    Washington Square                             0.53%           1            GECC         5,500,000            5,488,089
--------------------------------------------------------------------------------------------------------------------------------
   61    Rock Spring Shopping Center                   0.52%           1           BSCMI         5,450,000            5,450,000
   62    Courtyard by Marriott - Frederick             0.50%           1            GECC         5,250,000            5,221,551
   63    Colonnade III Shopping Center                 0.50%           1            GECC         5,200,000            5,188,233
   64    The Shops at Metro Station                    0.48%           1            GACC         5,000,000            5,000,000
   65    Williamstown Shopping Center                  0.48%           1            GECC         5,000,000            4,979,992
--------------------------------------------------------------------------------------------------------------------------------
   66    Wayne Manchester Apartments                   0.47%           1            GACC         4,900,000            4,900,000
   67    Blanco Market                                 0.47%           1            GECC         4,900,000            4,897,427
   68    Mission Douglas Plaza                         0.47%           1            GECC         4,900,000            4,891,550
   69    813 Diligence Drive                           0.46%           1            GACC         4,800,000            4,791,563
   70    Heritage Square Shopping Center               0.45%           1            GECC         4,670,000            4,659,987
--------------------------------------------------------------------------------------------------------------------------------
   71    Gateway Square Apartments                     0.44%           1            GACC         4,600,000            4,600,000
   72    Lansdowne Village Apartments                  0.44%           1            GACC         4,600,000            4,600,000
   73    A-1 Self Storage Morena                       0.44%           1            GECC         4,550,000            4,533,938
   74    2033 Chenault Office                          0.43%           1            GECC         4,500,000            4,489,938
   75    289 Highland Avenue                           0.41%           1            BSFI         4,230,000            4,230,000
--------------------------------------------------------------------------------------------------------------------------------
   76    Heathertree I Apartments                      0.41%           1            GECC         4,240,000            4,220,483
   77    HEB-Gessner                                   0.40%           1            GECC         4,200,000            4,192,664
   78    Heathertree II Apartments                     0.39%           1            GECC         4,080,000            4,061,219
   79    Plaza South                                   0.39%           1           BSCMI         4,050,000            4,047,582
   80    Stratford Executive Park                      0.39%           1            GACC         4,025,000            4,018,124
--------------------------------------------------------------------------------------------------------------------------------
   81    Eastchester Plaza                             0.39%           1            BSFI         4,000,000            4,000,000
   82    Westfield Arms                                0.39%           1            GACC         4,000,000            4,000,000
   83    Vila Dian and Hillcrest (5)                   0.38%           2            GECC         4,000,000            3,992,370
  83a    Hillcrest Estates                             0.30%                        GECC         3,130,435            3,124,464
  83b    Villa Diann                                   0.08%                        GECC           869,565              867,907
--------------------------------------------------------------------------------------------------------------------------------
   84    Walgreens - Temple City, CA                   0.38%           1            GECC         3,932,000            3,928,084
   85    Capitol Mobile Home Park                      0.38%           1            GECC         3,920,000            3,908,203
   86    Cullen Crossing (4)                           0.37%           1            GECC         3,895,892            3,888,815
   87    Walgreens-Loveland                            0.37%           1            GECC         3,850,000            3,850,000
   88    A-1 Self Storage Concord                      0.37%           1            GECC         3,825,000            3,802,252
--------------------------------------------------------------------------------------------------------------------------------
   89    Mobile Aire Estates MHC                       0.37%           1            GECC         3,800,000            3,793,331
   90    Friends and Family Self Storage               0.36%           1            GECC         3,800,000            3,782,581
   91    Village Green Apartments                      0.36%           1            GACC         3,750,000            3,750,000
   92    Novato MHP                                    0.36%           1            GECC         3,750,000            3,738,465
   93    Dogwood Creek Apartments                      0.35%           1            GACC         3,640,000            3,640,000
--------------------------------------------------------------------------------------------------------------------------------
   94    Burns Road Self Storage II                    0.35%           1            GECC         3,600,000            3,583,070
   95    Storage Pro Richmond                          0.34%           1            GECC         3,500,000            3,491,004
   96    Safeguard Self Storage # 15                   0.33%           1            GECC         3,400,000            3,388,668
   97    Spring Pine Apartments                        0.32%           1            GACC         3,350,000            3,344,305
   98    National Boulevard Self Storage               0.31%           1            BSFI         3,250,000            3,241,748
--------------------------------------------------------------------------------------------------------------------------------
   99    A-1 Self Storage Kearney Mesa                 0.31%           1            GECC         3,250,000            3,238,102
  100    Memorial Park Mini-Storage                    0.31%           1            GECC         3,200,000            3,189,488
  101    Shops at 41st Street                          0.31%           1            GECC         3,200,000            3,182,666
  102    Leland Plaza                                  0.30%           1            GECC         3,120,000            3,112,926
  103    Somerville & Cambridge (5)                    0.29%           2            BSFI         3,000,000            3,000,000
--------------------------------------------------------------------------------------------------------------------------------
  103a   25-33 Lee Street                              0.17%                        BSFI         1,730,000            1,730,000
  103b   109 Highland Avenue                           0.12%                        BSFI         1,270,000            1,270,000
  104    A-1 Self Storage Cypress                      0.29%           1            GECC         3,000,000            2,988,736
  105    Wynsong 12                                    0.29%           1            BSFI         3,025,000            2,972,178
  106    Walgreens - Brooklyn                          0.27%           1            GECC         2,785,000            2,778,969
--------------------------------------------------------------------------------------------------------------------------------
  107    1116 West Arbrook Retail B                    0.26%           1            GECC         2,700,000            2,698,587
  108    Storage Pro Stockton                          0.26%           1            GECC         2,700,000            2,693,061
  109    Frederick Self Storage                        0.26%           1            GECC         2,700,000            2,692,822
  110    1211 Chestnut Street                          0.25%           1            GACC         2,600,000            2,597,550
  111    Dodge Professional Center                     0.25%           1            GECC         2,600,000            2,590,268
--------------------------------------------------------------------------------------------------------------------------------
  112    Mt. Kisco Self Storage                        0.25%           1            GECC         2,600,000            2,585,209
  113    Walgreen's                                    0.25%           1           BSCMI         2,575,000            2,573,637
  114    Magnolia Mini Storage                         0.25%           1            GECC         2,577,000            2,570,475
  115    3301 M Street                                 0.25%           1            GACC         2,550,000            2,548,538
  116    Fort Knox SS-Leesburg                         0.24%           1            GECC         2,500,000            2,493,505
--------------------------------------------------------------------------------------------------------------------------------
  117    Green Valley Self Storage - Lake Mead         0.24%           1            GECC         2,450,000            2,447,697
  118    CVS-Pleasant Valley                           0.23%           1            GECC         2,375,000            2,369,679
  119    101 Shoreline Office                          0.23%           1            GECC         2,360,000            2,353,129
  120    Ayres Self Storage                            0.22%           1            GECC         2,242,000            2,242,000
  121    Washington Ave Office                         0.21%           1            GECC         2,200,000            2,196,121
--------------------------------------------------------------------------------------------------------------------------------
  122    Scott's Corner                                0.21%           1            GECC         2,200,000            2,189,583
  123    Wal-Mart Center                               0.21%           1            GECC         2,150,000            2,150,000
  124    Firwood Apartments                            0.20%           1            GECC         2,100,000            2,095,006
  125    Texan Storage                                 0.20%           1            GECC         2,100,000            2,094,817
  126    Sure Lock (2) Self Storage                    0.20%           1            GECC         2,092,000            2,092,000
--------------------------------------------------------------------------------------------------------------------------------
  127    Waterman Medical Plaza                        0.20%           1            GACC         2,075,000            2,067,916
  128    Park Colony Apartments                        0.20%           1            GECC         2,030,000            2,027,987
  129    Sycamore Villa MHC                            0.19%           1            GECC         2,000,000            1,994,994
  130    Cromwell Bridge                               0.18%           1            GECC         1,875,000            1,869,245
  131    Eckerd-Sterling                               0.17%           1            GECC         1,774,000            1,768,870
--------------------------------------------------------------------------------------------------------------------------------
  132    Fort Knox-Frederick                           0.16%           1            GECC         1,700,000            1,695,480
  133    Sure Lock (1) Self Storage                    0.16%           1            GECC         1,681,000            1,681,000
  134    A1A Self Storage                              0.14%           1            GECC         1,500,000            1,498,493
  135    KenilWest Office Building                     0.14%           1            GECC         1,500,000            1,497,451
  136    Safeguard Storage #13                         0.14%           1            GECC         1,500,000            1,494,928
--------------------------------------------------------------------------------------------------------------------------------
  137    Safeguard Self Storage #14                    0.13%           1            GECC         1,331,000            1,326,564

         GENERAL                   DETAILED                                                 INTEREST           ORIGINAL
         PROPERTY                  PROPERTY                  INTEREST    ADMINISTRATIVE      ACCRUAL       TERM TO MATURITY
   ID    TYPE                      TYPE                        RATE         FEE RATE          BASIS         OR APD (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
   1     Office                    Office                     7.3000%       0.05220%       Actual/360            180
   2     Mixed Use                 Office / Retail            7.6150%       0.05220%       Actual/360            120
   3     Retail                    Anchored                   7.3700%       0.05220%       Actual/360            120
   4     Retail                    Anchored                   7.3800%       0.05220%       Actual/360            120
   5     Multifamily               Conventional               6.9500%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   6     Retail                    Anchored                   7.7400%       0.05220%       Actual/360            120
   7     Office                    Office                     7.3400%       0.05220%       Actual/360            120
   8     Office                    Office                     7.4500%       0.05220%       Actual/360            120
   9     Multifamily               Conventional               6.8800%       0.05220%       Actual/360            120
   10    Retail                    Anchored                   6.9600%       0.05220%       Actual/360             84
-------------------------------------------------------------------------------------------------------------------------------
   11    Multifamily               Conventional               7.0000%       0.05220%       Actual/360            120
   12    Office                    Office                     6.4500%       0.05220%       Actual/360             84
   13    Office                    Office                     7.4700%       0.05220%       Actual/360            120
  13a    Office                    Office
  13b    Office                    Office
-------------------------------------------------------------------------------------------------------------------------------
  13c    Office                    Office
  13d    Office                    Office
  13e    Office                    Office
   14    Retail                    Anchored                   7.3600%       0.05220%       Actual/360            120
   15    Retail                    Shadow Anchored            7.8200%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   16    Retail                    Anchored                   7.2500%       0.05220%       Actual/360            120
   17    Office                    Office                     7.4500%       0.05220%       Actual/360            120
   18    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   19    Multifamily               Conventional               6.9900%       0.05220%       Actual/360            120
   20    Office                    Office                     7.1100%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   21    Multifamily               Conventional               6.9800%       0.05220%       Actual/360            120
   22    Multifamily               Conventional               7.0100%       0.05220%       Actual/360            120
   23    Office                    Office                     6.9900%       0.05220%       Actual/360             60
   24    Retail                    Anchored                   7.3300%       0.05220%       Actual/360             60
   25    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   26    Retail                    Unanchored                 8.0200%       0.05220%       Actual/360            120
   27    Office                    Office                     6.8000%       0.05220%       Actual/360            120
   28    Retail                    Anchored                   7.2200%       0.05220%       Actual/360            120
   29    Retail                    Anchored                   7.1000%       0.05220%       Actual/360            120
   30    Retail                    Anchored                   7.2300%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   31    Retail                    Anchored                   7.1500%       0.05220%       Actual/360            120
   32    Retail                    Anchored                   7.1100%       0.05220%       Actual/360            120
   33    Multifamily               Conventional               6.8600%       0.05220%       Actual/360            120
   34    Multifamily               Student Housing            6.7400%       0.05220%       Actual/360            120
   35    Office                    Office                     7.4200%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   36    Self Storage              Self Storage               7.3100%       0.05220%       Actual/360            120
   37    Industrial                Office/Warehouse           7.4800%       0.05220%       Actual/360            120
   38    Retail                    Anchored                   7.0000%       0.05220%       Actual/360            120
   39    Office                    Office                     7.6650%       0.05220%       Actual/360            120
   40    Retail                    Anchored                   7.1300%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   41    Multifamily               Student Housing            7.0000%       0.05220%       Actual/360            120
   42    Manufactured Housing      Manufactured Housing       7.2800%       0.05220%       Actual/360            120
   43    Retail                    Anchored                   7.8500%       0.05220%       Actual/360            120
   44    Multifamily               Conventional               6.9900%       0.05220%       Actual/360            120
   45    Multifamily               Conventional               6.9900%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   46    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   47    Retail                    Shadow Anchored            7.5900%       0.05220%       Actual/360            120
   48    Multifamily               Conventional               7.1000%       0.05220%       Actual/360            120
   49    Office                    Office                     7.2500%       0.05220%       Actual/360            120
   50    Office                    Office                     7.5400%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   51    Retail                    Anchored                   7.5100%       0.05220%       Actual/360            120
   52    Retail                    Anchored                   7.0700%       0.05220%       Actual/360            180
   53    Multifamily               Conventional               7.0400%       0.05220%       Actual/360            120
   54    Self Storage              Self Storage               7.6700%       0.05220%       Actual/360            120
   55    Office                    Office                     6.8800%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   56    Multifamily               Student Housing            7.3200%       0.05220%       Actual/360            120
   57    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   58    Retail                    Unanchored                 7.6350%       0.05220%       Actual/360            120
   59    Retail                    Shadow Anchored            7.7500%       0.05220%       Actual/360            120
   60    Retail                    Shadow Anchored            7.6700%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   61    Retail                    Anchored                   7.4700%       0.05220%       Actual/360            120
   62    Hotel                     Limited Service            7.6500%       0.05220%       Actual/360            120
   63    Retail                    Unanchored                 7.4500%       0.05220%       Actual/360            120
   64    Retail                    Anchored                   7.7900%       0.05220%       Actual/360            120
   65    Retail                    Unanchored                 7.6000%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   66    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   67    Retail                    Shadow Anchored            7.5500%       0.05220%       Actual/360            120
   68    Retail                    Anchored                   7.4100%       0.05220%       Actual/360            120
   69    Office                    Flex                       7.2900%       0.05220%       Actual/360            120
   70    Retail                    Unanchored                 7.7200%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   71    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   72    Multifamily               Conventional               6.1600%       0.05220%       Actual/360            120
   73    Self Storage              Self Storage               7.3400%       0.05220%       Actual/360            120
   74    Industrial                Office/Warehouse           7.5100%       0.05220%       Actual/360            120
   75    Multifamily               Conventional               7.4700%       0.05220%         30/360              120
-------------------------------------------------------------------------------------------------------------------------------
   76    Multifamily               Conventional               6.9900%       0.05220%       Actual/360            120
   77    Retail                    Anchored                   7.3300%       0.05220%       Actual/360            120
   78    Multifamily               Conventional               6.9900%       0.05220%       Actual/360            120
   79    Retail                    Shadow Anchored            7.1500%       0.05220%       Actual/360            120
   80    Office                    Office                     7.4700%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   81    Retail                    Shadow Anchored            7.6400%       0.05220%       Actual/360            120
   82    Multifamily               Conventional               7.4400%       0.05220%       Actual/360            120
   83    Manufactured Housing      Manufactured Housing       6.7800%       0.05220%       Actual/360            120
  83a    Manufactured Housing      Manufactured Housing
  83b    Manufactured Housing      Manufactured Housing
-------------------------------------------------------------------------------------------------------------------------------
   84    Retail                    Anchored                   7.2000%       0.05220%       Actual/360            120
   85    Manufactured Housing      Manufactured Housing       7.1500%       0.05220%       Actual/360            120
   86    Retail                    Shadow Anchored            7.4300%       0.05220%       Actual/360            120
   87    Retail                    Unanchored                 7.6700%       0.05220%       Actual/360            120
   88    Self Storage              Self Storage               7.1000%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   89    Manufactured Housing      Manufactured Housing       7.3000%       0.05220%       Actual/360             84
   90    Self Storage              Self Storage               7.2500%       0.05220%       Actual/360            120
   91    Multifamily               Conventional               7.4200%       0.05220%       Actual/360            120
   92    Manufactured Housing      Manufactured Housing       7.0500%       0.05220%       Actual/360            120
   93    Multifamily               Conventional               7.5900%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   94    Self Storage              Self Storage               7.1000%       0.05220%       Actual/360            120
   95    Self Storage              Self Storage               7.2900%       0.05220%       Actual/360            120
   96    Self Storage              Self Storage               7.7000%       0.05220%       Actual/360            120
   97    Multifamily               Conventional               7.5000%       0.05220%       Actual/360             60
   98    Self Storage              Self Storage               7.3800%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
   99    Self Storage              Self Storage               7.1100%       0.05220%       Actual/360            120
  100    Self Storage              Self Storage               7.7900%       0.05220%       Actual/360            120
  101    Retail                    Unanchored                 7.9000%       0.05220%       Actual/360            120
  102    Retail                    Anchored                   7.4400%       0.05220%       Actual/360            120
  103    Multifamily               Conventional               7.0500%       0.05220%         30/360               60
-------------------------------------------------------------------------------------------------------------------------------
  103a   Multifamily               Conventional
  103b   Multifamily               Conventional
  104    Self Storage              Self Storage               6.9500%       0.05220%       Actual/360            120
  105    Retail                    Unanchored                 8.8670%       0.05220%       Actual/360            120
  106    Retail                    Anchored                   7.6700%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  107    Retail                    Shadow Anchored            7.5600%       0.05220%       Actual/360            120
  108    Self Storage              Self Storage               7.2900%       0.05220%       Actual/360            120
  109    Self Storage              Self Storage               7.0400%       0.05220%       Actual/360            120
  110    Office                    Office                     7.4500%       0.05220%       Actual/360            120
  111    Office                    Office                     7.2500%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  112    Self Storage              Self Storage               7.1500%       0.05220%       Actual/360            120
  113    Retail                    Anchored                   7.5250%       0.05220%       Actual/360            120
  114    Self Storage              Self Storage               7.4000%       0.05220%       Actual/360            120
  115    Multifamily               Conventional/Retail        7.2800%       0.05220%       Actual/360            120
  116    Self Storage              Self Storage               7.2100%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  117    Self Storage              Self Storage               7.4600%       0.05220%       Actual/360            120
  118    Retail                    Anchored                   7.5000%       0.05220%       Actual/360            120
  119    Office                    Office                     7.3000%       0.05220%       Actual/360            120
  120    Self Storage              Self Storage               7.6200%       0.05220%       Actual/360            120
  121    Office                    Office                     7.2700%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  122    Retail                    Unanchored                 7.0600%       0.05220%       Actual/360            120
  123    Retail                    Shadow Anchored            7.8500%       0.05220%       Actual/360            120
  124    Multifamily               Student Housing            7.2000%       0.05220%       Actual/360            120
  125    Self Storage              Self Storage               7.5900%       0.05220%       Actual/360            120
  126    Self Storage              Self Storage               7.5000%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  127    Office                    Medical Office             7.5500%       0.05220%       Actual/360            120
  128    Multifamily               Conventional               7.2200%       0.05220%       Actual/360            120
  129    Manufactured Housing      Manufactured Housing       6.9400%       0.05220%       Actual/360            120
  130    Office                    Office                     7.0600%       0.05220%       Actual/360            120
  131    Retail                    Anchored                   7.2300%       0.05220%       Actual/360            180
-------------------------------------------------------------------------------------------------------------------------------
  132    Self Storage              Self Storage               7.0400%       0.05220%       Actual/360            120
  133    Self Storage              Self Storage               7.5000%       0.05220%       Actual/360            120
  134    Self Storage              Self Storage               7.1600%       0.05220%       Actual/360            120
  135    Office                    Office                     7.1000%       0.05220%       Actual/360            120
  136    Self Storage              Self Storage               7.6100%       0.05220%       Actual/360            120
-------------------------------------------------------------------------------------------------------------------------------
  137    Self Storage              Self Storage               7.7000%       0.05220%       Actual/360            120

          STATED REMAINING       ORIGINAL        REMAINING        FIRST     MATURITY        ANNUAL       MONTHLY
          TERM TO MATURITY     AMORTIZATION     AMORTIZATION     PAYMENT      DATE           DEBT          DEBT
   ID       OR APD (MOS.)      TERM (MOS.)      TERM (MOS.)       DATE       OR APD         SERVICE      SERVICE
------------------------------------------------------------------------------------------------------------------
   1             176               180              176          1/1/02      12/1/16       5,707,068      475,589
   2             120               360              360          5/1/02      4/1/12        2,630,434      219,203
   3             119               360              359          4/1/02      3/1/12        2,534,908      211,242
   4             118               360              358          3/1/02      2/1/12        2,321,814      193,484
   5             119               360              359          4/1/02      3/1/12        1,906,410      158,868
------------------------------------------------------------------------------------------------------------------
   6             111               360              351          8/1/01      7/1/11        2,061,277      171,773
   7             112               359              352          9/1/01      8/1/11        1,844,391      153,699
   8             115               360              355          12/1/01     11/1/11       1,795,566      149,630
   9             117               360              357          2/1/02      1/1/12        1,687,851      140,654
   10            84                360              360          5/1/02      4/1/09        1,669,798      139,150
------------------------------------------------------------------------------------------------------------------
   11            114               360              354          11/1/01     10/1/11       1,532,857      127,738
   12            79                360              355          12/1/01     11/1/08       1,433,626      119,469
   13            120               360              360          5/1/02      4/1/12        1,506,705      125,559
  13a
  13b
------------------------------------------------------------------------------------------------------------------
  13c
  13d
  13e
   14            118               360              358          3/1/02      2/1/12        1,365,513      113,793
   15            120               360              360          5/1/02      4/1/12        1,379,445      114,954
------------------------------------------------------------------------------------------------------------------
   16            115               360              355          12/1/01     11/1/11       1,293,406      107,784
   17            120               300              300          5/1/02      4/1/12        1,324,335      110,361
   18            120               360              360          5/1/02      4/1/12        1,097,776       91,481
   19            120               360              360          5/1/02      4/1/12        1,164,434       97,036
   20            117               358              357          2/1/02      1/1/12        1,154,178       96,181
------------------------------------------------------------------------------------------------------------------
   21            116               360              356          1/1/02      12/1/11       1,095,534       91,294
   22            120               360              360          5/1/02      4/1/12        1,094,862       91,238
   23            56                360              356          1/1/02      12/1/06       1,080,690       90,058
   24            58                360              358          3/1/02      2/1/07        1,080,924       90,077
   25            120               360              360          5/1/02      4/1/12          878,221       73,185
------------------------------------------------------------------------------------------------------------------
   26            104               359              350          1/1/01      12/1/10       1,059,015       88,251
   27            114               360              354          11/1/01     10/1/11         821,426       68,452
   28            119               360              359          4/1/02      3/1/12          843,921       70,327
   29            116               360              356          1/1/02      12/1/11         835,470       69,623
   30            119               360              359          4/1/02      3/1/12          837,899       69,825
------------------------------------------------------------------------------------------------------------------
   31            118               360              358          3/1/02      2/1/12          792,252       66,021
   32            114               358              354          11/1/01     10/1/11         791,410       65,951
   33            120               360              360          5/1/02      4/1/12          747,757       62,313
   34            116               360              360          1/1/02      12/1/11         707,543       58,962
   35            119               360              359          4/1/02      3/1/12          754,156       62,846
------------------------------------------------------------------------------------------------------------------
   36            116               299              296          1/1/02      12/1/11         776,278       64,690
   37            117               360              357          2/1/02      1/1/12          736,925       61,410
   38            120               360              360          5/1/02      4/1/12          692,181       57,682
   39            117               300              297          2/1/02      1/1/12          773,749       64,479
   40            119               360              359          4/1/02      3/1/12          679,448       56,621
------------------------------------------------------------------------------------------------------------------
   41            116               360              356          1/1/02      12/1/11         663,839       55,320
   42            120               300              300          5/1/02      4/1/12          717,493       59,791
   43            120               360              360          5/1/02      4/1/12          698,394       58,200
   44            114               360              354          11/1/01     10/1/11         601,278       50,107
   45            114               360              354          11/1/01     10/1/11         587,720       48,977
------------------------------------------------------------------------------------------------------------------
   46            120               360              360          5/1/02      4/1/12          519,614       43,301
   47            117               360              357          2/1/02      1/1/12          592,526       49,377
   48            117               360              357          2/1/02      1/1/12          564,507       47,042
   49            114               360              354          11/1/01     10/1/11         558,621       46,552
   50            118               360              358          3/1/02      2/1/12          572,796       47,733
------------------------------------------------------------------------------------------------------------------
   51            117               360              357          2/1/02      1/1/12          541,470       45,123
   52            176               360              356          1/1/02      12/1/16         514,568       42,881
   53            120               360              360          5/1/02      4/1/12          509,009       42,417
   54            111               360              351          8/1/01      7/1/11          505,018       42,085
   55            119               360              359          4/1/02      3/1/12          462,424       38,535
------------------------------------------------------------------------------------------------------------------
   56            119               360              359          4/1/02      3/1/12          473,158       39,430
   57            120               360              360          5/1/02      4/1/12          417,155       34,763
   58            119               288              287          4/1/02      3/1/12          514,133       42,844
   59            107               353              347          4/1/01      3/1/11          486,245       40,520
   60            117               360              357          2/1/02      1/1/12          469,189       39,099
------------------------------------------------------------------------------------------------------------------
   61            120               360              360          5/1/02      4/1/12          455,944       37,995
   62            115               300              295          12/1/01     11/1/11         471,729       39,311
   63            117               360              357          2/1/02      1/1/12          434,175       36,181
   64            120               360              360          5/1/02      4/1/12          431,507       35,959
   65            114               360              354          11/1/01     10/1/11         423,645       35,304
------------------------------------------------------------------------------------------------------------------
   66            120               360              360          5/1/02      4/1/12          358,607       29,884
   67            119               360              359          4/1/02      3/1/12          413,153       34,429
   68            118               360              358          3/1/02      2/1/12          407,521       33,960
   69            118               360              358          3/1/02      2/1/12          394,497       32,875
   70            117               360              357          2/1/02      1/1/12          400,316       33,360
------------------------------------------------------------------------------------------------------------------
   71            120               360              360          5/1/02      4/1/12          336,651       28,054
   72            120               360              360          5/1/02      4/1/12          336,651       28,054
   73            117               300              297          2/1/02      1/1/12          397,824       33,152
   74            117               360              357          2/2/02      1/1/12          377,946       31,495
   75            120               360              360          5/1/02      4/1/12          353,879       29,490
------------------------------------------------------------------------------------------------------------------
   76            114               360              354          11/1/01     10/1/11         338,164       28,180
   77            118               360              358          3/1/02      2/1/12          346,556       28,880
   78            114               360              354          11/1/01     10/1/11         325,403       27,117
   79            119               360              359          4/1/02      3/1/12          328,248       27,354
   80            118               360              358          3/1/02      2/1/12          336,729       28,061
------------------------------------------------------------------------------------------------------------------
   81            120               360              360          5/1/02      4/1/12          340,236       28,353
   82            120               360              360          5/1/02      4/1/12          333,653       27,804
   83            118               360              358          3/1/02      2/1/12          312,285       26,024
  83a
  83b
------------------------------------------------------------------------------------------------------------------
   84            119               300              299          4/1/02      3/1/12          339,531       28,294
   85            116               360              356          1/1/02      12/1/11         317,711       26,476
   86            109               351              349          6/1/01      5/1/11          326,920       27,243
   87            120               300              300          5/1/02      4/1/12          346,539       28,878
   88            115               300              295          12/1/01     11/1/11         327,346       27,279
------------------------------------------------------------------------------------------------------------------
   89            82                360              358          3/1/02      2/1/09          312,620       26,052
   90            116               300              296          1/1/02      12/1/11         329,600       27,467
   91            120               360              360          5/1/02      4/1/12          312,185       26,015
   92            116               360              356          1/1/02      12/1/11         300,899       25,075
   93            120               300              300          5/1/02      4/1/12          325,353       27,113
------------------------------------------------------------------------------------------------------------------
   94            116               300              296          1/1/02      12/1/11         308,090       25,674
   95            118               300              298          3/1/02      2/1/12          304,662       25,389
   96            117               300              297          2/1/02      1/1/12          306,836       25,570
   97            58                360              358          3/1/02      2/1/07          281,084       23,424
   98            118               300              298          3/1/02      2/1/12          285,169       23,764
------------------------------------------------------------------------------------------------------------------
   99            117               300              297          2/1/02      1/1/12          278,387       23,199
  100            117               300              297          2/1/02      1/1/12          291,055       24,255
  101            111               360              351          8/1/01      7/1/11          279,093       23,258
  102            117               360              357          2/1/02      1/1/12          260,249       21,687
  103            60                360              360          5/1/02      4/1/07          240,719       20,060
------------------------------------------------------------------------------------------------------------------
  103a
  103b
  104            117               300              297          2/1/02      1/1/12          253,293       21,108
  105            100               300              280          9/1/00      8/1/10          301,329       25,111
  106            117               360              357          2/1/02      1/1/12          237,580       19,798
------------------------------------------------------------------------------------------------------------------
  107            119               360              359          4/1/02      3/1/12          227,878       18,990
  108            118               300              298          3/1/02      2/1/12          235,025       19,585
  109            118               300              298          3/1/02      2/1/12          229,824       19,152
  110            119               300              299          4/1/02      3/1/12          229,551       19,129
  111            115               360              355          12/1/01     11/1/11         212,839       17,737
------------------------------------------------------------------------------------------------------------------
  112            117               240              237          2/1/02      1/1/12          244,710       20,393
  113            119               360              359          4/1/02      3/1/12          216,587       18,049
  114            118               300              298          3/1/02      2/1/12          226,518       18,876
  115            119               360              359          4/1/02      3/1/12          209,369       17,447
  116            118               300              298          3/1/02      2/1/12          216,070       18,006
------------------------------------------------------------------------------------------------------------------
  117            119               300              299          4/1/02      3/1/12          216,499       18,042
  118            117               360              357          2/1/02      1/1/12          199,276       16,606
  119            116               360              356          1/1/02      12/1/11         194,154       16,179
  120            120               300              300          5/1/02      4/1/12          200,923       16,744
  121            118               360              358          3/1/02      2/1/12          180,453       15,038
------------------------------------------------------------------------------------------------------------------
  122            116               300              296          1/1/02      12/1/11         187,601       15,633
  123            120               324              324          5/1/02      4/1/12          191,991       15,999
  124            117               360              357          2/1/02      1/1/12          171,055       14,255
  125            118               300              298          3/1/02      2/1/12          187,704       15,642
  126            120               300              300          5/1/02      4/1/12          185,516       15,460
------------------------------------------------------------------------------------------------------------------
  127            117               300              297          2/1/02      1/1/12          184,819       15,402
  128            119               300              299          4/1/02      3/1/12          175,605       14,634
  129            117               360              357          2/1/02      1/1/12          158,707       13,226
  130            116               360              356          1/1/02      12/1/11         150,601       12,550
  131            179               180              179          4/1/02      3/1/17          194,090       16,174
------------------------------------------------------------------------------------------------------------------
  132            118               300              298          3/1/02      2/1/12          144,704       12,059
  133            120               300              300          5/1/02      4/1/12          149,069       12,422
  134            119               300              299          4/1/02      3/1/12          129,063       10,755
  135            119               240              239          4/1/02      3/1/12          140,636       11,720
  136            117               300              297          2/1/02      1/1/12          134,309       11,192
------------------------------------------------------------------------------------------------------------------
  137            117               300              297          2/1/02      1/1/12          120,117       10,010

            REMAINING                                                       CROSSED
          INTEREST ONLY                                        APD           WITH                    GRACE        PAYMENT
   ID     PERIOD (MOS.)    LOCKBOX                           (YES/NO)     OTHER LOANS      DSCR      PERIOD        DATE
------------------------------------------------------------------------------------------------------------------------------
   1            -         Hard                                  No            No           1.22        5             1
   2            -         Hard                                  No            No           1.28        5             1
   3            -         No                                    No            No           1.35        5             1
   4            -         No                                    No            No           1.26        5             1
   5            -         Soft at Closing, Springing Hard       No            No           1.27        5             1
------------------------------------------------------------------------------------------------------------------------------
   6            -         No                                    No            No           1.26        5             1
   7            -         No                                    No            No           1.23        5             1
   8            -         No                                    No            No           1.27        5             1
   9            -         No                                    No            No           1.31        5             1
   10           -         Soft at Closing, Springing Hard       No            No           1.64        5             1
------------------------------------------------------------------------------------------------------------------------------
   11           -         No                                    No            No           1.29        5             1
   12           -         Soft at Closing, Springing Hard       No            No           2.08        5             1
   13           -         Hard                                  No            No           1.25        5             1
  13a
  13b
------------------------------------------------------------------------------------------------------------------------------
  13c
  13d
  13e
   14           -         No                                    No            No           1.31        5             1
   15           -         Soft at Closing, Springing Hard       No            No           1.30        5             1
------------------------------------------------------------------------------------------------------------------------------
   16           -         No                                    No            No           1.30        5             1
   17           -         Hard                                 Yes            No           1.42        5             1
   18           -         No                                    No            No           2.81        5             1
   19           -         Soft at Closing, Springing Hard       No            No           1.26        5             1
   20           -         Soft at Closing, Springing Hard       No            No           1.33        5             1
------------------------------------------------------------------------------------------------------------------------------
   21           -         No                                    No            No           1.27        5             1
   22           -         No                                    No            No           1.27        5             1
   23           -         Soft at Closing, Springing Hard      Yes            No           1.53        5             1
   24           -         Soft at Closing, Springing Hard       No            No           1.43        0             1
   25           -         No                                    No            No           3.39        5             1
------------------------------------------------------------------------------------------------------------------------------
   26           -         No                                    No            No           1.36        5             1
   27           -         No                                    No            No           1.86        5             1
   28           -         Soft at Closing, Springing Hard       No            No           1.27        5             1
   29           -         No                                    No            No           1.32        5             1
   30           -         No                                    No            No           1.28        5             1
------------------------------------------------------------------------------------------------------------------------------
   31           -         No                                    No            No           1.30        5             1
   32           -         No                                    No            No           1.27        5             1
   33           -         No                                    No            No           1.53        5             1
   34           8         No                                    No            No           1.45        5             1
   35           -         No                                    No            No           1.27        5             1
------------------------------------------------------------------------------------------------------------------------------
   36           -         No                                    No            No           1.32        5             1
   37           -         No                                    No            No           1.33        5             1
   38           -         No                                    No            No           1.32        5             1
   39           -         No                                    No            No           1.39        5             1
   40           -         No                                    No            No           1.31        5             1
------------------------------------------------------------------------------------------------------------------------------
   41           -         No                                    No            No           1.33        5             1
   42           -         No                                    No            No           1.28        5             1
   43           -         Soft at Closing, Springing Hard       No            No           1.23        5             1
   44           -         No                                    No            No           1.31        5             1
   45           -         No                                    No            No           1.32        5             1
------------------------------------------------------------------------------------------------------------------------------
   46           -         No                                    No            No           3.08        5             1
   47           -         No                                    No            No           1.46        5             1
   48           -         No                                    No            No           1.40        5             1
   49           -         No                                    No            No           1.39        5             1
   50           -         No                                    No            No           1.43        5             1
------------------------------------------------------------------------------------------------------------------------------
   51           -         No                                    No            No           1.25        5             1
   52           -         Hard                                  No            No           1.36        5             1
   53           -         No                                    No            No           1.34        5             1
   54           -         No                                    No            No           1.33        5             1
   55           -         No                                    No            No           1.58        5             1
------------------------------------------------------------------------------------------------------------------------------
   56           -         No                                    No            No           1.26        5             1
   57           -         No                                    No            No           5.64        5             1
   58           -         No                                    No            No           1.34        5             1
   59           -         No                                    No            No           1.26        5             1
   60           -         No                                    No            No           1.26        5             1
------------------------------------------------------------------------------------------------------------------------------
   61           -         No                                    No            No           1.60        5             1
   62           -         No                                    No            No           1.49        5             1
   63           -         No                                    No            No           1.36        5             1
   64           -         No                                    No            No           1.25        5             1
   65           -         No                                    No            No           1.32        5             1
------------------------------------------------------------------------------------------------------------------------------
   66           -         No                                    No            No           3.00        5             1
   67           -         No                                    No            No           1.30        5             1
   68           -         No                                    No            No           1.32        5             1
   69           -         No                                    No            No           1.42        5             1
   70           -         No                                    No            No           1.28        5             1
------------------------------------------------------------------------------------------------------------------------------
   71           -         No                                    No            No           3.83        5             1
   72           -         No                                    No            No           3.99        5             1
   73           -         No                                    No            No           1.46        5             1
   74           -         No                                    No            No           1.29        5             1
   75           -         No                                    No            No           1.39        5             1
------------------------------------------------------------------------------------------------------------------------------
   76           -         No                                    No            No           1.34        5             1
   77           -         No                                    No            No           1.26        5             1
   78           -         No                                    No            No           1.36        5             1
   79           -         No                                    No            No           1.73        5             1
   80           -         No                                    No            No           1.30        5             1
------------------------------------------------------------------------------------------------------------------------------
   81           -         No                                    No            No           1.51        5             1
   82           -         No                                    No            No           1.28        5             1
   83           -         No                                    No            No           2.26        5             1
  83a
  83b
------------------------------------------------------------------------------------------------------------------------------
   84           -         Hard                                  No            No           1.40        5             1
   85           -         No                                    No            No           1.32        5             1
   86           -         No                                    No            No           1.26        5             1
   87           -         Hard                                  No            No           1.33        5             1
   88           -         No                                    No            No           1.59        5             1
------------------------------------------------------------------------------------------------------------------------------
   89           -         No                                    No            No           1.36        5             1
   90           -         No                                    No            No           1.32        5             1
   91           -         No                                    No            No           1.25        5             1
   92           -         No                                    No            No           1.33        5             1
   93           -         No                                    No            No           1.23        5             1
------------------------------------------------------------------------------------------------------------------------------
   94           -         No                                    No            No           1.37        5             1
   95           -         No                                    No            No           1.38        5             1
   96           -         No                                    No            No           1.43        5             1
   97           -         No                                    No            No           1.30        5             1
   98           -         No                                    No            No           1.59        5             1
------------------------------------------------------------------------------------------------------------------------------
   99           -         No                                    No            No           1.59        5             1
  100           -         No                                    No            No           1.38        5             1
  101           -         No                                    No            No           1.33        5             1
  102           -         No                                    No            No           1.30        5             1
  103           -         No                                    No            No           1.45        5             1
------------------------------------------------------------------------------------------------------------------------------
  103a
  103b
  104           -         No                                    No            No           1.51        5             1
  105           -         No                                   Yes            No           1.84        5             1
  106           -         Hard                                  No            No           1.22        5             1
------------------------------------------------------------------------------------------------------------------------------
  107           -         No                                    No            No           1.37        5             1
  108           -         No                                    No            No           1.50        5             1
  109           -         No                                    No            No           1.81        5             1
  110           -         No                                    No            No           1.58        5             1
  111           -         No                                    No            No           1.26        5             1
------------------------------------------------------------------------------------------------------------------------------
  112           -         No                                    No            No           1.44        5             1
  113           -         No                                    No            No           1.36        5             1
  114           -         No                                    No            No           1.43        5             1
  115           -         No                                    No            No           1.29        5             1
  116           -         No                                    No            No           2.08        5             1
------------------------------------------------------------------------------------------------------------------------------
  117           -         No                                    No            No           1.35        5             1
  118           -         Hard                                  No            No           1.28        5             1
  119           -         No                                    No            No           1.40        5             1
  120           -         No                                    No            No           1.64        5             1
  121           -         No                                    No            No           2.08        5             1
------------------------------------------------------------------------------------------------------------------------------
  122           -         No                                    No            No           2.49        5             1
  123           -         No                                    No            No           1.26        5             1
  124           -         No                                    No            No           1.40        5             1
  125           -         No                                    No            No           1.28        5             1
  126           -         No                                    No            No           1.35        5             1
------------------------------------------------------------------------------------------------------------------------------
  127           -         Soft at Closing, Springing Hard       No            No           1.25        5             1
  128           -         No                                    No            No           1.30        5             1
  129           -         No                                    No            No           1.68        5             1
  130           -         No                                    No            No           1.68        5             1
  131           -         No                                    No            No           1.66        5             1
------------------------------------------------------------------------------------------------------------------------------
  132           -         No                                    No            No           1.76        5             1
  133           -         No                                    No            No           1.39        5             1
  134           -         No                                    No            No           1.89        5             1
  135           -         No                                    No            No           1.42        5             1
  136           -         No                                    No            No           1.41        5             1
------------------------------------------------------------------------------------------------------------------------------
  137           -         No                                    No            No           1.38        5             1

                              CUT-OFF         LTV
              APPRAISED      DATE LTV      RATIO AT
   ID           VALUE          RATIO       MATURITY      ADDRESS
---------------------------------------------------------------------------------------------------------------------------
   1         75,000,000        76.69%         0.00%      15555 & 15575 Lundy Parkway
   2         41,500,000        74.70%        66.20%      14855 SW Murray Scholls Drive
   3         42,800,000        71.46%        62.98%      168-210 Alewife Brook
   4         35,600,000        78.52%        69.24%      U.S. Highway 67 and F.M. 1382
   5         32,000,000        74.95%        65.35%      4200 Inverrary Boulevard
---------------------------------------------------------------------------------------------------------------------------
   6         31,000,000        76.98%        68.81%      1739-1787 N. Central Expressway
   7         28,850,000        76.95%        68.06%      38 Chauncy Street
   8         27,617,000        77.59%        68.69%      3805 Edwards Road
   9         28,100,000        75.96%        66.19%      4207 N. Pershing Drive
   10        33,300,000        63.06%        58.01%      10100 River Road
---------------------------------------------------------------------------------------------------------------------------
   11        24,500,000        78.01%        68.34%      421 Meadowood rive
   12        33,500,000        56.47%        51.69%      801 Travis Street
   13        25,090,000        71.78%        63.38%      Various
  13a         8,900,000                                  7869 Ashton Ave.
  13b         8,500,000                                  7848 Donegan Drive
---------------------------------------------------------------------------------------------------------------------------
  13c         3,780,000                                  7699 Ashton Ave.
  13d         2,500,000                                  7698 Donegan Drive
  13e         1,410,000                                  7701 Donegan Drive
   14        21,500,000        76.61%        67.53%      Venice Blvd, Midway Ave, Culver Center , Washington Blvd
   15        21,500,000        74.13%        66.03%      230 East W.T. Harris Boulevard
---------------------------------------------------------------------------------------------------------------------------
   16        19,750,000        79.70%        70.21%      Route 9 & Route 70
   17        24,700,000        60.73%        49.27%      438 Summit Avenue
   18        40,000,000        37.50%        31.96%      5335, 5375, 5405 Duke Street
   19        19,200,000        76.04%        66.31%      1008 Eaglecrest Court
   20        20,000,000        71.33%        62.54%      20 East 46th Street
---------------------------------------------------------------------------------------------------------------------------
   21        17,500,000        78.33%        68.48%      1601 Hogan Lane
   22        17,000,000        80.59%        70.32%      11015 Tara Boulevard
   23        19,100,000        70.72%        67.19%      2, 4, 6 Brighton Road
   24        16,500,000        79.26%        75.48%      1301-1361 Nixon Boulevard
   25        37,400,000        32.09%        27.34%      17041 Downing Street
---------------------------------------------------------------------------------------------------------------------------
   26        16,000,000        74.58%        67.70%      725 South Rural Rd
   27        18,500,000        56.48%        49.23%      201 West Commerce Avenue
   28        13,100,000        78.89%        69.26%      3020, 3050 and 3060 E. Lohman Avenue
   29        13,000,000        79.45%        69.67%      82-188 to 82-184 Hwy. 111
   30        12,820,000        79.95%        70.22%      5001 S. Broadway
---------------------------------------------------------------------------------------------------------------------------
   31        12,600,000        77.44%        67.89%      50855, 50921, 50929, 50949, 50981 Washington Street
   32        12,250,000        79.61%        69.96%      1600 E. Willow Street
   33        12,000,000        79.17%        68.80%      1421 North University Avenue
   34        11,900,000        76.47%        67.59%      2833 South Adams Street
   35        12,200,000        74.21%        65.49%      26 Main Street
---------------------------------------------------------------------------------------------------------------------------
   36        12,000,000        73.83%        59.87%      245 Fordham Road
   37        11,400,000        77.02%        68.14%      5103-5112 Pegasus Court
   38        11,500,000        75.39%        65.76%      5010-5090 West Olive Avenue
   39        12,500,000        68.57%        56.14%      500 S. Gravers Road
   40        10,500,000        79.95%        70.04%      19401-19451 Sheridan St.
---------------------------------------------------------------------------------------------------------------------------
   41        11,000,000        75.36%        65.91%      800 E. Hall of Fame
   42        11,400,000        72.37%        58.41%      5800 N. Madison Drive
   43        10,900,000        73.82%        65.80%      1026-1044 Market Street
   44         9,650,000        77.76%        68.11%      2100 Tannehill Drive
   45         9,375,000        78.24%        68.52%      2100 Tennhill Drive
---------------------------------------------------------------------------------------------------------------------------
   46        19,800,000        35.86%        30.56%      3200 Curtis Drive
   47        10,150,000        68.81%        61.04%      2260 Otay Lakes Road
   48         9,300,000        75.09%        65.80%      1700 Fountain Court
   49         9,100,000        74.66%        65.82%      5300 & 5310 NW 33rd Ave.
   50         9,500,000        71.46%        63.27%      11242 Waples Mill Road
---------------------------------------------------------------------------------------------------------------------------
   51         8,115,000        79.27%        70.18%      20075 State Rt. 410
   52         8,600,000        74.19%        57.11%      10 Garet Place
   53         8,700,000        72.99%        63.74%      8081 Marvin D. Love Freeway
   54         8,650,000        68.05%        60.72%      15701 SW 41st Street
   55         8,750,000        66.96%        58.27%      7915 & 7919 Folsom Blvd.
---------------------------------------------------------------------------------------------------------------------------
   56         7,800,000        73.55%        64.74%      200 - 364 Old Cedarfield Drive
   57        29,700,000        19.19%        16.36%      2731 Nicholson Street
   58         7,600,000        74.27%        59.25%      3555 Rosecrans Street
   59         7,050,000        79.50%        71.18%      Federal blvd. @ West 104th Avenue
   60         7,200,000        76.22%        67.75%      42-100, 200, 400 Washington St.
---------------------------------------------------------------------------------------------------------------------------
   61         9,000,000        60.56%        53.47%      1411-14435 Rock Spring Road
   62         8,100,000        64.46%        52.86%      5225 Westview
   63         6,560,000        79.09%        69.92%      9951 Interstate 10 West
   64         6,450,000        77.52%        69.00%      6211 Belcrest Road
   65         7,100,000        70.14%        62.36%      9511-9533 Southwest Frwy/9322 Bissonet
---------------------------------------------------------------------------------------------------------------------------
   66        12,800,000        38.28%        32.62%      25 East Wayne Ave.
   67         6,200,000        78.99%        69.94%      18360 Blanco Road
   68         6,250,000        78.26%        69.07%      3905 Mission Avenue
   69         6,400,000        74.87%        65.87%      813 Diligence Drive
   70         6,350,000        73.39%        65.30%      8222-8260 Marbach Road
---------------------------------------------------------------------------------------------------------------------------
   71        14,900,000        30.87%        26.31%      4855 St. Barnabas Road
   72        16,600,000        27.71%        23.62%      1720 Brightseat Road
   73         7,200,000        62.97%        51.06%      1190-B West Morena Blvd
   74         5,750,000        78.09%        69.13%      2033 Cheanult Drive
   75         5,600,000        75.54%        65.52%      289 Highland Avenue
---------------------------------------------------------------------------------------------------------------------------
   76         5,300,000        79.63%        69.74%      4140 N. 78th Street
   77         5,250,000        79.86%        70.34%      8440 Bissonnet Street
   78         5,100,000        79.63%        69.74%      4140 N.78the Street
   79         6,500,000        62.27%        54.58%      9454 Sun City Blvd
   80         5,400,000        74.41%        65.77%      1100 South Stratford Road
---------------------------------------------------------------------------------------------------------------------------
   81         5,500,000        72.73%        64.49%      375 White Plains Post Road
   82         5,100,000        78.43%        69.20%      264 Prospect St.
   83         8,050,000        49.59%        43.06%      4400 La Salle/1000 Oak Dr.
  83a         6,300,000                                  1000 Oak Drive
  83b         1,750,000                                  4400 La Salle
---------------------------------------------------------------------------------------------------------------------------
   84         6,050,000        64.93%        52.33%      6303 Rosemead Blvd
   85         4,900,000        79.76%        70.03%      6636 Washington Boulevard
   86         5,450,000        71.35%        63.31%      8321-8325 West Broadway Street
   87         5,510,000        69.87%        57.06%      205 East Eisenhower Boulevard
   88         6,600,000        57.61%        46.49%      5296 Concord Blvd.
---------------------------------------------------------------------------------------------------------------------------
   89         5,120,000        74.09%        68.64%      716 North Grand Avenue
   90         5,600,000        67.55%        54.69%      9145 Jones Road
   91         5,000,000        75.00%        66.14%      7601 North Chicot Road
   92         5,090,000        73.45%        64.33%      1530 Armstrong Avenue
   93         5,010,000        72.65%        59.19%      3237 Yanceyville Street
---------------------------------------------------------------------------------------------------------------------------
   94         5,575,000        64.27%        51.81%      4801 East Park Drive
   95         5,500,000        63.47%        51.33%      101 W. Cutting Blvd
   96         4,600,000        73.67%        60.37%      225 River Road
   97         4,250,000        78.69%        75.08%      1554 Gessner Drive
   98         4,650,000        69.72%        56.53%      10321 National Boulevard
---------------------------------------------------------------------------------------------------------------------------
   99         6,550,000        49.44%        39.81%      5654 Copley Drive
  100         4,850,000        65.76%        54.03%      6300 Washington Avenue
  101         4,100,000        77.63%        69.64%      10357-10379 NW 41 Street
  102         3,900,000        79.82%        70.54%      1735 Mount Misery Road
  103         4,000,000        75.00%        70.64%      Various
---------------------------------------------------------------------------------------------------------------------------
  103a        2,300,000                                  25-33 Lee Street
  103b        1,700,000                                  109 Highland Ave. et al.
  104         5,050,000        59.18%        47.43%      5081 Lincoln Avenue
  105         6,100,000        48.72%        41.87%      1501 Hanes Mall Blvd
  106         3,500,000        79.40%        70.57%      210 Union Ave
---------------------------------------------------------------------------------------------------------------------------
  107         4,000,000        67.46%        59.75%      1116 West Arbrook
  108         4,500,000        59.85%        48.40%      2660 French Camp Turnpike
  109         5,300,000        50.81%        40.78%      120 Monroe Avenue
  110         3,900,000        66.60%        54.09%      1211 Chestnut Street
  111         3,500,000        74.01%        65.19%      8701 West Dodge Road
---------------------------------------------------------------------------------------------------------------------------
  112         4,000,000        64.63%        44.47%      65 Kensico Avenue
  113         3,500,000        73.53%        65.06%      14901 NE 6th Avenue
  114         4,000,000        64.26%        52.14%      4719 I-55 South
  115         3,660,000        69.63%        61.23%      3301 - 3303 M Street, NW
  116         5,200,000        47.95%        38.69%      755 Gateway Drive SE
---------------------------------------------------------------------------------------------------------------------------
  117         3,310,000        73.95%        60.08%      799 East Lake Mead Drive
  118         3,000,000        78.99%        69.92%      2 West Road
  119         3,000,000        78.44%        69.13%      101 N. Shoreline
  120         3,450,000        64.99%        52.99%      1790 Pomona Road
  121         5,000,000        43.92%        38.63%      29 W. Susquehanna Ave
---------------------------------------------------------------------------------------------------------------------------
  122         4,200,000        52.13%        41.97%      10243-10283 York Rd
  123         2,950,000        72.88%        62.19%      463 S. Davey Crockett Parkway
  124         2,700,000        77.59%        68.17%      344 Firwood Avenue
  125         3,200,000        65.46%        53.42%      2811 Bay Area Blvd.
  126         3,000,000        69.73%        56.66%      8780 W. Bell Road
---------------------------------------------------------------------------------------------------------------------------
  127         2,800,000        73.85%        60.26%      2150 Waterman Avenue
  128         2,600,000        78.00%        62.91%      11200 Huffmeister
  129         3,260,000        61.20%        53.40%      8389 Baker Avenue
  130         3,200,000        58.41%        51.17%      1001 Cromwell Bridge Road
  131         3,900,000        45.36%         0.91%      46965 Cedar Lakes Plaza
---------------------------------------------------------------------------------------------------------------------------
  132         3,200,000        52.98%        42.53%      5106 Old National Pike
  133         2,300,000        73.09%        59.38%      1121 W. Bell Road
  134         2,650,000        56.55%        45.52%      1040 A1A Highway North
  135         2,500,000        59.90%        41.01%      658 Kenilworth Drive
  136         2,000,000        74.75%        61.09%      2520 Destrahan Ave.
---------------------------------------------------------------------------------------------------------------------------
  137         1,775,000        74.74%        61.25%      2350 Brooklyn Ave.

                                                                                         NET        UNITS
                                                     YEAR         YEAR              RENTABLE           OF
   ID          CITY         STATE     ZIP CODE      BUILT      RENOVATED       AREA SF/UNITS      MEASURE
-------------------------------------------------------------------------------------------------------------
   1         Dearborn         MI        48126        1999                          453,281     Sq. Ft.
   2         Beaverton        OR        97008        2000                          203,235     Sq. Ft.
   3         Cambridge        MA        02138        1962                          212,708     Sq. Ft.
   4        Cedar Hill        TX        75104        2000                          299,859     Sq. Ft.
   5        Lauderhill        FL        33319        1973                              513     Unit
-------------------------------------------------------------------------------------------------------------
   6         McKinney         TX        75070        1999         2001             234,912     Sq. Ft.
   7          Boston          MA        02111        1924         2000             130,142     Sq. Ft.
   8          Norwood         OH        45209        2000                          166,148     Sq. Ft.
   9         Arlington        VA        22203        1938                              465     Unit
   10         Potomac         MD        20854        1967         1993              79,438     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   11        Lithonia         GA        30038        1970         2001                 415     Unit
   12         Houston         TX        77002        1981         2001             219,976     Sq. Ft.
   13        Manassas         VA        20109      Various                         189,209     Sq. Ft.
  13a        Manassas         VA        20109        1988                           69,374     Sq. Ft.
  13b        Manassas         VA        20109        1997                           62,420     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  13c        Manassas         VA        20109        1989                           31,080     Sq. Ft.
  13d        Manassas         VA        20109        1987                           22,857     Sq. Ft.
  13e        Manassas         VA        20109        1989                            3,478     Sq. Ft.
   14       Culver City       CA        90232        1949         2000             112,068     Sq. Ft.
   15        Charlotte        NC        28262        2001                           93,207     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   16     Dover Township      NJ        08754        1999                          108,312     Sq. Ft.
   17       Jersey City       NJ        07306        1993                          123,760     Sq. Ft.
   18       Alexandria        VA        22304        1963         2001                 456     Unit
   19       Harrisburg        PA        17109        1973         2001                 468     Unit
   20        New York         NY        10017        1960                           89,618     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   21         Conway          AR        72032        1998         2000                 336     Unit
   22         Hampton         GA        30228        2000                              240     Unit
   23         Clifton         NJ        07012        1984                          164,036     Sq. Ft.
   24       Moorestown        NJ        08057        1997                           99,560     Sq. Ft.
   25      Gaithersburg       MD        20877        1964         2001                 529     Unit
-------------------------------------------------------------------------------------------------------------
   26          Tempe          AZ        85281        1986                          117,762     Sq. Ft.
   27       High Point        NC        27260        1987         1997             213,320     Sq. Ft.
   28       Las Cruces        NM        88001        2001                          117,238     Sq. Ft.
   29          Indio          CA        92201        1970         2001             111,650     Sq. Ft.
   30          Tyler          TX        75071        1977         2001              93,945     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   31        La Quinta        CA        92253        1994                           67,046     Sq. Ft.
   32       Signal Hill       CA        90806        2000                           83,538     Sq. Ft.
   33       Little Rock       AR        72207        1974         1984                 256     Unit
   34       Tallahassee       FL        32304        2000                               96     Unit
   35         Chatham         NJ        07928        1972         1997              63,346     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   36    University Heights   NY        10453        1930         1999              52,849     Sq. Ft.
   37        Frederick        MD        21704        1999                          135,360     Sq. Ft.
   38        Glendale         AZ        85302        1981         1999             103,612     Sq. Ft.
   39    Plymouth Meeting     PA        19462        1956         2001              70,310     Sq. Ft.
   40     Pembroke Pines      FL        90120        2001                           69,475     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   41       Stillwater        OK        74075        1999                              138     Unit
   42       Kansas City       MO        64118        1960         1985                 576     Unit
   43      Philadelphia       PA        19107        1941         2001              36,580     Sq. Ft.
   44         Houston         TX        77008        1978         2000                 256     Unit
   45         Houston         TX        77008        1978         2000                 248     Unit
-------------------------------------------------------------------------------------------------------------
   46      Temple Hills       MD        20748        1967         2001                 440     Unit
   47       Chula Vista       CA        91915        1996                           43,471     Sq. Ft.
   48        Columbus         GA        31904        2001                              140     Unit
   49     Fort Lauderdale     FL        33309        1986                           97,822     Sq. Ft.
   50         Fairfax         VA        22030        1985                           66,812     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   51       Bonney Lake       WA        98390        2001                           41,610     Sq. Ft.
   52         Commack         NY        11725        1993                          135,586     Sq. Ft.
   53         Dallas          TX        75237        1985         2001                 300     Unit
   54          Davie          FL        33331        1999                           80,980     Sq. Ft.
   55       Sacramento        CA        95826        1982                           77,839     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   56       Blacksburg        VA        24060        1993         1996                 114     Unit
   57       Hyattsville       MD        20782        1946         2001                 669     Unit
   58        San Diego        CA        92110        1987                           43,155     Sq. Ft.
   59     Federal Heights     CO        80221        2000                           37,210     Sq. Ft.
   60      Bermuda Dunes      CA        92201        2001                           51,572     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   61         Bel Air         MD        21014        1973         2001             102,400     Sq. Ft.
   62        Frederick        MD        21703        1999                               90     Room
   63       San Antonio       TX        78230        1983                           54,825     Sq. Ft.
   64    West Hyattsville     MD        20782        1999                           30,210     Sq. Ft.
   65         Houston         TX        77074        1978         1985              70,328     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   66     Silver Springs      MD        20901        1956         2001                 225     Unit
   67       San Antonio       TX        78258        2000                           25,800     Sq. Ft.
   68        Oceanside        CA        92054        1986         1998              88,004     Sq. Ft.
   69      Newport News       VA        23606        1986         2001              80,086     Sq. Ft.
   70       San Antonio       TX        78227        1981                           78,900     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   71      Temple Hills       MD        20748        1965         2001                 297     Unit
   72        Landover         MD        20785        1963         2001                 345     Unit
   73        San Diego        CA        92110        1971         2000              68,334     Sq. Ft.
   74       Carrollton        TX        75006        1985                           57,373     Sq. Ft.
   75       Somerville        MA        02144        1989                               46     Unit
-------------------------------------------------------------------------------------------------------------
   76       Scottsdale        AZ        85251        1971                              121     Unit
   77         Houston         TX        77074        1999         2001              50,537     Sq. Ft.
   78       Scottsdale        AZ        85251        1972                              123     Unit
   79        Las Vegas        NV        89109        1991         1993              37,998     Sq. Ft.
   80      Winston-Salem      NC        27103        1969         1993              60,611     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   81       Eastchester       NY        10709        1955         1989              23,317     Sq. Ft.
   82        Westfield        NJ        07090        1929         2001                  40     Unit
   83    Eau Claire/Altoona   WI       Various     Various                             663     Unit
  83a         Altoona         WI        54720        1972                              520     Unit
  83b       Eau Claire        WI        54703        1975                              143     Unit
-------------------------------------------------------------------------------------------------------------
   84       Temple City       CA        91780        2001                           14,490     Sq. Ft.
   85        Elkridge         MD        21075        1973                              119     Unit
   86        Pearland         TX        77581        2000                           34,767     Sq. Ft.
   87        Loveland         CO        80537        2001                           15,120     Sq. Ft.
   88         Concord         CA        94521        1999                           53,130     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   89         Covina          CA        91724        1957         2000                 103     Unit
   90         Houston         TX        77065        1997         1999             125,665     Sq. Ft.
   91       Little Rock       AR        72209        1988                              172     Unit
   92         Novato          CA        94945        1950         1995                  82     Unit
   93       Greensboro        NC        27405        1988                              128     Unit
-------------------------------------------------------------------------------------------------------------
   94    Palm Beach Gardens   FL        33410        1999                           61,764     Sq. Ft.
   95        Richmond         CA        94804        1999                           58,190     Sq. Ft.
   96        Jefferson        LA        70121        1995                           56,883     Sq. Ft.
   97         Houston         TX        77080        1970         1998                 136     Unit
   98       Los Angeles       CA        90034        1990                           27,234     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
   99        San Diego        CA        92111        2000                           69,085     Sq. Ft.
  100         Houston         TX        77007        1997         1999              67,839     Sq. Ft.
  101          Miami          FL        33178        2000                           18,398     Sq. Ft.
  102         Leland          NC        28451        2001                           39,000     Sq. Ft.
  103         Various         MA       Various     Various                              71     Unit
-------------------------------------------------------------------------------------------------------------
  103a       Cambridge        MA        02139        1940         1996                  37     Unit
  103b      Sommerville       MA        02144        1930                               34     Unit
  104         Cypress         CA        90630        1999                           52,850     Sq. Ft.
  105      Winston Salem      NC        27114        1997         1999              44,565     Sq. Ft.
  106        Brooklyn         NY        11211        2000                           17,436     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  107        Arlington        TX        76015        1994         2001              19,111     Sq. Ft.
  108        Stockton         CA        95206        1999                           62,400     Sq. Ft.
  109        Frederick        MD        21701        1979         1995              70,846     Sq. Ft.
  110      Philadelphia       PA        19107        1920         1998             101,007     Sq. Ft.
  111          Omaha          NE        68114        1984         1994              38,955     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  112        Mt. Kisco        NY        10549        1982                           32,575     Sq. Ft.
  113          Miami          FL        33161        2001                           14,914     Sq. Ft.
  114         Jackson         MS        39212        1994                           90,050     Sq. Ft.
  115       Washington        DC        20007        1980                               10     Unit
  116        Leesburg         VA        20175        1991         1996              56,345     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  117        Henderson        NV        89015        2000                           79,224     Sq. Ft.
  118     Pleasant Valley     NY        12569        2001                           10,125     Sq. Ft.
  119     Corpus Christi      TX        78401        1974                           67,852     Sq. Ft.
  120         Corona          CA        91720        1983         1997              66,373     Sq. Ft.
  121         Towson          MD        21204        1984         2001              68,244     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  122       Cockeyville       MD        21030        1968         1998              38,228     Sq. Ft.
  123       Morristown        TN        37813        2001                           23,900     Sq. Ft.
  124         Dayton          OH        45419        1962         1975                 102     Unit
  125         Houston         TX        77058        1998                           62,510     Sq. Ft.
  126         Peoria          AZ        85345        1985         1993              72,576     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  127      San Bernadino      CA        92404        1987                           24,290     Sq. Ft.
  128         Houston         TX        77065        1978                               86     Unit
  129    Rancho Cucamonga     CA        91730        1964         2000                  96     Unit
  130         Townson         MD        21286        1981                           29,931     Sq. Ft.
  131        Sterling         VA        20166        1998                           10,908     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  132        Frederick        MD        21702        1987                           45,130     Sq. Ft.
  133         Phoenix         AZ        85023        1984                           68,813     Sq. Ft.
  134    Ponte Vedra Beach    FL        32082        1995         1997              36,585     Sq. Ft.
  135         Towson          MD        21204        1982                           22,730     Sq. Ft.
  136         Harvey          LA        70058        1985                           56,806     Sq. Ft.
-------------------------------------------------------------------------------------------------------------
  137         Harvey          LA        70058        1985                           46,790     Sq. Ft.

            LOAN PER NET               PREPAYMENT            THIRD         THIRD MOST        SECOND         SECOND MOST
           RENTABLE AREA               PROVISIONS         MOST RECENT      RECENT NOI     MOST RECENT       RECENT NOI
   ID         SF/UNITS              (# OF PAYMENTS)           NOI             DATE            NOI              DATE
---------------------------------------------------------------------------------------------------------------------------
   1             126.89          L(28)D(151)O(1)
   2             152.53          L(24)D(92)O(4)              597,760       12/31/2000      2,392,610        11/30/2001
   3             143.78          L(60)YM1%(57)O(3)         3,121,701       12/31/1999      3,563,926        12/31/2000
   4              93.22          L(26)D(91)O(3)
   5          46,753.93          L(25)D(91)O(4)            2,293,581       12/31/1999      2,421,413        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   6             101.59          L(33)D(84)O(3)                                            1,937,122        12/31/2000
   7             170.58          L(32)D(84)O(4)            1,297,652       12/31/1999      1,474,359        12/31/2000
   8             128.97          L(29)D(88)O(3)
   9          45,904.96          L(27)D(90)O(3)            2,235,347       12/31/1999      2,340,086        12/31/2000
   10            264.36          L(35)D(48)O(1)            2,419,557       12/31/1999      2,562,893        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   11         46,052.58          L(30)D(87)O(3)            1,621,265       12/31/1999      1,935,737        12/31/2000
   12             85.99          L(12)YM1(69)O(3)          2,670,713       12/31/1999      2,635,699        12/31/2000
   13             95.19          L(24)D(92)O(4)            1,822,157       12/31/1999      2,270,751        12/31/2000
  13a             92.09                                      704,388       12/31/1999        751,603        12/31/2000
  13b             97.75                                      434,791       12/31/1999        800,177        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  13c             87.30                                      268,444       12/31/1999        333,368        12/31/2000
  13d             78.51                                      234,418       12/31/1999        197,604        12/31/2000
  13e            291.01                                      180,117       12/31/1999        187,999        12/31/2000
   14            146.98          L(26)D(91)O(3)              482,596       12/31/1999        425,366        12/31/2000
   15            171.00          L(24)D(92)O(4)
---------------------------------------------------------------------------------------------------------------------------
   16            145.33          L(29)D(88)O(3)                                              709,887        12/31/2000
   17            121.20          L(24)D(92)O(4)            2,548,857       12/31/1999      2,543,924        12/31/2000
   18         32,894.74          L(24)D(92)O(4)            2,612,861       12/31/1999      2,845,637        12/31/2000
   19         31,196.58          L(24)D(92)O(4)            1,109,689       11/30/2000      1,473,617        11/30/2001
   20            159.19          L(27)D(90)O(3)            1,122,315       12/31/1999      1,455,997        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   21         40,794.80          L(28)D(89)O(3)              403,486       12/31/1999        902,426        12/31/2000
   22         57,083.33          L(24)D(93)O(3)
   23             82.35          L(47)D(12)O(1)            1,723,884       12/31/1999      1,833,188        12/31/2000
   24            131.35          L(23)YM1(35)O(2)          1,782,636       12/31/1999      1,687,523        12/31/2000
   25         22,684.31          L(24)D(92)O(4)            2,589,243       12/31/1999      2,874,189        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   26            101.33          L(40)D(77)O(3)            1,089,524       12/31/1999      1,197,833        12/31/2000
   27             48.99          L(30)D(87)O(3)            1,659,052       12/31/1999      1,792,345        12/31/2000
   28             88.15          L(25)D(92)O(3)
   29             92.51          L(28)D(89)O(3)                                              662,378        12/31/2000
   30            109.11          L(25)D(92)O(3)
---------------------------------------------------------------------------------------------------------------------------
   31            145.53          L(26)D(90)O(4)              965,981       12/31/1999        930,087        12/31/2000
   32            116.73          L(30)D(87)O(3)
   33         37,109.38          L(24)D(92)O(4)            1,218,033       12/31/1999      1,233,653        12/31/2000
   34         94,791.67          L(28)D(89)O(3)
   35            142.93          L(25)D(92)O(3)            1,304,775       12/31/1999      1,313,981        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   36            167.64          L(28)D(89)O(3)               59,601       12/31/1999        519,693        12/31/2000
   37             64.87          L(27)D(90)O(3)               56,708       12/31/1999        672,094        12/31/2000
   38             83.68          L(24)D(93)O(3)              389,443       12/31/1999        429,807        12/31/2000
   39            121.91          L(47)D(72)O(1)                                               56,807        12/31/2000
   40            120.83          L(25)D(92)O(3)
---------------------------------------------------------------------------------------------------------------------------
   41         60,066.25          L(28)D(89)O(3)                                              601,434        12/31/2000
   42         14,322.92          L(24)D(93)O(3)              977,601       12/31/1999        973,725        12/31/2000
   43            219.96          L(24)D(93)O(3)
   44         29,313.66          L(30)D(87)O(3)              874,956       12/31/1999        902,727        12/31/2000
   45         29,576.93          L(30)D(87)O(3)              875,202       12/31/1999        874,772        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   46         16,136.36          L(24)D(92)O(4)            1,233,500       12/31/1999      1,565,477        12/31/2000
   47            160.67          L(27)D(91)O(2)              423,172       12/31/1999        565,953        12/31/2000
   48         49,878.73          L(27)D(90)O(3)
   49             69.46          L(30)D(87)O(3)              943,104       12/31/1999        886,365        12/31/2000
   50            101.61          L(26)D(91)O(3)              538,379       12/31/1999        641,816        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   51            154.59          L(27)D(90)O(3)                                               39,293        12/31/2000
   52             47.06          L(47)D(132)O(1)             740,385       12/31/1999        740,385        12/31/2000
   53         21,166.67          L(24)D(93)O(3)              772,767       12/31/1999        763,173        12/31/2000
   54             72.68          L(33)D(84)O(3)                                              396,536        12/31/2000
   55             75.27          L(25)D(92)O(3)              683,955       12/31/1999        729,732        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   56         50,322.38          L(25)D(91)O(4)              350,640       12/31/1999        329,392        12/31/2000
   57          8,520.18          L(24)D(92)O(4)            2,081,110       12/31/1999      2,428,848        12/31/2000
   58            130.79          L(47)D(72)O(1)                                              484,910        12/31/2000
   59            150.62          L(37)D(80)O(3)                                              214,745        12/31/2000
   60            106.42          L(27)D(90)O(3)
---------------------------------------------------------------------------------------------------------------------------
   61             53.22          YM1(119)O(1)                370,731       12/31/1999        326,828        12/31/2000
   62         58,017.23          L(29)D(88)O(3)              488,294       12/31/1999        979,414        12/31/2000
   63             94.63          L(27)D(90)O(3)              555,542       12/31/1999        680,377        12/31/2000
   64            165.51          L(24)D(92)O(4)                                              435,033        12/31/2000
   65             70.81          L(30)D(87)O(3)              528,497       12/31/1999        466,052        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   66         21,777.78          L(24)D(92)O(4)              977,630       12/31/1999      1,035,275        12/31/2000
   67            189.82          L(25)D(92)O(3)                                               47,442        12/31/2000
   68             55.58          L(26)D(89)O(5)              432,568       12/31/1999        511,701        12/31/2000
   69             59.83          L(26)D(90)O(4)              702,065       12/31/1999        681,695        12/31/2000
   70             59.06          L(27)D(90)O(3)              188,692       12/31/1999        199,413        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   71         15,488.22          L(24)D(92)O(4)            1,097,359       12/31/1999      1,326,264        12/31/2000
   72         13,333.33          L(24)D(92)O(4)            1,202,033       12/31/1999      1,269,501        12/31/2000
   73             66.35          L(27)D(90)O(3)                                               -1,241        12/31/2000
   74             78.26          L(27)D(90)O(3)              307,435       12/31/1999        476,093        12/31/2000
   75         91,956.52          L(47)D(72)O(1)              380,718       12/31/1999        430,183        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   76         34,880.02          L(30)D(87)O(3)              489,621       12/31/1999        483,399        12/31/2000
   77             82.96          L(26)D(91)O(3)                                              245,360        12/31/2000
   78         33,018.04          L(30)D(87)O(3)              461,542       12/31/1999        481,145        12/31/2000
   79            106.52          L(47)D(72)O(1)              584,845       12/31/1999        617,868        12/31/2000
   80             66.29          L(26)D(90)O(4)                                              442,193        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   81            171.55          L(47)D(72)O(1)              234,198       12/31/1999        321,039        12/31/2000
   82        100,000.00          L(24)D(92)O(4)                                              414,339        12/31/2000
   83          6,021.67          L(26)D(91)O(3)              778,852       12/31/1999        799,900        12/31/2000
  83a          6,008.58                                      561,479       12/31/1999        581,308        12/31/2000
  83b          6,069.28                                      217,373       12/31/1999        218,592        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   84            271.09          L(25)D(92)O(3)
   85         32,842.04          L(28)D(89)O(3)              420,353       12/31/1999        464,386        12/31/2000
   86            111.85          L(35)D(81)O(4)
   87            254.63          L(24)D(93)O(3)
   88             71.57          L(29)D(88)O(3)                                              323,693        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   89         36,828.46          L(26)D(55)O(3)              346,811       12/31/1999        451,015        12/31/2000
   90             30.10          L(28)D(89)O(3)              249,222       12/31/1999        345,924        12/31/2000
   91         21,802.33          L(24)D(92)O(4)              463,642       12/31/2000        452,613        12/31/2001
   92         45,591.03          L(28)D(89)O(3)              431,951       12/31/1999        450,691        12/31/2000
   93         28,437.50          L(24)D(92)O(4)                                              535,833        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   94             58.01          L(28)D(89)O(3)                                              283,557        12/31/2000
   95             59.99          L(26)D(91)O(3)              -11,881       12/31/1999        116,880        12/31/2000
   96             59.57          L(27)D(90)O(3)              443,446       12/31/1999        447,407        12/31/2000
   97         24,590.48          L(26)D(30)O(4)              330,508       12/31/1999        424,200        12/31/2000
   98            119.03          L(47)D(72)O(1)              494,362       12/31/1999        496,277        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
   99             46.87          L(27)D(90)O(3)                                              134,508        12/31/2000
  100             47.02          L(27)D(90)O(3)              292,368       12/31/1999        375,703        12/31/2000
  101            172.99          L(33)D(84)O(3)
  102             79.82          L(27)D(90)O(3)
  103         42,253.52          L(47)D(12)O(1)              223,653       12/31/1999        255,467        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  103a        46,756.76                                      115,584       12/31/1999        140,373        12/31/2000
  103b        37,352.94                                      108,069       12/31/1999        115,094        12/31/2000
  104             56.55          L(27)D(90)O(3)                                               25,347        12/31/2000
  105             66.69          L(47)D(72)O(1)              338,094       12/31/1999        656,216        12/31/2000
  106            159.38          L(27)D(90)O(3)
---------------------------------------------------------------------------------------------------------------------------
  107            141.21          L(25)D(92)O(3)
  108             43.16          L(26)D(91)O(3)                                               15,344        12/31/2000
  109             38.01          L(26)D(91)O(3)              470,462       12/31/1999        476,292        12/31/2000
  110             25.72          L(25)D(91)O(4)              330,305       12/31/1999        454,908        12/31/2000
  111             66.49          L(29)D(88)O(3)              331,597       12/31/1999        356,535        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  112             79.36          L(27)D(90)O(3)              372,678       12/31/1999        389,885        12/31/2000
  113            172.57          L(47)YM1(72)O(1)
  114             28.54          L(26)D(91)O(3)                                              342,428        12/31/2000
  115        254,853.83          L(25)D(91)O(4)              129,071       12/31/1999        219,527        12/31/2000
  116             44.25          L(26)D(91)O(3)              413,821       12/31/1999        526,129        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  117             30.90          L(25)D(92)O(3)                                               10,099        12/31/2000
  118            234.04          L(27)D(90)O(3)
  119             34.68          L(28)D(89)O(3)              396,825       12/31/1999        430,374        12/31/2000
  120             33.78          L(24)D(93)O(3)              320,037       12/31/1999        339,337        12/31/2000
  121             32.18          L(26)D(91)O(3)              520,911       12/31/1999        358,440        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  122             57.28          L(28)D(89)O(3)              575,745       12/31/1999        590,027        12/31/2000
  123             89.96          L(24)D(93)O(3)
  124         20,539.28          L(27)D(90)O(3)              286,772       12/31/1999        295,119        12/31/2000
  125             33.51          L(26)D(91)O(3)              131,845       12/31/1999        152,574        12/31/2000
  126             28.82          L(24)D(93)O(3)              310,885       12/31/1999        292,665        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  127             85.13          L(27)D(89)O(4)              238,151       12/31/1999        238,575        12/31/2000
  128         23,581.25          L(25)D(92)O(3)              273,852       12/31/1999        254,531        12/31/2000
  129         20,781.19          L(27)D(90)O(3)              259,161       12/31/1999        264,066        12/31/2000
  130             62.45          L(28)D(89)O(3)              368,230       12/31/1999        332,930        12/31/2000
  131            162.16          L(25)D(93)O(62)                                             284,960        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  132             37.57          L(26)D(91)O(3)              307,624       12/31/1999        291,223        12/31/2000
  133             24.43          L(24)D(93)O(3)              248,873       12/31/1999        257,698        12/31/2000
  134             40.96          L(25)D(92)O(3)              212,743       12/31/1999        239,823        12/31/2000
  135             65.88          L(25)D(92)O(3)              229,898       12/31/1999        250,054        12/31/2000
  136             26.32          L(27)D(90)O(3)              219,161       12/31/1999        210,554        12/31/2000
---------------------------------------------------------------------------------------------------------------------------
  137             28.35          L(27)D(90)O(3)              224,643       12/31/1999        189,830        12/31/2000

                           MOST RECENT
          MOST RECENT          NOI            UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN
   ID         NOI             DATE                NOI            REVENUE           EGI            EXPENSES       NET CASH FLOW
------------------------------------------------------------------------------------------------------------------------------
   1                                            6,955,964       6,955,964        6,955,964                -         6,955,964
   2       2,539,397       11/30/2001           3,621,981       3,641,970        4,782,701        1,160,720         3,365,562
   3       3,829,517       09/30/2001           3,612,065       3,892,440        5,055,088        1,443,024         3,416,693
   4       2,896,351       10/31/2001           3,116,237       3,313,626        4,358,626        1,242,389         2,933,622
   5       2,659,879       12/31/2001           2,550,308       4,279,052        4,495,831        1,945,523         2,422,058
------------------------------------------------------------------------------------------------------------------------------
   6       1,987,201       02/28/2001           2,718,597       2,855,921        3,863,521        1,144,925         2,598,818
   7       1,735,135       05/31/2001           2,489,341       3,429,493        3,550,145        1,060,804         2,265,444
   8                                            2,489,338       2,534,587        3,697,240        1,207,902         2,277,325
   9       2,365,523       08/31/2001           2,332,862       4,115,324        4,181,324        1,848,462         2,216,612
   10      2,884,717       10/31/2001           2,883,243       2,917,824        3,647,339          764,096         2,745,778
------------------------------------------------------------------------------------------------------------------------------
   11      2,237,561       12/31/2001           2,113,957       3,281,301        3,431,157        1,317,201         1,982,302
   12      2,581,490       08/31/2001           3,273,534       4,379,949        5,270,050        1,996,515         2,984,186
   13      2,405,793       12/31/2001           2,144,236       3,220,907        3,273,470        1,129,234         1,876,182
  13a        788,957       12/31/2001             717,347       1,042,177        1,042,177          324,829           640,178
  13b        900,255       12/31/2001             752,365       1,135,851        1,139,363          386,998           651,341
------------------------------------------------------------------------------------------------------------------------------
  13c        348,498       12/31/2001             326,471         532,292          537,971          211,500           275,564
  13d        177,112       12/31/2001             229,279         381,527          408,723          179,445           196,509
  13e        190,971       12/31/2001             118,774         129,060          145,237           26,463           112,591
   14      1,638,152       11/30/2001           1,867,875       2,056,257        2,592,057          724,182         1,788,785
   15      1,350,578       12/31/2001           1,913,373       1,918,112        2,278,890          365,517         1,793,287
------------------------------------------------------------------------------------------------------------------------------
   16      1,350,554       07/31/2001           1,723,310       1,825,933        2,282,564          559,255         1,675,315
   17      2,425,605       12/31/2001           2,081,864       1,958,437        3,120,316        1,038,451         1,880,001
   18      3,361,374       12/31/2001           3,238,120       5,637,291        5,802,509        2,564,389         3,083,536
   19      1,568,637       01/31/2002           1,582,302       2,859,966        2,963,844        1,381,542         1,465,302
   20      1,766,125       09/30/2001           1,736,679       3,187,738        3,508,720        1,772,041         1,530,719
------------------------------------------------------------------------------------------------------------------------------
   21      1,311,860       09/30/2001           1,470,643       1,944,968        1,988,933          518,291         1,395,043
   22        805,347       12/31/2001           1,441,909       2,074,343        2,195,343          753,434         1,393,909
   23                                           1,842,703       1,816,457        3,102,357        1,259,654         1,657,448
   24      1,819,592       09/30/2001           1,595,132       1,665,086        2,168,320          573,189         1,541,666
   25      3,251,720       12/31/2001           3,149,065       5,275,923        5,462,554        2,313,489         2,975,553
------------------------------------------------------------------------------------------------------------------------------
   26      1,279,361       04/30/2001           1,549,688       1,602,083        2,069,497          519,809         1,444,690
   27      1,906,006       05/31/2001           1,725,047       2,518,331        2,698,070          973,023         1,524,888
   28                                           1,163,008       1,220,784        1,444,050          281,042         1,073,922
   29      1,067,674       07/31/2001           1,169,898       1,248,944        1,617,262          447,364         1,102,167
   30                                           1,134,847       1,200,949        1,482,949          348,102         1,071,699
------------------------------------------------------------------------------------------------------------------------------
   31      1,174,959       12/31/2001           1,083,980       1,149,302        1,440,497          356,517         1,029,524
   32                                           1,029,676       1,075,954        1,386,279          356,603         1,003,807
   33      1,247,426       12/31/2001           1,225,592       2,003,605        2,087,832          862,240         1,142,392
   34                                           1,051,514       1,494,374        1,763,596          712,083         1,022,714
   35      1,230,810       11/30/2001           1,072,025       1,512,213        1,659,868          587,843           960,536
------------------------------------------------------------------------------------------------------------------------------
   36      1,037,105       12/31/2001           1,029,819       1,384,332        1,489,483          459,664         1,021,081
   37      1,084,900       11/30/2001           1,086,743       1,113,240        1,351,763          265,021           977,447
   38        448,143       11/30/2001             989,701       1,056,975        1,367,180          377,480           914,010
   39                                           1,147,738       1,411,356        1,628,614          480,877         1,076,904
   40        438,365       12/31/2001             933,201         985,310        1,334,584          401,383           887,429
------------------------------------------------------------------------------------------------------------------------------
   41        558,417       07/31/2001             929,261       1,358,605        1,408,605          479,344           880,961
   42        989,952       10/31/2001             939,825       1,504,200        1,517,924          578,099           921,725
   43                                             903,321       1,004,955        1,470,368          567,047           861,724
   44        881,319       05/31/2001             845,209       1,554,677        1,608,677          763,468           787,097
   45        870,775       05/31/2001             833,473       1,505,767        1,552,367          718,895           775,056
------------------------------------------------------------------------------------------------------------------------------
   46      1,761,328       12/31/2001           1,733,329       3,498,843        3,624,289        1,890,960         1,601,329
   47        778,248       08/30/2001             917,255         933,324        1,380,683          463,428           867,577
   48        235,874       12/31/2001             816,090       1,185,686        1,252,765          436,674           788,090
   49        820,613       06/30/2001             892,059         991,619        1,524,824          632,764           775,459
   50        873,426       10/31/2001             904,407       1,134,329        1,416,486          512,079           821,742
------------------------------------------------------------------------------------------------------------------------------
   51        246,030       10/31/2001             713,425         728,826          894,826          181,401           675,365
   52                                             699,910         725,577          725,577           25,667           699,910
   53        723,547       12/31/2001             741,645       1,628,378        1,714,227          972,582           681,645
   54        712,717       11/30/2001             685,432       1,062,384        1,117,384          431,952           671,815
   55        724,113       11/30/2001             858,211       1,337,027        1,382,027          523,816           728,997
------------------------------------------------------------------------------------------------------------------------------
   56        493,539       12/31/2001             629,275         821,712          862,842          233,567           595,075
   57      2,529,754       12/31/2001           2,521,808       5,358,535        5,538,307        3,016,499         2,352,551
   58        597,315       12/31/2001             727,608         732,609          973,410          245,803           688,365
   59        531,692       07/31/2001             660,683         687,107          918,977          258,294           610,883
   60                                             631,838         671,032          842,033          210,194           591,979
------------------------------------------------------------------------------------------------------------------------------
   61        378,547       12/31/2001             790,298         892,184        1,091,408          301,110           728,519
   62        965,626       12/31/2001             829,413       2,243,855        2,508,855        1,679,442           703,970
   63        711,959       07/31/2001             652,094         702,071          894,664          242,570           591,524
   64        523,724       12/31/2001             561,042         590,325          717,281          156,239           539,894
   65        595,890       06/30/2001             630,814         693,896          889,062          258,248           558,877
------------------------------------------------------------------------------------------------------------------------------
   66      1,204,348       12/31/2001           1,133,146       2,403,859        2,499,518        1,366,372         1,076,896
   67        202,640       09/30/2001             564,309         603,230          833,230          268,922           536,651
   68        489,476       11/30/2001             588,846         610,293          840,181          251,335           538,639
   69        592,757       11/30/2001             639,973         890,763          890,763          250,791           561,622
   70        351,319       08/31/2001             590,288         620,964          896,418          306,130           513,489
------------------------------------------------------------------------------------------------------------------------------
   71      1,410,328       12/31/2001           1,386,840       2,865,778        2,969,728        1,582,888         1,290,909
   72      1,438,348       12/31/2001           1,452,390       2,874,367        2,985,865        1,533,475         1,342,335
   73        492,676       10/31/2001             595,978         878,624          917,679          321,701           581,978
   74        530,487       09/30/2001             535,428         615,484          710,484          175,055           487,854
   75        515,732       12/31/2001             501,961         701,670          711,297          209,336           490,711
------------------------------------------------------------------------------------------------------------------------------
   76        481,500       05/31/2001             486,192         967,783        1,018,483          532,290           453,694
   77        363,685       08/31/2001             472,772         502,590          639,841          167,069           435,095
   78        485,012       05/31/2001             475,386         955,828        1,003,328          527,942           442,316
   79        644,803       11/30/2001             602,748         606,358          732,335          129,587           569,495
   80        499,165       12/31/2001             503,562         694,288          759,658          256,095           436,766
------------------------------------------------------------------------------------------------------------------------------
   81        376,883       12/31/2001             523,557         549,492          814,963          291,406           513,357
   82        477,395       12/31/2001             438,209         525,742          604,239          166,030           426,209
   83                                             767,417       1,196,192        1,196,192          428,775           706,369
  83a                                             556,554         861,978          861,978          305,424           508,673
  83b                                             210,863         334,214          334,214          123,351           197,696
------------------------------------------------------------------------------------------------------------------------------
   84                                             476,752         469,400          532,400           55,648           474,579
   85        480,891       06/30/2001             425,187         576,270          675,894          250,707           419,272
   86        418,753       12/31/2001             447,755         489,913          663,213          215,458           411,346
   87                                             464,423         475,000          528,852           64,429           462,155
   88        522,965       08/31/2001             527,867         697,384          809,884          282,017           519,898
------------------------------------------------------------------------------------------------------------------------------
   89        464,865       09/30/2001             443,727         562,120          669,920          226,193           423,805
   90        429,323       08/31/2001             455,205         748,238          770,238          315,033           436,355
   91        460,758       02/28/2002             439,446         936,257          973,238          533,793           388,749
   92        482,209       06/30/2001             405,634         493,750          510,744          105,109           401,534
   93        531,205       12/31/2001             437,801         692,754          713,541          275,740           399,401
------------------------------------------------------------------------------------------------------------------------------
   94        432,492       08/31/2001             430,453         681,441          695,441          264,988           421,188
   95        388,129       09/30/2001             429,709         670,840          701,340          271,631           420,709
   96        464,622       09/30/2001             447,516         650,516          675,516          228,000           438,983
   97        509,966       01/31/2002             398,048         799,543          852,814          454,767           364,298
   98        458,563       10/31/2001             456,550         629,992          666,085          209,535           452,481
------------------------------------------------------------------------------------------------------------------------------
   99        399,740       08/31/2001             453,929         732,098          767,305          313,376           443,566
  100        433,812       09/30/2001             410,678         758,471          781,471          370,793           400,502
  101                                             392,319         402,509          517,952          125,633           370,636
  102                                             349,632         374,073          420,178           70,546           337,686
  103        408,698       12/31/2001             367,654         643,252          654,230          285,826           349,904
------------------------------------------------------------------------------------------------------------------------------
  103a       227,259       12/31/2001             203,612         349,978          356,543          152,181           194,362
  103b       181,439       12/31/2001             164,042         293,274          297,687          133,645           155,542
  104        298,822       08/31/2001             389,631         613,114          641,640          252,009           381,703
  105                                             585,749         388,589          603,865           18,116           554,905
  106                                             292,894         460,000          513,424          220,530           290,279
------------------------------------------------------------------------------------------------------------------------------
  107                                             329,987         354,507          451,700          121,713           311,276
  108        279,510       09/30/2001             362,966         590,284          613,284          250,318           353,466
  109        455,962       09/30/2001             429,342         645,781          668,781          239,439           415,197
  110        443,752       12/31/2001             505,131       1,139,452        1,149,493          644,362           361,704
  111        359,665       07/31/2001             309,824         574,778          607,178          297,354           268,349
------------------------------------------------------------------------------------------------------------------------------
  112        384,291       06/30/2001             359,926         597,307          607,807          247,881           352,259
  113                                             295,000         295,000          365,979           70,979           293,807
  114        385,108       09/30/2001             336,761         480,835          511,835          175,074           323,253
  115        242,567       12/31/2001             277,812         213,182          362,825           85,012           270,932
  116        517,484       09/30/2001             458,555         673,730          693,730          235,176           450,103
------------------------------------------------------------------------------------------------------------------------------
  117        238,157       11/30/2001             304,009         443,662          443,662          139,653           292,348
  118                                             255,899         251,708          311,388           55,490           254,380
  119        369,978       06/30/2001             363,224         746,478          783,264          420,040           272,067
  120        353,386       11/30/2001             340,465         496,410          519,410          178,945           330,434
  121        187,241       09/30/2001             467,117       1,059,881        1,193,321          726,203           375,410
------------------------------------------------------------------------------------------------------------------------------
  122        573,404       05/31/2001             516,141         573,929          686,138          169,997           466,585
  123                      12/31/2001             264,768         281,626          323,899           59,131           241,794
  124        264,912       10/30/2001             269,243         532,019          552,417          283,174           238,643
  125        265,732       12/31/2001             248,853         427,774          458,437          209,585           239,476
  126        284,587       12/31/2001             262,060         496,142          513,442          251,382           251,173
------------------------------------------------------------------------------------------------------------------------------
  127        256,324       12/31/2001             264,225         276,308          398,106          133,880           230,212
  128        283,969       12/31/2001             255,334         530,222          569,980          314,646           228,586
  129        300,566       09/30/2001             270,211         438,736          581,736          311,525           265,891
  130        358,946       09/10/2001             290,083         410,418          414,218          124,135           253,015
  131        341,952       11/30/2001             323,828         331,696          388,057           64,229           322,192
------------------------------------------------------------------------------------------------------------------------------
  132        272,845       09/30/2001             260,875         417,553          435,005          174,130           254,106
  133        238,038       12/31/2001             218,173         417,378          441,684          223,511           207,851
  134        270,338       09/30/2001             249,173         405,864          415,656          166,484           243,685
  135        252,475       09/30/2001             227,150         356,387          359,507          132,357           199,990
  136        213,987       09/30/2001             197,416         306,169          340,169          142,753           188,895
------------------------------------------------------------------------------------------------------------------------------
  137        180,816       09/30/2001             172,519         275,363          308,363          135,844           165,501


         UNDERWRITTEN                                                             LEASE
   ID      RESERVES                      LARGEST TENANT                   SF    EXPIRATION                  2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   1              -       Ford Motor Company                            453,281  12/31/16
   2         40,647       Metro One                                      56,720  7/31/09     24 Hour Fitness
   3         42,542       Toys R Us                                      46,068  10/31/17    Bread & Circus (Whole Foods...)
   4         44,979       Hobby Lobby                                    60,780  9/30/15     Linen 'N Things
   5        128,250
------------------------------------------------------------------------------------------------------------------------------------
   6         35,316       Home Depot (Ground Lease)                     108,003  1/31/29     Best Buy
   7         26,028       Vanasse Hangen Brustlin                        19,686  4/30/06     Vollomer Associates
   8         33,230       Health Foundation of Cincinnati                27,490  6/15/11     Northwestern Mutual Life
   9        116,250
   10        18,271       Safeway                                        20,159  9/30/27     Rite Aid Corporation
------------------------------------------------------------------------------------------------------------------------------------
   11       131,655
   12        43,995       Wells Fargo & Company                         204,016  12/31/06    US Goverment Bookstore
   13        37,699
  13a        13,875       Prince William County                          69,374  12/31/09
  13b        12,484       Allstate Insurance                             20,020  10/31/04    Pinnacle Management
------------------------------------------------------------------------------------------------------------------------------------
  13c         6,073       EG&G                                           10,461  2/28/06     Technology Concepts
  13d         4,571       Department of Veteran Affairs                   5,965   6/4/04     First Horizon Home Loan Corp.
  13e           696       Bank of America                                 3,478  12/31/06
   14        25,942       Best Buy                                       45,000  12/31/18    Ralph's
   15        18,641       Chen`s Gourmet                                  9,987  3/14/11     Kinko`s
------------------------------------------------------------------------------------------------------------------------------------
   16        15,909       Stop & Shop                                    56,000  7/31/26     Dollar Tree
   17        23,960       State of New Jersey (Office)                  119,800  11/30/13    State of New Jersey (Storage)
   18       154,584
   19       117,000
   20        17,924       Duane Reade                                     9,472  12/31/03    Tom James Company
------------------------------------------------------------------------------------------------------------------------------------
   21        75,600
   22        48,000
   23        26,245       Linens N' Things                               59,000  9/30/08     Interstate Industrial Corp.
   24        14,934       Barnes & Noble                                 30,149  1/31/13     PetsMart
   25       173,512
------------------------------------------------------------------------------------------------------------------------------------
   26        19,998       SCCA Fitness Leasing                           19,848  5/31/22     RJR Horizens, Inc.
   27        42,326       Charleswood Corporation                        26,992  6/30/04     Sarreid, Ltd.
   28        17,586       Ross                                           30,187  6/30/01     Marshalls
   29        24,113       Food 4 Less                                    58,000   9/1/20     Pic N Save
   30        25,365       Linens 'N Things                               33,675  1/31/17     Ross Stores
------------------------------------------------------------------------------------------------------------------------------------
   31        13,409       Ralphs                                         41,420  12/1/14     Dyson & Dyson Real Estate
   32        11,842       Food 4 Less (Kroger Guaranty)                  59,171  11/30/20    McDonald/Chevron
   33        83,200
   34        28,800
   35        19,637       Quadrant Healthcom, Inc.                       29,116  7/31/09     WP Commercial
------------------------------------------------------------------------------------------------------------------------------------
   36         8,738
   37        20,304       BBI Biotech Research Lab                       35,560  11/30/06    Concentra Preferred
   38        33,089       Safeway                                        55,112  6/30/21     Blockbuster Video
   39        10,547       Ebay, Inc.                                     41,310  9/30/06     Comcast
   40        10,421       Publix Supermarket                             37,887  2/28/21     Better for Less Discount
------------------------------------------------------------------------------------------------------------------------------------
   41        48,300
   42        18,100
   43        17,030       Staples                                        22,000  4/30/12     CVS
   44        58,112
   45        58,416
------------------------------------------------------------------------------------------------------------------------------------
   46       132,000
   47         6,521       Blockbuster Video                               4,500  1/31/11     D'Lish Pizza
   48        28,000
   49        22,100       CorSolutions /Ralin Medical, Inc.              12,114  5/31/03     Hello Florida, Inc.
   50        14,240       Boeing Service Company                         37,819  1/31/08     Intl Communication Indust Assoc.
------------------------------------------------------------------------------------------------------------------------------------
   51         9,957       Kid's Country                                   9,000  10/14/11    Hollywood Video
   52             -       Costco                                        135,586  11/30/18
   53        60,000
   54        13,617
   55        15,358       CHW Medical Foundation                         49,521  2/28/07     CA State Teachers Retirement Sys.
------------------------------------------------------------------------------------------------------------------------------------
   56        34,200
   57       169,257
   58         8,631       Wells Fargo Bank                                5,400  6/30/12     Max's 99 Cent Store
   59         5,593       Federal Plaza Liquors                           4,081  5/31/05     Blockbuster Video
   60         7,731       Home Goods                                     30,000  10/31/11    Julie's Hallmark
------------------------------------------------------------------------------------------------------------------------------------
   61        15,818       Giant                                          52,800  2/28/27     Spenceola
   62       125,443
   63         9,382       Wherehouse Music                               10,237  11/30/03    Cierra Interiors
   64         6,042       CVS                                            10,125  1/31/20     Hollywood Video
   65        19,021       Naushir, Inc. dba 99 Cent Store                18,000  7/31/09     Peso Pumper/ Steakountry Buffet
------------------------------------------------------------------------------------------------------------------------------------
   66        56,250
   67         3,870       EZ's Brick Oven                                 4,500  12/31/06    Wahkee Chinese Restaurant
   68        13,039       Albertson's (ground lease)                     44,127  5/26/17     Coco's Restaurant (ground lease)
   69        16,818       Strayer University                             21,088  7/31/11     Newport News School Board
   70        18,476       Factory 2-U Stores                             15,000  3/31/06     Dollar Tree Stores, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   71        95,931
   72       110,055
   73        14,000
   74        11,475       Nouveau Eyewear                                21,651  2/28/03     Heads Up Technologies
   75        11,250
------------------------------------------------------------------------------------------------------------------------------------
   76        32,498
   77         7,231       HEB Pantry                                     25,898  2/28/14     Dollar Tree
   78        33,070
   79         5,700       Longs/Rainbow Drug                             13,958  2/28/12     Columbia Hospital
   80        12,059       Hospice                                        22,051  3/31/04     Branch Banking & Trust
------------------------------------------------------------------------------------------------------------------------------------
   81         3,498       CVS                                            13,506  1/31/20     Studio B Dance Center
   82        12,000
   83        61,048
  83a        47,881
  83b        13,167
------------------------------------------------------------------------------------------------------------------------------------
   84         2,174       Walgreens                                      14,490  4/30/61
   85         5,916
   86         5,210       Joyce's Hallmark                                4,200  2/29/04     Blockbuster
   87         2,268       Walgreens                                      15,120  12/31/60
   88         7,970
------------------------------------------------------------------------------------------------------------------------------------
   89        19,922
   90        18,850
   91        50,697
   92         4,100
   93        38,400
------------------------------------------------------------------------------------------------------------------------------------
   94         9,265
   95         9,000
   96         8,532
   97        33,750
   98         4,068
------------------------------------------------------------------------------------------------------------------------------------
   99        10,363
  100        10,176
  101         2,760       Atlanta Bread Company                           4,164  9/14/05     Pizza Hut
  102         5,850       Food Lion                                      33,000   9/1/21     Subway
  103        17,750
------------------------------------------------------------------------------------------------------------------------------------
  103a        9,250
  103b        8,500
  104         7,928
  105         8,913       Eastwynn Theatres, Inc                         44,565  5/31/22
  106         2,615       Walgreens                                      17,436  10/31/60
------------------------------------------------------------------------------------------------------------------------------------
  107         3,950       Car Toys                                        6,700  5/31/11     Rack Room Shoes
  108         9,500
  109        14,145
  110        20,201       Mental Health Association                      34,074  4/30/10     Health Federation
  111         7,791       NP Dodge  Company                              12,470  5/31/14     National Equity
------------------------------------------------------------------------------------------------------------------------------------
  112         7,667
  113         1,193       Walgreen's                                     14,914  10/31/21
  114        13,508
  115         3,000       3303, Inc. Beauty Salon                         2,421   9/1/04     Council Travel Services USA
  116         8,452
------------------------------------------------------------------------------------------------------------------------------------
  117        11,661
  118         1,519       CVS-Pleasant Valley                            10,125  12/31/25
  119        13,570       Dan Alfaro & Associates                        10,166  7/31/03     C.C. Bank & Trust
  120        10,031
  121        23,937       Suntrust                                       18,800   9/1/06     Bowie & Jensen
------------------------------------------------------------------------------------------------------------------------------------
  122        17,114       The Talbot's                                   11,955   1/1/08     Offenbacher
  123         3,561       Shoe Show                                       5,600  9/30/06     Cato
  124        30,600
  125         9,377
  126        10,886
------------------------------------------------------------------------------------------------------------------------------------
  127         4,858       Un. Family Care                                 9,818   5/1/05     Pinnacle Medical
  128        26,748
  129         4,320
  130         5,986       Innovative Med.                                16,322  6/30/03     Hanger Prosthetic
  131         1,636       Eckerd Drugs                                   10,908  1/26/19
------------------------------------------------------------------------------------------------------------------------------------
  132         6,770
  133        10,322
  134         5,488
  135         4,833       Glenarm Constr.                                 5,023  10/31/04    Greenspring Advisor
  136         8,521
------------------------------------------------------------------------------------------------------------------------------------
  137         7,019


                    LEASE                                                                    LEASE      OCCUPANCY      OCCUPANCY
   ID      SF    EXPIRATION                    3RD LARGEST TENANT                  SF     EXPIRATION       RATE       AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
   1                                                                                                        100.00%     11/1/01
   2      36,366   10/1/15       Walgreens                                        16,698    4/30/61          96.58%    12/13/01
   3      29,000   7/31/08       T J Maxx                                         21,000    1/31/16          99.00%    11/20/01
   4      34,521   9/30/15       Marshall's                                       30,550    9/30/10          98.10%     12/1/01
   5                                                                                                         95.50%     2/6/02
------------------------------------------------------------------------------------------------------------------------------------
   6      45,000   9/30/16       Office Depot                                     30,000    8/31/14          95.68%     1/31/02
   7       9,363   8/31/10       URS Consultants                                   9,252    8/31/06          95.02%    12/17/01
   8      24,921   8/31/11       Carew International                              15,300    4/18/11         100.00%     1/28/02
   9                                                                                                         97.80%     7/25/01
   10      8,720   9/30/02       Strosniders Hardware                              7,240    4/30/03         100.00%     12/3/01
------------------------------------------------------------------------------------------------------------------------------------
   11                                                                                                        96.60%     8/1/01
   12      3,609   1/8/04        Palmer Consulting                                 1,195   12/31/03          95.00%    10/26/01
   13                                                                                                        98.29%     1/15/02
  13a                                                                                                       100.00%     1/15/02
  13b     11,523   4/30/05       PWL Family Health                                 7,492    1/31/04         100.00%     1/15/02
------------------------------------------------------------------------------------------------------------------------------------
  13c      5,054   9/30/03       Gavali, Mertz & Davis, Inc.                       5,000   12/31/06         100.00%     1/15/02
  13d      5,199   5/31/05       Novellus                                          2,224   12/31/02          85.86%     1/15/02
  13e                                                                                                       100.00%     1/15/02
   14     27,587  10/31/05       Fashion Time                                      9,277   11/30/10          97.57%     12/1/01
   15      6,733   5/31/11       Golf Charlotte                                    6,421    3/31/08          89.83%     2/5/02
------------------------------------------------------------------------------------------------------------------------------------
   16      9,951   8/31/04       Dover China Buffet                                8,635    1/30/11          97.75%     6/11/01
   17      3,960  11/30/13                                                                                  100.00%     12/1/01
   18                                                                                                        94.52%     1/11/02
   19                                                                                                        90.00%     12/1/01
   20      7,089   9/30/03       Vardi Stonehouse, Inc.                            7,089    8/31/03          95.48%     11/1/01
------------------------------------------------------------------------------------------------------------------------------------
   21                                                                                                        94.34%    10/30/01
   22                                                                                                        90.83%     1/14/02
   23     14,969   1/15/03       Clinicians Publishing Group                      10,264   12/31/05         100.00%     11/9/01
   24     27,972   1/31/18       Loehmann's                                       25,000    5/31/12         100.00%     1/23/02
   25                                                                                                        97.73%     1/11/02
------------------------------------------------------------------------------------------------------------------------------------
   26     12,344   9/30/02       Six Shooters, Inc.                               10,620    3/31/10         100.00%     2/1/02
   27     13,971   8/31/03       Florita Nova / La Dolce Vita                     12,294    7/31/04          99.23%     7/5/01
   28     30,000   5/20/11       Petco                                            12,000    8/27/11          94.20%    11/14/01
   29     18,000   8/31/05       Anna's Linens                                     6,000    7/2/05           98.50%     9/1/01
   30     30,971   1/31/11       Rack Room Shoes, Inc.                             6,338   12/31/06          98.40%     11/1/01
------------------------------------------------------------------------------------------------------------------------------------
   31      3,650   4/30/04       Video Depot                                       2,800   12/19/04         100.00%     1/31/02
   32      5,350   4/4/21        Coco's                                            4,800    3/31/20          97.20%     11/1/01
   33                                                                                                        98.04%     2/1/02
   34                                                                                                        99.00%     10/2/01
   35      8,264   4/30/10       Appaloosa Management                              7,400    2/28/08          88.60%    10/20/01
------------------------------------------------------------------------------------------------------------------------------------
   36                                                                                                        95.91%     9/15/01
   37     12,000  12/31/06       Medical Account Services                          9,000   12/31/10          96.10%     11/2/01
   38      5,400   4/30/05       Famous Sam's                                      5,260    2/28/06          93.50%     11/8/01
   39     29,000   6/30/08                                                                                  100.00%    10/16/01
   40      3,148   4/30/06       Eagle Cleaners                                    1,800    4/30/06         100.00%    11/30/01
------------------------------------------------------------------------------------------------------------------------------------
   41                                                                                                        96.09%     9/12/01
   42                                                                                                        92.50%    10/31/01
   43     14,850   8/14/20                                                                                  100.00%    12/12/01
   44                                                                                                        96.48%     5/24/01
   45                                                                                                        97.20%     7/2/01
------------------------------------------------------------------------------------------------------------------------------------
   46                                                                                                        97.73%     1/11/02
   47      2,932   6/30/03       Alejandro's                                       2,694   10/31/09          97.20%    11/26/01
   48                                                                                                        96.00%     12/3/01
   49      7,090  12/31/03       Quick Quote                                       6,678    7/31/07          95.21%     2/1/02
   50     14,472   3/31/08       Hazen & Sawyer, P.C.                              7,051    6/30/07         100.00%     11/1/01
------------------------------------------------------------------------------------------------------------------------------------
   51      5,000   2/7/11        A Scrapper's Eden, Inc.                           2,550    3/10/06          94.90%     9/13/01
   52                                                                                                       100.00%     9/1/01
   53                                                                                                        93.00%    11/30/01
   54                                                                                                        89.10%    12/14/01
   55     10,826   6/30/06       Cascade Entertainment                             6,627   12/31/05          86.00%     11/1/01
------------------------------------------------------------------------------------------------------------------------------------
   56                                                                                                       100.00%     1/9/02
   57                                                                                                        98.10%     1/11/02
   58      3,100   1/31/07       Rubio's Baja Grill                                2,995    5/31/04          74.76%     2/11/02
   59      4,035   5/31/05       Washtime                                          3,606    8/31/10          95.40%    12/31/00
   60      4,000   2/28/04       Bath Kitchen Gallery                              2,482    2/28/04          96.80%     1/1/02
------------------------------------------------------------------------------------------------------------------------------------
   61     22,000   9/30/10       Tuesday Morning                                  10,000    7/15/10         100.00%     2/1/02
   62                                                                                                        82.70%    12/31/01
   63     10,127   9/30/04       Bride's Mart                                      6,240    9/30/06         100.00%    11/30/01
   64      7,021   9/15/09       Chapel Opticians                                  1,636    9/6/05          100.00%     1/10/02
   65     10,250   8/31/11       Salaymeh dba Kitchen Warehouse                   10,030   11/30/05         100.00%     6/30/01
------------------------------------------------------------------------------------------------------------------------------------
   66                                                                                                        96.89%     1/11/02
   67      4,000  10/31/10       Nu Bella Salon & Day Spa                          2,880   11/30/06          90.70%    10/23/01
   68      6,000  12/31/06       Mobil Oil (ground lease)                          5,000    9/30/05          97.18%    11/28/01
   69     18,000   6/30/05       Casey Auto Group                                  7,700    8/31/02          92.58%     12/1/01
   70     15,000   8/31/06       Jimmy Yun dba Fashion Image                      12,130    4/30/06         100.00%     6/11/01
------------------------------------------------------------------------------------------------------------------------------------
   71                                                                                                        96.80%     1/11/02
   72                                                                                                        95.94%     1/11/02
   73                                                                                                        92.94%     9/1/01
   74     14,934   4/30/05       Oakwood Corp. Housing                             9,967   12/31/05          91.50%     9/1/01
   75                                                                                                       100.00%     2/20/02
------------------------------------------------------------------------------------------------------------------------------------
   76                                                                                                        96.70%    10/25/01
   77      9,000   4/30/05       dba Rent Wise                                     4,000    7/30/05         100.00%    12/17/01
   78                                                                                                        94.30%     7/2/01
   79      6,900   1/1/04        Nevada State Bank                                 3,600    6/30/06          96.84%     1/9/02
   80     10,000   4/30/07       Crumley & Associates                              5,007    7/31/07          90.62%    12/31/01
------------------------------------------------------------------------------------------------------------------------------------
   81      3,844   9/30/11       Blockbuster                                       3,268    1/31/10         100.00%     3/18/02
   82                                                                                                       100.00%     3/5/02
   83                                                                                                        74.23%     8/31/01
  83a                                                                                                        68.40%     8/31/01
  83b                                                                                                        97.20%     8/31/01
------------------------------------------------------------------------------------------------------------------------------------
   84              9/1/11                                                                                   100.00%    10/17/00
   85                                                                                                        99.16%     9/30/01
   86      3,563   8/31/05       Pearl Dynasty                                     3,500   12/31/05          86.41%     12/1/01
   87                                                                                                       100.00%    12/18/01
   88                                                                                                        92.93%     10/1/01
------------------------------------------------------------------------------------------------------------------------------------
   89                                                                                                        97.09%     11/1/01
   90                                                                                                        86.20%     8/30/01
   91                                                                                                       100.00%     1/28/02
   92                                                                                                       100.00%     7/31/01
   93                                                                                                       100.00%     1/26/02
------------------------------------------------------------------------------------------------------------------------------------
   94                                                                                                        88.60%     9/16/01
   95                                                                                                        76.70%    10/25/01
   96                                                                                                        90.34%     10/1/01
   97                                                                                                        94.85%     1/2/02
   98                                                                                                        96.00%    11/13/01
------------------------------------------------------------------------------------------------------------------------------------
   99                                                                                                        95.00%     9/1/01
  100                                                                                                        92.68%     10/2/01
  101      3,200   1/4/11        La Estancia                                       1,804    2/28/04         100.00%     4/23/01
  102      1,200  11/30/04       Domino's                                          1,200    4/1/06           97.00%    10/18/01
  103                                                                                                       100.00%     2/20/02
------------------------------------------------------------------------------------------------------------------------------------
  103a                                                                                                      100.00%     2/20/02
  103b                                                                                                      100.00%     2/20/02
  104                                                                                                        93.60%     9/1/01
  105                                                                                                       100.00%    10/17/01
  106                                                                                                       100.00%     9/10/01
------------------------------------------------------------------------------------------------------------------------------------
  107      6,259   5/10/06       Aaron Brothers                                    6,152    5/4/11          100.00%     1/24/02
  108                                                                                                        90.24%    10/25/01
  109                                                                                                        83.70%    11/27/01
  110     16,856  10/31/09       Lot Stores                                        6,314    1/31/07          88.40%     3/1/02
  111      9,847   5/31/14       Children's Physicians                             4,983    9/30/05         100.00%     7/31/01
------------------------------------------------------------------------------------------------------------------------------------
  112                                                                                                        86.00%     9/30/01
  113                                                                                                       100.00%     1/11/02
  114                                                                                                        89.52%     11/1/01
  115      1,742   9/30/07                                                                                  100.00%     2/1/02
  116                                                                                                        79.50%    10/18/01
------------------------------------------------------------------------------------------------------------------------------------
  117                                                                                                        87.15%     12/1/01
  118                                                                                                       100.00%     9/12/01
  119      8,475   5/31/04       Buckley & Associates                              7,000    9/30/11          92.59%     6/27/01
  120                                                                                                        90.50%     11/7/01
  121      8,921   6/1/06        Legal Aid Bureau                                  4,027    4/1/07           95.40%    10/25/01
------------------------------------------------------------------------------------------------------------------------------------
  122      7,320   9/1/04        Briarwood Inn                                     4,500    10/1/03          92.20%     7/17/01
  123      4,160   9/30/06       Colortyme                                         3,200    9/30/06         100.00%     10/1/01
  124                                                                                                        95.09%     10/3/01
  125                                                                                                        83.95%    12/13/01
  126                                                                                                        79.00%     1/23/02
------------------------------------------------------------------------------------------------------------------------------------
  127      4,431   5/15/03       Waterman Medical                                  2,120   12/31/02          92.97%    12/18/01
  128                                                                                                        96.50%     1/3/02
  129                                                                                                       100.00%    10/31/01
  130      4,742   3/31/04       Uptime Computer                                   3,779    3/31/05         100.00%     9/1/01
  131                                                                                                       100.00%    12/12/01
------------------------------------------------------------------------------------------------------------------------------------
  132                                                                                                        83.70%    11/25/01
  133                                                                                                        76.34%    12/29/01
  134                                                                                                        96.80%    10/25/01
  135      4,400  10/31/04       Dr. Robert Windsor                                3,118   12/31/06         100.00%     10/1/01
  136                                                                                                        85.50%     10/1/01
------------------------------------------------------------------------------------------------------------------------------------
  137                                                                                                        74.79%     10/1/01

                UPFRONT               ONGOING                                                       MONTHLY         UPFRONT
          ACTUAL REPLACEMENT     ACTUAL REPLACEMENT    UPFRONT      MONTHLY       MONTHLY TAX      INSURANCE      ENGINEERING
   ID          RESERVES               RESERVES          TI/LC        TI/LC          ESCROW          ESCROW          RESERVE
-----------------------------------------------------------------------------------------------------------------------------
   1                   -                    -                -            -               -               -                -
   2                   -                3,352                -       17,981          34,567           3,237                -
   3              42,542                    -                -       13,800          57,966           4,146           18,250
   4                   -                3,750        1,022,500        2,500          58,649           4,837                -
   5                   -               10,688                -            -          40,252          17,239           78,125
-----------------------------------------------------------------------------------------------------------------------------
   6                   -                2,945                -        7,555          56,109           4,523                -
   7                   -                2,192          360,484       16,384          37,198           1,710                -
   8         34,000 (LOC)                   -     190,000 (LOC)           -     36,982 (LOC)              -                -
   9                   -                9,690                -            -          21,797               -           12,000
   10              1,523                1,523          166,000            -          22,970               -           43,681
-----------------------------------------------------------------------------------------------------------------------------
   11                  -               10,975                -            -          17,266           6,672           39,938
   12              2,750                2,750                -            -          47,290               -                -
   13                  -                3,142                -       27,530          19,326           3,898                -
  13a
  13b
-----------------------------------------------------------------------------------------------------------------------------
  13c
  13d
  13e
   14                  -                2,165           87,780        4,430          14,833               -           60,625
   15                  -                1,553                -        8,454           5,375           2,155           11,250
-----------------------------------------------------------------------------------------------------------------------------
   16                  -                1,325                -        2,865          21,685             769                -
   17                  -                1,997                -       14,825          26,492           5,914           21,250
   18                  -                    -                -            -          16,574           3,930                -
   19                  -                9,750                -            -          18,474           4,334           10,625
   20                  -                1,495           46,690       16,705          44,774           1,867           25,625
-----------------------------------------------------------------------------------------------------------------------------
   21                  -                5,600                -            -           6,413           2,514           10,250
   22                  -                3,000                -            -          11,290           4,969                -
   23              2,597                2,597                -            -               -               -            9,750
   24              1,245                1,245            4,406        4,406          27,631           1,427                -
   25                  -                    -                -            -          23,227           3,999                -
-----------------------------------------------------------------------------------------------------------------------------
   26                  -                1,465                -        5,833          18,295             722          238,969
   27                  -                3,530                -        7,833          10,669               -            5,025
   28                  -                1,465            7,500        3,444          11,667           2,250            1,744
   29                  -                1,396           22,618        1,500           5,295               -                -
   30                  -                2,095                -        3,275          13,737           1,100            2,500
-----------------------------------------------------------------------------------------------------------------------------
   31                  -                1,117                -        3,423           4,890           1,487                -
   32                  -                  990           15,790            -          11,899           1,746                -
   33                  -                6,933                -            -          10,291           5,151           61,413
   34                  -                2,000                -            -          10,417           1,731            1,906
   35                  -                1,584                -        6,599          11,367           1,167            9,000
-----------------------------------------------------------------------------------------------------------------------------
   36                  -                  730                -            -           2,265             729                -
   37                  -                1,695                -        6,250           7,888           1,692                -
   38                  -                2,758                -        3,576          13,870             776            3,750
   39                879                  879            5,917        5,917           4,622             578                -
   40                  -                  870                -        3,241          14,082           1,803                -
-----------------------------------------------------------------------------------------------------------------------------
   41                  -                5,175                -            -           5,138           3,900                -
   42                  -                1,510                -            -           6,278           1,483          200,960
   43                  -                1,420                -        2,140          18,444           1,981           23,086
   44                  -                4,845                -            -          12,776               -           96,813
   45                  -                4,870                -            -          14,163               -            8,750
-----------------------------------------------------------------------------------------------------------------------------
   46                  -                    -                -            -          12,324           4,120            3,750
   47                543                  543            3,542        3,542          10,160           1,677                -
   48                  -                2,335                -            -           9,333           1,360           18,750
   49                  -                1,845           42,578        7,875          15,227           1,473           27,484
   50                  -                1,190                -        5,000           9,099             789           35,588
-----------------------------------------------------------------------------------------------------------------------------
   51                  -                  830                -        2,342           4,715             634                -
   52                  -                    -                -            -               -               -                -
   53             85,750                5,000                -            -          15,315           4,120          105,103
   54                  -                1,150                -            -           6,611           2,431                -
   55                  -                1,280                -       10,232           7,409           2,396           19,259
-----------------------------------------------------------------------------------------------------------------------------
   56                  -                2,850                -            -           4,067             646                -
   57                  -                    -                -            -          19,680           6,378           41,813
   58                719                  719            3,000        3,000           4,739               -            2,813
   59                  -                  470          111,308        3,685           6,763             708                -
   60                  -                  625                -        2,400           6,617           1,131                -
-----------------------------------------------------------------------------------------------------------------------------
   61                658                  658                -            -           3,942             651                -
   62                  -               10,150                -            -           4,660           2,174            4,125
   63                  -                  785          100,000        4,220           8,797             909                -
   64                  -                  504                -        1,259           3,144             967                -
   65                  -                1,586                -        4,410          10,578           2,122           17,500
-----------------------------------------------------------------------------------------------------------------------------
   66                  -                    -                -            -           9,611           2,116           24,125
   67                  -                  325                -        1,985          10,088             610                -
   68                  -                1,090                -        3,100           3,198             995           22,125
   69                  -                1,402          200,000        5,139           6,393             350            6,250
   70                  -                1,540                -        4,860           9,833           1,333          366,438
-----------------------------------------------------------------------------------------------------------------------------
   71                  -                    -                -            -          11,990           2,102                -
   72                  -                    -                -            -          12,079           2,436            7,500
   73                  -                    -                -            -           5,458               -                -
   74                  -                  960                -        3,010           6,917             545           27,094
   75                  -                  938                -            -           4,290             677              500
-----------------------------------------------------------------------------------------------------------------------------
   76                  -                2,710                -            -           3,602               -           71,875
   77                  -                  605           25,365        2,847           3,592           1,647                -
   78                  -                2,755                -            -           3,259               -           78,750
   79                475                  475            2,296        2,296           3,068           3,002                -
   80                  -                1,005                -        4,568           4,583             324            3,125
-----------------------------------------------------------------------------------------------------------------------------
   81                292                  292            1,083        1,083          13,500           1,154                -
   82                  -                1,000                -            -           4,492           1,246           40,000
   83                  -                5,090                -            -           8,152           1,250          129,125
  83a
  83b
-----------------------------------------------------------------------------------------------------------------------------
   84                  -                  181                -            -               -               -                -
   85                  -                  495                -            -           4,415             247           23,594
   86                  -                  435          242,751        2,275           5,934             512                -
   87                  -                  190                -            -               -               -            1,438
   88                  -                    -                -            -           4,347               -                -
-----------------------------------------------------------------------------------------------------------------------------
   89                  -                1,660                -            -           3,608             900           24,913
   90                  -                1,575                -            -           7,683           1,552                -
   91                  -                4,225                -            -           4,347           2,906           48,750
   92                  -                    -                -            -           1,495             225                -
   93                  -                3,200                -            -           3,349           1,426           41,625
-----------------------------------------------------------------------------------------------------------------------------
   94                  -                  780                -            -           6,057           1,086              645
   95                  -                  750                -            -           4,882               -            4,375
   96                  -                  715                -            -           1,251           1,063           11,625
   97                  -                2,833                -            -           5,405           1,998            3,125
   98                339                  339            7,121            -           3,525             579                -
-----------------------------------------------------------------------------------------------------------------------------
   99                  -                    -                -            -           3,581               -                -
  100                  -                  850                -            -           8,420           1,137                -
  101                  -                  230                -        1,150           4,195           1,061                -
  102                  -                  490                -          210           2,292             724            2,500
  103                  -                1,479                -            -           4,541           2,273           11,188
-----------------------------------------------------------------------------------------------------------------------------
  103a
  103b
  104                  -                    -                -            -           3,011               -                -
  105                  -                    -                -            -               -               -                -
  106                  -                  220                -            -               -               -                -
-----------------------------------------------------------------------------------------------------------------------------
  107                  -                  330                -        1,230           3,461             559            2,500
  108                  -                  795                -            -           3,875               -            1,250
  109                  -                1,180                -            -           5,096             430           17,688
  110                  -                1,683                -       10,269           5,460           2,195          110,000
  111                  -                  650                -        2,810           5,275             400           26,058
-----------------------------------------------------------------------------------------------------------------------------
  112                  -                  640                -            -           1,508             459            7,500
  113                124                  124                -            -               -               -                -
  114                  -                1,125                -            -           3,873             950            3,463
  115                  -                  250                -          323           1,258             793           20,000
  116                  -                  705                -            -           3,871             345                -
-----------------------------------------------------------------------------------------------------------------------------
  117                  -                    -                -            -           1,830             594                -
  118                  -                  130                -            -               -               -                -
  119                  -                1,130                -        6,465           8,642           1,369           31,800
  120                  -                  845                -            -           1,779           1,592                -
  121                  -                    -                -            -           4,228             763            5,000
-----------------------------------------------------------------------------------------------------------------------------
  122                  -                    -                -            -           2,526             449            2,500
  123                  -                  300     100,000 (LOC)           -           1,250             293                -
  124                  -                2,550                -            -           4,413           1,251          300,000
  125                  -                  785                -            -           6,293           1,368            3,938
  126                  -                  910                -            -           6,067             652            5,744
-----------------------------------------------------------------------------------------------------------------------------
  127                  -                  405           35,000        2,430           2,746             342                -
  128                  -                2,230                -            -           4,284           2,925            4,438
  129                  -                  360                -            -           2,583               -                -
  130                  -                  500                -            -           2,118             250           17,969
  131                  -                    -                -            -           3,615             175                -
-----------------------------------------------------------------------------------------------------------------------------
  132                  -                  705                -            -           1,850             305            4,735
  133                  -                  860                -            -           6,122             529            7,843
  134                  -                  460                -            -           1,885             567            8,695
  135                  -                    -                -            -           1,903             236           99,938
  136                  -                  730                -            -           1,083           1,145           16,125
-----------------------------------------------------------------------------------------------------------------------------
  137                  -                  585                -            -           1,093           1,642           15,875

         ENVIRONMENTAL
             REPORT      ENGINEERING   APPRAISAL
   ID         DATE       REPORT DATE   AS-OF DATE    SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
   1        12/4/01        11/6/01      10/29/01     Ford Motor Land Development Corporation
   2        12/31/01      12/31/01      12/21/01     Barry Cain; Steven J. Olivia
   3        12/6/01       11/30/01      12/5/01      Nishan Atinizian, Kevork Atinizian
   4        11/30/01      12/19/01      11/25/01     Eric Brauss, Dr. Doug Barnes
   5        2/14/02        2/14/02      2/20/02      Leslie, Adam, Jason Schlesinger
------------------------------------------------------------------------------------------------------------------------------------
   6        4/23/01        5/7/01        9/1/01      Hunt Properties, Inc.
   7        7/10/01        7/9/01       6/27/01      CPK, Inc., Joseph S. Lesser
   8        4/26/01        4/26/01      7/11/01      Jeffrey R. Anderson, SGI, Inc, Raymond Sheakley
   9        10/31/01      11/13/01       9/7/01      Doubletree I GP Inc., NHP Gates of Arlington Associates, LP, NHP Southwest
                                                     Partners LP, Albuquerque Whaler 95-HJV LP
   10       12/27/01       2/1/02       12/1/01      Shelton Zuckerman; Ellen Sigal
------------------------------------------------------------------------------------------------------------------------------------
   11       8/15/01        8/15/01       2/1/02      Daniel Miles, GMD Investments, Andrew Bauman, Kendall Doble
   12       10/5/01        10/8/01      9/28/01      RS Commercial Property Fund, LLC
   13       1/24/02        1/24/02      1/30/02      Bresler & Reiner, Inc.
  13a       1/24/02        1/24/02      1/30/02
  13b       1/24/02        1/24/02      1/30/02
------------------------------------------------------------------------------------------------------------------------------------
  13c       1/24/02        1/24/02      1/30/02
  13d       1/24/02        1/24/02      1/30/02
  13e       1/24/02        1/24/02      1/30/02
   14       11/29/01      11/30/01      11/27/01     Frederick M. Nicholas
   15        2/8/02        2/11/02      2/11/02      Afshin Ghazi; George Cornelson III
------------------------------------------------------------------------------------------------------------------------------------
   16        8/6/01        7/30/01      6/12/01      Sixth Venture, LLC, New First Hartford Realty Corp, Neil Ellis, David Levy
   17       12/27/01      12/27/01      12/10/01     Charles Kimmel; Philip Von Vort
   18       11/28/01      11/28/01      11/20/01     Jack and Ina Kay
   19       8/13/01        1/29/02      1/24/02      Sheldon Goldseker; Simon Goldseker
   20       11/5/01        11/7/01      11/1/01      46 Group, LLC, Abercromby Property International
------------------------------------------------------------------------------------------------------------------------------------
   21       10/10/01      10/11/01      9/27/01      James E. Lindsey, J.E. Lindsey Family, LP, Rutledge Properties, LP, Centennial
                                                     Valley, LLC
   22       1/29/02        1/29/02      1/24/02      Roy B. Walden, III, David S. Hathaway, Henry P. Persons, III, Brian B. Persons
   23       9/27/01       11/16/01       9/6/01      GE Capital
   24       1/29/02        6/8/01        6/6/01      Berwind Property Group, LTD.
   25       11/29/01      11/29/01      11/19/01     Jack and Ina Kay
------------------------------------------------------------------------------------------------------------------------------------
   26       7/28/00        7/21/00      7/17/00      Alan Fox
   27       7/17/01        7/17/01      7/17/01      HMV/CD, LLC Four Sisters, Trulock Duplex and Palliser Furniture.
   28       11/7/01        11/7/01      11/4/01      Worth Williams
   29        6/6/01        6/4/01       5/27/01      Joseph W. Rich, Rich Development Indio II, LLC, John Rich, Indio Investment
                                                     Group, LLC
   30       10/29/01      10/22/01      10/14/01     Scott Dabney
------------------------------------------------------------------------------------------------------------------------------------
   31       12/26/01      12/26/01      12/13/01     Rosette Cadry
   32       2/14/01       12/26/00       3/5/01      Robert W. Comstock, Daniel D. Crosser, Signal Hill Family Limited Partnership,
                                                     Barto Living Trust
   33       1/18/02        1/24/02      1/15/02      John Burnette; Loyd Walker; Robert Beal
   34       10/2/01       10/24/01      10/15/01     Thomas C. Proctor, Sr., Thomas Proctor, Jr., Walton McMichael
   35       12/7/01        12/6/01      12/5/01      Brian M. Stolar, James A. Fieber
------------------------------------------------------------------------------------------------------------------------------------
   36       8/24/01        8/29/01      8/28/01      Steven Guttman, Evan Novenstein
   37       11/19/01      11/19/01      11/20/01     Edward A. St. John, MIE Employee, LLLP, Julianne Wagner, NA
   38        4/9/01        1/30/02      12/12/01     Alan C. Fox, Sungarden Greenback A Limited, Sungarden South LLC
   39       11/12/01      11/12/01      10/26/01     Michael O'Neill
   40       12/19/01      12/26/01       1/3/02      Flagship Investments I LLC
------------------------------------------------------------------------------------------------------------------------------------
   41        8/6/01       10/18/01       8/1/01      Internacional Realty, Inc.
   42       12/12/01      12/11/01      12/13/01     Norman Polsky, Thomas J. Horner, Jr., Charles E. Helm
   43       12/13/01      11/27/01      11/28/01     Jack Dushey
   44       7/17/01        7/17/01      4/30/01      Doubletree I GP, Inc, a Deleware Corporation, Timberview Management Associates
                                                     LP, NHP Southwest Partners, LP, Hall Financial Group
   45       7/17/01        7/17/01      4/30/01      Doubletree I GP, Inc, a Deleware Corporation, Timberview Management Associates
                                                     LP, NHP Southwest Partners, LP, Hall Financial Group
------------------------------------------------------------------------------------------------------------------------------------
   46       11/29/01      11/29/01      11/20/01     Jack and Ina Kay
   47       11/14/01      12/15/01      11/26/01     Steven Fogel
   48       11/29/01       12/3/01      10/19/01     Steven W. Corbett
   49        8/8/01        7/25/01      7/13/01      Steven Fischer, Mark Zand
   50       10/10/01      12/10/01      12/3/01      A&A Investment Company, Inc., Bader Al Saad
------------------------------------------------------------------------------------------------------------------------------------
   51       10/8/01        10/2/01      10/5/01      Peter W. Powell
   52       9/25/01          N/A         9/7/01      Peter Consentino
   53        1/8/02        1/10/02       1/8/02      CES Properties, Inc., N.A. Real Properties, Inc., C. Edward Springman, Stanley
                                                     L. Sidell
   54       3/14/01        3/14/01       3/5/01      BMS of Davie Inc, Victor Brown, Steven Brown, David Brown
   55       12/13/01      11/16/01      12/7/01      Angelo K. Tsakopoulos
------------------------------------------------------------------------------------------------------------------------------------
   56       12/17/01      12/17/01      12/11/01     Jeanne, Scott & Jeffrey Stosser
   57       11/30/01      11/29/01      11/19/01     Jack and Ina Kay
   58       2/11/02        1/16/02       1/9/02      Richard Pachulski
   59       12/13/00      12/15/00       4/1/01      Hunt Properties, Inc.
   60       9/17/01        9/10/01       9/5/01      J. Scott Fawcett
------------------------------------------------------------------------------------------------------------------------------------
   61       3/13/02        2/1/02        3/1/02      Richard Rotner
   62       9/14/01        9/13/01      9/24/01      Peter H. Plamondon, Sr., Lorraine Plamondon, Peter H. Plamondon, Jr., James N.
                                                     Plamondon
   63       8/29/01        8/28/01      8/18/01      John P. Hooten
   64       1/29/02        1/29/02      1/11/02      Sheldon Goldseker; Simon Goldseker
   65        8/7/01        8/7/01       8/16/01      Cornelis Gijsbertus de Jager
------------------------------------------------------------------------------------------------------------------------------------
   66       11/29/01      11/29/01      11/20/01     Jack and Ina Kay
   67       10/30/01       11/5/01      10/31/01     Blanco Market One LC, Herbert D Weitzman, TAC-B3, Ltd
   68       12/3/01        12/3/01      11/23/01     Ronald A. Recht, Mark T. Burger
   69        1/9/02        1/9/02       11/9/01      Eugene Levin; Marvin Friedberg
   70       9/25/01        9/28/01      9/14/01      Robin Antar, Cynthia Ashkenazie, Debbie Betesh, Sharon Halan
------------------------------------------------------------------------------------------------------------------------------------
   71       11/29/01      11/29/01      11/20/01     Jack and Ina Kay
   72       11/30/01      11/30/01      11/19/01     Jack and Ina Kay
   73       10/29/01      10/24/01      11/1/01      Terrence R. Caster, Brian R. Caster and Denise M. Caster Trust, A-1 Quality
                                                     Developers, Inc.
   74       10/15/01       10/8/01      10/2/01      William J. Harkinson, Harkinson Investment Corporation
   75       8/17/01        8/23/01       6/7/01      Francis D. Privitera
------------------------------------------------------------------------------------------------------------------------------------
   76       7/17/01        7/17/01      3/12/01      Doubletree I GP, Inc., Heathertree Associates Limited Partnership, NHP
                                                     Southwest Partners LP, Hall Financial Group
   77       10/26/01      10/25/01      10/29/01     Michael C Ainbinder, Barton L Duckworth
   78       7/17/01        7/17/01      3/12/01      Hall Financial Group, Doubletree II GP, Cameltree I Limited Partnership, NHP
                                                     Southwest Partners, LP
   79       1/10/02        1/10/02       1/9/02      Kenneth L. Templeton
   80       11/9/01        11/9/01      11/15/01     Richard Anderson; Earl Slick
------------------------------------------------------------------------------------------------------------------------------------
   81       12/27/01      11/27/01      11/19/01     Willchesster Holdings, LLC
   82       12/10/01      12/10/01      12/18/01     John & Eva Wiley
   83       9/13/01        9/17/01      9/11/01      Alvar Larson
  83a       9/13/01        9/17/01      9/11/01
  83b       9/13/01        9/17/01      9/11/01
------------------------------------------------------------------------------------------------------------------------------------
   84       12/17/01      11/30/01      11/26/01     Martin Suman, Sara Suman
   85       7/25/01        7/25/01      8/20/01      Dr. Sateesh Kumar Singh
   86       1/31/01        1/31/01      1/27/01      Herbert D. Weitzman, 6 Limited Partners
   87       12/18/01      12/19/01      12/11/01     Beta Corporation
   88       9/17/01        8/27/01      8/30/01      Terrance R. Caster
------------------------------------------------------------------------------------------------------------------------------------
   89       11/6/01       10/28/01      11/5/01      Lee M. Kort, Michael H. Scott
   90       9/10/01        9/4/01        9/5/01      Norman Samuel
   91       12/27/01      12/28/01      12/26/01     Philip Welch; Marshall Allan
   92        8/5/01        8/7/01       4/26/01      George A. Bertram, III, Sheila K. Bertram
   93       12/4/01        12/5/01      12/3/01      Abdullah M. Alshanteer; Taher Abu-Lebdeh; Reyad Sawafta; Ali Qunbar; Adnan
                                                     Mjali
------------------------------------------------------------------------------------------------------------------------------------
   94       10/11/01       6/14/01       6/7/01      Robert A McIntosh
   95       10/1/01        9/25/01      9/19/01      Stephen Mirabito, James Field, Robert Kretz
   96       11/1/01        11/2/01      10/31/01     Bruce C. Roch, Jr., Kevin Langley, Shane Properties, Henri Favrot
   97       11/14/01      11/14/01      10/24/01     Michael Kaplan; Grover Hubley
   98       11/13/01      11/12/01      11/22/01     Paul K. Lee
------------------------------------------------------------------------------------------------------------------------------------
   99       10/25/01      10/25/01      11/1/01      Terrence R. Caster
  100       8/22/01        8/21/01      8/21/01      David Dominy, Kenneth B. Levenson, James T. Archibald, Marty D. Shofner
  101       12/14/00      12/28/00       1/9/01      Adir Shoshan, Amos Shoshan
  102       10/12/01       10/8/01      10/8/01      Jon Vincent, James Stark
  103       8/16/01        8/17/01      Various      Francis D. Privitera
------------------------------------------------------------------------------------------------------------------------------------
  103a      8/16/01        8/17/01       6/7/01
  103b      8/16/01        8/17/01       6/7/01
  104       10/29/01      10/25/01      10/25/01     Terrence R. Caster
  105       6/22/00        6/22/00      6/10/00      R. Jay Anthony
  106       8/22/01        9/10/01      8/22/01      Bernard J Rosenshein, PSL Investments, Inc
------------------------------------------------------------------------------------------------------------------------------------
  107       6/27/01        6/26/01      6/25/01      Bill Morris
  108       9/28/01        9/24/01      9/20/01      Stephen Mirabito, James Field, Robert Kretz
  109       10/26/01      10/29/01      11/1/01      Susan D. Moran, Richard P. Moran, Jr., F. Andrew Moran
  110        9/7/01        9/7/01       8/21/01      Labe Twerski
  111       7/26/01        4/25/01      4/25/01      NP Dodge Company
------------------------------------------------------------------------------------------------------------------------------------
  112       10/1/01        9/27/01      10/9/01      J. Arnold Teasdale, Maxine Teasdale
  113       1/18/02        1/18/02       1/4/02      Lawrence Levine
  114       10/26/01      10/25/01      10/23/01     H. Keith Russell, Penny Russell
  115       12/17/01      12/17/01      12/19/01     Ronald Grow; Samuel Stoleru; Harvey Kravetz; Steve Grow; Sarah Grow
  116       10/29/01      10/29/01      11/2/01      Dennis Schraf, Richard P Moran, Jr., James J. McCarthy
------------------------------------------------------------------------------------------------------------------------------------
  117       10/26/01      10/23/01      11/15/01     Alan L. Dees, Buddy E. Dees, Timothy H. Harris
  118       9/14/01        9/18/01      9/12/01      Patrick Ransley, Joseph T. Kirchhoff, Susan Kirchhoff
  119       7/20/01        7/18/01      7/23/01      William Durrill, John Buckley
  120       11/29/01      12/12/01      11/29/01     Bruce F. Ayres, Jill Ayres
  121       11/8/01        11/8/01      11/20/01     Washington Avenue LP, Mackenzie Properties
------------------------------------------------------------------------------------------------------------------------------------
  122        8/6/01        8/6/01        7/8/01      Scotts Corner LP II, MacKenzie Properties, Inc
  123       11/7/01        11/7/01      12/7/01      James H. Harrison, Robert S. Talbott, Michael McGuffin, William C. Slagle
  124       10/15/01      10/12/01      10/8/01      Richard & Patricia Darner, Paul & Joy Perkins
  125       10/31/01      10/31/01      10/24/01     Russel Walla
  126       11/27/01      11/16/01      11/23/01     Leslie W. Griffith
------------------------------------------------------------------------------------------------------------------------------------
  127       12/11/01      12/11/01      12/7/01      Kevin  Golshan
  128       12/5/01        12/6/01      12/5/01      James Bedi, George Vettemthadathil
  129       10/31/01       11/1/01      11/8/01      Micheal Flesch, Robert Flesch
  130       8/28/01        9/4/01       9/10/01      Cromwell Bridge Road LP, MacKenzie Properties, Inc
  131       12/5/01        12/6/01      12/7/01      Richard Silverman
------------------------------------------------------------------------------------------------------------------------------------
  132       10/26/01      10/29/01      11/1/01      Dennis Schraf, Richard P. Moran, Jr., James J. McCarthy
  133       11/27/01      11/27/01      11/23/01     Leslie W. Griffith
  134       10/29/01      10/29/01      11/25/01     Richard P. Moran, Jr., F. Andrew Moran, Michael Harrigan
  135       10/23/01      10/15/01      10/30/01     Kenilwest LP, Mackenzie Properties, Inc
  136       11/1/01        11/2/01      10/31/01     Bruce C. Roch, Jr., Kevin J. Langley, Shane Properties, Henri Favrot
------------------------------------------------------------------------------------------------------------------------------------
  137       11/1/01        11/2/01      10/31/01     Bruce  C Roch, Jr., Kevin J. Langley, Shane Properties LLC, Henri Favrot

(1) GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BSFI - Bear, Stearns Funding, Inc., BSCMI - Bear Stearns Commercial Mortgage, Inc.
(2) 15555 Lundy Parkway: Fully-amortizing based on a structured lease and mortgage payment schedule, which maintains a constant DSCR of at least 1.22x throughout the 15-year loan term. See Annex B for a schedule of the lease and debt service payments.
(3) Cameron Crossing: Total square footage excludes the 108,003 square feet of Home Depot.
(4)  Earn-out loan, but loan proceeds have been fully funded.
(5)  One loan secured by multiple properties.
(6) College Club Apartments: DSCR is based off of the monthly debt service after the interest-only period.
(7)  Costco Ground Lease: Secured by the related borrower's interest in land.

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2002-1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                                            % OF                       MORTGAGE      CUT-OFF
                                        INITIAL POOL       # OF          LOAN          DATE
  ID            PROPERTY NAME             BALANCE       PROPERTIES    SELLER (1)     BALANCE
------------------------------------------------------------------------------------------------
   5    Inverrary Gardens                  2.31%            1            GACC        23,984,766
   9    Gates of Arlington                 2.06%            1            GECC        21,345,805
  11    Highland Greens Apartments         1.84%            1            GECC        19,111,819
  18    London Park Towers Apartments      1.44%            1            GACC        15,000,000
  19    Eagle Crest Apartments             1.41%            1            GACC        14,600,000
  21    Centennial Valley Apts.            1.32%            1            GECC        13,707,054
  22    Walden Landing Apts.               1.32%            1            GECC        13,700,000
  25    Londonderry Apartments             1.16%            1            GACC        12,000,000
  33    Forest Place Apartments            0.91%            1            GACC         9,500,000
  34    College Club Apartments            0.88%            1            GECC         9,100,000
  41    Campus Park Apts - Oklahoma        0.80%            1            GECC         8,289,142
  42    Lakeview Terrace MHC               0.79%            1            GECC         8,250,000
  44    Longfellow Apartments              0.72%            1            GECC         7,504,297
  45    Timberview Apartments              0.71%            1            GECC         7,335,080
  46    Top of the Hill Apartments         0.68%            1            GACC         7,100,000
  48    The Grand Reserve                  0.67%            1            GECC         6,983,022
  53    Brandon Mills Apartments           0.61%            1            GECC         6,350,000
  56    Cedarfield Apartments              0.55%            1            GACC         5,736,751
  57    Kirkwood Apartments                0.55%            1            GACC         5,700,000
  66    Wayne Manchester Apartments        0.47%            1            GACC         4,900,000
  71    Gateway Square Apartments          0.44%            1            GACC         4,600,000
  72    Lansdowne Village Apartments       0.44%            1            GACC         4,600,000
  75    289 Highland Avenue                0.41%            1            BSFI         4,230,000
  76    Heathertree I Apartments           0.41%            1            GECC         4,220,483
  78    Heathertree II Apartments          0.39%            1            GECC         4,061,219
  82    Westfield Arms                     0.39%            1            GACC         4,000,000
  83    Vila Dian and Hillcrest            0.38%            2            GECC         3,992,370
  83a   Hillcrest Estates                  0.30%                         GECC         3,124,464
  83b   Villa Diann                        0.08%                         GECC           867,907
  85    Capitol Mobile Home Park           0.38%            1            GECC         3,908,203
  89    Mobile Aire Estates MHC            0.37%            1            GECC         3,793,331
  91    Village Green Apartments           0.36%            1            GACC         3,750,000
  92    Novato MHP                         0.36%            1            GECC         3,738,465
  93    Dogwood Creek Apartments           0.35%            1            GACC         3,640,000
  97    Spring Pine Apartments             0.32%            1            GACC         3,344,305
  103   Somerville & Cambridge             0.29%            2            BSFI         3,000,000
 103a   25-33 Lee Street                   0.17%                         BSFI         1,730,000
 103b   109 Highland Avenue                0.12%                         BSFI         1,270,000
  115   3301 M Street                      0.25%            1            GACC         2,548,538
  124   Firwood Apartments                 0.20%            1            GECC         2,095,006
  128   Park Colony Apartments             0.20%            1            GECC         2,027,987
  129   Sycamore Villa MHC                 0.19%            1            GECC         1,994,994

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2002-1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS


          GENERAL PROPERTY         DETAILED PROPERTY
  ID            TYPE                      TYPE             ADDRESS                         CITY                   STATE    ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
   5    Multifamily                Conventional           4200 Inverrary Boulevard         Lauderhill             FL        33319
   9    Multifamily                Conventional           4207 N. Pershing Drive           Arlington              VA        22203
  11    Multifamily                Conventional           421 Meadowwood Drive             Lithonia               GA        30038
  18    Multifamily                Conventional           5335, 5375, 5405 Duke Street     Alexamdria             VA        22304
  19    Multifamily                Conventional           1008 Eaglecrest Court            Harrisburg             PA        17109
  21    Multifamily                Conventional           1601 Hogan Lane                  Conway                 AR        72032
  22    Multifamily                Conventional           11015 Tara Boulevard             Hampton                GA        30228
  25    Multifamily                Conventional           17041 Downing Street             Gaithersburg           MD        20877
  33    Multifamily                Conventional           1421 North University Avenue     Little Rock            AR        72207
  34    Multifamily                Student Housing        2833 South Adams Street          Tallahassee            FL        32304
  41    Multifamily                Student Housing        800 E. Hall of Fame              Sillwater              OK        74075
  42    Manufactured Housing       Manufactured Housing   5800 N. Madison Drive            Kansas City            MO        64118
  44    Multifamily                Conventional           2100 Tennhill Drive              Houston                TX        77008
  45    Multifamily                Conventional           2100 Tennhill Drive              Houston                TX        77008
  46    Multifamily                Conventional           3200 Curtis Drive                Temple Hills           MD        20748
  48    Multifamily                Conventional           1700 Fountain Court              Columbus               GA        31904
  53    Multifamily                Conventional           8081 Marvin D. Love Freeway      Dallas                 TX        75237
  56    Multifamily                Student Housing        200 - 364 Old Cedarfield Drive   Blacksburg             VA        24060
  57    Multifamily                Conventional           2731 Nicholson Street            Hyattsville            MD        20782
  66    Multifamily                Conventional           25 East Wayne Ave.               Silver Springs         MD        20901
  71    Multifamily                Conventional           4855 St. Barnabas Road           Temple Hills           MD        20748
  72    Multifamily                Conventional           1720 Brightseat Road             Landover               MD        20785
  75    Multifamily                Conventional           289 Highland Avenue              Somerville             MA        02144
  76    Multifamily                Conventional           4140 N. 78th Street              Scottsdale             AZ        85251
  78    Multifamily                Conventional           4140 N. 78th Street              Scottsdale             AZ        85251
  82    Multifamily                Conventional           264 Prospect St.                 Westfield              NJ        07090
  83    Manufactured Housing       Manufactured Housing   4400 La Salle/1000 Oak Dr.       Eau Claire/Altoona     WI        Various
  83a   Manufactured Housing       Manufactured Housing   1000 Oak Drive                   Atoona                 WI        54720
  83b   Manufactured Housing       Manufactured Housing   4400 La Salle                    Eau Claire             WI        54703
  85    Manufactured Housing       Manufactured Housing   6636 Washington Boulevard        Elkridge               MD        21075
  89    Manufactured Housing       Manufactured Housing   716 North Grand Avenue           Covina                 CA        91724
  91    Multifamily                Conventional           7601 North Chicot Road           Little Rock            AR        72209
  92    Manufactured Housing       Manufactured Housing   1530 Armstrong Avenue            Novato                 CA        94945
  93    Multifamily                Conventional           3237 Yanceyville Street          Greensboro             NC        27405
  97    Multifamily                Conventional           1554 Gessner Drive               Houston                TX        77080
  103   Multifamily                Conventional           Various                          Various                MA        Various
 103a   Multifamily                Conventional           25-33 Lee Street                 Cambridge              MA        02139
 103b   Multifamily                Conventional           109 Highland Ave. et al.         Sommerville            MA        02144
  115   Multifamily                Conventional/Retail    3301 - 3303 M Street, NW         Washington             DC        20007
  124   Multifamily                Student Housing        344 Firwood Avenue               Dayton                 OH        45419
  128   Multifamily                Conventional           11299 Gyffneusker                Houston                TX        77065
  129   Manufactured Housing       Manufactured Housing   8389 Baker Avenue                Rancho Cucamonga       CA        91730


                 NET         LOAN PER NET
               RENTABLE      RENTABLE AREA       OCCUPANCY         OCCUPANCY      ELEVATORS
  ID            UNITS            UNITS              RATE           AS-OF DATE      (YES/NO)
--------------------------------------------------------------------------------------------------
   5             513           46,753.93           95.50%             2/6/02          No
   9             465           45,904.96           97.80%            7/25/01          No
  11             415           46,052.58           96.60%             8/1/01          No
  18             456           32,894.74           94.52%            1/11/02         Yes
  19             468           31,196.58           90.00%            12/1/01          No
  21             336           40,794.80           94.34%           10/30/01          No
  22             240           57,083.33           90.83%            1/14/02          No
  25             529           22,684.31           97.73%            1/11/02          No
  33             256           37,109.38           98.04%             2/1/02         Yes
  34              96           94,791.67           99.00%            10/2/01          No
  41             138           60,066.25           96.09%            9/12/01          No
  42             576           14,322.92           92.50%           10/31/01          No
  44             256           29,313.66           96.48%            5/24/01          No
  45             248           29,576.93           97.20%             7/2/01          No
  46             440           16,136.36           97.73%            1/11/02         Yes
  48             140           49,878.73           96.00%            12/3/01          No
  53             300           21,166.67           93.00%           11/30/01          No
  56             114           50,322.38          100.00%             1/9/02          No
  57             669            8,520.18           98.10%            1/11/02          No
  66             225           21,777.78           96.89%            1/11/02         Yes
  71             297           15,488.22           96.80%            1/11/02          No
  72             345           13,333.33           95.94%            1/11/02          No
  75              46           91,956.52          100.00%            2/20/02         Yes
  76             121           34,880.02           96.70%           10/25/01          No
  78             123           33,018.04           94.30%             7/2/01          No
  82              40          100,000.00          100.00%             3/5/02         Yes
  83             663            6,021.67           74.23%            8/31/01          No
  83a            520            6,008.58           68.40%            8/31/01          No
  83b            143            6,069.28           97.20%            8/31/01          No
  85             119           32,842.04           99.16%            9/30/01          No
  89             103           36,828.46           97.09%            11/1/01          No
  91             172           21,802.33          100.00%            1/28/02          No
  92              82           45,591.03          100.00%            7/31/01          No
  93             128           28,437.50          100.00%            1/26/02          No
  97             136           24,590.48           94.85%             1/2/02          No
  103             71           42,253.52          100.00%            2/20/02          No
 103a             37           46,756.76          100.00%            2/20/02          No
 103b             34           37,352.94          100.00%            2/20/02          No
  115             10          254,853.83          100.00%             2/1/02          No
  124            102           20,539.28           95.09%            10/3/01          No
  128             86           23,581.25           96.50%             1/3/02          No
  129             96           20,781.19          100.00%           10/31/01          No

                                                        STUDIOS / PADS                   1 BEDROOM
           UTILITIES                             AVG RENT PER                          AVG RENT PER
  ID     PAID BY TENANT               # UNITS       MO. ($)     MAX RENT ($)  # UNITS     MO. ($)
-----------------------------------------------------------------------------------------------------
   5    Electricity, Gas, Water, Sewer        70           637            650      221           704
   9                                                                               307           821
  11    Electricity
  18                                          39           893            893      184          1041
  19    Electricity, Gas                                                           223           562
  21    Electricity, Water, Sewer                                                  112           445
  22                                                                                92           694
  25    Electricity, Gas                                                           235           827
  33    Electricity, Gas, Water, Sewer                                             132           569
  34
  41                                                                                12           565
  42    Electricity, Gas, Water              576           242            265
  44    Electricity                           24           450            480      168           530
  45    Electricity                           40           450            560      144           528
  46                                          40           625            625      336           727
  48                                                                                32           665
  53    Electricity, Water, Sewer                                                  184           466
  56    Electricity, Gas, Water, Sewer                                              16           515
  57                                           8           617            617      312           669
  66                                           2           859            859       84           934
  71                                                                                85           794
  72    Electricity, Gas                       2           665            665       95           684
  75    Electricity                                                                  5          1200
  76                                                                                40           638
  78                                                                                66           638
  82    Electricity                            4           904           1106       32          1181
  83    Electricity, Gas                     663           195            199
  83a   Electricity, Gas                     520           185            188
  83b   Electricity, Gas                     143           205            209
  85    Gas                                  119           495            495
  89    Electricity, Gas, Water, Sewer       103           484            609
  91    Electricity, Water, Sewer                                                  102           450
  92    Electricity, Gas, Water, Sewer        82           519            700
  93    Electricity, Water, Sewer                                                  110           460
  97    Electricity                                                                 50           455
  103   Electricity                                                                 26          1426
 103a   Electricity                                                                 14           725
 103b   Electricity                                                                 12           701
  115   Electricity, Gas, Water, Sewer                                               4          1768
  124   Electricity                                                                 56           387
  128   Electricity                                                                 16           510
  129                                         96           405            465

                                     2 BEDROOM                            3 BEDROOM
                                   AVG RENT PER                          AVG RENT PER
  ID        MAX RENT ($)  # UNITS     MO. ($)     MAX RENT ($)  # UNITS    MO. ($)
------------------------------------------------------------------------------------
   5               740      188           846            890      34           1057
   9               875      157           952           1015       1           1325
  11                        299           720            790     116            835
  18              1197      140          1375           1407      93           1658
  19               589      245           614            614
  21               475      224           556            630
  22               765      108           815            840      40            930
  25               935      248           920           1134      26           1269
  33               725      106           751            895      18           1052
  34
  41               565       36           790            860      60            975
  42
  44               560       64           648            710
  45               580       64           648            700
  46               727       64           853            853
  48              1711       92           854           2200      16            965
  53               510      116           612            640
  56               515       82           643            690      16            900
  57               669      342           737            737       7            895
  66               941      138          1122           1122       1           1205
  71               823      120           940            985      92           1057
  72               720      224           749            749      24            932
  75              1250       36          1296           1400       5           1400
  76               665       81           788            830
  78               640       57           789            800
  82              1418        4          1706           1923
  83
  83a
  83b
  85
  89
  91               460       70           580            580
  92
  93               525       18           588            625
  97               545       44           557            675      42            630
  103             1600       42          1673           2150       3            975
 103a              875       20           888            950       3            975
 103b              725       22           785           1200
  115             1800        6          2140           2600
  124              511       34           545            785      12            690
  128              549       70           564            634
  129

                                    4 BEDROOM
                                  AVG RENT PER
  ID       MAX RENT ($)  # UNITS     MO. ($)     MAX RENT ($)
-------------------------------------------------------------
   5              1095
   9              1325
  11               869
  18              1766
  19
  21
  22               955
  25              1289       20          1459           1833
  33              1085
  34                         96          1400           1420
  41              1290       30          1280           1360
  42
  44
  45
  46
  48              2025
  53
  56               900
  57               895
  66              1205
  71              1073
  72               932
  75              1400
  76
  78
  82
  83
  83a
  83b
  85
  89
  91
  92
  93
  97               725
  103             1000
 103a             1000
 103b
  115
  124              860
  128
  129

(1) GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BSFI - Bear, Stearns Funding, Inc., BSCMI - Bear Stearns Commercial Mortgage, Inc.

                                    ANNEX B

--------------------------------------------------------------------------------
   SPONSOR CONCENTRATION IN EXCESS OF 5.0% FOR MULTIPLE LOANS -- KAY LOANS(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL AGGREGATE BALANCE:        $53,900,000

CUT-OFF DATE AGGREGATE BALANCE:    $53,900,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     6.160%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2012

EXPECTED MATURITY AGGREGATE        $45,933,969
BALANCE:

SPONSOR(S):                        Jack Kay and Ina Kay

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER UNIT:        $18,203.31

AGGREGATE UP-FRONT RESERVES:       RE Tax:         $860,730

                                   Insurance:      $532,395

                                   Engineering:    $77,188

AGGREGATE ONGOING RESERVES:        RE Tax:         $105,485/month

                                   Insurance:      $25,081/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Concentration of Non-Crossed Loans

PROPERTIES TYPE:                   Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Various

YEAR BUILT/RENOVATED:              Various/2001

OCCUPANCY: (1)                     97.0%

AGGREGATE UNITS:                   2,961

THE COLLATERAL:                    Newly-renovated multifamily complexes located
                                   in Maryland and Virginia

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Kay Management Co., Inc.

AGGREGATE U/W NET CASH FLOW:       $13,723,109

AGGREGATE APPRAISED VALUE:         $171,200,000

WEIGHTED-AVG CUT-OFF DATE LTV:     32.8%

WEIGHTED-AVG MATURITY DATE LTV:    28.0%

WEIGHTED-AVG U/W DSCR:             3.48x
--------------------------------------------------------------------------------

(1)  Weighted average occupancy as of 1/01/2002.
(2) The above concentration of loans are not cross-collateralized or cross-defaulted.

THE KAY LOANS

     THE LOANS. The largest sponsor concentration for multiple loans is the Kay Portfolio. The loans are evidenced by individual promissory notes secured by first priority non-cross-collateralized and non-cross-defaulted mortgages and assignments of leases on seven multifamily properties located in Virginia and Maryland. The loans have been structured with escrows for taxes and insurance. According to Moody's and Fitch, the concentration of loans has LTV and DSCR characteristics that are consistent with AAA/AAA leveraged loans.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      BALLOON
                                                            CUT-OFF DATE                              CUT-OFF DATE  ------------
      LOAN/PROPERTY NAME             CITY          STATE       BALANCE       UNITS       U/W DSCR         LTV           LTV
---------------------------------------------------------------------------------------------------------------------------------
London Park Towers Apartments     Alexandria        VA      $15,000,000       456         2.81x          37.50%       31.96%
Londonderry Apartments           Gaithersburg       MD      $12,000,000       529         3.39x          32.09%       27.34%
Top of the Hill Apartments       Temple Hills       MD       $7,100,000       440         3.08x          35.86%       30.56%
Kirkwood Apartments               Hyattsville       MD       $5,700,000       669         5.64x          19.19%       16.36%
Wayne Manchester Apartments     Silver Springs      MD       $4,900,000       225         3.00x          38.28%       32.62%
Gateway Square Apartments        Temple Hills       MD       $4,600,000       297         3.83x          30.87%       26.31%
Lansdowne Village Apartments       Landover         MD       $4,600,000       345         3.99x          27.71%       23.62%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGES                                     $53,900,000     2,961         3.48X          32.81%       27.96%
---------------------------------------------------------------------------------------------------------------------------------

     THE BORROWERS. The borrowers are single purpose entities (except with respect to the Lansdowne Village and Gateway Square borrower) whose purpose is restricted to the operation of the respective property. Jack and Ina Kay are the sponsors of the borrowers. Jack Kay has over 40 years of real estate experience as both an owner and manager of multifamily properties. As of 11/27/2001, Jack and Ina Kay's stated net worth was in excess of $100 million with liquidity in excess of $20 million.

     THE PROPERTIES. The Kay loans consist of multifamily apartment complexes located in Virginia and Maryland, within close proximity to Washington, D.C. The properties contain a total of 2,961 units. All of the properties were significantly renovated in 2001 at a cost of approximately $6.3 million. The Properties' amenities include clubhouse buildings, fitness centers, swimming pools, saunas, picnic areas & grills, tennis courts, racquetball courts and gated entryways. Individual unit amenities include fully equipped kitchens, ranges/ovens, ceiling fans and dishwashers. Units also have large patios or balconies. There are a total of 3,703 parking spaces (1.25 spaces per collateral unit).

     PROPERTY MANAGEMENT. Kay Management Co., Inc., a borrower affiliated management company, will continue to manage the properties. Mr. Kay's experience is complemented by the CFO of Kay Management Co., Inc., Mike Federici. Mr. Federici has over 20 years of real estate experience and has been employed by Kay Management Co., Inc. for over three years. Kay Management Co., Inc. currently has 35 multifamily properties under management containing over 12,000 units. Of the 35 properties, Jack and Ina Kay own 29 and provide third-party management for the remaining 6 properties.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed. However, HGLC Associates, L.L.L.P., the owner of the Lansdowne Village and Gateway Square properties, is not prohibited from incurring debt secured by other properties it owns, or may own in the future, outside of the subject properties shown above.

     ADDITIONAL INDEBTEDNESS. Not allowed. However, HGLC Associates, L.L.L.P., the owner of the Lansdowne Village and Gateway Square properties, is not prohibited from incurring additional unsecured debt.

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 -- 15555 LUNDY PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        Bear, Stearns Funding, Inc.

SHADOW RATING:                     A3/BBB+

ORIGINAL BALANCE:                  $58,000,000

CUT-OFF DATE BALANCE:              $57,516,449

FIRST PAYMENT DATE:                1/01/2002

INTEREST RATE:                     7.300%

AMORTIZATION:                      180 months (1)

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     12/01/2016

EXPECTED MATURITY BALANCE:         $0

SPONSOR(S):                        Ford Motor Land Development Corporation

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Defeasance with US Treasuries is permitted
                                   after the earlier of 24 months from the date of securitization or 3 years after the origination of the loan.

CUT-OFF DATE LOAN PER SF:          $126.89

UP-FRONT RESERVES:                 None

ONGOING RESERVES: (2)              RE Tax:         Springing
                                   Insurance:      Springing
                                   Replacement:    Springing

LOCKBOX: (3)                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Dearborn, MI

YEAR BUILT/RENOVATED:              1999/NAP

OCCUPANCY: (4)                     100.0%

SQUARE FOOTAGE:                    453,281

THE COLLATERAL:                    2-story, Class A office building

OWNERSHIP INTEREST:                Fee



                                      RENT         LEASE
MAJOR TENANTS             % NRSF      PSF(5)     EXPIRATION
-------------             ------      ------     ----------
Ford Motor Company         100.0      $15.35     12/31/2016

PROPERTY MANAGEMENT:               Ford Motor Land Development Corporation

U/W NET CASH FLOW:                 $6,955,964

APPRAISED VALUE:                   $75,000,000

CUT-OFF DATE LTV:                  76.7%

MATURITY DATE LTV:                 0.0%

U/W DSCR: (6)                      1.22x
--------------------------------------------------------------------------------

(1) The loan is fully amortizing over a 15-year period utilizing a structured lease and mortgage payment schedule which incorporates yearly rental increases (see below for details).
(2) Real Estate Tax, Insurance and Replacement Reserve escrows spring into place in the event Ford Motor Company's long term senior unsecured debt rating falls below BBB /Baa2 (a "Downgrade Event") or in the event of default under the lease with Ford Motor Company. Borrower has the right to cure a Downgrade Event once during the term of the loan, which will suspend all springing reserves. Cap Ex Reserves will spring at $4,155 per month.
(3) A hard lockbox is in place with the tenant wiring monthly lease payments to an account directly controlled by the loan servicer.
(4) Pursuant to a bond type, triple net lease with Ford Motor Company as described below.
(5) The rent increases annually throughout the term of the loan in accordance with the structured lease and mortgage schedule.
(6) DSCR is based on a structured lease and mortgage payment schedule, which maintains a constant DSCR of at least 1.22x throughout the entire 15 year loan term.

THE 15555 LUNDY PARKWAY LOAN

     THE LOAN. The largest loan is evidenced by a promissory note secured by a first priority mortgage and assignment of lease on the 15555 Lundy Parkway office building located in Dearborn, Michigan. The loan is a 15-year, fully amortizing loan secured by a bond type, triple net lease with Ford Motor Company ("Ford"). The lease contains annual rental increases structured to maintain a constant DSCR of at least 1.22x throughout the loan term.


    ----------------------------------------------------------------------------------------------------------
      YEAR        LEASE PAYMENT        PRINCIPAL         INTEREST         ENDING BALANCE       ENDING LTV
    ----------------------------------------------------------------------------------------------------------
       1          $6,967,557.25      $1,473,009.38    $4,090,675.70       $56,526,990.62         75.37%
       2          $7,106,908.17      $1,704,096.81    $4,126,814.11       $54,822,893.81         73.10%
       3          $7,249,046.67      $1,943,558.72    $4,003,970.71       $52,879,335.09         70.51%
       4          $7,394,027.83      $2,227,146.33    $3,839,333.81       $50,652,188.76         67.54%
       5          $7,541,907.92      $2,523,223.22    $3,664,586.11       $48,128,965.54         64.17%
       6          $7,692,745.92      $2,844,483.70    $3,467,081.76       $45,284,481.84         60.38%
       7          $7,846,600.92      $3,183,306.52    $3,254,490.33       $42,101,175.32         56.13%
       8          $8,003,533.00      $3,569,886.58    $2,996,666.20       $38,531,288.74         51.38%
       9          $8,163,603.42      $3,979,134.12    $2,718,749.49       $34,552,154.62         46.07%
       10         $8,326,876.00      $4,422,438.76    $2,409,402.99       $30,129,715.86         40.17%
       11         $8,493,413.17      $4,896,170.37    $2,072,307.94       $25,233,545.49         33.64%
       12         $8,663,281.75      $5,421,588.75    $1,686,259.37       $19,811,956.74         26.42%
       13         $8,836,547.08      $5,983,834.34    $1,266,170.50       $13,828,122.40         18.44%
       14         $9,013,278.16      $6,592,076.80      $802,928.20        $7,236,045.60          9.65%
       15         $9,178,246.92      $7,236,045.60      $294,309.12                $0.00          0.00%
    ----------------------------------------------------------------------------------------------------------

     THE BORROWER. The borrower is Lundy Parkway Property, LLC, a Delaware limited liability company that owns no material assets other than 15555 Lundy Parkway and related interests. The borrower is a special purpose entity, with two independent directors. The owner of the borrower is Ford Motor Land Development Corporation, which is wholly owned by Ford Holdings, Inc. which is, in turn, 100% owned by Ford Motor Company, the tenant. Ford (NYSE: F) is a publicly traded company based in Dearborn, Michigan and is the number two auto manufacturer in the world. It is ranked fourth in the 2001 Fortune 500 company listing. Ford's senior long term unsecured debt rating is currently Baa1/BBB+/BBB+ by Moody's, S&P and Fitch, respectively. Furthermore, upon Bear Stearns' request, both Moody's and Fitch factored into their analyses a stressed scenario involving a two notch downgrade in the rating of Ford's long term senior unsecured debt (i.e., to Baa3/BBB-). Therefore that scenario, if it were to happen, should not have an adverse impact on the ratings of any of the certificates.

     THE LEASE. The property is leased pursuant to a bond type, triple net lease. The lease requires the tenant, Ford Motor Company, to pay rent, without abatement, offset or reduction for any reason, including casualty and condemnation. The lease permits Ford to terminate the lease only in the event of a major casualty or condemnation and then only if it pays a stipulated loss value sufficient to pay off the mortgage loan including all interest and expenses. Ford Motor Company, as tenant, also is required to pay all expenses relating to the maintenance and operation of the property including real estate taxes, insurance premiums and structural and non-structural repairs (including rebuilding in the event of a casualty or condemnation) and all costs required to comply with all laws, including environmental laws.

     THE PROPERTY. The 15555 Lundy Parkway loan is secured by a two-story Class A office building in Dearborn, Michigan situated approximately 15 minutes from the Detroit Metropolitan Wayne County Airport with excellent access to Southfield Highway and Interstate 94. The property is located within the Fairlane planned community, an approximately 2,400 square acre mixed use master planned community developed by Ford Motor Land Development Company. The property was constructed in 1999 by Ford Motor Land Development Corporation and offers large floor-plate design and Class A amenities that include modern high quality finishes, high speed wiring, conference rooms, kitchens, a full service cafeteria, and a convenience store. The property is 100% occupied by the Ford Motor Company's Information Technology Group and its various divisions and houses over 2,000 employees.

     PROPERTY MANAGEMENT. The property is managed by Ford Motor Land Development Corporation, an affiliate of the borrower. The Ford Motor Company is ultimately responsible under the lease for the management and maintenance of the property.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 2 -- SCHOLLS FERRY BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL BALANCE:                  $31,000,000

CUT-OFF DATE BALANCE:              $31,000,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     7.6150%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2012

EXPECTED MATURITY BALANCE:         $27,472,666

SPONSOR(S):                        Barry Cain and Steven J. Oliva

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER SF:          $152.53

UP-FRONT RESERVES:                 Insurance:          $15,017

ONGOING RESERVES:                  TI/LC(3):           $17,981/month

                                   Replacement:        $3,352/month

                                   RE Tax:             $34,567/month

                                   Insurance:          $3,237/month

LOCKBOX(1):                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Mixed Use

PROPERTY SUB-TYPE:                 Office/Retail

LOCATION:                          Beaverton, OR

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(2):                      96.6%

SQUARE FOOTAGE:                    203,235

THE COLLATERAL:                    Eleven buildings containing 123,575 sf of
                                   retail space and 79,660 sf of Class "A"
                                   office space approximately 12 miles southwest of downtown Portland, OR.

OWNERSHIP INTEREST:                Fee

                                                   LEASE
MAJOR TENANTS              % NRSF     RENT PSF   EXPIRATION
-------------              ------     --------   ----------
Metro One                   27.9%      $15.84    12/31/2007,
Telecommunications, Inc.                          7/31/2009

24 Hour Fitness             17.9%      $14.33    10/01/2015

Walgreen's                  8.2%       $23.95    4/30/2061

PROPERTY MANAGEMENT:               Gramor Development, Inc.

U/W NET CASH FLOW:                 $3,365,562

APPRAISED VALUE:                   $41,500,000

CUT-OFF DATE LTV:                  74.7%

MATURITY DATE LTV:                 66.2%

U/W DSCR:                          1.28x
--------------------------------------------------------------------------------

(1) Cash flow sweep will be triggered if i) the DSCR falls below 1.20x; ii) if either Metro One Telecommunications, Inc. or 24 Hr. Fitness give notice of an intent to vacate or go dark (going dark for Metro One is defined as both vacating and not paying rent); or iii) event of default.
(2)  As of 12/13/2001.
(3)  The TI/LC reserve has a floor of $500,000 and a cap of $1,000,000.

THE SCHOLLS FERRY BOULEVARD LOAN

     THE LOAN. The second largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the eleven buildings containing 123,575 SF of retail space and 79,660 SF of Class "A" office space, known as Scholls Ferry Boulevard, in Beaverton, OR.

     THE BORROWER. The borrower, Murray Scholls, LLC, an Oregon limited liability company, is a single purpose bankruptcy-remote entity whose managing member has an independent director. Barry Cain and Steven J. Oliva are the sponsors of the borrower. Barry Cain, an Oregon-based real estate developer, is the owner and president of Gramor Development, Inc., a real estate development firm founded in 1978. Gramor has completed 25 projects in the Portland metropolitan area totaling over 2.1 million square feet. For over 15 years, Gramor has been recognized as the Portland/Vancouver area's top retail developer by the Oregon Business Journal. Steven J. Oliva has been an equity partner with Barry Cain in numerous developments over the past ten years. Mr. Oliva is the sole owner of Hi-School Pharmacy, which is the dominant drug store chain in Clark County, Washington, with over 25 stores and 65% market share. As of 9/30/01, Barry Cain had a stated net worth of $9.07 million including liquidity of $1.69 million. As of 12/31/00, Mr. Oliva had a stated net worth of $65.6 million.

     THE PROPERTY. The property includes eleven buildings totaling 123,575 SF of retail space and 79,660 SF of Class "A" office space approximately 12 miles southwest of downtown Portland, OR. The majority of the property was constructed in 2000. The property has 1,006 on-site parking spaces (4.9 spaces per 1,000
SF), which provides ample parking for the property. The property is in excellent condition and enjoys excellent visibility, frontage and access from two major commercial thoroughfares.

     SIGNIFICANT TENANTS. The property is 97% occupied by 42 tenants.

     Metro One Telecommunications, Inc. occupies 56,720 SF (NASD: MTON; 27.9% of
NRA) under two leases for $15.84 PSF with a 21,145 SF lease expiring in 2007 and a 35,575 SF lease expiring in 2009. Metro One offers time-saving telecommunication solutions with a wide variety of information content, including directory assistance, turn-by-turn driving directions, restaurant reservations, movie listings and other useful information, as well as helpful services such as personal assistant services, categorical searches and reverse directory look-up. Metro One's customers include Sprint PCS, AT&T Wireless Services, Nextel, Verizon Wireless, Cingular Wireless, and ALLTEL. Metro One is ranked 6th overall on Forbes' 2001 comprehensive list of the 200 Best Small Companies in America. Metro One was ranked the 21st fastest-growing company by Fortune Magazine (July, 2001) and is a component of the Russell 3000 and Small Cap 2000 indices.

     24 Hour Fitness occupies 36,366 SF (17.9% of NRA) under a lease for $14.33 PSF expiring in 2015. 24 Hour Fitness (www.24hourfitness.com) is the global leader in offering affordable fitness around the world with clubs in the US, Asia and Europe. 24-Hour Fitness is a privately held company that was founded in 1983 and is currently the world's largest fitness chain with over 430 facilities in 15 states and 11 countries. The clubs have convenient locations, state-of-the-art equipment, affordable prices on a month-to-month basis, knowledgeable staff and outstanding service - all available up to 24 hours a day, seven days a week.

     Walgreen's (NYSE: WAG; rated Aa3 by Moody's, A+ by S&P) occupies 16,698 SF (8.2% of NRA) under a lease for $23.95 PSF expiring in 2061. Walgreens is the nation's largest drugstore chain and has exhibited 27 consecutive years of sales and earning growth. The company operates 3,520 stores in 43 states and Puerto Rico (including 474 new stores opened in 2001).

     Walgreens reported sales of $628 PSF in 2001.

     Additional tenants include Hollywood Video, Starbucks, Chevron (rated Aa2 by Moody's, AA by S&P), Farmers Insurance (rated AA- by S&P) and Subway.

     PROPERTY MANAGEMENT. Gramor Development, Inc., is a real estate development and management firm founded in 1978. Gramor has completed 25 projects in the Portland metropolitan area totaling over 2.1 million square feet.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 3 -- FRESH POND SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $30,600,000

CUT-OFF DATE BALANCE:              $30,582,957

FIRST PAYMENT DATE:                4/01/2002

INTEREST RATE:                     7.370%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     3/01/2012

EXPECTED MATURITY BALANCE:         $26,955,459

SPONSOR(S):                        Nishan and Kevork Atinizian

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   60 month lockout from securitization closing
                                   with prepayment permitted thereafter, subject to payment of the greater of 1% or yield maintenance, until any time on or after 1/01/2012, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $143.78

UP-FRONT RESERVES:                 Replacement:       $42,542

                                   RE Tax:            $289,832

                                   Insurance:         $20,729

ONGOING RESERVES:                  TI/LC:             $13,800/month(2)

                                   RE Tax:            $57,966/month

                                   Insurance:         $4,146/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          Cambridge, MA

YEAR BUILT/RENOVATED:              1962 / NAP

OCCUPANCY(1):                      99.0%

SQUARE FOOTAGE:                    212,708

THE COLLATERAL:                    Community shopping center with two-story
                                   office above retail

OWNERSHIP INTEREST:                Fee

                                                LEASE
MAJOR TENANTS           % NRSF    RENT PSF    EXPIRATION
-------------           ------    --------    ----------
Toys R Us                21.7%     $8.70      10/31/2017

Bread & Circus           13.6%     $18.40      7/31/2008

T J Maxx                 9.9%      $20.00      1/31/2016


PROPERTY MANAGEMENT:               Nishan and Kevork Atinizian

U/W NET CASH FLOW:                 $3,416,693

APPRAISED VALUE:                   $42,800,000

CUT-OFF DATE LTV:                  71.5%

MATURITY DATE LTV:                 63.0%

U/W DSCR:                          1.35x
--------------------------------------------------------------------------------

(1)      As of 11/20/2001.
(2)      Capped at $496,800

THE FRESH POND SHOPPING CENTER LOAN

     THE LOAN. The third largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Fresh Pond Shopping Center in Cambridge, MA.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsors of the borrower are Nishan and Kevork Atinizian. Nishan and Kevork Atinizian control a number of properties in the Cambridge area.

     THE PROPERTY. The Fresh Pond Shopping Center loan is secured by a 212,708 SF, anchored community shopping center on 16 acres in the West Cambridge section of Cambridge, MA. The retail and office components contain 174,580 SF and 38,128 SF of GLA respectively. The property is located directly off the Alewife Brook Parkway (US Rte 16/3), and across the street from a MBTA subway terminal.

     SIGNIFICANT TENANTS. The property is 99% occupied by 23 tenants. The three largest tenants are Toys R Us, Bread & Circus and T J Maxx. Staples, which is rated BBB- by S&P and Baa2 by Moody's, is the fourth largest tenant and occupies 18,000 SF (8.5% of total space) under a lease expiring in September 2007.

     Toys R Us occupies 46,068 SF (21.7% of total space) under a twenty-five year lease expiring in October 2017, at a rent of $8.70 PSF. Toys R Us (rated BBB+ by S&P and Baa3 by Moody's), as of January 2002, operated 783 stores under the Toys R Us name, 184 childrens clothing stores under the Kids R Us name, 145 infant/toddler stores under the Babies R Us name, and 37 educational specialty stores under the Imaginarium name. Sales for this store are reported to be $242 PSF for the most recent period available, which compares with a reported median national chain toy store sales figure of $204 PSF. Toys R Us has recently completed significant re-modelling at this store. A $569,833 reserve was taken at closing, representing 6 months rent under the Toys R Us lease and $10.00 PSF for TI/LC's. This escrow will be released when the Borrower provides written confirmation that this store is not on Toys R Us' current closure list.

     Bread & Circus occupies 29,000 square feet (13.6% of total space) under a fifteen-year lease expiring in July 2008 at a rent of $18.40 per square foot. Bread & Circus is a subsidiary of Whole Foods Markets, Inc. which is rated BB+ by S&P and Ba3 by Moody's. Sales for this store are reported to be $1,363 per square foot for the most recent period available. Whole Foods Markets Inc. owns 126 natural food supermarkets in 23 US States and the District of Columbia.

     TJ Maxx occupies 21,000 SF (9.9% of total space) under a thirty-six year lease expiring in January 2016 at a rent of $20.00 per square foot. TJ Maxx is a subsidiary of TJX Cos. Inc. (rated A- by S&P and A3 by Moody's), which is the largest off-price apparel chain in the US, operating under the TJ Maxx, Marshalls, A.J. Wright and Homegoods names. Sales for this store are reported to be $405 PSF for the most recent period available.

     PROPERTY MANAGEMENT. The property is managed by the Sponsors. Nishan and Kevork Atinizian control a number of properties in the Cambridge area.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

         PARTIAL RELEASE. The borrower may obtain the release, without consideration, of a 3-acre parcel of land, containing a Sony/Loews theater and a vacant ambulance garage. No income was underwritten from the theater. This release will be subject to the creation of a separate tax lot, and the payment of the lender's reasonable costs. Pursuant to the Loan documents, permitted uses on the released parcel are restricted to prevent competition with the subject collateral.

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 -- THE PLAZA AT CEDAR HILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $28,000,000

CUT-OFF DATE BALANCE:              $27,951,483

FIRST PAYMENT DATE:                3/01/2002

INTEREST RATE:                     7.380%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     2/01/2012

EXPECTED MATURITY BALANCE:         $24,649,254

SPONSOR(S):                        Eric Brauss and Dr. Doug Barnes

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 12/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $93.22

UP-FRONT RESERVES:                 TI/LC:             $250,000

                                   RE Tax:            $58,649

                                   Insurance:         $24,185

ONGOING RESERVES:                  Replacement:       $3,750/month

                                   TI/LC:             $2,500/month

                                   RE Tax:            $58,649/month

                                   Insurance:         $4,837/month

LOCKBOX:                           Springing if TI/LC reserve is drawn on
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          Cedar Hill, TX

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(1):                      98.1%

SQUARE FOOTAGE:                    299,859

THE COLLATERAL:                    Community shopping center

OWNERSHIP INTEREST:                Fee

                                                LEASE
MAJOR TENANTS           % NRSF    RENT PSF    EXPIRATION
-------------           ------    --------    ----------
Hobby Lobby              20.3%     $7.00       9/30/2015

Linens 'N' Things        11.5%     $10.25      9/30/2015

Marshall's               10.2%     $8.75       9/30/2010

PROPERTY MANAGEMENT:               Christon Property Management, Inc.

U/W NET CASH FLOW:                 $2,933,622

APPRAISED VALUE:                   $35,600,000

CUT-OFF DATE LTV:                  78.5%

MATURITY DATE LTV:                 69.2%

U/W DSCR:                          1.26x
--------------------------------------------------------------------------------

(1)  As of 12/1/2001.

THE PLAZA AT CEDAR HILL LOAN

     THE LOAN. The fourth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Plaza at Cedar Hill shopping center in Cedar Hill, TX.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsors of the borrower are Eric Brauss and Dr. Doug Barnes. Eric Brauss is President/Owner of Today Management, which owns and manages over 30 commercial, retail and multifamily properties in the Dallas/Ft. Worth area.

     THE PROPERTY. The Plaza at Cedar Hill loan is secured by a 299,859 SF, anchored community shopping center in Cedar Hill, TX. Cedar Hill is a southern suburb of Dallas. The property is located directly off US Highway 67.

     SIGNIFICANT TENANTS. The property is 98% occupied by 24 tenants. The three largest tenants are Hobby Lobby, Linens 'N' Things, and Marshall's. Other tenants in the center include Ross Stores, Old Navy, Office Max and Barnes & Noble.

     Hobby Lobby occupies 60,780 square feet (20.3% of total space) under a fifteen-year triple-net lease expiring in September 2015, at a rent of $7.00 per square foot. Founded in 1972, Hobby Lobby is a privately-held retailer of arts and crafts supplies and operates 281 stores in 24 US States.

     Linens 'N' Things occupies 34,521 SF (11.5% of total space) under a fifteen year triple-net lease expiring in September 2015 at a rent of $10.25 PSF. Linens 'N' Things is a leading national retailer of textiles, housewares and decorative home accessories. For the year ended December 29th 2001, the company reported net sales of $1.82 billion. As of December 29th 2001, the company reported net assets of $498 million. The company operates over 283 stores in 40 US States and Canada.

     Marshall's occupies 30,550 SF (10.2% of total space) under a ten year triple-net lease expiring in September 2010 at a rent of $8.75 PSF. Marshall's, which operates over 550 stores in 38 US States, is a subsidiary of TJX Cos. Inc. which is rated A- by S&P and A3 by Moody's. Marshall's is a national apparel retailer.

     PROPERTY MANAGEMENT. The property is managed by Christon Property Management, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 -- INVERRARY GARDENS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL BALANCE:                  $24,000,000

CUT-OFF DATE BALANCE:              $23,984,766

FIRST PAYMENT DATE:                4/01/2002

INTEREST RATE:                     6.9500%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     3/01/2012

EXPECTED APD BALANCE:              $20,910,614

SPONSOR(S):                        Leslie Schlesinger, Jason Schlesinger, Adam
                                   Schlesinger

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER UNIT:        $46,753.93

UP-FRONT RESERVES:                 Def. Mnt:         $78,125

                                   RE Tax:           $208,777

                                   Insurance:        $84,549

ONGOING RESERVES:                  Replacement:      $10,688/month

                                   RE Tax:           $40,252/month

                                   Insurance:        $17,239/month

LOCKBOX:                           Soft at Closing, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                             Single

ASSET/PORTFOLIO:                   Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Lauderhill, FL

YEAR BUILT/RENOVATED:              1973 / NAP

OCCUPANCY(1):                      95.5%

UNITS:                             513

THE COLLATERAL:                    A 513-unit multifamily apartment complex
                                   located in Broward County.

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Ceebraid-Signal Florida Management, Ltd.

U/W NET CASH FLOW:                 $2,422,058

APPRAISED VALUE:                   $32,000,000

CUT-OFF DATE LTV:                  75.0%

MATURITY DATE LTV:                 65.3%

U/W DSCR:                          1.27x
--------------------------------------------------------------------------------

(1)  As of 2/06/2002.

THE INVERRARY GARDENS APARTMENTS LOAN

     THE LOAN. The fifth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Inverrary Gardens Apartments in Lauderhill, Florida. The loan has been structured with escrows for taxes and insurance. There are Replacement Reserves of $250 per unit per year.

     THE BORROWER. The borrower is CSC Inverrary Gardens, Ltd., a single purpose bankruptcy-remote Florida limited partnership whose general partner has an independent director. Leslie Schlesinger, Jason Schlesinger, Adam Schlesinger are the sponsors of the borrower. The Schlesinger's are principals of Ceebraid-Signal Corporation, a real estate company with over 40 years experience in acquiring, owning and managing real estate properties with a focus in multifamily properties. Ceebraid-Signal Corporation currently owns and manages 12,000 multifamily units primarily concentrated in Florida, New York and Connecticut. As of 10/01/2001, Leslie Schlesinger had a net worth of approximately $79.8 million and liquidity of $4.7 million while Jason Schlesinger and Adam Schlesinger had a combined net worth of approximately $6.9 million and liquidity of $1.9 million.

     THE PROPERTY. Inverrary Gardens Apartments is a multifamily apartment complex located in Lauderhill, Florida, just 10 miles northwest of Ft. Lauderdale. The loan collateral is comprised of 513 units (402 fee units and 111 condominium units) which are part of a complex containing 774 total units (i.e., 261 units at the complex are not part of the collateral). The 111 condominium units which are owned (and rented out) by the borrower represent the majority of the 210-unit condominium association of which they are a part and to which condominium assessments are paid. All units owned by the borrower have rights to the common facilities on the greater complex. The Property amenities include a clubhouse building, fitness centers, two heated swimming pools, saunas, five tennis courts and a gated entryway with 24-hour attendant. In addition, the property is located next to the Inverrary Golf & Country Club. Individual unit amenities include an abundance of windows with golf course views, fully equipped kitchens, self-cleaning range/oven, stainless steel sinks, garbage disposals and dishwashers. Units also have large patios or balconies. There are 1,081 parking spaces (2.1 spaces per collateral unit).

-----------------------------------------------------------------------------------------------------------------
                                            PROPERTY DESCRIPTION
UNIT TYPE                        NUMBER OF UNITS        SQUARE FEET PER UNIT        AVERAGE RENT (PER MONTH)
-----------------------------------------------------------------------------------------------------------------
Studio bedroom                          70                        688                         $635
-----------------------------------------------------------------------------------------------------------------
One bedroom                            221                        908                         $710
-----------------------------------------------------------------------------------------------------------------
Two bedroom                            188                      1,128                         $846
-----------------------------------------------------------------------------------------------------------------
Three bedroom                           34                      1,541                        $1,057
-----------------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES                        513                      1,000                         $780
-----------------------------------------------------------------------------------------------------------------

     THE MARKET. Inverrary Gardens Apartments is located in Lauderhill (Broward County), Florida, a Ft. Lauderdale suburb. Average rents at properties deemed most comparable to the subject ranged from $645 for studio-bedroom units, to $1,055 for three-bedroom units. Occupancy at these properties averaged 95.5%. Inverrary Gardens Apartments competes well within the Lauderhill market and rents charged are within the range of rents offered at competing properties.

     PROPERTY MANAGEMENT. The property is managed by Ceebraid-Signal Florida Management, Ltd., an affiliate of the sponsor. The principals of the borrower are Leslie Schlesinger, Jason Schlesinger, Adam Schlesinger. They are the principals of Ceebraid-Signal Corporation, a real estate company with over 40 years experience in acquiring, owning and managing real estate properties with a focus in multifamily properties. Ceebraid-Signal Corporation currently owns and manages 12,000 multifamily units primarily concentrated in Florida, New York and Connecticut.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- CAMERON CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $24,000,000

CUT-OFF DATE BALANCE:              $23,864,630

FIRST PAYMENT DATE:                8/01/2001

INTEREST RATE:                     7.740%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     7/01/2011

EXPECTED MATURITY BALANCE:         $21,331,057

SPONSOR(S):                        Hunt Properties

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing,
                                   with defeasance until any time on or after 5/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF: (4)      $101.59

UP-FRONT RESERVES:                 RE Tax:           $265,735

                                   Insurance:        $33,000

ONGOING RESERVES:                  TI/LC:            $7,555/month (2)

                                   Replacement:      $2,945/month

                                   RE Tax:           $56,109/month

                                   Insurance:        $4,523/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          McKinney, TX

YEAR BUILT/RENOVATED:              1999/2001

OCCUPANCY: (1)                     95.7%

SQUARE FOOTAGE: (3)                342,915

THE COLLATERAL:                    Community shopping center

OWNERSHIP INTEREST:                Fee

                                                    LEASE
MAJOR TENANTS                % NRSF    RENT PSF   EXPIRATION
-------------                ------    --------   ----------

Home Depot (Ground Lease)    31.5%      $1.97       1/31/2029

Best Buy                     13.1%      $10.25      9/30/2016

Office Depot                  8.7%      $10.75      8/31/2014

PROPERTY MANAGEMENT:               Hunt Properties, Inc.

U/W NET CASH FLOW:                 $2,598,818

APPRAISED VALUE:                   $31,000,000

CUT-OFF DATE LTV:                  77.0%

MATURITY DATE LTV:                 68.8%

U/W DSCR:                          1.26x
--------------------------------------------------------------------------------
(1)  As of 1/31/2002.
(2) Initially capped at $250,000. From year seven onwards, monthly deposits resume until a cap of $500,000 is reached.
(3)  Includes Home Depot.
(4)  Excludes Home Depot.

THE CAMERON CROSSING LOAN

     THE LOAN. The sixth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Cameron Crossing shopping center in McKinney, TX.

     THE BORROWER. The Borrower is a single purpose entity whose general partner is also a special purpose entity. The sponsors of the borrower are Hunt Properties and the Cameron Family. Hunt Properties was founded in 1975 and currently owns or manages 3.7 million square feet of commercial property.

     THE PROPERTY. The Cameron Crossing loan is secured by a 342,915 SF, anchored community shopping center in McKinney, TX. McKinney is a northern suburb of Dallas. The property is located directly off US Highways 75 and 380.

     SIGNIFICANT TENANTS. The property is 96% occupied by 28 tenants. The three largest tenants are Home Depot, Best Buy and Office Depot. Other anchor tenants within the center include Ross Dress-For-Less, Old Navy, Michaels and PetSmart, all having triple-net leases.

     Home Depot occupies 108,003 square feet (31.5% of total space) under a thirty year ground lease expiring in January 2029, at a rent of $1.97 per square foot. Home Depot Inc. is rated AA by S&P and Aa3 by Moody's. The company has over 1,000 home improvement stores in 46 US States and Canada.

     Best Buy occupies 45,000 SF (13.1% of total space) under a fifteen-year triple-net lease expiring in September 2016 at a rent of $10.25 PSF. Best Buy is a retailer of consumer electronics, computers, appliances and entertainment products, and is rated BBB- by S&P and Baa3 by Moody's. The company has over 400 stores in 41 US States.

     Office Depot occupies 30,000 square feet (8.7% of total space) under a fifteen-year triple-net lease expiring in August 2014 at a rent of $10.75 per square foot. Office Depot is a retailer of office products, and is rated BBB- by S&P and Baa3 by Moody's. The company has over 850 stores in 48 US States.

     PROPERTY MANAGEMENT. The property is managed by Hunt Properties, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 -- 38 CHAUNCY STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $22,313,439

CUT-OFF DATE BALANCE:              $22,200,005

FIRST PAYMENT DATE:                9/01/2001

INTEREST RATE:                     7.340%

AMORTIZATION:                      359 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     8/01/2011

EXPECTED MATURITY BALANCE:         $19,636,635

SPONSOR(S):                        Joseph Lesser - Loeb Partners Realty

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 5/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $170.58

UP-FRONT RESERVES:                 RE Tax:           $37,198

                                   Insurance:        $13,679

ONGOING RESERVES:                  Replacement:      $2,192/month

                                   TI/LC:            $16,384/month

                                   RE Tax:           $37,198/month

                                   Insurance:        $1,710/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset


PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Downtown office

LOCATION:                          Boston, MA

YEAR BUILT/RENOVATED:              1924/2000

OCCUPANCY(1):                      95.02%

SQUARE FOOTAGE:                    130,142

THE COLLATERAL:                    Multi-tenanted office building
                                   located in the financial district of
                                   downtown Boston.

OWNERSHIP INTEREST:                Fee

                                                  LEASE
MAJOR TENANTS             % NRSF    RENT PSF    EXPIRATION
-------------             ------    --------    ----------

Vanasse Hangen Brustlin   15.1%      $25.00-     4/30/2006
                                     $38.50

Vollmer Associates         7.2%      $28.00      8/31/2010

URS Consultants            7.1%      $30.00      8/31/2006

PROPERTY MANAGEMENT:               An affiliate of Trammel Crow Company

U/W NET CASH FLOW:                 $2,265,444

APPRAISED VALUE:                   $28,850,000

CUT-OFF DATE LTV:                  77.0%

MATURITY DATE LTV:                 68.1%

U/W DSCR:                          1.23x
--------------------------------------------------------------------------------

(1)  As of 12/17/2001.

THE 38 CHAUNCY STREET LOAN

     THE LOAN. The seventh largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the 38 Chauncy Street office building in Boston, MA.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose managing member has an independent director. The sponsor of the Borrower is Joseph Lesser, of Loeb Partners Realty. Loeb Partners Realty and its affiliates control a real estate portfolio totaling approximately 12 million square feet.

     THE PROPERTY. The 38 Chauncy Street loan is secured by a 130,142 SF, Class-B downtown office building located in the financial district of Boston, one block West of the One Lincoln Center development. The property is located close to Summer Street and I-93, approximately 0.5 miles northwest of Fort Point Channel, and across the street from a subway station.

     SIGNIFICANT TENANTS. The property is 95% occupied by 18 tenants, which are primarily characterized as engineering or architectural firms. The three largest tenants are Vanasse Hangen Brustlin, Vollmer Associates and URS Consultants.

     Vanasse Hangen Brustlin, occupies 19,686 SF (15.1% of total space) under four leases with expiry dates ranging from April 2002 (1.7% of total space) to April 2006 (8% of total space), at rents ranging from $25.00 PSF to $38.50 PSF (for the lease on 8% of total space expiring in April 2006). Vanasse Hangen Brustlin is a private company engaged in engineering, planning and applied sciences, which was formed in 1979 and has approximately 625 employees.

     Vollmer Associates occupies 9,363 SF (7.2% of total space) under a ten year lease expiring in August 2010 at a rent of $28.00 PSF. Vollmer Associates is a private company of consulting engineers and architects, founded in 1959 and with approximately 450 employees.

     URS Consultants occupies 9,252 SF (7.1% of total space) under two leases expiring on 8/31/04 (1.8% of total space) and 8/31/06 (5.3% of total space), respectively. URS Consultants is a wholly owned subsidiary of URS Corporation (NYSE: "URS"). URS Corporation has approximately 16,000 employees and reported sales of $2.3 billion as of their fiscal year-end 10/2001. The company operates as an engineering consulting company. The company is rated Ba3 and BB by Moody's and S&P, respectively.

     PROPERTY MANAGEMENT. The property is managed by an affiliate of Trammel Crow Company. Trammel Crow has approximately 7,500 employees, with approximately 170 personnel based in Boston, and over 4 million square feet of office space under management in the Greater Boston area.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 -- ROOKWOOD OFFICE TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $21,505,000

CUT-OFF DATE BALANCE:              $21,427,919

FIRST PAYMENT DATE:                12/01/2001

INTEREST RATE:                     7.450%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     11/01/2011

EXPECTED MATURITY BALANCE:         $18,968,905

SPONSOR(S):                        Jeffrey Anderson

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing,
                                   with defeasance thereafter until any time on or after 9/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $128.97

UP-FRONT RESERVES:                 TI/LC & Capital      $224,000(2)
                                   Improvements:

                                   RE Tax/Insurance:    $36,981

ONGOING RESERVES:                  See footnote 2

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban office

LOCATION:                          Norwood (Cincinnati), OH

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(1):                      100%

SQUARE FOOTAGE:                    166,148 SF office, 12,000 SF leasable storage
                                   space, 3-level parking structure

THE COLLATERAL:                    Multi-tenanted Class A office building
                                   located in Norwood, OH (the Cincinnati
                                   "Midtown" area)

OWNERSHIP INTEREST:                Fee

                                                        LEASE
MAJOR TENANTS                  % NRSF    RENT PSF     EXPIRATION
-------------                  ------    --------     ----------

Health Foundation of           16.5%      $16.00      6/15/2011
Cincinnati

Northwestern Mutual Life       15.0%      $16.00      8/31/2011

Carew International             9.2%      $16.35      4/18/2011

PROPERTY MANAGEMENT:               Jeffrey R Anderson Real Estate, Inc.

U/W NET CASH FLOW:                 $2,277,325

APPRAISED VALUE:                   $27,617,000

CUT-OFF DATE LTV:                  77.6%

MATURITY DATE LTV:                 68.7%

U/W DSCR:                          1.27x
--------------------------------------------------------------------------------

(1)  As of 1/28/2002.
(2) TI/LC LOC will increase to $448,000 in year 2, $672,000 in year 3 and $896,000 in year 4.

THE ROOKWOOD OFFICE TOWER LOAN

     THE LOAN. The eighth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Rookwood Office Tower in Norwood, OH.

     THE BORROWER. The Borrower is a single purpose entity whose general partner is also a special purpose entity. The sponsor of the borrower is Jeffrey Anderson, of Jeffrey R Anderson Real Estate, Inc. The company and affiliates control a commercial real estate portfolio of approximately 3,000,000 square feet, primarily in Ohio and Kentucky.

     THE PROPERTY. The Rookwood Office Tower loan is secured by a 166,148 SF, Class-A office building located in the "Midtown"/Norwood district of Cincinnati, approximately seven miles from Cincinnati CBD. The property is adjacent to Rookwood Pavilion Shopping Center and Rookwood Commons, off the I-71 highway. The property also contains 12,000 SF of leasable storage space and a 3-level parking structure. The property has a two-story atrium, with a staircase to Northwestern Mutual's second floor lobby and offices.

     SIGNIFICANT TENANTS. The property is 100% occupied by 20 tenants. The three largest tenants are the Health Foundation of Cincinnati, Northwestern Mutual Life, and Carew International.

     The Health Foundation of Cincinnati occupies 27,490 SF (16.5% of total space) under a ten year triple-net lease expiring in June 2011, at a rent of $16.00 PSF. Founded in 1978, the foundation had a fund balance at year-end 2000 of $259 million, and reports that it provides approximately $12 million in annual grants to various charitable organizations in the Greater Cincinnati area.

     Northwestern Mutual Life occupies 24,921 SF (15.0% of total space) under a ten year triple-net lease expiring in August 2011 at a rent of $16.00 PSF. Northwestern Mutual is rated AAA by S&P and Aaa by Moody's. The company reported year-end 2000 revenues of $15,382 million and net income of $1.8 billion.

     Carew International occupies 15,300 SF (9.2% of total space) under a ten year triple-net lease expiring in April 2011 at a rent of $16.35 PSF. Founded in 1976, Carew International is a private sales and management training consultancy. Carew has a right to terminate their lease at any time after July 2006 on 12 months notice and payment of a $321,625 termination fee, to be held by the lender as escrow for TI/LCs.

     PROPERTY MANAGEMENT. The property is managed by Jeffrey R Anderson Real Estate Inc.

     MEZZANINE INDEBTEDNESS. There is an existing $3,756,500 mezzanine facility payable by Jeffrey Anderson to Fifth Third Bank, an unrelated, third party, which is secured via a pledge of membership interest in the borrower. A Subordination and Standstill Agreement has been executed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 9 -- GATES OF ARLINGTON APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $21,400,000

CUT-OFF DATE BALANCE:              $21,345,805

FIRST PAYMENT DATE:                02/01/2002

INTEREST RATE:                     6.880%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     01/01/2012

EXPECTED MATURITY BALANCE:         $18,598,125

SPONSOR(S):                        Hall Financial Group

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 11/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER UNIT:        $45,905

UP-FRONT RESERVES:                 RE Tax:           $43,595

ONGOING RESERVES:                  Replacement:      $9,690/month

                                   RE Tax:           $21,797/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Arlington, VA

YEAR BUILT/RENOVATED:              1938/NAP

OCCUPANCY(1):                      97.8%

UNITS:                             465

THE COLLATERAL:                    43-building, 465-unit multifamily development
                                   located in Arlington, VA.

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Hall Financial Group

U/W NET CASH FLOW:                 $2,216,612

APPRAISED VALUE:                   $28,100,000

CUT-OFF DATE LTV:                  76.0%

MATURITY DATE LTV:                 66.2%

U/W DSCR:                          1.31x
--------------------------------------------------------------------------------

(1)  As of 7/25/2001.

THE GATES OF ARLINGTON LOAN

     THE LOAN. The ninth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Gates of Arlington apartment buildings in Arlington, VA.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsor of the borrower is Hall Financial Group. The Hall Financial Group is controlled by Craig Hall and owns and manages over 14,000 apartments across the US.

     THE PROPERTY. The Gates of Arlington loan is secured by a 43-building, 465-unit multifamily development on approximately 18 acres, located in Arlington, VA approximately 3 miles southwest of the Washington, DC central business district. The property is located close to the main I-66, I-395, George Washington Memorial Parkway and State Road 7 highways. The property comprises 43 attractive well-maintained buildings located in a desirable neighborhood.

     Unit composition at the property consists of the following:

-----------------------------------------------------------------------------------------------------------------
                                            PROPERTY DESCRIPTION
UNIT TYPE                        NUMBER OF UNITS        SQUARE FEET PER UNIT        AVERAGE RENT (PER MONTH)
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                          9                        472                            $654
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                        290                        666                            $734
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                          8                        500                            $706
-----------------------------------------------------------------------------------------------------------------
2 Bed/1 Bath                          4                        675                            $816
-----------------------------------------------------------------------------------------------------------------
2 Bed/1 Bath                        145                        886                            $863
-----------------------------------------------------------------------------------------------------------------
2 Bed/2 Bath                          8                       1,121                           $877
-----------------------------------------------------------------------------------------------------------------
3 Bed/1Bath                           1                       1,500                          $1,325
-----------------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES                     465                         738                           $776
-----------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT.  The property is managed by Hall Financial Group.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not allowed.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 -- POTOMAC PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        Bear Stearns Commercial Mortgage, Inc.

ORIGINAL BALANCE:                  $21,000,000

CUT-OFF DATE BALANCE:              $21,000,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     6.960%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2009

EXPECTED MATURITY BALANCE:         $19,316,457

SPONSOR(S):                        Shelton Zuckerman and Ellen Sigal

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   35-month lockout from date of origination
                                   with U.S. Treasury defeasance thereafter until loan maturity.

CUT-OFF DATE LOAN PER SF:          $264.36

UP-FRONT RESERVES:                 RE Tax:         $160,796

                                   Replacement:    $1,523

                                   Leasing: (1)    $166,000

                                   Other: (2)      $600,000

ONGOING RESERVES:                  RE Tax:         $22,970/month

                                   Insurance:      Springing

                                   Replacement:    $1,523/month

LOCKBOX: (3)                       Soft at Closing, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Potomac, MD

YEAR BUILT/RENOVATED:              1967/1993

OCCUPANCY: (4)                     100.0%

SQUARE FOOTAGE:                    79,438

THE COLLATERAL:                    Grocery and drug store anchored community
                                   shopping center.

OWNERSHIP INTEREST:                Fee


                                                LEASE
MAJOR TENANTS             % NRSF    RENT PSF  EXPIRATION
-------------             ------    --------  ----------
Safeway                    25.4%     $25.00    9/30/2027

Rite Aid                   11.0%     $14.50    9/30/2007

PROPERTY MANAGEMENT:               Zuckerman Gravely Management, Inc.

U/W NET CASH FLOW:                 $2,745,778

APPRAISED VALUE:                   $33,000,000

CUT-OFF DATE LTV:                  63.1%

MATURITY DATE LTV:                 58.0%

U/W DSCR:                          1.64x
--------------------------------------------------------------------------------

(1) A reserve of $166,000 was established to ensure adequate funds are available in the event that Safeway commences its planned renovations on its space and is to be released upon evidence that Safeway is in occupancy, open for business, and paying full contractual rent upon completion of the renovation. Safeway is currently open and paying full rent.
(2) An environmental reserve of $600,000 was established at closing relating to a former dry cleaner at the property.
(3) A springing lockbox will become effective upon an Event of Default, the insolvency of the Borrower, Guarantor, or Property Manager, or in the event the DSCR for the preceding six month period annualized falls below 1.15x.
(4)  As of 12/03/2001.

THE POTOMAC PLACE SHOPPING CENTER LOAN

     THE LOAN. The tenth largest loan is evidenced by a promissory note and is secured by a first priority indemnity deed of trust on the Potomac Place Shopping Center located in Potomac, Maryland.

     THE BORROWER. The borrower, Potomac Place, LP, a Maryland limited liability company, is a special purpose entity with an independent director. The borrower is controlled by Shelton Zuckerman and Ellen Sigal. Shelton Zuckerman is a co-owner of Zuckerman Gravely Development, Inc., which currently owns approximately 925,000 square feet of office and retail space and 1,700 multifamily units. Mr. Zuckerman reported a net worth of approximately $61.2 million as of June 30, 2001. Dr. Ellen Sigal spent approximately 20 years in real estate development and was a principal in Sigal Development. Through this company, Dr. Sigal has been involved in the development of approximately 3 million square feet of commercial office buildings and currently owns and manages over 3,000 residential units. Gerald and Ellen Sigal have a combined net worth of approximately $18.6 million.

     THE PROPERTY. Potomac Place Shopping Center is an anchored retail center located in Potomac, Maryland, one of the most affluent communities in the Washington, D.C. metropolitan area. Within a 1-mile and 3-mile radius, the estimated

2001 average household income was $394,765 and $242,981 respectively. Population within a five-mile radius is over 104,000. The center is located approximately 12 miles northwest of Washington D.C. and 3 1/2 miles from the City of Rockville. It has convenient access to Interstate 270 and enjoys excellent visibility from both River and Falls Roads, two major roadways in the area.

     The property consists of two buildings containing 73,253 SF of retail and 6,185 SF of office space. The anchors, Safeway and Rite Aid, have both been in occupancy since the property was constructed in 1967. Safeway plans to renovate their space and convert the store to a Tom Thumb store, its upscale, gourmet grocer concept. This new format is well suited for the high income levels of the surrounding community. The property features a courtyard area in the center with tables and landscaping.

     Potomac Place Shopping Center is currently 100% occupied by a total of 32 tenants and has consistently maintained occupancy levels above 99% over the past four years. Of the tenants that report sales (78.4% of the total NRA), recent sales averaged approximately $528 PSF.

     SIGNIFICANT TENANTS: Safeway occupies 20,159 SF (25.4% of the total NRA) under a lease for $25.00 PSF expiring in 2027. The rent steps up to $30.00 PSF in twelve months. Safeway is one of the largest North American food and drug chains based on sales and has a senior unsecured debt rating of BBB from S&P and Baa2 from Moody's. The company operates approximately 1,759 stores under the Safeway, Von's, Dominick's, Randall's, and Tom Thumb names. Safeway reported sales of $570 PSF in 2001.

     Rite Aid Corporation occupies 8,720 SF (11.0% of the total NRA) under a lease for $14.50 PSF expiring in September 2007. This rent is significantly below the appraiser's estimate of market rent of $30.00 PSF. Rite Aid operates approximately 3,594 stores in 30 states and the District of Columbia. Rite Aid reported sales of $740 PSF in 2001.

     Additional tenants at the property include a broad mix of national, regional, and local tenants. Strosniders Hardware (7,240 SF), Starbucks Coffee Company (1,200 SF), and Vie de France (1,400 SF), reported 2001 sales of $494, $1,151, and $779 PSF, respectively.

     PROPERTY MANAGEMENT. The property is managed by Zuckerman Gravely Management, Inc, the management arm of Zuckerman Gravely Development, Inc. The management team has over 35 years of real estate management experience.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

                                    ANNEX C

--------------------------------------------------------------------------------
[DEUTSCHE BANK LOGO]             April 2, 2002               [BEAR STEARNS LOGO]
--------------------------------------------------------------------------------


                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                             ----------------------

                                  $916,535,000
                                  (APPROXIMATE)

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

                             ----------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                           BEAR, STEARNS FUNDING, INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                            AS MORTGAGE LOAN SELLERS

                             ----------------------

------------------------------------------------------------------------------------------------------------------------
                                  INITIAL                                                    PRINCIPAL   ASSUMED FINAL
                APPROX. SIZE   PASS-THROUGH       RATINGS       SUBORDINATION                 WINDOW      DISTRIBUTION
    CLASS          (FACE)          RATE       (MOODY'S/FITCH)      LEVELS       WAL (YRS.)     (MO.)          DATE
------------------------------------------------------------------------------------------------------------------------
     A-1         $235,605,000      [ ]%           AAA/AAA          20.000%         5.72        1-111       7/10/2011
------------------------------------------------------------------------------------------------------------------------
     A-2         $595,249,000      [ ]%           AAA/AAA          20.000%         9.70       111-120      4/10/2012
------------------------------------------------------------------------------------------------------------------------
      B           $36,349,000      [ ]%           AA2/AA           16.500%         9.98       120-120      4/10/2012
------------------------------------------------------------------------------------------------------------------------
      C           $22,070,000      [ ]%            A1/A+           14.375%         9.98       120-120      4/10/2012
------------------------------------------------------------------------------------------------------------------------
      D           $16,877,000      [ ]%            A2/A            12.750%         9.98       120-120      4/10/2012
------------------------------------------------------------------------------------------------------------------------
      E           $10,385,000      [ ]%            A3/A-           11.750%         9.98       120-120      4/10/2012
------------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK                                           BEAR, STEARNS & CO. INC.
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager



JPMORGAN                      MERRILL LYNCH & CO.     SALOMON SMITH BARNEY INC.
Co-Manager                         Co-Manager                         Co-Manager

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

TRANSACTION FEATURES
--------------------

o    Sellers:

         -------------------------------------------------------------------------------------
                                                       NO. OF       CUT-OFF DATE     % OF
                           SELLERS                       LOANS       BALANCE ($)       POOL
         -------------------------------------------------------------------------------------
         General Electric Capital Corporation             94          624,269,945      60.11
         German American Capital Corporation              26          233,184,944      22.45
         Bear, Stearns Funding, Inc.                      13          148,041,536      14.25
         Bear Stearns Commercial Mortgage, Inc.            4           33,071,218       3.18
         -------------------------------------------------------------------------------------
         TOTAL:                                           137       1,038,567,644     100.00
         -------------------------------------------------------------------------------------

o    Loan Pool:
     o   Average Cut-off Date Balance: $7,580,786
     o   Largest Mortgage Loan by Cut-off Date Balance: $57,516,449
     o Five largest and ten largest loans: 16.5% and 27.0% of pool, respectively
     o Shadow Rating: The largest loan in the pool, which represents 5.54% of the pool, is shadow rated A3 and BBB+ by Moody's and Fitch, respectively
     o Largest Sponsor Concentration for Multiple Loans: 5.19% of pool, 3.48x Weighted average underwritten DSCR, 32.8% Weighted average cut-off date LTV, which according to Moody's and Fitch, are LTV and DSCR characteristics consistent with "Aaa/AAA" leverage

o    Credit Statistics:
     o   Weighted average underwritten DSCR of 1.48x
     o Weighted average cut-off date LTV ratio of 71.1%; weighted average balloon LTV ratio of 58.3%

o    Property Types:


               Retail                        35.95%
               Hotel                          0.50%
               Industrial                     1.28%
               Manufactured Housing           2.47%
               Mixed Use                      2.98%
               Self Storage                   7.66%
               Office                        24.30%
               Multifamily                   24.85%

o    Call Protection: (as applicable)
     o 93.20% of the pool (132 loans) have a lockout period ranging from 24 to 47 payments from origination, then defeasance provisions.
     o 6.27% of the pool (4 loans) have a lockout period ranging from 12 to 60 payments from origination, then yield maintenance.
     o 0.52% of the pool (1 loan) provides for yield maintenance with no lockout period.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

OFFERED CERTIFICATES
--------------------

-----------------------------------------------------------------------------------------------------------------------------
                INITIAL                            RATINGS        AVERAGE      PRINCIPAL      ASSUMED FINAL      INITIAL
             CERTIFICATE      SUBORDINATION       (MOODY'S /     LIFE            WINDOW       DISTRIBUTION     PASS-THROUGH
  CLASS       BALANCE(1)          LEVELS            FITCH)       (YRS.)(2)      (MO.)(2)         DATE(2)         RATE(3)
-----------------------------------------------------------------------------------------------------------------------------
A-1         $235,605,000           20.000%        Aaa / AAA         5.72         1-111          7/10/2011          [ ]%
-----------------------------------------------------------------------------------------------------------------------------
A-2         $595,249,000           20.000%        Aaa / AAA         9.70        111-120         4/10/2012          [ ]%
-----------------------------------------------------------------------------------------------------------------------------
B            $36,349,000           16.500%         Aa2 / AA         9.98        120-120         4/10/2012          [ ]%
-----------------------------------------------------------------------------------------------------------------------------
C            $22,070,000           14.375%         A1 / A+          9.98        120-120         4/10/2012          [ ]%
-----------------------------------------------------------------------------------------------------------------------------
D            $16,877,000           12.750%          A2 / A          9.98        120-120         4/10/2012          [ ]%
-----------------------------------------------------------------------------------------------------------------------------
E            $10,385,000           11.750%         A3 / A-          9.98        120-120         4/10/2012          [ ]%
-----------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (4)
------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                              PRINCIPAL /
                INITIAL                            RATINGS        AVERAGE       NOTIONAL      ASSUMED FINAL       INITIAL
             CERTIFICATE       SUBORDINATION      (MOODY'S /     LIFE         WINDOW (MO.)    DISTRIBUTION     PASS-THROUGH
  CLASS     BALANCE(1) (5)         LEVELS           FITCH)       (YRS.)(2)        (2)            DATE(2)          RATE(3)
------------------------------------------------------------------------------------------------------------------------------
X-1          $1,038,567,644                       Aaa / AAA                                     3/10/2017        Variable
------------------------------------------------------------------------------------------------------------------------------
X-2            $825,087,000                       Aaa / AAA                                     4/10/2009        Variable
------------------------------------------------------------------------------------------------------------------------------
F               $12,983,000           10.500%    Baa1 / BBB+        9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
G               $18,174,000            8.750%     Baa2 / BBB        9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
H               $10,386,000            7.750%    Baa3 / BBB-        9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
J               $18,175,000            6.000%     Ba1 / BB+         9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
K               $16,877,000            4.375%      Ba2 / BB         9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
L                $6,491,000            3.750%     Ba3 / BB-         9.98        120-120         4/10/2012          [ ]%
------------------------------------------------------------------------------------------------------------------------------
M                $7,789,000            3.000%      B1 / B+         10.17        120-129         1/10/2013          [ ]%
------------------------------------------------------------------------------------------------------------------------------
N               $10,386,000            2.000%       B2 / B         11.64        129-150        10/10/2014          [ ]%
------------------------------------------------------------------------------------------------------------------------------
O                $5,193,000            1.500%      B3 / B-         12.88        150-159         7/10/2015          [ ]%
------------------------------------------------------------------------------------------------------------------------------
P               $15,578,644            0.000%      NR / NR         14.20        159-179         3/10/2017          [ ]%
------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)   Subject to a permitted variance of plus or minus 10%.
          (2)   Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
          (3)   The Class A-1 Certificates will accrue interest at a fixed rate.
                The Class A-2, B, C, D, E, F, G and H Certificates will accrue interest at either (i) at a fixed rate, (ii) at a fixed rate subject to a Net WAC cap, (iii) at a rate equal to the Net WAC less a specified percentage or (iv) at a rate equal to the Net
                WAC. The Class J, K, L, M, N, O and P Certificates with accrue interest at a fixed rate subject to a Net WAC Cap.
          (4)   Certificates to be offered privately pursuant to Rule 144A.
          (5)   The Class X-1 Notional Amount is equal to the sum of all
                Certificate Balances outstanding from time to time. The Class
                X-2 Notional Amount at any time on or before the Distribution
                Date occurring in August 2005 is equal to the sum of the Certificate Balances of the Class A-2, Class B, Class C, Class
                D, Class E, Class F and Class G Certificates and the deemed
                Certificate Balance of a component (the "Class A-1B Component") of the Class A-1 Certificates representing an initial
                Certificate Balance equal to [$113,000,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component (the "Class A-1A
                Component"), representing an initial Certificate Balance equal to [$122,605,000] has been reduced to zero. After the August
                2005 Distribution Date and on or before the Distribution Date occurring in April 2007 the Class X-2 Notional Amount is equal to the sum of the Certificate Balances of the Class A-2, Class
                B, Class C, Class D, Class E, Class F and Class G Certificates.
                After the April 2007 Distribution Date and on or before the Distribution Date occurring in April 2009 the Class X-2 Notional
                Amount is equal to the sum of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and the deemed Certificate Balance of a component (the "Class A-2B
                Component") of the Class A-2 Certificates representing an initial Certificate Balance equal to [$515,400,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component
                (the "Class A-2A Component"), representing an initial
                Certificate Balance equal to [$79,849,000] has been reduced to zero and (ii) the deemed Certificate Balance of a component (the
                "Class G-B Component") of the Class G Certificates representing an initial Certificate Balance equal to [$2,400,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component
                (the "Class G-A Component"), representing an initial Certificate
                Balance equal to [$15,774,000] has been reduced to zero . After
                April 2009 the Notional Amount of the Class X-2 Certificates will be equal to zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

I.  ISSUE CHARACTERISTICS
-------------------------

ISSUE TYPE:                        Public: Classes A-1, A-2, B, C, D and E (the
                                   "Offered Certificates").

                                   Private (Rule 144A): Classes X-1, X-2, F, G,
                                   H, J, K, L, M, N, O and P.

SECURITIES OFFERED:                $916,535,000 monthly pay, multi-class,
                                   sequential pay commercial mortgage REMIC
                                   Pass-Through Certificates, consisting of six fixed-rate principal and interest classes
                                   (Classes A-1, A-2, B, C, D and E).

SELLERS: General Electric Capital Corporation; German American Capital Corporation; Bear, Stearns Funding, Inc.; and Bear Stearns Commercial Mortgage, Inc.

CO-LEAD BOOKRUNNING MANAGERS:      Deutsche Bank Securities Inc. and Bear,
                                   Stearns & Co., Inc.

CO-MANAGERS:                       J.P. Morgan Securities Inc., Merrill Lynch &
                                   Co. and Salomon Smith Barney Inc.

MASTER SERVICER:                   GEMSA Loan Services, L.P.

PRIMARY SERVICER:                  GEMSA Loan Services, L.P.

SPECIAL SERVICER:                  GMAC Commercial Mortgage Corporation

TRUSTEE:                           Wells Fargo Bank Minnesota, N.A.

CUT-OFF DATE:                      April 1, 2002.

EXPECTED CLOSING DATE:             On or about April 18, 2002.

DISTRIBUTION DATES:                The 10th of each month, commencing in May
                                   2002 (or if the 10th is not a business day, the next succeeding business day).

MINIMUM DENOMINATIONS:             $10,000 for the Offered Certificates and in
                                   multiples of $1 thereafter.

SETTLEMENT TERMS:                  DTC, Euroclear and Clearstream, same day
                                   funds, with accrued interest.

ERISA/SMMEA STATUS:                Classes A-1, A-2, B, C, D and E are expected
                                   to be ERISA eligible. No Class of
                                   Certificates is SMMEA eligible.

RATING AGENCIES:                   The Offered Certificates will be rated by
                                   Moody's and Fitch.

RISK FACTORS:                      THE CERTIFICATES INVOLVE CERTAIN RISKS AND
                                   MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                   THE "RISK FACTORS" SECTION OF THE PROSPECTUS
                                   SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                   THE PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

II. STRUCTURE CHARACTERISTICS
-----------------------------

The Class A-1 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class A-2, B, C, D, E, F, G and H Certificates will accrue interest either (i) at a fixed rate, (ii) at a fixed rate subject to a Net WAC cap, (iii) at a rate equal to the Net WAC less a specified percentage or (iv) at a rate equal to the Net WAC. The Class J, K, L, M, N, O and P Certificates with accrued interest at a fixed rate subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.



     Class A-1            Aaa/AAA                 $235.6MM
                          [TBD]%


     Class A-2            Aa/AAA                  $595.2MM
                          [TBD]%


       Class B            Aa2/AA                   $36.3MM
                          [TBD]%


       Class C             A1/A+                   $22.1MM
                          [TBD]%


       Class D             A2/A                    $16.9MM
                          [TBD]%


       Class E             A3/A-                   $10.4MM
                          [TBD]%


    Class F(1)           Baa1/BBB+                 $13.0MM
                          [TBD]%


    Class G(1)           Baa2/BBB                  $18.2MM
                          [TBD]%


    Class H(1)           Baa3/BBB-                 $10.4MM
                          [NWAC]


  Class J-P(1)         Ba/BB+ to NR                $80.5MM
                          [TBD]%

                           NR = Not Rated


                  (1) Offered privately pursuant to Rule 144A.

(1) The Class X-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time. The Class X-2 Notional Amount at any time on or before the Distribution Date occurring in August 2005 is equal to the sum of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the deemed Certificate Balance of a component (the "Class A-1B Component") of the Class A-1 Certificates representing an initial Certificate Balance equal to [$113,000,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component (the "Class A-1A Component"), representing an initial Certificate Balance equal to [$122,605,000] has been reduced to zero. After the August 2005 Distribution Date and on or before the Distribution Date occurring in April 2007 the Class X-2 Notional Amount is equal to the sum of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates. After the April 2007 Distribution Date and on or before the Distribution Date occurring in April 2009 the Class X-2 Notional Amount is equal to the sum of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates and the deemed Certificate Balance of a component (the "Class A-2B Component") of the Class A-2 Certificates representing an initial Certificate Balance equal to [$515,400,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component (the "Class A-2A Component"), representing an initial Certificate Balance equal to [$79,849,000] has been reduced to zero and (ii) the deemed Certificate Balance of a component (the "Class G-B Component") of the Class G Certificates representing an initial Certificate Balance equal to [$2,400,000], which component is assumed to be entitled to principal distributions only after the deemed Certificate Balance of another component (the "Class G-A Component"), representing an initial Certificate Balance equal to [$15,774,000] has been reduced to zero . After April 2009 the Notional Amount of the Class X-2 Certificates will be equal to zero.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

III. COLLATERAL CHARACTERISTICS
-------------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGED        CUT-OFF DATE              % OF
                                           PROPERTIES        BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
1,326,564 - 1,999,999                           9             14,827,026              1.43
2,000,000 - 3,999,999                          46            135,955,548             13.09
4,000,000 - 5,999,999                          29            140,893,160             13.57
6,000,000 - 7,999,999                          10             68,652,877              6.61
8,000,000 - 9,999,999                          13            115,024,544             11.08
10,000,000 - 11,999,999                         5             53,294,832              5.13
12,000,000 - 13,999,999                         5             65,991,944              6.35
14,000,000 - 15,999,999                         6             90,544,764              8.72
16,000,000 - 17,999,999                         1             16,471,319              1.59
18,000,000 - 19,999,999                         3             56,037,617              5.40
20,000,000 - 29,999,999                         7            161,774,608             15.58
30,000,000 - 57,516,449                         3            119,099,406             11.47
--------------------------------------------------------------------------------------------
TOTAL:                                        137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: $1,326,564     Max: $57,516,449    Average: $7,580,786
--------------------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGED        CUT-OFF DATE              % OF
                                           PROPERTIES        BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
Texas                                          21            153,959,266             14.82
California                                     22            116,930,356             11.26
Maryland                                       18            100,400,660              9.67
Virginia                                       12             75,935,007              7.31
New Jersey                                      6             70,379,785              6.78
Florida                                         9             64,997,990              6.26
Massachussets                                   5             60,012,962              5.78
Michigan                                        1             57,516,449              5.54
New York                                        7             41,240,003              3.97
North Carolina                                  6             40,130,802              3.86
Georgia                                         3             39,794,841              3.83
Other States (c)                               33            217,269,523             20.92
--------------------------------------------------------------------------------------------
TOTAL:                                        143          1,038,567,644            100.00
--------------------------------------------------------------------------------------------

(c) Includes 17 states.


PROPERTY TYPE
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                            MORTGAGED       CUT-OFF DATE              % OF
                                           PROPERTIES        BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
Retail (d)                                     46            373,397,715             35.95
Multifamily                                    33            258,065,275             24.85
Office                                         27            252,342,098             24.30
Self Storage                                   26             79,593,499              7.66
Mixed Use (e)                                   1             31,000,000              2.98
Manufactured Housing                            7             25,677,364              2.47
Industrial                                      2             13,270,143              1.28
Hotel                                           1              5,221,551              0.50
--------------------------------------------------------------------------------------------
TOTAL:                                        143          1,038,567,644            100.00
--------------------------------------------------------------------------------------------

(d) Includes anchored, shadow anchored and unanchored.
(e) Mixed Use is Retail and Office.

MORTGAGE RATE (%)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
6.1600 - 6.9999                                25            247,967,147             23.88
7.0000 - 7.0999                                12             77,686,954              7.48
7.1000 - 7.1999                                14             83,641,911              8.05
7.2000 - 7.2999                                17             85,775,821              8.26
7.3000 - 7.3999                                13            200,510,737             19.31
7.4000 - 7.4999                                17            118,417,529             11.40
7.5000 - 7.5999                                14             52,154,998              5.02
7.6000 - 7.6999                                12             81,157,025              7.81
7.7000 - 7.7999                                 7             47,033,884              4.53
7.8000 - 7.8999                                 3             26,134,000              2.52
7.9000 - 7.9999                                 1              3,182,666              0.31
8.0000 - 8.0999                                 1             11,932,793              1.15
8.8000 - 8.8670                                 1              2,972,178              0.29
--------------------------------------------------------------------------------------------
TOTAL:                                        137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: 6.1600    Max: 8.8670    Wtd Avg: 7.2330
--------------------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
56 - 60                                         4             32,929,195              3.17
61 - 84                                         3             43,709,129              4.21
85 - 120                                      127            896,263,602             86.30
121 - 180                                       3             65,665,719              6.32
--------------------------------------------------------------------------------------------
TOTAL:                                        137         1,038,567,644             100.00
--------------------------------------------------------------------------------------------
Min: 60        Max: 180       Wtd Avg: 120
--------------------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
59 - 60                                         4             32,929,195              3.17
79 - 84                                         3             43,709,129              4.21
100 - 120                                     127            896,263,602             86.30
176 - 179                                       3             65,665,719              6.32
--------------------------------------------------------------------------------------------
 TOTAL:                                       137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: 56        Max: 179       Wtd Avg: 117
--------------------------------------------------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS(a)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
Replacement                                   117            889,397,403             85.64
Taxes                                         128            942,690,479             90.77
Insurance                                     110            792,672,036             76.32
TI/LC                                          58            546,036,009             81.50(b)
--------------------------------------------------------------------------------------------

(a) Includes loans with provisions for upfront and/or collected reserves and Letters of Credit.

(b) Percentage based only on portion of pool secured by office, retail and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
19.19 - 40.00                                   7             53,900,000              5.19
40.01 - 50.00                                   6             16,661,146              1.60
50.01 - 60.00                                  11             50,292,495              4.84
60.01 - 65.00                                  13             75,647,907              7.28
65.01 - 70.00                                  13             53,396,301              5.14
70.01 - 75.00                                  38            295,107,376             28.41
75.01 - 80.00                                  48            479,862,420             46.20
80.01 - 80.59                                   1             13,700,000              1.32
--------------------------------------------------------------------------------------------
TOTAL:                                        137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: 19.19          Max: 80.59          Wtd Avg: 71.08
--------------------------------------------------------------------------------------------


LOAN-TO-VALUE RATIO AT MATURITY (%)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
0.00  - 20.00                                   3             64,985,320              6.26
20.01 - 30.00                                   3             21,200,000              2.04
30.01 - 40.00                                   6             34,927,727              3.36
40.01 - 50.00                                  13             54,057,210              5.20
50.01 - 55.00                                  16             69,512,177              6.69
55.01 - 60.00                                  13             81,768,254              7.87
60.01 - 65.00                                  20            128,664,311             12.39
65.01 - 70.00                                  50            489,915,489             47.17
70.01 - 75.48                                  13             93,537,157              9.01
--------------------------------------------------------------------------------------------
TOTAL:                                        137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: 0.00           Max: 75.48          Wtd Avg: 58.34
--------------------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------------------
                                             NO. OF            AGGREGATE
                                           MORTGAGE         CUT-OFF DATE              % OF
                                              LOANS          BALANCE ($)              POOL
--------------------------------------------------------------------------------------------
1.218 - 1.249                                   9            124,441,923             11.98
1.250 - 1.299                                  33            322,915,188             31.09
1.300 - 1.349                                  26            228,985,662             22.05
1.350 - 1.399                                  20             87,040,697              8.38
1.400 - 1.449                                  11             62,647,055              6.03
1.450 - 1.499                                   4             19,740,084              1.90
1.500 - 1.549                                   5             32,689,567              3.15
1.550 - 1.599                                   6             24,188,852              2.33
1.600 - 1.649                                   2             23,242,000              2.24
1.650 - 1.699                                   3              5,633,110              0.54
1.700 - 1.749                                   1              4,047,582              0.39
1.750 - 5.640                                  17            102,995,924              9.92
--------------------------------------------------------------------------------------------
TOTAL:                                        137          1,038,567,644            100.00
--------------------------------------------------------------------------------------------
Min: 1.22           Max: 5.64           Wtd Avg: 1.48
--------------------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the APD for APD loans. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

IV.      LARGE LOAN DESCRIPTION
         ----------------------

                                TEN LARGEST LOANS
                                -----------------

-----------------------------------------------------------------------------------------------------------------------------

                                                                                          CUT-OFF DATE
  NO.              PROPERTY NAME                 CITY        STATE      PROPERTY TYPE       BALANCE           % OF POOL
-----------------------------------------------------------------------------------------------------------------------------
    1.  15555 Lundy Parkway                  Dearborn          MI     Office              $57,516,449            5.54%
-----------------------------------------------------------------------------------------------------------------------------
    2.  Scholls Ferry Boulevard              Beaverton         OR     Mixed Use           $31,000,000            2.98%
-----------------------------------------------------------------------------------------------------------------------------
    3.  Fresh Pond Shopping Center           Cambridge         MA     Retail              $30,582,957            2.94%
-----------------------------------------------------------------------------------------------------------------------------
    4.  Plaza at Cedar Hill-MCA              Cedar Hill        TX     Retail              $27,951,483            2.69%
-----------------------------------------------------------------------------------------------------------------------------
    5.  Inverrary Gardens Apartments         Lauderhill        FL     Multifamily         $23,984,766            2.31%
-----------------------------------------------------------------------------------------------------------------------------
    6.  Cameron Crossing                     McKinney          TX     Retail              $23,864,630            2.30%
-----------------------------------------------------------------------------------------------------------------------------
    7.  38 Chauncy Street                    Boston            MA     Office              $22,200,005            2.14%
-----------------------------------------------------------------------------------------------------------------------------
    8.  Rookwood Office Tower                Norwood           OH     Office              $21,427,919            2.06%
-----------------------------------------------------------------------------------------------------------------------------
    9.  Gates of Arlington Apartments        Arlington         VA     Multifamily         $21,345,805            2.06%
-----------------------------------------------------------------------------------------------------------------------------
   10.  Potomac Place Shopping Center        Potomac           MD     Retail              $21,000,000            2.02%
-----------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGES                                                          $280,874,015           27.04%
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                                               CUT-OFF
           UNITS/      LOAN PER     U/W          DATE     BALLOON
  NO.        SF        UNIT/SF      DSCR         LTV        LTV
------------------------------------------------------------------
    1.      453,281      $126.89    1.22x(1)   76.69%     0.00%
------------------------------------------------------------------
    2.      203,235      $152.53    1.28x      74.70%    66.20%
------------------------------------------------------------------
    3.      212,708      $143.78    1.35x      71.46%    62.98%
------------------------------------------------------------------
    4.      299,859       $93.22    1.26x      78.52%    69.24%
------------------------------------------------------------------
    5.          513      $46,754    1.27x      74.95%    65.35%
------------------------------------------------------------------
    6.      234,912      $101.59    1.26x      76.98%    68.81%
------------------------------------------------------------------
    7.      130,142      $170.58    1.23x      76.95%    68.06%
------------------------------------------------------------------
    8.      166,148      $128.97    1.27x      77.59%    68.69%
------------------------------------------------------------------
    9.          465      $45,905    1.31x      75.96%    66.19%
------------------------------------------------------------------
   10.       79,438      $264.36    1.64x      63.06%    58.01%
------------------------------------------------------------------
                                    1.30X      74.97%    52.47%
------------------------------------------------------------------

(1) DSCR is based on a structured lease to a tenant rated Baa1/BBB+/BBB+ by Moody's, S&P and Fitch, respectively, and mortgage payment schedule based on a 15 year amortization schedule, which maintains a constant DSCR of at least 1.22x throughout the entire 15 year loan term.

         SPONSOR CONCENTRATION IN EXCESS OF 5.0% FOR MULTIPLE LOANS (1)
         --------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                                                          CUT-OFF DATE
  NO.            PROPERTY NAME                CITY          STATE       PROPERTY TYPE        BALANCE
---------------------------------------------------------------------------------------------------------
  1.    London Park Towers Apartments    Alexandria           VA      Multifamily          $15,000,000
---------------------------------------------------------------------------------------------------------
  2.    Londonderry Apartments           Gaithersburg         MD      Multifamily          $12,000,000
---------------------------------------------------------------------------------------------------------
  3.    Top of the Hill Apartments       Temple Hills         MD      Multifamily          $7,100,000
---------------------------------------------------------------------------------------------------------
  4.    Kirkwood Apartments              Hyattsville          MD      Multifamily          $5,700,000
---------------------------------------------------------------------------------------------------------
  5.    Wayne Manchester Apartments      Silver Springs       MD      Multifamily          $4,900,000
---------------------------------------------------------------------------------------------------------
  6.    Gateway Square Apartments        Temple Hills         MD      Multifamily          $4,600,000
---------------------------------------------------------------------------------------------------------
  7.    Lansdowne Village Apartments     Landover             MD      Multifamily          $4,600,000
---------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGES                                                            $53,900,000
---------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------
                                                      CUT-OFF
          % OF                  LOAN PER      U/W      DATE     BALLOON
  NO.       POOL     UNITS        UNIT       DSCR      LTV        LTV
-------------------------------------------------------------------------
  1.       1.44%      456       $32,894.74   2.81x     37.50%     31.96%
-------------------------------------------------------------------------
  2.       1.16%      529       $22,684.31   3.39x     32.09%     27.34%
-------------------------------------------------------------------------
  3.       0.68%      440       $16,136.36   3.08x     35.86%     30.56%
-------------------------------------------------------------------------
  4.       0.55%      669        $8,520.18   5.64x     19.19%     16.36%
-------------------------------------------------------------------------
  5.       0.47%      225       $21,777.78   3.00x     38.28%     32.62%
-------------------------------------------------------------------------
  6.       0.44%      297       $15,488.22   3.83x     30.87%     26.31%
-------------------------------------------------------------------------
  7.       0.44%      345       $13,333.33   3.99x     27.71%     23.62%
-------------------------------------------------------------------------
           5.19%    2,961       $18,203.31   3.48X     32.81%     27.96%
-------------------------------------------------------------------------

(1)   These loans are not cross-collateralized or cross-defaulted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
   SPONSOR CONCENTRATION IN EXCESS OF 5.0% FOR MULTIPLE LOANS -- KAY LOANS(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL AGGREGATE BALANCE:        $53,900,000

CUT-OFF DATE AGGREGATE BALANCE:    $53,900,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     6.160%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2012

EXPECTED MATURITY AGGREGATE        $45,933,969
BALANCE:


SPONSOR(S):                        Jack Kay and Ina Kay

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER UNIT:        $18,203.31

AGGREGATE UP-FRONT RESERVES:       RE Tax:         $860,730

                                   Insurance:      $532,395

                                   Engineering:    $77,188

AGGREGATE ONGOING RESERVES:        RE Tax:         $105,485/month

                                   Insurance:      $25,081/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Concentration of Non-Crossed Loans

PROPERTIES TYPE:                   Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Various

YEAR BUILT/RENOVATED:              Various/2001

OCCUPANCY: (1)                     97.0%

AGGREGATE UNITS:                   2,961

THE COLLATERAL:                    Newly-renovated multifamily complexes located
                                   in Maryland and Virginia

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Kay Management Co., Inc.

AGGREGATE U/W NET CASH FLOW:       $13,723,109

AGGREGATE APPRAISED VALUE:         $171,200,000

WEIGHTED-AVG CUT-OFF DATE LTV:     32.8%

WEIGHTED-AVG MATURITY DATE LTV:    28.0%

WEIGHTED-AVG U/W DSCR:             3.48x
--------------------------------------------------------------------------------

(1)  Weighted average occupancy as of 1/01/2002.
(2) The above concentration of loans are not cross-collateralized or cross-defaulted.

THE KAY LOANS

     THE LOANS. The largest sponsor concentration for multiple loans is the Kay Portfolio. The loans are evidenced by individual promissory notes secured by first priority non-cross-collateralized and non-cross-defaulted mortgages and assignments of leases on seven multifamily properties located in Virginia and Maryland. The loans have been structured with escrows for taxes and insurance. According to Moody's and Fitch, the concentration of loans has LTV and DSCR characteristics that are consistent with AAA/AAA leveraged loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

---------------------------------------------------------------------------------------------------------------------------------
                                                            CUT-OFF DATE                              CUT-OFF DATE    BALLOON
      LOAN/PROPERTY NAME             CITY          STATE       BALANCE       UNITS       U/W DSCR         LTV           LTV
---------------------------------------------------------------------------------------------------------------------------------
London Park Towers Apartments     Alexandria        VA      $15,000,000       456         2.81x          37.50%       31.96%
Londonderry Apartments           Gaithersburg       MD      $12,000,000       529         3.39x          32.09%       27.34%
Top of the Hill Apartments       Temple Hills       MD       $7,100,000       440         3.08x          35.86%       30.56%
Kirkwood Apartments               Hyattsville       MD       $5,700,000       669         5.64x          19.19%       16.36%
Wayne Manchester Apartments     Silver Springs      MD       $4,900,000       225         3.00x          38.28%       32.62%
Gateway Square Apartments        Temple Hills       MD       $4,600,000       297         3.83x          30.87%       26.31%
Lansdowne Village Apartments       Landover         MD       $4,600,000       345         3.99x          27.71%       23.62%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGES                                     $53,900,000     2,961         3.48X          32.81%       27.96%
---------------------------------------------------------------------------------------------------------------------------------

     THE BORROWERS. The borrowers are single purpose entities (except with respect to the Lansdowne Village and Gateway Square borrower) whose purpose is restricted to the operation of the respective property. Jack and Ina Kay are the sponsors of the borrowers. Jack Kay has over 40 years of real estate experience as both an owner and manager of multifamily properties. As of 11/27/2001, Jack and Ina Kay's stated net worth was in excess of $100 million with liquidity in excess of $20 million.

     THE PROPERTIES. The Kay loans consist of multifamily apartment complexes located in Virginia and Maryland, within close proximity to Washington, D.C. The properties contain a total of 2,961 units. All of the properties were significantly renovated in 2001 at a cost of approximately $6.3 million. The Properties' amenities include clubhouse buildings, fitness centers, swimming pools, saunas, picnic areas & grills, tennis courts, racquetball courts and gated entryways. Individual unit amenities include fully equipped kitchens, ranges/ovens, ceiling fans and dishwashers. Units also have large patios or balconies. There are a total of 3,703 parking spaces (1.25 spaces per collateral unit).

     PROPERTY MANAGEMENT. Kay Management Co., Inc., a borrower affiliated management company, will continue to manage the properties. Mr. Kay's experience is complemented by the CFO of Kay Management Co., Inc., Mike Federici. Mr. Federici has over 20 years of real estate experience and has been employed by Kay Management Co., Inc. for over three years. Kay Management Co., Inc. currently has 35 multifamily properties under management containing over 12,000 units. Of the 35 properties, Jack and Ina Kay own 29 and provide third-party management for the remaining 6 properties.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed. However, HGLC Associates, L.L.L.P., the owner of the Lansdowne Village and Gateway Square properties, is not prohibited from incurring debt secured by other properties it owns, or may own in the future, outside of the subject properties shown above.

     ADDITIONAL INDEBTEDNESS. Not allowed. However, HGLC Associates, L.L.L.P., the owner of the Lansdowne Village and Gateway Square properties, is not prohibited from incurring additional unsecured debt.



                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                         $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 -- 15555 LUNDY PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        Bear, Stearns Funding, Inc.

SHADOW RATING:                     A3/BBB+

ORIGINAL BALANCE:                  $58,000,000

CUT-OFF DATE BALANCE:              $57,516,449

FIRST PAYMENT DATE:                1/01/2002

INTEREST RATE:                     7.300%

AMORTIZATION:                      180 months (1)

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     12/01/2016

EXPECTED MATURITY BALANCE:         $0

SPONSOR(S):                        Ford Motor Land Development Corporation

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Defeasance with US Treasuries is permitted
                                   after the earlier of 24 months from the date of securitization or 3 years after the origination of the loan.

CUT-OFF DATE LOAN PER SF:          $126.89

UP-FRONT RESERVES:                 None

ONGOING RESERVES: (2)              RE Tax:         Springing

                                   Insurance:      Springing

                                   Replacement:    Springing

LOCKBOX: (3)                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Dearborn, MI

YEAR BUILT/RENOVATED:              1999/NAP

OCCUPANCY: (4)                     100.0%

SQUARE FOOTAGE:                    453,281

THE COLLATERAL:                    2-story, Class A office building

OWNERSHIP INTEREST:                Fee

                                     RENT       LEASE
MAJOR TENANTS             % NRSF     PSF(5)   EXPIRATION
-------------             ------     ------   ----------
Ford Motor Company         100.0     $15.35   12/31/2016

PROPERTY MANAGEMENT:               Ford Motor Land Development Corporation

U/W NET CASH FLOW:                 $6,955,964

APPRAISED VALUE:                   $75,000,000

CUT-OFF DATE LTV:                  76.7%

MATURITY DATE LTV:                 0.0%

U/W DSCR: (6)                      1.22x
--------------------------------------------------------------------------------

(1) The loan is fully amortizing over a 15-year period utilizing a structured lease and mortgage payment schedule which incorporates yearly rental increases (see below for details).
(2) Real Estate Tax, Insurance and Replacement Reserve escrows spring into place in the event Ford Motor Company's long term senior unsecured debt rating falls below BBB /Baa2 (a "Downgrade Event") or in the event of default under the lease with Ford Motor Company. Borrower has the right to cure a Downgrade Event once during the term of the loan, which will suspend all springing reserves. Cap Ex Reserves will spring at $4,155 per month.
(3) A hard lockbox is in place with the tenant wiring monthly lease payments to an account directly controlled by the loan servicer.
(4) Pursuant to a bond type, triple net lease with Ford Motor Company as described below.
(5) The rent increases annually throughout the term of the loan in accordance with the structured lease and mortgage schedule.
(6) DSCR is based on a structured lease and mortgage payment schedule, which maintains a constant DSCR of at least 1.22x throughout the entire 15 year loan term.


THE 15555 LUNDY PARKWAY LOAN

     THE LOAN. The largest loan is evidenced by a promissory note secured by a first priority mortgage and assignment of lease on the 15555 Lundy Parkway office building located in Dearborn, Michigan. The loan is a 15-year, fully amortizing

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

loan secured by a bond type, triple net lease with Ford Motor Company ("Ford"). The lease contains annual rental increases structured to maintain a constant DSCR of at least 1.22x throughout the loan term.


    ----------------------------------------------------------------------------------------------------------
      YEAR        LEASE PAYMENT        PRINCIPAL         INTEREST         ENDING BALANCE       ENDING LTV
    ----------------------------------------------------------------------------------------------------------
       1          $6,967,557.25      $1,473,009.38    $4,090,675.70       $56,526,990.62         75.37%
       2          $7,106,908.17      $1,704,096.81    $4,126,814.11       $54,822,893.81         73.10%
       3          $7,249,046.67      $1,943,558.72    $4,003,970.71       $52,879,335.09         70.51%
       4          $7,394,027.83      $2,227,146.33    $3,839,333.81       $50,652,188.76         67.54%
       5          $7,541,907.92      $2,523,223.22    $3,664,586.11       $48,128,965.54         64.17%
       6          $7,692,745.92      $2,844,483.70    $3,467,081.76       $45,284,481.84         60.38%
       7          $7,846,600.92      $3,183,306.52    $3,254,490.33       $42,101,175.32         56.13%
       8          $8,003,533.00      $3,569,886.58    $2,996,666.20       $38,531,288.74         51.38%
       9          $8,163,603.42      $3,979,134.12    $2,718,749.49       $34,552,154.62         46.07%
       10         $8,326,876.00      $4,422,438.76    $2,409,402.99       $30,129,715.86         40.17%
       11         $8,493,413.17      $4,896,170.37    $2,072,307.94       $25,233,545.49         33.64%
       12         $8,663,281.75      $5,421,588.75    $1,686,259.37       $19,811,956.74         26.42%
       13         $8,836,547.08      $5,983,834.34    $1,266,170.50       $13,828,122.40         18.44%
       14         $9,013,278.16      $6,592,076.80      $802,928.20        $7,236,045.60          9.65%
       15         $9,178,246.92      $7,236,045.60      $294,309.12                $0.00          0.00%
    ----------------------------------------------------------------------------------------------------------

     THE BORROWER. The borrower is Lundy Parkway Property, LLC, a Delaware limited liability company that owns no material assets other than 15555 Lundy Parkway and related interests. The borrower is a special purpose entity, with two independent directors. The owner of the borrower is Ford Motor Land Development Corporation, which is wholly owned by Ford Holdings, Inc. which is, in turn, 100% owned by Ford Motor Company, the tenant. Ford (NYSE: F) is a publicly traded company based in Dearborn, Michigan and is the number two auto manufacturer in the world. It is ranked fourth in the 2001 Fortune 500 company listing. Ford's senior long term unsecured debt rating is currently Baa1/BBB+/BBB+ by Moody's, S&P and Fitch, respectively. Furthermore, upon Bear Stearns' request, both Moody's and Fitch factored into their analyses a stressed scenario involving a two notch downgrade in the rating of Ford's long term senior unsecured debt (i.e., to Baa3/BBB-). Therefore that scenario, if it were to happen, should not have an adverse impact on the ratings of any of the certificates.

     THE LEASE. The property is leased pursuant to a bond type, triple net lease. The lease requires the tenant, Ford Motor Company, to pay rent, without abatement, offset or reduction for any reason, including casualty and condemnation. The lease permits Ford to terminate the lease only in the event of a major casualty or condemnation and then only if it pays a stipulated loss value sufficient to pay off the mortgage loan including all interest and expenses. Ford Motor Company, as tenant, also is required to pay all expenses relating to the maintenance and operation of the property including real estate taxes, insurance premiums and structural and non-structural repairs (including rebuilding in the event of a casualty or condemnation) and all costs required to comply with all laws, including environmental laws.

     THE PROPERTY. The 15555 Lundy Parkway loan is secured by a two-story Class A office building in Dearborn, Michigan situated approximately 15 minutes from the Detroit Metropolitan Wayne County Airport with excellent access to Southfield Highway and Interstate 94. The property is located within the Fairlane planned community, an approximately 2,400 square acre mixed use master planned community developed by Ford Motor Land Development Company. The property was constructed in 1999 by Ford Motor Land Development Corporation and offers large floor-plate design and Class A amenities that include modern high quality finishes, high speed wiring, conference rooms, kitchens, a full service cafeteria, and a convenience store. The property is 100% occupied by the Ford Motor Company's Information Technology Group and its various divisions and houses over 2,000 employees.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     PROPERTY MANAGEMENT. The property is managed by Ford Motor Land Development Corporation, an affiliate of the borrower. The Ford Motor Company is ultimately responsible under the lease for the management and maintenance of the property.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.


                               [GRAPHIC OMITTED]


                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 2 -- SCHOLLS FERRY BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL BALANCE:                  $31,000,000

CUT-OFF DATE BALANCE:              $31,000,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     7.6150%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2012

EXPECTED MATURITY BALANCE:         $27,472,666

SPONSOR(S):                        Barry Cain and Steven J. Oliva

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER SF:          $152.53

UP-FRONT RESERVES:                 Insurance:          $15,017

ONGOING RESERVES:                  TI/LC(3):           $17,981/month

                                   Replacement:        $3,352/month

                                   RE Tax:             $34,567/month

                                   Insurance:          $3,237/month

LOCKBOX(1):                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Mixed Use

PROPERTY SUB-TYPE:                 Office/Retail

LOCATION:                          Beaverton, OR

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(2):                      96.6%

SQUARE FOOTAGE:                    203,235

THE COLLATERAL:                    Eleven buildings containing 123,575 sf of
                                   retail space and 79,660 sf of Class "A"
                                   office space approximately 12 miles southwest of downtown Portland, OR.

OWNERSHIP INTEREST:                Fee

                                                   LEASE
MAJOR TENANTS              % NRSF     RENT PSF   EXPIRATION
-------------              ------     --------   ----------
Metro One                   27.9%      $15.84    12/31/2007,
Telecommunications, Inc.                          7/31/2009

24 Hour Fitness             17.9%      $14.33    10/01/2015

Walgreen's                   8.2%      $23.95     4/30/2061

PROPERTY MANAGEMENT:               Gramor Development, Inc.

U/W NET CASH FLOW:                 $3,365,562

APPRAISED VALUE:                   $41,500,000

CUT-OFF DATE LTV:                  74.7%

MATURITY DATE LTV:                 66.2%

U/W DSCR:                          1.28x
--------------------------------------------------------------------------------

(1) Cash flow sweep will be triggered if i) the DSCR falls below 1.20x; ii) if either Metro One Telecommunications, Inc. or 24 Hr. Fitness give notice of an intent to vacate or go dark (going dark for Metro One is defined as both vacating and not paying rent); or iii) event of default.
(2)  As of 12/13/2001.
(3)  The TI/LC reserve has a floor of $500,000 and a cap of $1,000,000.

THE SCHOLLS FERRY BOULEVARD LOAN

     THE LOAN. The second largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the eleven buildings containing 123,575 SF of retail space and 79,660 SF of Class "A" office space, known as Scholls Ferry Boulevard, in Beaverton, OR.

     THE BORROWER. The borrower, Murray Scholls, LLC, an Oregon limited liability company, is a single purpose bankruptcy-remote entity whose managing member has an independent director. Barry Cain and Steven J. Oliva are the sponsors of the borrower. Barry Cain, an Oregon-based real estate developer, is the owner and president of Gramor Development, Inc., a real estate development firm founded in 1978. Gramor has completed 25 projects in the Portland metropolitan area totaling over 2.1 million square feet. For over 15 years, Gramor has been recognized as the Portland/Vancouver area's top retail developer by the Oregon Business Journal. Steven J. Oliva has been an equity partner with Barry Cain in numerous developments over the past ten years. Mr. Oliva is the sole owner of Hi-School Pharmacy, which is the dominant drug store chain in Clark County, Washington, with over 25 stores and 65% market share. As of

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1


9/30/01, Barry Cain had a stated net worth of $9.07 million including liquidity of $1.69 million. As of 12/31/00, Mr. Oliva had a stated net worth of $65.6 million.

     THE PROPERTY. The property includes eleven buildings totaling 123,575 SF of retail space and 79,660 SF of Class "A" office space approximately 12 miles southwest of downtown Portland, OR. The majority of the property was constructed in 2000. The property has 1,006 on-site parking spaces (4.9 spaces per 1,000
SF), which provides ample parking for the property. The property is in excellent condition and enjoys excellent visibility, frontage and access from two major commercial thoroughfares.

     SIGNIFICANT TENANTS. The property is 97% occupied by 42 tenants.

     Metro One Telecommunications, Inc. occupies 56,720 SF (NASD: MTON; 27.9% of
NRA) under two leases for $15.84 PSF with a 21,145 SF lease expiring in 2007 and a 35,575 SF lease expiring in 2009. Metro One offers time-saving telecommunication solutions with a wide variety of information content, including directory assistance, turn-by-turn driving directions, restaurant reservations, movie listings and other useful information, as well as helpful services such as personal assistant services, categorical searches and reverse directory look-up. Metro One's customers include Sprint PCS, AT&T Wireless Services, Nextel, Verizon Wireless, Cingular Wireless, and ALLTEL. Metro One is ranked 6th overall on Forbes' 2001 comprehensive list of the 200 Best Small Companies in America. Metro One was ranked the 21st fastest-growing company by Fortune Magazine (July, 2001) and is a component of the Russell 3000 and Small Cap 2000 indices.

     24 Hour Fitness occupies 36,366 SF (17.9% of NRA) under a lease for $14.33 PSF expiring in 2015. 24 Hour Fitness (www.24hourfitness.com) is the global leader in offering affordable fitness around the world with clubs in the US, Asia and Europe. 24-Hour Fitness is a privately held company that was founded in 1983 and is currently the world's largest fitness chain with over 430 facilities in 15 states and 11 countries. The clubs have convenient locations, state-of-the-art equipment, affordable prices on a month-to-month basis, knowledgeable staff and outstanding service all available up to 24 hours a day, seven days a week.

     Walgreen's (NYSE: WAG; rated Aa3 by Moody's, A+ by S&P) occupies 16,698 SF (8.2% of NRA) under a lease for $23.95 PSF expiring in 2061. Walgreens is the nation's largest drugstore chain and has exhibited 27 consecutive years of sales and earning growth. The company operates 3,520 stores in 43 states and Puerto Rico (including 474 new stores opened in 2001). Walgreens reported sales of $628 PSF in 2001.

     Additional tenants include Hollywood Video, Starbucks, Chevron (rated Aa2 by Moody's, AA by S&P), Farmers Insurance (rated AA- by S&P) and Subway.

     PROPERTY MANAGEMENT. Gramor Development, Inc., is a real estate development and management firm founded in 1978. Gramor has completed 25 projects in the Portland metropolitan area totaling over 2.1 million square feet.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.


                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 3 -- FRESH POND SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $30,600,000

CUT-OFF DATE BALANCE:              $30,582,957

FIRST PAYMENT DATE:                4/01/2002

INTEREST RATE:                     7.370%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     3/01/2012

EXPECTED MATURITY BALANCE:         $26,955,459

SPONSOR(S):                        Nishan and Kevork Atinizian

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   60 month lockout from securitization closing
                                   with prepayment permitted thereafter, subject to payment of the greater of 1% or yield maintenance, until any time on or after 1/01/2012, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $143.78

UP-FRONT RESERVES:                 Replacement:       $42,542

                                   RE Tax:            $289,832

                                   Insurance:         $20,729

ONGOING RESERVES:                  TI/LC:             $13,800/month(2)

                                   RE Tax:            $57,966/month

                                   Insurance:         $4,146/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          Cambridge, MA

YEAR BUILT/RENOVATED:              1962 / NAP

OCCUPANCY(1):                      99.0%

SQUARE FOOTAGE:                    212,708

THE COLLATERAL:                    Community shopping center with
                                   two-story office above retail

OWNERSHIP INTEREST:                Fee

                                                LEASE
MAJOR TENANTS           % NRSF    RENT PSF    EXPIRATION
-------------           ------    --------    ----------
Toys R Us                21.7%     $8.70      10/31/2017

Bread & Circus           13.6%     $18.40      7/31/2008

T J Maxx                  9.9%     $20.00      1/31/2016

PROPERTY MANAGEMENT:               Nishan and Kevork Atinizian

U/W NET CASH FLOW:                 $3,416,693

APPRAISED VALUE:                   $42,800,000

CUT-OFF DATE LTV:                  71.5%

MATURITY DATE LTV:                 63.0%

U/W DSCR:                          1.35x
--------------------------------------------------------------------------------

(1)  As of 11/20/2001.
(2)  Capped at $496,800


THE FRESH POND SHOPPING CENTER LOAN

     THE LOAN. The third largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Fresh Pond Shopping Center in Cambridge, MA.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsors of the borrower are Nishan and Kevork Atinizian. Nishan and Kevork Atinizian control a number of properties in the Cambridge area.

     THE PROPERTY. The Fresh Pond Shopping Center loan is secured by a 212,708 SF, anchored community shopping center on 16 acres in the West Cambridge section of Cambridge, MA. The retail and office components contain 174,580 SF and 38,128 SF of GLA respectively. The property is located directly off the Alewife Brook Parkway (US Rte 16/3), and across the street from a MBTA subway terminal.

     SIGNIFICANT TENANTS. The property is 99% occupied by 23 tenants. The three largest tenants are Toys R Us, Bread & Circus and T J Maxx. Staples, which is rated BBB- by S&P and Baa2 by Moody's, is the fourth largest tenant and occupies 18,000 SF (8.5% of total space) under a lease expiring in September 2007.

     Toys R Us occupies 46,068 SF (21.7% of total space) under a twenty-five year lease expiring in October 2017, at a rent of $8.70 PSF. Toys R Us (rated BBB+ by S&P and Baa3 by Moody's), as of January 2002, operated 783 stores under the Toys R Us name, 184 childrens clothing stores under the Kids R Us name, 145 infant/toddler stores under the Babies R Us name, and 37 educational specialty stores under the Imaginarium name. Sales for this store are reported to be $242 PSF for the most recent period available, which compares with a reported median national chain toy store sales figure of $204 PSF. Toys R Us has recently completed significant re-modelling at this store. A $569,833 reserve was taken at closing, representing 6 months rent under the Toys R Us lease and $10.00 PSF for TI/LC's. This escrow will be released when the Borrower provides written confirmation that this store is not on Toys R Us' current closure list.

     Bread & Circus occupies 29,000 square feet (13.6% of total space) under a fifteen-year lease expiring in July 2008 at a rent of $18.40 per square foot. Bread & Circus is a subsidiary of Whole Foods Markets, Inc. which is rated BB+ by S&P and Ba3 by Moody's. Sales for this store are reported to be $1,363 per square foot for the most recent period available. Whole Foods Markets Inc. owns 126 natural food supermarkets in 23 US States and the District of Columbia.

     TJ Maxx occupies 21,000 SF (9.9% of total space) under a thirty-six year lease expiring in January 2016 at a rent of $20.00 per square foot. TJ Maxx is a subsidiary of TJX Cos. Inc. (rated A- by S&P and A3 by Moody's), which is the largest off-price apparel chain in the US, operating under the TJ Maxx, Marshalls, A.J. Wright and Homegoods names. Sales for this store are reported to be $405 PSF for the most recent period available.

     PROPERTY MANAGEMENT. The property is managed by the Sponsors. Nishan and Kevork Atinizian control a number of properties in the Cambridge area.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     PARTIAL RELEASE. The borrower may obtain the release, without consideration, of a 3-acre parcel of land, containing a Sony/Loews theater and a vacant ambulance garage. No income was underwritten from the theater. This release will be subject to the creation of a separate tax lot, and the payment of the lender's reasonable costs. Pursuant to the Loan documents, permitted uses on the released parcel are restricted to prevent competition with the subject collateral.

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 -- THE PLAZA AT CEDAR HILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $28,000,000

CUT-OFF DATE BALANCE:              $27,951,483

FIRST PAYMENT DATE:                3/01/2002

INTEREST RATE:                     7.380%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     2/01/2012

EXPECTED MATURITY BALANCE:         $24,649,254

SPONSOR(S):                        Eric Brauss and Dr. Doug Barnes

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 12/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $93.22

UP-FRONT RESERVES:                 TI/LC:             $250,000

                                   RE Tax:            $58,649

                                   Insurance:         $24,185

ONGOING RESERVES:                  Replacement:       $3,750/month

                                   TI/LC:             $2,500/month

                                   RE Tax:            $58,649/month

                                   Insurance:         $4,837/month

LOCKBOX:                           Springing if TI/LC reserve is drawn on
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          Cedar Hill, TX

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(1):                      98.1%

SQUARE FOOTAGE:                    299,859

THE COLLATERAL:                    Community shopping center

OWNERSHIP INTEREST:                Fee

                                                LEASE
MAJOR TENANTS           % NRSF    RENT PSF    EXPIRATION
-------------           ------    --------    ----------
Hobby Lobby              20.3%     $7.00       9/30/2015

Linens 'N' Things        11.5%     $10.25      9/30/2015

Marshall's               10.2%     $8.75       9/30/2010

PROPERTY MANAGEMENT:               Christon Property Management, Inc.

U/W NET CASH FLOW:                 $2,933,622

APPRAISED VALUE:                   $35,600,000

CUT-OFF DATE LTV:                  78.5%

MATURITY DATE LTV:                 69.2%

U/W DSCR:                          1.26x
--------------------------------------------------------------------------------

(1)  As of 12/1/2001.

THE PLAZA AT CEDAR HILL LOAN

     THE LOAN. The fourth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Plaza at Cedar Hill shopping center in Cedar Hill, TX.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsors of the borrower are Eric Brauss and Dr. Doug Barnes. Eric Brauss is President/Owner of Today Management, which owns and manages over 30 commercial, retail and multifamily properties in the Dallas/Ft. Worth area.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE PROPERTY. The Plaza at Cedar Hill loan is secured by a 299,859 SF, anchored community shopping center in Cedar Hill, TX. Cedar Hill is a southern suburb of Dallas. The property is located directly off US Highway 67.

     SIGNIFICANT TENANTS. The property is 98% occupied by 24 tenants. The three largest tenants are Hobby Lobby, Linens 'N' Things, and Marshall's. Other tenants in the center include Ross Stores, Old Navy, Office Max and Barnes & Noble.

     Hobby Lobby occupies 60,780 square feet (20.3% of total space) under a fifteen-year triple-net lease expiring in September 2015, at a rent of $7.00 per square foot. Founded in 1972, Hobby Lobby is a privately-held retailer of arts and crafts supplies and operates 281 stores in 24 US States.

     Linens 'N' Things occupies 34,521 SF (11.5% of total space) under a fifteen year triple-net lease expiring in September 2015 at a rent of $10.25 PSF. Linens 'N' Things is a leading national retailer of textiles, housewares and decorative home accessories. For the year ended December 29th 2001, the company reported net sales of $1.82 billion. As of December 29th 2001, the company reported net assets of $498 million. The company operates over 283 stores in 40 US States and Canada.

     Marshall's occupies 30,550 SF (10.2% of total space) under a ten year triple-net lease expiring in September 2010 at a rent of $8.75 PSF. Marshall's, which operates over 550 stores in 38 US States, is a subsidiary of TJX Cos. Inc. which is rated A- by S&P and A3 by Moody's. Marshall's is a national apparel retailer.

     PROPERTY MANAGEMENT. The property is managed by Christon Property Management, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.



                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 -- INVERRARY GARDENS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        German American Capital Corporation

ORIGINAL BALANCE:                  $24,000,000

CUT-OFF DATE BALANCE:              $23,984,766

FIRST PAYMENT DATE:                4/01/2002

INTEREST RATE:                     6.9500%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     3/01/2012

EXPECTED APD BALANCE:              $20,910,614

SPONSOR(S):                        Leslie Schlesinger, Jason Schlesinger, Adam
                                   Schlesinger

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-month lockout from date of securitization
                                   with defeasance thereafter until three months prior to loan maturity.

CUT-OFF DATE LOAN PER UNIT:        $46,753.93

UP-FRONT RESERVES:                 Def. Mnt:         $78,125

                                   RE Tax:           $208,777

                                   Insurance:        $84,549

ONGOING RESERVES:                  Replacement:      $10,688/month

                                   RE Tax:           $40,252/month

                                   Insurance:        $17,239/month

LOCKBOX:                           Soft at Closing, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Lauderhill, FL

YEAR BUILT/RENOVATED:              1973 / NAP

OCCUPANCY(1):                      95.5%

UNITS:                             513

THE COLLATERAL:                    A 513-unit multifamily apartment complex
                                   located in Broward County.

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Ceebraid-Signal Florida Management, Ltd.

U/W NET CASH FLOW:                 $2,422,058

APPRAISED VALUE:                   $32,000,000

CUT-OFF DATE LTV:                  75.0%

MATURITY DATE LTV:                 65.3%

U/W DSCR:                          1.27x
--------------------------------------------------------------------------------

(1)  As of 2/06/2002.

THE INVERRARY GARDENS APARTMENTS LOAN

     THE LOAN. The fifth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Inverrary Gardens Apartments in Lauderhill, Florida. The loan has been structured with escrows for taxes and insurance. There are Replacement Reserves of $250 per unit per year.

     THE BORROWER. The borrower is CSC Inverrary Gardens, Ltd., a single purpose bankruptcy-remote Florida limited partnership whose general partner has an independent director. Leslie Schlesinger, Jason Schlesinger, Adam Schlesinger are the sponsors of the borrower. The Schlesinger's are principals of Ceebraid-Signal Corporation, a real estate company with over 40 years experience in acquiring, owning and managing real estate properties with a focus in multifamily properties. Ceebraid-Signal Corporation currently owns and manages 12,000 multifamily units primarily concentrated in Florida, New York and Connecticut. As of 10/01/2001, Leslie Schlesinger had a net worth of approximately $79.8 million and liquidity of $4.7 million while Jason Schlesinger and Adam Schlesinger had a combined net worth of approximately $6.9 million and liquidity of $1.9 million.

     THE PROPERTY. Inverrary Gardens Apartments is a multifamily apartment complex located in Lauderhill, Florida, just 10 miles northwest of Ft. Lauderdale. The loan collateral is comprised of 513 units (402 fee units and 111 condominium units)

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

which are part of a complex containing 774 total units (i.e., 261 units at the complex are not part of the collateral). The 111 condominium units which are owned (and rented out) by the borrower represent the majority of the 210-unit condominium association of which they are a part and to which condominium assessments are paid. All units owned by the borrower have rights to the common facilities on the greater complex. The Property amenities include a clubhouse building, fitness centers, two heated swimming pools, saunas, five tennis courts and a gated entryway with 24-hour attendant. In addition, the property is located next to the Inverrary Golf & Country Club. Individual unit amenities include an abundance of windows with golf course views, fully equipped kitchens, self-cleaning range/oven, stainless steel sinks, garbage disposals and dishwashers. Units also have large patios or balconies. There are 1,081 parking spaces (2.1 spaces per collateral unit).

-----------------------------------------------------------------------------------------------------------------
                                            PROPERTY DESCRIPTION
UNIT TYPE                        NUMBER OF UNITS        SQUARE FEET PER UNIT        AVERAGE RENT (PER MONTH)
-----------------------------------------------------------------------------------------------------------------
Studio bedroom                          70                        688                         $635
-----------------------------------------------------------------------------------------------------------------
One bedroom                            221                        908                         $710
-----------------------------------------------------------------------------------------------------------------
Two bedroom                            188                      1,128                         $846
-----------------------------------------------------------------------------------------------------------------
Three bedroom                           34                      1,541                       $1,057
-----------------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES                        513                      1,000                         $780
-----------------------------------------------------------------------------------------------------------------

     THE MARKET. Inverrary Gardens Apartments is located in Lauderhill (Broward County), Florida, a Ft. Lauderdale suburb. Average rents at properties deemed most comparable to the subject ranged from $645 for studio-bedroom units, to $1,055 for three-bedroom units. Occupancy at these properties averaged 95.5%. Inverrary Gardens Apartments competes well within the Lauderhill market and rents charged are within the range of rents offered at competing properties.

     PROPERTY MANAGEMENT. The property is managed by Ceebraid-Signal Florida Management, Ltd., an affiliate of the sponsor. The principals of the borrower are Leslie Schlesinger, Jason Schlesinger, Adam Schlesinger. They are the principals of Ceebraid-Signal Corporation, a real estate company with over 40 years experience in acquiring, owning and managing real estate properties with a focus in multifamily properties. Ceebraid-Signal Corporation currently owns and manages 12,000 multifamily units primarily concentrated in Florida, New York and Connecticut.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.


                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- CAMERON CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $24,000,000

CUT-OFF DATE BALANCE:              $23,864,630

FIRST PAYMENT DATE:                8/01/2001

INTEREST RATE:                     7.740%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     7/01/2011

EXPECTED MATURITY BALANCE:         $21,331,057

SPONSOR(S):                        Hunt Properties

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing,
                                   with defeasance until any time on or after 5/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:(4)       $101.59

UP-FRONT RESERVES:                 RE Tax:           $265,735

                                   Insurance:        $33,000

ONGOING RESERVES:                  TI/LC:            $7,555/month(2)

                                   Replacement:      $2,945/month

                                   RE Tax:           $56,109/month

                                   Insurance:        $4,523/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored Retail

LOCATION:                          McKinney, TX

YEAR BUILT/RENOVATED:              1999/2001

OCCUPANCY: (1)                     95.7%

SQUARE FOOTAGE: (3)                342,915

THE COLLATERAL:                    Community shopping center

OWNERSHIP INTEREST:                Fee

                                                      LEASE
MAJOR TENANTS                 % NRSF    RENT PSF    EXPIRATION
-------------                 ------    --------    ----------
Home Depot (Ground Lease)     31.5%      $1.97       1/31/2029

Best Buy                      13.1%      $10.25      9/30/2016

Office Depot                   8.7%      $10.75      8/31/2014

PROPERTY MANAGEMENT:               Hunt Properties, Inc.

U/W NET CASH FLOW:                 $2,598,818

APPRAISED VALUE:                   $31,000,000

CUT-OFF DATE LTV:                  77.0%

MATURITY DATE LTV:                 68.8%

U/W DSCR:                          1.26x
--------------------------------------------------------------------------------

(1)  As of 1/31/2002.
(2) Initially capped at $250,000. From year seven onwards, monthly deposits resume until a cap of $500,000 is reached.
(3)  Includes Home Depot.
(4)  Excludes Home Depot.

THE CAMERON CROSSING LOAN

     THE LOAN. The sixth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Cameron Crossing shopping center in McKinney, TX.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE BORROWER. The Borrower is a single purpose entity whose general partner is also a special purpose entity. The sponsors of the borrower are Hunt Properties and the Cameron Family. Hunt Properties was founded in 1975 and currently owns or manages 3.7 million square feet of commercial property.

     THE PROPERTY. The Cameron Crossing loan is secured by a 342,915 SF, anchored community shopping center in McKinney, TX. McKinney is a northern suburb of Dallas. The property is located directly off US Highways 75 and 380.

     SIGNIFICANT TENANTS. The property is 96% occupied by 28 tenants. The three largest tenants are Home Depot, Best Buy and Office Depot. Other anchor tenants within the center include Ross Dress-For-Less, Old Navy, Michaels and PetSmart, all having triple-net leases.

     Home Depot occupies 108,003 square feet (31.5% of total space) under a thirty year ground lease expiring in January 2029, at a rent of $1.97 per square foot. Home Depot Inc. is rated AA by S&P and Aa3 by Moody's. The company has over 1,000 home improvement stores in 46 US States and Canada.

     Best Buy occupies 45,000 SF (13.1% of total space) under a fifteen-year triple-net lease expiring in September 2016 at a rent of $10.25 PSF. Best Buy is a retailer of consumer electronics, computers, appliances and entertainment products, and is rated BBB- by S&P and Baa3 by Moody's. The company has over 400 stores in 41 US States.

     Office Depot occupies 30,000 square feet (8.7% of total space) under a fifteen-year triple-net lease expiring in August 2014 at a rent of $10.75 per square foot. Office Depot is a retailer of office products, and is rated BBB- by S&P and Baa3 by Moody's. The company has over 850 stores in 48 US States.

     PROPERTY MANAGEMENT. The property is managed by Hunt Properties, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.


                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 -- 38 CHAUNCY STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $22,313,439

CUT-OFF DATE BALANCE:              $22,200,005

FIRST PAYMENT DATE:                9/01/2001

INTEREST RATE:                     7.340%

AMORTIZATION:                      359 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     8/01/2011

EXPECTED MATURITY BALANCE:         $19,636,635

SPONSOR(S):                        Joseph Lesser - Loeb Partners Realty

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 5/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $170.58

UP-FRONT RESERVES:                 RE Tax:           $37,198

                                   Insurance:        $13,679

ONGOING RESERVES:                  Replacement:      $2,192/month

                                   TI/LC:            $16,384/month

                                   RE Tax:           $37,198/month

                                   Insurance:        $1,710/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Downtown office

LOCATION:                          Boston, MA

YEAR BUILT/RENOVATED:              1924/2000

OCCUPANCY(1):                      95.02%

SQUARE FOOTAGE:                    130,142

THE COLLATERAL:                    Multi-tenanted office building located in the
                                   financial district of downtown Boston.

OWNERSHIP INTEREST:                Fee

                                                      LEASE
MAJOR TENANTS                % NRSF    RENT PSF     EXPIRATION
-------------                ------    --------     ----------

Vanasse Hangen Brustlin      15.1%      $25.00-     4/30/2006
                                        $38.50
Vollmer Associates            7.2%      $28.00      8/31/2010

URS Consultants               7.1%      $30.00      8/31/2006

PROPERTY MANAGEMENT:               An affiliate of Trammel Crow Company

U/W NET CASH FLOW:                 $2,265,444

APPRAISED VALUE:                   $28,850,000

CUT-OFF DATE LTV:                  77.0%

MATURITY DATE LTV:                 68.1%

U/W DSCR:                          1.23x
--------------------------------------------------------------------------------

(1)  As of 12/17/2001.

THE 38 CHAUNCY STREET LOAN

     THE LOAN. The seventh largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the 38 Chauncy Street office building in Boston, MA.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose managing member has an independent director. The sponsor of the Borrower is Joseph Lesser, of Loeb Partners Realty. Loeb Partners Realty and its affiliates control a real estate portfolio totaling approximately 12 million square feet.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE PROPERTY. The 38 Chauncy Street loan is secured by a 130,142 SF, Class-B downtown office building located in the financial district of Boston, one block West of the One Lincoln Center development. The property is located close to Summer Street and I-93, approximately 0.5 miles northwest of Fort Point Channel, and across the street from a subway station.

     SIGNIFICANT TENANTS. The property is 95% occupied by 18 tenants, which are primarily characterized as engineering or architectural firms. The three largest tenants are Vanasse Hangen Brustlin, Vollmer Associates and URS Consultants.

     Vanasse Hangen Brustlin, occupies 19,686 SF (15.1% of total space) under four leases with expiry dates ranging from April 2002 (1.7% of total space) to April 2006 (8% of total space), at rents ranging from $25.00 PSF to $38.50 PSF (for the lease on 8% of total space expiring in April 2006). Vanasse Hangen Brustlin is a private company engaged in engineering, planning and applied sciences, which was formed in 1979 and has approximately 625 employees.

     Vollmer Associates occupies 9,363 SF (7.2% of total space) under a ten year lease expiring in August 2010 at a rent of $28.00 PSF. Vollmer Associates is a private company of consulting engineers and architects, founded in 1959 and with approximately 450 employees.

     URS Consultants occupies 9,252 SF (7.1% of total space) under two leases expiring on 8/31/04 (1.8% of total space) and 8/31/06 (5.3% of total space), respectively. URS Consultants is a wholly owned subsidiary of URS Corporation (NYSE: "URS"). URS Corporation has approximately 16,000 employees and reported sales of $2.3 billion as of their fiscal year-end 10/2001. The company operates as an engineering consulting company. The company is rated Ba3 and BB by Moody's and S&P, respectively.

     PROPERTY MANAGEMENT. The property is managed by an affiliate of Trammel Crow Company. Trammel Crow has approximately 7,500 employees, with approximately 170 personnel based in Boston, and over 4 million square feet of office space under management in the Greater Boston area.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 -- ROOKWOOD OFFICE TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $21,505,000

CUT-OFF DATE BALANCE:              $21,427,919

FIRST PAYMENT DATE:                12/01/2001

INTEREST RATE:                     7.450%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     11/01/2011

EXPECTED MATURITY BALANCE:         $18,968,905

SPONSOR(S):                        Jeffrey Anderson

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing,
                                   with defeasance thereafter until any time on or after 9/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER SF:          $128.97

UP-FRONT RESERVES:                 TI/LC & Capital       $224,000(2)
                                   Improvements:

                                   RE Tax/Insurance:     $36,981

ONGOING RESERVES:                  See footnote 2

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban office

LOCATION:                          Norwood (Cincinnati), OH

YEAR BUILT/RENOVATED:              2000/NAP

OCCUPANCY(1):                      100%

SQUARE FOOTAGE:                    166,148 SF office, 12,000 SF leasable storage
                                   space, 3-level parking structure

THE COLLATERAL:                    Multi-tenanted Class A office building
                                   located in Norwood, OH (the Cincinnati
                                   "Midtown" area)

OWNERSHIP INTEREST:                Fee

                                                              LEASE
MAJOR TENANTS                         % NRSF    RENT PSF    EXPIRATION
-------------                         ------    --------    ----------

Health Foundation of Cincinnati       16.5%      $16.00      6/15/2011

Northwestern Mutual Life              15.0%      $16.00      8/31/2011

Carew International                    9.2%      $16.35      4/18/2011

PROPERTY MANAGEMENT:               Jeffrey R Anderson Real Estate, Inc.

U/W NET CASH FLOW:                 $2,277,325

APPRAISED VALUE:                   $27,617,000

CUT-OFF DATE LTV:                  77.6%

MATURITY DATE LTV:                 68.7%

U/W DSCR:                          1.27x
--------------------------------------------------------------------------------

(1)  As of 1/28/2002.
(2) TI/LC LOC will increase to $448,000 in year 2, $672,000 in year 3 and $896,000 in year 4.

THE ROOKWOOD OFFICE TOWER LOAN

     THE LOAN. The eighth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Rookwood Office Tower in Norwood, OH.

     THE BORROWER. The Borrower is a single purpose entity whose general partner is also a special purpose entity. The sponsor of the borrower is Jeffrey Anderson, of Jeffrey R Anderson Real Estate, Inc. The company and affiliates control a commercial real estate portfolio of approximately 3,000,000 square feet, primarily in Ohio and Kentucky.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE PROPERTY. The Rookwood Office Tower loan is secured by a 166,148 SF, Class-A office building located in the "Midtown"/Norwood district of Cincinnati, approximately seven miles from Cincinnati CBD. The property is adjacent to Rookwood Pavilion Shopping Center and Rookwood Commons, off the I-71 highway. The property also contains 12,000 SF of leasable storage space and a 3-level parking structure. The property has a two-story atrium, with a staircase to Northwestern Mutual's second floor lobby and offices.

     SIGNIFICANT TENANTS. The property is 100% occupied by 20 tenants. The three largest tenants are the Health Foundation of Cincinnati, Northwestern Mutual Life, and Carew International.

     The Health Foundation of Cincinnati occupies 27,490 SF (16.5% of total space) under a ten year triple-net lease expiring in June 2011, at a rent of $16.00 PSF. Founded in 1978, the foundation had a fund balance at year-end 2000 of $259 million, and reports that it provides approximately $12 million in annual grants to various charitable organizations in the Greater Cincinnati area.

     Northwestern Mutual Life occupies 24,921 SF (15.0% of total space) under a ten year triple-net lease expiring in August 2011 at a rent of $16.00 PSF. Northwestern Mutual is rated AAA by S&P and Aaa by Moody's. The company reported year-end 2000 revenues of $15,382 million and net income of $1.8 billion.

     Carew International occupies 15,300 SF (9.2% of total space) under a ten year triple-net lease expiring in April 2011 at a rent of $16.35 PSF. Founded in 1976, Carew International is a private sales and management training consultancy. Carew has a right to terminate their lease at any time after July 2006 on 12 months notice and payment of a $321,625 termination fee, to be held by the lender as escrow for TI/LCs.

     PROPERTY MANAGEMENT. The property is managed by Jeffrey R Anderson Real Estate Inc.

     MEZZANINE INDEBTEDNESS. There is an existing $3,756,500 mezzanine facility payable by Jeffrey Anderson to Fifth Third Bank, an unrelated, third party, which is secured via a pledge of membership interest in the borrower. A Subordination and Standstill Agreement has been executed.

     ADDITIONAL INDEBTEDNESS. Not allowed.



                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 9 -- GATES OF ARLINGTON APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        General Electric Capital Corporation

ORIGINAL BALANCE:                  $21,400,000

CUT-OFF DATE BALANCE:              $21,345,805

FIRST PAYMENT DATE:                02/01/2002

INTEREST RATE:                     6.880%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     01/01/2012

EXPECTED MATURITY BALANCE:         $18,598,125

SPONSOR(S):                        Hall Financial Group

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24 month lockout from securitization closing
                                   with defeasance thereafter until any time on or after 11/01/2011, at which time loan is open to prepayment

CUT-OFF DATE LOAN PER UNIT:        $45,905

UP-FRONT RESERVES:                 RE Tax:           $43,595

ONGOING RESERVES:                  Replacement:      $9,690/month

                                   RE Tax:           $21,797/month

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Arlington, VA

YEAR BUILT/RENOVATED:              1938/NAP

OCCUPANCY(1):                      97.8%

UNITS:                             465

THE COLLATERAL:                    43-building, 465-unit multifamily development
                                   located in Arlington, VA.

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Hall Financial Group

U/W NET CASH FLOW:                 $2,216,612

APPRAISED VALUE:                   $28,100,000

CUT-OFF DATE LTV:                  76.0%

MATURITY DATE LTV:                 66.2%

U/W DSCR:                          1.31x
--------------------------------------------------------------------------------

(1)  As of 7/25/2001.

THE GATES OF ARLINGTON LOAN

     THE LOAN. The ninth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Gates of Arlington apartment buildings in Arlington, VA.

     THE BORROWER. The Borrower is a single purpose bankruptcy-remote entity whose general partner has an independent director. The sponsor of the borrower is Hall Financial Group. The Hall Financial Group is controlled by Craig Hall and owns and manages over 14,000 apartments across the US.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

     THE PROPERTY. The Gates of Arlington loan is secured by a 43-building, 465-unit multifamily development on approximately 18 acres, located in Arlington, VA approximately 3 miles southwest of the Washington, DC central business district. The property is located close to the main I-66, I-395, George Washington Memorial Parkway and State Road 7 highways. The property comprises 43 attractive well-maintained buildings located in a desirable neighborhood.

Unit composition at the property consists of the following:

-----------------------------------------------------------------------------------------------------------------
                                            PROPERTY DESCRIPTION
UNIT TYPE                        NUMBER OF UNITS        SQUARE FEET PER UNIT        AVERAGE RENT (PER MONTH)
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                           9                        472                            $654
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                         290                        666                            $734
-----------------------------------------------------------------------------------------------------------------
1 Bed/1 Bath                           8                        500                            $706
-----------------------------------------------------------------------------------------------------------------
2 Bed/1 Bath                           4                        675                            $816
-----------------------------------------------------------------------------------------------------------------
2 Bed/1 Bath                         145                        886                            $863
-----------------------------------------------------------------------------------------------------------------
2 Bed/2 Bath                           8                      1,121                            $877
-----------------------------------------------------------------------------------------------------------------
3 Bed/1Bath                            1                      1,500                          $1,325
-----------------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES                      465                        738                            $776
-----------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The property is managed by Hall Financial Group.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.


                                [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 -- POTOMAC PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                        Bear Stearns Commercial Mortgage, Inc.

ORIGINAL BALANCE:                  $21,000,000

CUT-OFF DATE BALANCE:              $21,000,000

FIRST PAYMENT DATE:                5/01/2002

INTEREST RATE:                     6.960%

AMORTIZATION:                      360 months

APD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     4/01/2009

EXPECTED MATURITY BALANCE:         $19,316,457

SPONSOR(S):                        Shelton Zuckerman and Ellen Sigal

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   35-month lockout from date of origination
                                   with U.S. Treasury defeasance thereafter until loan maturity.

CUT-OFF DATE LOAN PER SF:          $264.36

UP-FRONT RESERVES:                 RE Tax:         $160,796

                                   Replacement:    $1,523

                                   Leasing: (1)    $166,000

                                   Other: (2)      $600,000

ONGOING RESERVES:                  RE Tax:         $22,970/month

                                   Insurance:      Springing

                                   Replacement:    $1,523/month

LOCKBOX: (3)                       Soft at Closing, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Potomac, MD

YEAR BUILT/RENOVATED:              1967/1993

OCCUPANCY: (4)                     100.0%

SQUARE FOOTAGE:                    79,438

THE COLLATERAL:                    Grocery and drug store anchored community
                                   shopping center.

OWNERSHIP INTEREST:                Fee

                                                  LEASE
MAJOR TENANTS             % NRSF    RENT PSF    EXPIRATION
-------------             ------    --------    ----------
Safeway                    25.4%     $25.00      9/30/2027
Rite Aid                   11.0%     $14.50      9/30/2007

PROPERTY MANAGEMENT:               Zuckerman Gravely Management, Inc.

U/W NET CASH FLOW:                 $2,745,778

APPRAISED VALUE:                   $33,000,000

CUT-OFF DATE LTV:                  63.1%

MATURITY DATE LTV:                 58.0%

U/W DSCR:                          1.64x
--------------------------------------------------------------------------------

(1) A reserve of $166,000 was established to ensure adequate funds are available in the event that Safeway commences its planned renovations on its space and is to be released upon evidence that Safeway is in occupancy, open for business, and paying full contractual rent upon completion of the renovation. Safeway is currently open and paying full rent.
(2) An environmental reserve of $600,000 was established at closing relating to a former dry cleaner at the property.
(3) A springing lockbox will become effective upon an Event of Default, the insolvency of the Borrower, Guarantor, or Property Manager, or in the event the DSCR for the preceding six month period annualized falls below 1.15x.
(4)  As of 12/03/2001.

THE POTOMAC PLACE SHOPPING CENTER LOAN

     THE LOAN. The tenth largest loan is evidenced by a promissory note and is secured by a first priority indemnity deed of trust on the Potomac Place Shopping Center located in Potomac, Maryland.

     THE BORROWER. The borrower, Potomac Place, LP, a Maryland limited liability company, is a special purpose entity with an independent director. The borrower is controlled by Shelton Zuckerman and Ellen Sigal. Shelton Zuckerman is a co-owner of Zuckerman Gravely Development, Inc., which currently owns approximately 925,000 square feet of office and retail space and 1,700 multifamily units. Mr. Zuckerman reported a net worth of approximately $61.2 million as of June 30,

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

2001. Dr. Ellen Sigal spent approximately 20 years in real estate development and was a principal in Sigal Development. Through this company, Dr. Sigal has been involved in the development of approximately 3 million square feet of commercial office buildings and currently owns and manages over 3,000 residential units. Gerald and Ellen Sigal have a combined net worth of approximately $18.6 million.

     THE PROPERTY. Potomac Place Shopping Center is an anchored retail center located in Potomac, Maryland, one of the most affluent communities in the Washington, D.C. metropolitan area. Within a 1-mile and 3-mile radius, the estimated 2001 average household income was $394,765 and $242,981 respectively. Population within a five-mile radius is over 104,000. The center is located approximately 12 miles northwest of Washington D.C. and 3 1/2 miles from the City of Rockville. It has convenient access to Interstate 270 and enjoys excellent visibility from both River and Falls Roads, two major roadways in the area.

     The property consists of two buildings containing 73,253 SF of retail and 6,185 SF of office space. The anchors, Safeway and Rite Aid, have both been in occupancy since the property was constructed in 1967. Safeway plans to renovate their space and convert the store to a Tom Thumb store, its upscale, gourmet grocer concept. This new format is well suited for the high income levels of the surrounding community. The property features a courtyard area in the center with tables and landscaping.

     Potomac Place Shopping Center is currently 100% occupied by a total of 32 tenants and has consistently maintained occupancy levels above 99% over the past four years. Of the tenants that report sales (78.4% of the total NRA), recent sales averaged approximately $528 PSF.

     SIGNIFICANT TENANTS: Safeway occupies 20,159 SF (25.4% of the total NRA) under a lease for $25.00 PSF expiring in 2027. The rent steps up to $30.00 PSF in twelve months. Safeway is one of the largest North American food and drug chains based on sales and has a senior unsecured debt rating of BBB from S&P and Baa2 from Moody's. The company operates approximately 1,759 stores under the Safeway, Von's, Dominick's, Randall's, and Tom Thumb names. Safeway reported sales of $570 PSF in 2001.

     Rite Aid Corporation occupies 8,720 SF (11.0% of the total NRA) under a lease for $14.50 PSF expiring in September 2007. This rent is significantly below the appraiser's estimate of market rent of $30.00 PSF. Rite Aid operates approximately 3,594 stores in 30 states and the District of Columbia. Rite Aid reported sales of $740 PSF in 2001.

     Additional tenants at the property include a broad mix of national, regional, and local tenants. Strosniders Hardware (7,240 SF), Starbucks Coffee Company (1,200 SF), and Vie de France (1,400 SF), reported 2001 sales of $494, $1,151, and $779 PSF, respectively.

     PROPERTY MANAGEMENT. The property is managed by Zuckerman Gravely Management, Inc, the management arm of Zuckerman Gravely Development, Inc. The management team has over 35 years of real estate management experience.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

                                [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $916,535,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

                      STATEMENT REGARDING ASSUMPTIONS AS TO
                      -------------------------------------
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
               ---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P.Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch & Co. and Salomon Smith Barney Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                  GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                            ---------------------

GE Capital Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Capital Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                            ---------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                  The date of this Prospectus is April 2, 2002

                               TABLE OF CONTENTS


Important Notice About Information Presented in this Prospectus and Each Accompanying
 Prospectus Supplement ...................................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................    14
 Limited Liquidity of Your Certificates ..................................................    14
 Limited Assets of Each Trust Fund .......................................................    14
 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
   Yield Considerations ..................................................................    15
 Limited Nature of Ratings ...............................................................    16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................    17
 Borrowers May Be Unable to Make Balloon Payments ........................................    19
 Credit Support Limitations ..............................................................    19
 Leases and Rents ........................................................................    20
 Environmental Risks .....................................................................    20
 Special Hazard Losses ...................................................................    20
 Some Certificates May Not Be Appropriate for ERISA Plans ................................    21
 Certain Federal Tax Considerations Regarding Residual Certificates ......................    21
 Certain Federal Tax Considerations Regarding Original Issue Discount ....................    22
 Bankruptcy Proceedings Entail Certain Risks .............................................    22
 Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........    22
 Delinquent and Non-Performing Mortgage Loans ............................................    23
DESCRIPTION OF THE TRUST FUNDS ...........................................................    24
 General .................................................................................    24
 Mortgage Loans ..........................................................................    24
 MBS .....................................................................................    28
 Certificate Accounts ....................................................................    29
 Credit Support ..........................................................................    29
 Cash Flow Agreements ....................................................................    29
YIELD AND MATURITY CONSIDERATIONS ........................................................    30
 General .................................................................................    30
 Pass-Through Rate .......................................................................    30
 Payment Delays ..........................................................................    30
 Certain Shortfalls on Collections of Interest ...........................................    30
 Yield and Prepayment Considerations .....................................................    31
 Weighted Average Life and Maturity ......................................................    32
 Controlled Amortization Classes and Companion Classes ...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    34
THE DEPOSITOR ............................................................................    36
USE OF PROCEEDS ..........................................................................    36
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    37
 Distributions of Interest on the Certificates ...........................................    38
 Distributions of Principal on the Certificates ..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
 Equity Participations ...................................................................    39
 Allocation of Losses and Shortfalls .....................................................    39
 Advances in Respect of Delinquencies ....................................................    40

 Reports to Certificateholders ...........................................................    40
 Voting Rights ...........................................................................    42
 Termination .............................................................................    42
 Book-Entry Registration and Definitive Certificates .....................................    43
DESCRIPTION OF THE POOLING AGREEMENTS ....................................................    45
 General .................................................................................    45
 Assignment of Mortgage Loans; Repurchases ...............................................    45
 Representations and Warranties; Repurchases .............................................    46
 Collection and Other Servicing Procedures ...............................................    47
 Sub-Servicers ...........................................................................    47
 Special Servicers .......................................................................    48
 Certificate Account .....................................................................    48
 Modifications, Waivers and Amendments of Mortgage Loans .................................    51
 Realization Upon Defaulted Mortgage Loans ...............................................    51
 Hazard Insurance Policies ...............................................................    53
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................    54
 Servicing Compensation and Payment of Expenses ..........................................    54
 Evidence as to Compliance ...............................................................    54
 Certain Matters Regarding the Master Servicer and the Depositor .........................    55
 Events of Default .......................................................................    56
 Rights Upon Event of Default ............................................................    56
 Amendment ...............................................................................    57
 List of Certificateholders ..............................................................    57
 The Trustee .............................................................................    58
 Duties of the Trustee ...................................................................    58
 Certain Matters Regarding the Trustee ...................................................    58
 Resignation and Removal of the Trustee ..................................................    58
DESCRIPTION OF CREDIT SUPPORT ............................................................    60
 General .................................................................................    60
 Subordinate Certificates ................................................................    60
 Cross-Support Provisions ................................................................    61
 Insurance or Guarantees with Respect to Mortgage Loans ..................................    61
 Letter of Credit ........................................................................    61
 Certificate Insurance and Surety Bonds ..................................................    61
 Reserve Funds ...........................................................................    61
 Credit Support with Respect to MBS ......................................................    62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................................    63
 General .................................................................................    63
 Types of Mortgage Instruments ...........................................................    63
 Leases and Rents ........................................................................    63
 Personalty ..............................................................................    64
 Foreclosure .............................................................................    64
 Bankruptcy Laws .........................................................................    67
 Environmental Risks .....................................................................    70
 Due-on-Sale and Due-on-Encumbrance ......................................................    71
 Subordinate Financing ...................................................................    72
 Default Interest and Limitations on Prepayments .........................................    72
 Applicability of Usury Laws .............................................................    72
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................................    73
 Type of Mortgaged Property ..............................................................    73

 Americans with Disabilities Act .........................................................    73
 Forfeitures In Drug and RICO Proceedings ................................................    74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................................    75
 Federal Income Tax Consequences for REMIC Certificates ..................................    75
 Taxation of Regular Certificates ........................................................    78
 Taxation of Residual Certificates .......................................................    85
 Taxes That May Be Imposed on the REMIC Pool .............................................    91
 Liquidation of the REMIC Pool ...........................................................    92
 Administrative Matters ..................................................................    92
 Limitations on Deduction of Certain Expenses ............................................    93
 Taxation of Certain Foreign Investors ...................................................    93
 Backup Withholding ......................................................................    94
 Reporting Requirements ..................................................................    94
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made...    96
 Standard Certificates ...................................................................    96
 Stripped Certificates ...................................................................    99
 Reporting Requirements and Backup Withholding ...........................................   101
 Taxation of Certain Foreign Investors ...................................................   102
STATE AND OTHER TAX CONSIDERATIONS .......................................................   102
CERTAIN ERISA CONSIDERATIONS .............................................................   103
 General .................................................................................   103
 Plan Asset Regulations ..................................................................   103
 Administrative Exemptions ...............................................................   104
 Insurance Company General Accounts ......................................................   104
 Unrelated Business Taxable Income; Residual Certificates ................................   104
LEGAL INVESTMENT .........................................................................   105
METHOD OF DISTRIBUTION ...................................................................   107
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................   108
LEGAL MATTERS ............................................................................   108
FINANCIAL INFORMATION ....................................................................   108
RATING ...................................................................................   108
INDEX OF PRINCIPAL DEFINITIONS ...........................................................   110

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 106 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.


TITLE OF CERTIFICATES.......   Mortgage pass-through certificates, issuable in
                               series.

DEPOSITOR...................   GE Capital Commercial Mortgage Corporation is a
                               wholly-owned subsidiary of General Electric
                               Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric
                               Company.

MASTER SERVICER.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

THE TRUST ASSETS............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                               o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                               o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                               o  may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                               o may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                               o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage

                                  Association, the Governmental National
                                  Mortgage Association or the Federal
                                  Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

C. CREDIT SUPPORT...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

DESCRIPTION OF
 CERTIFICATES................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                               o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                               o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                               o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o  provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.

DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES...............   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
                               Yield Considerations", "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES...............   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

ADVANCES....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

TERMINATION.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                               See "Description of the
                               Certificates--Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

CERTAIN ERISA
 CONSIDERATIONS..............  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement

                               Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus and in the related prospectus supplement.

RATING......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates-- Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o   The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o   that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o   Declines in real estate values;

     o   Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o   Acts of God; and

     o   Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o   Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o   The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o   The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o   Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o   fire;

     o   lightning;

     o   explosion;

     o   smoke;

     o   windstorm and hail; and

     o   riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and


     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Capital Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o   non-cash items such as depreciation and amortization,

     o   capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o   the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity

Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o   the payment characteristics of the MBS,

     o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o   a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o   the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The


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

prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o   the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o   the quality of management of the Mortgaged Properties,

     o   the servicing of the mortgage loans,

     o   possible changes in tax laws and other opportunities for investment,

     o   the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o   by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     GE Capital Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on September 6, 2000. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
         (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927,
Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1. all payments on account of principal, including principal prepayments, on the mortgage loans;

      2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

      9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1. to make distributions to the certificateholders on each distribution date;

      2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates-- Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

      6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

      8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

      9. if described in the related prospectus supplement, to pay the fees of the trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

      1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

      2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the


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

distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the


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

effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related


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

series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage


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

specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1.  to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.  to comply with any requirements imposed by the Code, or

     5.  for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.


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

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o   the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o   the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o   a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.


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     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases,


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courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including


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franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


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     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.


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     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.



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     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.


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

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o   may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on


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commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are


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enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying


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its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or


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landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute, also known as "RICO", can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status


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in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any Series meeting this requirement, and no representation is made in this regard.

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement


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mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o   a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o   a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a


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

REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the


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

original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.


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

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed


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

funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be


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

deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.


     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


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

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,


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

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


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

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult their own accountants concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.


     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and
(3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discusssed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.  the receipt of compensation for services or


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     4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by


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acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.


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     The IRS has issued final regulations (the "New Regulations") which provide new procedures for satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. A new series of withholding certificates must be used after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 30% (which rate will be reduced to 29% in 2004 and to 28% in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals,


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estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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

              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:


     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.


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

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).


     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.


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Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the


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purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.


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     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the


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original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 30% (which rate will be reduced to 29% in 2004 and to 28% in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus


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

subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."


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

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any such state legislation will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
1998 Policy Statement ........................    106
401(c) Regulations ...........................    104
Accrual Certificates .........................     38
ADA ..........................................     73
ARM Loans ....................................     27
Bankruptcy Code ..............................     65
Cash Flow Agreement ..........................     29
Certificate Owner ............................     43
Code .........................................     42
Cooperatives .................................     24
CPR ..........................................     32
Definitive Certificates ......................     37
Depositor ....................................     24
Determination Date ...........................     30
Disqualified Organization ....................    104
disqualified organizations ...................     76
Distribution Date Statement ..................     40
DOL ..........................................    103
DTC ..........................................     37
Due Dates ....................................     26
EDGAR ........................................    108
Equity Participation .........................     26
Events of Default ............................     56
Exemptions ...................................    104
FAMC .........................................     28
FHLMC ........................................     28
FNMA .........................................     28
Garn Act .....................................     71
GNMA .........................................     28
Government Securities ........................     76
Indirect Participants ........................     43
Insurance and Condemnation Proceeds ..........     48
L/C Bank .....................................     61
Liquidation Proceeds .........................     49
Mark to Market Regulations ...................     91
MBS ..........................................     24
MBS Agreement ................................     28
MBS Issuer ...................................     28
MBS Servicer .................................     28
MBS Trustee ..................................     28
Mortgage Asset Seller ........................     24
Mortgage Notes ...............................     24
Mortgaged Properties .........................     24
Mortgages ....................................     24
NCUA .........................................    106
Net Leases ...................................     25
New Regulations ..............................     94
Non-SMMEA Certificates .......................    105
Non-U.S. Person ..............................     93

                                                  PAGE
Nonrecoverable Advance .......................     40
OCC ..........................................    105
OID Regulations ..............................     78
OTS ..........................................    106
Participants .................................     43
Parties in Interest ..........................    103
Pass-Through Entity ..........................     88
Permitted Investments ........................     48
Plans ........................................    103
Pooling Agreement ............................     45
Prepayment Assumption ........................     79
Prepayment Interest Shortfall ................     30
Prepayment Premium ...........................     26
PTCE 95-60 ...................................    104
Random Lot Certificates ......................     78
Record Date ..................................     38
Reform Act ...................................     78
Registration Statement .......................    108
Regular Certificateholder ....................     78
Regular Certificates .........................     75
Related Proceeds .............................     40
Relief Act ...................................     73
REMIC ........................................     12
REMIC Certificates ...........................     75
REMIC Pool ...................................     75
REMIC Regulations ............................     75
REO Property .................................     47
Residual Certificateholders ..................     85
RICO .........................................     74
SBJPA of 1996 ................................     76
Securities Act ...............................    107
Senior Certificates ..........................     37
Servicing Standard ...........................     47
SMMEA ........................................    105
SPA ..........................................     32
Standard Certificateholder ...................     96
Standard Certificates ........................     96
Startup Day ..................................     76
Stripped Certificateholder ...................    100
Stripped Certificates ........................     96
Sub-Servicing Agreement ......................     47
Subordinate Certificates .....................     37
thrift institutions ..........................     88
Title V ......................................     72
Treasury .....................................     75
Type IV securities ...........................    106
U.S. Person ..................................     90
Warranting Party .............................     46

================================================================================
       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                          -----------------------------

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
Summary of Certificates ...............................................      S-6
Summary of Terms ......................................................      S-7
Risk Factors ..........................................................     S-27
Description of the Mortgage Pool ......................................     S-48
Description of the Certificates .......................................     S-83
Servicing of the Mortgage Loans .......................................    S-107
Yield and Maturity Considerations .....................................    S-124
Certain Federal Income Tax Consequences ...............................    S-130
Method of Distribution ................................................    S-131
Legal Matters .........................................................    S-132
Ratings ...............................................................    S-133
Legal Investment ......................................................    S-133
ERISA Considerations ..................................................    S-133
Index of Principal Definitions ........................................    S-136

PROSPECTUS
Summary of Prospectus .................................................        6
Risk Factors ..........................................................       14
Description of the Trust Funds ........................................       24
Yield and Maturity Considerations .....................................       30
The Depositor .........................................................       36
Use of Proceeds .......................................................       36
Description of the Certificates .......................................       37
Description of the Pooling Agreements .................................       45
Description of Credit Support .........................................       60
Certain Legal Aspects of Mortgage Loans ...............................       63
Certain Federal Income Tax Consequences ...............................       75
State and Other Tax Considerations ....................................      102
Certain ERISA Considerations ..........................................      103
Legal Investment ......................................................      105
Method of Distribution ................................................      107
Incorporation of Certain Information By Reference .....................      108
Legal Matters .........................................................      108
Financial Information .................................................      108
Rating ................................................................      108
Index of Principal Definitions ........................................      110

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JULY , 2002.
================================================================================

================================================================================

                           $916,535,000 (APPROXIMATE)


                              GE CAPITAL COMMERCIAL
                              MORTGAGE CORPORATION
                                   (DEPOSITOR)

                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 2002-1

                CLASS A-1 CERTIFICATES .........   $235,605,000
                CLASS A-2 CERTIFICATES .........   $595,249,000
                CLASS B CERTIFICATES ...........   $ 36,349,000
                CLASS C CERTIFICATES ...........   $ 22,070,000
                CLASS D CERTIFICATES ...........   $ 16,877,000
                CLASS E CERTIFICATES ...........   $ 10,385,000

                          ----------------------------
                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                                  DEUTSCHE BANK

                            BEAR, STEARNS & CO. INC.

                                    JPMORGAN

                               MERRILL LYNCH & CO.

                            SALOMON SMITH BARNEY INC.


                                 APRIL   , 2002

================================================================================